   As filed with the Securities and Exchange Commission on May 22, 1996.

                                                 Registration No. 333-2387

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     -------------------------------------

                                AMENDMENT NO. 1
                                      TO
                                  FORM S-4/A
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     -------------------------------------
                                  ABC BANCORP
               (Exact name of registrant as specified in charter)


     Georgia                           6022                      58-1456434
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or           Classification Code Number)      I.D. No.)
 registration)


                             310 First Street, S.E.
                            Moultrie, Georgia  31768
                                 (912) 890-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _____________________

                        Kenneth J. Hunnicutt, President
                             310 First Street, S.E.
                            Moultrie, Georgia  31768
                                 (912) 890-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                    Copy to:

    Steven E. Fox, Esq.                                T. Kurt Miller, Esq.
      Rogers & Hardin                                     Balch & Bingham
 229 Peachtree Street, N.E.                            AmSouth/Harbert Center
      2700 Cain Tower                                       P.O. Box 306
  Atlanta, Georgia  30303                            Birmingham, Alabama  32501
       (404) 522-4700                                     (205) 251-8100
                              -------------------

          Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein and after the effective date of this Registration Statement.


                          ____________________________

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  ABC BANCORP
                             CROSS REFERENCE SHEET


Item Number       Caption                        Heading in Prospectus
A.  Information About the Transaction

    1.  Forepart of Registration           Outside Front Cover Page; Facing Page
        Statement and Front
        Cover Page of Prospectus

     2. Inside Front and                   Available Information; Incorporation of Certain
        Outside Back Cover                 Documents by Reference; Table of Contents
        Pages of Prospectus

     3. Risk Factors, Ratio of Earnings    Summary; ABC and Southland Selected Financial Data
        to Fixed Charges and
        Other Information

     4. Terms of the Transaction           Summary; The Merger; Comparison of Rights of
                                           Southland and ABC Shareholders; Appendix A

     5. Pro Forma Financial Information    Summary

     6. Material Contacts with the         The Merger
        Company Being Acquired

     7. Additional Information Required    *
        for Reoffering by Persons and
        Parties Deemed to be Underwriters

     8. Interests of Named Experts and     Legal Opinion, Relationships with Independent
        Counsel                            Public Accountants and Experts

     9. Disclosure of Commission Position  *
        on Indemnification for Securities
        Act Liabilities

B.   Information About the Registrant

     10.  Information with Respect to S-3  Incorporation of Certain Documents by Reference;
          Registrants                      Summary -- The Parties

     11.  Incorporation of Certain         Incorporation of Certain Documents by Reference
          Information by Reference

     12.  Information with Respect to S-2  *
          or S-3 Registrants

     13.  Incorporation of Certain         *
          Information by Reference

     14.  Information with Respect to      *
          Registrants Other than S-2
          or S-3 Registrants

C.   Information About the Company
      Being Acquired

     15.  Information with Respect to S-3  *
          Companies

     16.  Information with Respect to S-2  *
          or S-3 Companies

     17.  Information with Respect         Summary - The Parties; Business of Southland
          to Companies Other than S-2
          or S-3 Companies

D.  Voting and Management Information

     18.  Information if Proxies,          Incorporation of Certain Documents by Reference;
          Consents or Authorizations       Summary; Information Concerning The Meeting; The
          Are to be Solicited              Merger; Comparison of Rights of Southland and ABC
                                           Shareholders


     19.  Information if Proxies, Consents or         *
          Authorizations Are Not to be Solicited,
          or in an Exchange Offer

* Inapplicable, not required or none.

                            SOUTHLAND BANCORPORATION
                           3299 Ross Clark Circle, NW
                             Dothan, Alabama 36303

                                May ___, 1996


To the Shareholders of Southland Bancorporation:

     You are cordially invited to attend a Special Meeting of Shareholders of Southland Bancorporation (the "Company") to be held at the main office lobby of
Southland Bank, 3299 Ross Clark Circle, NW, Dothan, Alabama on June   , 1996, at
9:00 a.m. (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated as of December 18, 1995, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of April 16, 1996 (collectively, the "Merger Agreement"), which provides for the merger (the "Merger") of the Company with and into ABC Bancorp ("ABC"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus.

     If the Merger becomes effective, each share of the common stock of the Company outstanding immediately prior to the consummation of the Merger (the "Company Shares"), other than shares held by shareholders who dissent from the Merger, will be converted into the right to receive cash and whole shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") equal to
(i) 1.8 times the Book Value of the Company (as defined in the Merger Agreement) as of the close of business on the day immediately preceding the date of consummation of the Merger, divided by (ii) the aggregate number of the outstanding shares of the Company's common stock as of the effective time of the Merger (the "Merger Consideration"). Subject to the terms of the Merger Agreement, each shareholder who does not dissent from the Merger may elect to receive (i) cash in the amount equal to the Merger Consideration times the number of outstanding Company shares held by such shareholder as of the effective time of the Merger (the "Cash Consideration"); (ii) the number of shares of ABC Common Stock equal to the Merger Consideration divided by the Base Period Trading Price of the ABC Common Stock (as defined in the Merger Agreement), multiplied by the number of outstanding Company Shares held by such shareholder as of the effective time of the Merger (the "Stock Consideration"); or (iii) a combination of Cash Consideration and Stock Consideration in the relative proportions selected by such shareholder.

     The number of Company Shares to be converted into the right to receive Cash Consideration (and cash in lieu of any fractional shares) shall not be less than 35% of the number of outstanding Company Shares and, together with any Company Shares as to which dissenters' rights have been perfected, shall not be greater than 49% of the outstanding Company Shares. The number of Company Shares to be converted into the right to receive Stock Consideration shall be not less than 51% of the number of the outstanding Company Shares and not greater than 65% of the number of outstanding Company Shares.

     You will be entitled to elect to receive: (i) all stock; (ii) all cash; or
(iii) a combination of cash and stock. In the event that Southland shareholders elect to receive more Cash Consideration or more Stock Consideration than is available, then such elections will be redesignated as described in the Merger Agreement. These redesignations are more fully discussed in the enclosed Proxy Statement.

     You are strongly encouraged to consult your own tax advisors regarding the particular income tax consequences of each of your alternatives with respect to the Merger.

     Also accompanying this letter are a Notice of Special Meeting, form of Proxy for voting your Company Shares and an Election Form. We ask that you take the following actions in connection with these materials:

     1. Please sign, date and return to the Company as soon as possible the form of Proxy in the enclosed self-addressed, stamped envelope. It is important that your Company Shares be voted whether or not you attend the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

     2. Please execute the Election Form and also return it to the Company in the enclosed self-addressed, stamped envelope.

     Before executing and returning the Proxy, you should carefully read the accompanying Proxy Statement. Before executing and returning the Election Form, you should carefully read the instructions thereon.

     The Company's Board of Directors has fixed the close of business on May 17, 1996 as the record date for the Special Meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Approval of the Merger requires the affirmative vote of holders of two-thirds of the outstanding Company Shares as of the record date. In that regard, certain of the Company's directors who owned an aggregate of 58% of the outstanding Company Shares on the record date have granted irrevocable proxies in favor of ABC pursuant to which ABC intends to vote such shares in favor of the Merger and the Merger Agreement. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than approximately 37,387 additional Company Shares is needed to approve the Merger and the Merger Agreement.

     The Board of Directors of the Company believes that the proposed Merger, on the terms and conditions set forth in the accompanying Proxy Statement, is in the best interests of the Company and its shareholders and, therefore, unanimously recommends that you vote in favor of the Merger and the Merger Agreement.

     We look forward to your attendance at the Special Meeting.

     If you have any questions, please feel free to contact the Company's President, John E. Meyer, Jr., at (334) 671-4000.

                                    Very truly yours,



                                    Winn F. Martin
                                    Chairman

                            SOUTHLAND BANCORPORATION
                           3299 Ross Clark Circle, NW
                             Dothan, Alabama 46970
                           Telephone: (334) 671-4000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE __, 1996

     To The Shareholders of Southland Bancorporation:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Southland Bancorporation, Dothan, Alabama (the "Company"), will be held at the main office lobby of Southland Bank, 3299 Ross Clark Circle, NW, Dothan, Alabama on June __, 1996, at 9:00 a.m. local time, for the following purposes:

     1. To consider and vote upon the Merger Agreement dated as of December 18, 1995, between the Company and ABC Bancorp ("ABC") in the form set forth in Appendix A to the accompanying Proxy Statement, and the transactions contemplated thereby, including the merger of the Company with and into ABC (the "Merger").

     2. To transact such other business as may properly come before the Special Meeting.

     Notice is also given that the Company's shareholders have the right to dissent and demand an appraisal of the value of their shares in the event that the Merger is approved and consummated. The right of any dissenting shareholder to receive the value of his or her shares through the statutory appraisal process is contingent upon strict compliance with the procedures set forth in
Article 13 of the Alabama Business Corporation Act, a copy of which is attached as Appendix B to the accompanying Proxy Statement.

     The Company's Board of Directors has fixed the close of business on May 17, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

     THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

                              By Order of the Board of Directors


                              ___________________________
                              Pam H. Adams, Secretary

May ___, 1996

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY AND, IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

              PROSPECTUS                           PROXY STATEMENT
                  OF                                      OF
              ABC BANCORP                       SOUTHLAND BANCORPORATION


                            SOUTHLAND BANCORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS

                                 June __, 1996


     This Proxy Statement/Prospectus is being furnished to shareholders of record at May 17, 1996 of Southland Bancorporation (the "Company"), in connection with the solicitation of proxies by the Company for use at the Special Meeting of Shareholders of the Company to be held at the main office lobby of Southland Bank, 3299 Ross Clark Circle, NW, Dothan, Alabama, on
June __, 1996, at 9:00 a.m. local time, and at any postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement/Prospectus
and the form of proxy are being first mailed on or about May   , 1996.

     At the Special Meeting, the Company's shareholders will be asked to approve the Agreement of Merger dated as of December 18, 1995, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of April 16, 1996 (collectively the "Merger Agreement") between the Company and ABC Bancorp ("ABC"), and the transactions contemplated thereby, including the merger of the Company with and into ABC (the "Merger" or the "Merger Proposal"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. Upon consummation of the Merger, each outstanding share of the Company's common stock, other than shares held by shareholders who dissent from the Merger (the "Company Shares"), will be converted into the right to receive cash or whole shares of ABC's common stock, $1.00 par value per share ("ABC Common Stock"), upon the terms and subject to the conditions set forth herein. For a more complete description of the Merger Agreement and the terms of the Merger, see "PROPOSED MERGER."

     This Proxy Statement/Prospectus constitutes the Proxy Statement of the Company and the Prospectus of ABC covering the shares of its Common Stock to be issued pursuant to the Merger Proposal. ABC has filed a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission covering a maximum of 618,928 shares of ABC Common Stock to be issued or reserved for issuance in connection with the Merger. This Proxy Statement/Prospectus does not cover any resales of ABC Common Stock to be received by the shareholders of the Company upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

     The outstanding shares of ABC Common Stock are, and the shares offered hereby will be, approved for quotation on the Nasdaq National Market System. The closing sale price of ABC Common Stock, as reported on the Nasdaq National
Market System on May   , 1996, was $      per share.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by ABC made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

     All information concerning ABC contained herein has been furnished by ABC, and all information concerning the Company contained herein has been furnished by the Company.

     The date of this Proxy Statement/Prospectus is May ___, 1996.

                               TABLE OF CONTENTS



                                                                          Page

AVAILABLE INFORMATION......................................................  5

DOCUMENTS INCORPORATED BY REFERENCE........................................  5

SUMMARY....................................................................  6

   The Parties.............................................................  6
   The Special Meeting.....................................................  6
   Financial Terms of the Merger...........................................  7
   Reasons for the Proposed Merger.........................................  8
   Interest of Certain Persons in the Merger...............................  9
   Recommendation of the Board of Directors................................  9
   Dissenters' Rights......................................................  9
   Certain Federal Income Tax Consequences.................................  9
   Conditions; Amendments; Termination..................................... 10
   Comparative Shareholders' Rights........................................ 10
   Proposed Transaction with Central Bankshares, Inc....................... 10
   Comparison of Certain Unaudited Per Share Data.......................... 11
   Selected Consolidated Financial Information............................. 12
   Summary Pro Forma Financial Data........................................ 16

MARKET VALUE OF SECURITIES AND DIVIDENDS................................... 18

SPECIAL MEETING INFORMATION................................................ 19

   Purpose of Special Meeting.............................................. 19
   Date, Time and Place.................................................... 19
   Record Date............................................................. 19
   Vote Required........................................................... 19
   Proxies................................................................. 20

PROPOSED MERGER............................................................ 20

   Background of the Merger................................................ 20
   Reasons for the Merger.................................................. 21
   Absence of Fairness Opinion............................................. 22
   Recommendation of Company's Board of Directors.......................... 22
   Description of Merger................................................... 22
   Consideration for Shares................................................ 22
   Election Procedure...................................................... 23
   Allocation Procedure.................................................... 24
   Payment of Cash in Lieu of Fractional Shares............................ 25

   Surrender of Certificates............................................... 25
   Effective Date of Merger................................................ 26
   Interests of Management in the Merger................................... 26
   Rights of Dissenting Shareholders....................................... 27
   Federal Income Tax Consequences of the Merger........................... 29
   Regulatory Approvals.................................................... 32
   Business Pending the Merger............................................. 32
   Other Provisions of the Agreement....................................... 32
   Operations of Southland Bank After the Merger........................... 33
   Accounting Treatment.................................................... 34
   Resale of ABC Common Stock.............................................. 34

DESCRIPTION OF ABC BANCORP................................................. 34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS............................................................. 35

DESCRIPTION OF ABC COMMON STOCK............................................ 50

CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC.......................... 52

COMPARATIVE RIGHTS OF SHAREHOLDERS......................................... 58

DESCRIPTION OF SOUTHLAND BANCORPORATION.................................... 65

   Business................................................................ 65
   Employees............................................................... 66
   Properties.............................................................. 67
   Litigation.............................................................. 67
   Management.............................................................. 68
   Security Ownership of Management and Principal Shareholders............. 69
   Certain Regulatory Considerations Relating to the Company............... 70

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS......................................... 71


OTHER MATTERS.............................................................. 87

EXPERTS.................................................................... 87

LEGAL OPINIONS............................................................. 88

INDEX TO FINANCIAL INFORMATION............................................. 89

APPENDICES:


   Appendix A:   Agreement and Plan of Merger
   Appendix B:   Dissenters' Rights under Article 13
                   of the Alabama Business Corporation Act

                             AVAILABLE INFORMATION

     ABC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the 1933 Act covering the shares of ABC Common Stock to be issued in connection with the Merger. This Proxy Statement also constitutes the Prospectus of ABC filed as part of the Registration Statement. This Proxy Statement does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at the Commission's public reference room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Commission's regional offices located at: CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     ABC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Accordingly, ABC files proxy statements, annual and quarterly reports and other information with the Commission. Those proxy statements, reports and other information may be inspected and copied at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO ABC (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SARA R. HALL, ABC BANCORP, 310 FIRST STREET, S.E., P. O. BOX 1500, MOULTRIE, GEORGIA 31768 (912) 890-1111. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE
   , 1996

     The following documents of ABC (Commission File No. 0-16181) are hereby incorporated by reference:

     1.   ABC's Annual Report on Form 10-K for the year ended December 31, 1995.

     2.   ABC's Quarterly Report on form 10-Q for the quarter ended March 31,
          1996

     3. All documents filed by ABC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Proxy
          Statement/Prospectus but prior to the date of the Special Meeting on June __, 1996.


     The following documents filed by First National Financial Corporation ("First National")(Commission File No. 0-20130) are hereby incorporated by reference:

     1. Financial Statements of First National consisting of an Independent Auditors' Report; Consolidated Balance Sheets - as of December 31, 1995 and 1994; Consolidated Statements of Income -for the years ended December 31, 1995 and 1994; Consolidated Statement of Changes in Shareholders' Equity - for the years ended December 31, 1995 and 1994; Consolidated Statements of Cash Flows - for the years ended December 31, 1995 and 1994; and Notes to Consolidated Financial Statements (filed as pages 26 through 48 of First National's Annual Report on Form 10-KSB filed with the Commission on March 26, 1996).

     2. Financial Statements of First National, consisting of Consolidated Balance Sheets; Consolidated Income Statements; Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1995; and Notes to Financial Statements (filed as pages 2 through 7 of First National's Quarterly Report on Form 10-QSB filed with the Commission on May 15, 1996).

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded.

                                    SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders in their review of this Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in this Proxy Statement/Prospectus and the Appendices hereto, which shareholders are urged to read carefully. Unless the context clearly suggests otherwise, references in this Proxy Statement/Prospectus to the "Company" refer to Southland Bancorporation and its consolidated subsidiary, Southland Bank.

The Parties

     ABC Bancorp. ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks: American Banking Company located in Moultrie; The Bank of Quitman; Bank of Thomas County; The Citizens Bank of Tifton; and Cairo Banking Company. As of December 31, 1995, ABC, on a consolidated basis, had total assets of $341.5 million, total loans of $214.3 million, total deposits of $301.0 million and stockholders' equity of $33.9 million. ABC's net income for 1995 was $4.3 million, or $1.29 per share. Based on total assets, ABC is the second largest financial institution headquartered in south Georgia. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

     Southland Bancorporation. The Company is a bank holding company organized under the laws of the State of Alabama and registered with the Federal Reserve Board pursuant to the BHCA. The Company owns all of the outstanding common stock of Southland Bank in Dothan, Alabama ("Southland Bank"), an Alabama state bank which provides general banking services in southeastern Alabama. The Company began operations as a bank holding company in March 1983. As of December 31, 1995, the Company, on a consolidated basis, had total assets of $100.8 million, total loans of $71.4 million, total deposits of $84.8 million and stockholders' equity of $6.3 million. The Company's net income for 1995 was $1.0 million, or $2.05 per share. The Company's principal executive offices are located at 3299 Ross Clark Circle, NW, Dothan, Alabama 36303, and its telephone number is (334) 671-4000.

The Special Meeting

     Date of Meeting, Time and Place. The Special Meeting will be held June __, 1996, at 9:00 a.m. at the main office lobby of Southland Bank, 3299 Ross Clark Circle, NW, Dothan, Alabama.

     Record Date. All shareholders of record of the Company as of the close of business on May 17, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

     Purpose of Special Meeting. The purpose of the Special Meeting is to consider and vote upon the Merger Agreement between the Company and ABC and the transactions contemplated thereby, including the Merger of the Company with and into ABC on the terms described in this Proxy Statement. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A.

     Required Shareholder Vote. The affirmative vote, in person or by proxy, of the holders of not less than two-thirds of the issued and outstanding Company Shares is required to approve the Merger Proposal. The directors and executive officers of the Company owned beneficially, directly and indirectly, 340,029 Company Shares constituting 67.65% of such shares outstanding on the Record Date. Certain directors of the Company, who owned beneficially, directly and indirectly, Company Shares constituting approximately 59% of such shares outstanding on the Record Date, have executed and delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger and the Merger Agreement. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than approximately 37,387 additional Company Shares is needed to approve the Merger Proposal. See "VOTE REQUIRED" and "MEETING INFORMATION."

Financial Terms of the Merger

     Structure. Under the Merger Agreement, the Company will be merged with and into ABC. ABC will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of the Company will cease, and Southland Bank will become a wholly-owned subsidiary of ABC.

     Consideration Amount. If the Merger becomes effective, each Company Share outstanding immediately prior to the consummation of the Merger, other than shares held by shareholders who dissent from the Merger, will be converted into the right to receive a combination of cash and whole shares of ABC Common Stock equal to (i) 1.8 times the book value of the Company's Common Stock as determined in accordance with generally accepted accounting principles ("GAAP") as of the close of business immediately prior to the consummation of the Merger, divided by (ii) the aggregate number of outstanding Company Shares (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. Thus, for example, if immediately prior to the consummation of the Merger the number of Company Shares outstanding is 500,000, the book value of the Company's Common Stock as determined under GAAP is $6,000,000, and there are no dissenting shareholders, the Merger Consideration for each outstanding Company Share would be as follows:

     Book Value of the Company's Common Stock
     (determined in accordance with GAAP)                 $6,000,000

     multiple                                                    1.8
                                                         -----------
     Merger Consideration for
     all outstanding shares                              $10,800,000

     divided by number of outstanding shares                 500,000
                                                         -----------
     Merger Consideration for
     each outstanding share                                   $21.60
                                                         ===========

     ABC Common Stock Price. The number of shares of ABC Common Stock into which a Company Share may be converted will be determined by dividing the Merger Consideration by the value of a share of the ABC Common Stock determined in accordance with the Merger Agreement (the "Base Period Trading Price"). Thus, a Company shareholder would receive, for his or her Company Shares exchangeable for ABC Common Stock, a number of whole shares of ABC Common Stock equal to the Merger Consideration times the number of Company Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price, with cash being paid in lieu of fractional shares of ABC Common Stock. For this purpose, the "Base Period Trading Price" means (i)(A) $13.88 plus (B) the average of the daily closing sales price of a share of ABC Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding the five consecutive calendar days immediately preceding the effective time of Merger (the "Pre-Closing Base Period Trading Price"), divided by (ii) two; provided that for purposes of this calculation, the Pre-Closing Base Period Trading Price is deemed to equal (i) $18.00 in the event the Pre-Closing Base Period Trading Price is greater than $18.00 or (ii) $10.00 in the event that the Pre-Closing Base Period Trading Price is less than $10.00. Thus, for example, if a shareholder holds 100 Company Shares, and elects to receive shares of ABC Common Stock for all of his or her 100 Company Shares (and such election is not redesignated as described below), and the Merger Consideration for each Company Share is determined to be $21.50 as described in the example above, and if the Pre-Closing Base Period Trading Price is $14.00, then the shareholder would receive 154 shares of ABC Common Stock (plus cash in lieu of a fractional share) determined as follows:

     Merger Consideration                                     $21.60

     times number of Company Shares
     to be exchanged                                             100
                                                              ------
     subtotal                                                 $2,160

     divided by the Base Period Trading Price
     (($14.00 + 13.88)/2)                                     $13.94
                                                              ------
     number of shares of ABC Common Stock                     154.95

     Stock and Cash Election. Subject to certain limitations discussed below, each Company shareholder who does not dissent may elect to receive (i) cash for all of his or her Company Shares; (ii) shares of ABC Common Stock for all of his or her Company Shares; or (iii) a combination of cash and ABC Common Stock in the relative proportions specified by such shareholder for his or her Company Shares. The total number of Company Shares to be converted into the right to receive cash, including cash in lieu of fractional shares, may not be less than 35% of the total number of outstanding Company Shares (the "Minimum Cash Election Number") and, together with any Company Shares as to which dissenters' rights have been perfected, may not be greater than 49% of the outstanding Company Shares (the "Maximum Cash Election Number"). The total number of Company Shares to be converted into the right to receive ABC Common Stock may not be less than 51% of the number of outstanding Company Shares (the "Minimum Stock Election Number") nor greater than 65% of the number of outstanding Company Shares (the "Maximum Stock Election Number"). If the number of Company Shares to be converted into shares of ABC Common Stock exceeds the Maximum Stock Election Number, then all Company Shareholders who have elected to receive shares of ABC Common Stock (other than any Company Shareholder who has made an election to receive no more than 65% and no less than 51% of the applicable Merger Consideration in the form of ABC Common Stock for his or her Company Shares) shall, on a prorata basis, have their elections redesignated to receive cash so that the Maximum Stock Election Number and the Minimum Cash Election Number are achieved. If the number of Company Shares to be converted into cash exceeds the Maximum Cash Election Number, then all Company Shareholders who have made an election to receive cash (other than any Company Shareholder who has made an election to receive no more than 49% and no less than 35% of the applicable Merger Consideration in the form of cash for his or her Company Shares) shall, on a prorata basis, have their elections redesignated so that the Maximum Cash Election Number and Minimum Stock Election Number are achieved.
See "PROPOSED MERGER - Allocation Procedure."

Reasons for the Proposed Merger

     In May, 1995, the Company engaged T. Stephen Johnson and Associates ("Johnson") an investment banker, as broker, to market the Company to the banking community. Johnson circulated bid packages to eleven financial institutions. As a result of solicitations for bids to purchase the Company, the Company received two bids for the purchase of the Company, the highest bid being submitted by Colonial Bancorporation ("Colonial"). The Colonial bid represented an all-stock transaction at a fixed price of 1.8 times book value of the Company, or total consideration of $10,499,996. Colonial executed a letter of intent, but the parties failed to reach a final agreement and both parties approved cessation of negotiations. In October, 1995, the Company and the other original bidder, ABC, initiated negotiations for ABC's purchase of the Company. By the end of October, 1995, ABC and the Company had entered into a formal letter of intent providing for consideration in the form of both stock and cash and ABC agreed to a purchase price of 1.8 times book value as of the time of closing. See "Financial Terms of the Merger--Consideration Amount". The actual purchase price will depend on the book value of the Company as of closing. The final agreement between the Company and ABC is attached hereto as Appendix A.

     The Board of Directors of the Company has determined that the proposed Merger is in the Company's best interest and the best interests of its shareholders, customers, employees and community. In particular, the Board determined that the proposed Merger will provide Southland Bank with increased financial resources and the technical expertise available from ABC and its bank subsidiaries. In addition, by receiving ABC Common Stock, shareholders of the Company may benefit from ownership of a larger financial institution whose common stock is traded on the Nasdaq National Market System. If the proposed Merger is consummated, shareholders of the Company will receive consideration per Company Share with a quoted market value higher than has been previously available for such shares based upon past trading transactions.

     The Company has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of the Company's shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of the Company shareholders. However, the terms of the Merger have been reviewed and unanimously approved by the Company's Board of Directors.

     ABC's Board of Directors has concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's affiliates, and is consistent with ABC's acquisition strategy of developing a network of local banks in southern Georgia and Alabama. ABC's Board believes that the additional banking and other resources that will be available to the Company as a result of the Merger will enhance the Company's service to its customers. See "PROPOSED MERGER -- Reasons for the Merger."

Interests of Certain Persons in the Merger

     ABC has agreed to cause Southland Bank to enter into an employment agreement with John E. Meyer, Jr., the President of the Company and Southland Bank, pursuant to which Mr. Meyer would serve as the President of Southland Bank for at least two years following the Merger. Winn F. Martin, the Company's Chairman of the Board and the holder of 234,848 Company Shares, representing approximately 48% of the outstanding Company Shares, has agreed to elect to receive cash for all of his Company Shares and ABC has agreed to permit Mr. Martin to require ABC to register for resale under the 1933 Act the shares of ABC Common Stock that Mr. Martin may receive as a result of the redesignation procedures described above. Mr. Martin's election is, however, subject to the redesignation procedures described above to the same extent as all Company shareholders. ABC has also agreed to cause each officer and employee of Southland Bank to be eligible to participate in ABC's employee benefit plans. Furthermore, ABC has agreed to provide generally to employees of Southland Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to other employees of ABC's other bank subsidiaries. In addition, certain directors of the Company, who owned beneficially, directly and indirectly, Company Shares constituting approximately 58% of such shares outstanding on the Record Date, have delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger and the Merger Agreement. See "PROPOSED MERGER -- Interests of Management in the Merger".

Recommendation of the Board of Directors

     The Company's Board of Directors has unanimously approved the Merger Agreement and has agreed to support the Merger and to recommend the Merger to the Company's shareholders. The Board of Directors believes that the terms of the Merger Proposal are in the best interests of the Company's shareholders and unanimously recommends to the Company shareholders that they vote in favor of the Merger and the Merger Proposal. See "PROPOSED MERGER -- Recommendation of Board of Directors."

Dissenters' Rights

     Holders of Company Shares may dissent from the proposed Merger to the extent, and in strict compliance with the manner, specified in Article 13 of the Alabama Business Corporation Act. HOLDERS OF COMPANY SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST SEND WRITTEN NOTICE OF THEIR INTENT TO DEMAND PAYMENT FOR THEIR COMPANY SHARES BEFORE THE SHAREHOLDERS OF THE COMPANY VOTE ON THE MERGER PROPOSAL AT THE SPECIAL MEETING ON JUNE 21, 1996. Such written notice should be sent to the attention of John E. Meyer, Jr., President, Southland Bancorporation, 3299 Ross Clark Circle, NW, Dothan, Alabama 36303.
See "PROPOSED MERGER -- Rights of Dissenting Shareholders" and the text of
Article 13 of the Alabama Business Corporation Act attached as Appendix B to this Proxy Statement.

Certain Federal Income Tax Consequences

The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization. Company shareholders receiving only ABC Common Stock will recognize no gain or loss on the exchange of Company Shares. A Company shareholder who receives only cash for his or her Company Shares will recognize any gain or loss, which may be capital in nature or (in the case of any gain) may constitute ordinary dividend income, depending upon whether he or she or any related person or entity owns any ABC Common Stock immediately after the Merger. The foregoing summary is based upon an opinion to the Company provided by Rogers & Hardin, ABC's counsel. Such opinion is not binding on the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from the Service. In addition, it is possible that Company shareholders will receive a combination of ABC Common Stock and cash that results in ordinary income taxation of all or a portion of the cash. All Company shareholders should consult their own tax advisors as to the specific tax consequences to them of the Merger. See "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger."

Conditions; Amendments; Termination

     Consummation of the Merger is contingent upon the approval of the Merger Proposal by the Company shareholders and certain regulatory authorities, including the Federal Reserve Board the Alabama State Banking Department and the Georgia Department of Banking and Finance, and is subject to numerous other conditions. See "Other Provisions of the Agreement -- Additional Conditions to the Merger."

     The Merger Agreement may be amended at any time by mutual agreement of the Boards of Directors of ABC and the Company; provided, that after the approval of the Company shareholders has been obtained, the Merger Agreement may not be amended or supplemented in any manner which will result in a decrease in the consideration paid for the Company Shares or which will otherwise materially adversely affect the rights of the Company's shareholders. The Merger Agreement may also be terminated, and the Merger abandoned, notwithstanding prior shareholder approval, by mutual agreement of the Company and ABC or by either of them in the event of failure to satisfy the conditions to the Merger prior to August 1, 1996, or if either party shall have breached any material representation or warranty contained in the Merger Agreement and such breach has not been cured within 30 days of notice thereof to the breaching party. See "PROPOSED MERGER -- Waivers; Amendments; Terminations."

Comparative Shareholders' Rights

     The rights of shareholders of ABC and shareholders of the Company differ in a number of respects. For a description of the relative rights of such shareholders, see "COMPARATIVE RIGHTS OF SHAREHOLDERS."

Proposed Transactions

     ABC has announced a proposed merger transaction with Central Bankshares, Inc. ("Central"), a Georgia corporation and the sole shareholder of Central Bank & Trust, a Georgia chartered state bank located in Cordele, Georgia (the "Central Merger"). Pursuant to the Agreement and Plan of Merger by and between ABC and Central dated as of December 29, 1995, Central will be merged with and into ABC (the "Central Merger Agreement"), with Central Bank & Trust thereupon becoming a wholly-owned subsidiary of ABC. In connection with the Central Merger, the Central shareholders will receive shares of ABC Common Stock having an aggregate value equal to 2.0 times the lesser of (1) 8.0% of the total assets of Central or (2) the total equity of Central, plus the amount, if any, by which the total equity of Central exceeds 8.0% of its total assets, based on the average of the total assets of Central as of the close of business for each of the 60 calendar days immediately preceding the consummation of the Central Merger. As of December 31, 1995, Central had total assets of approximately $51 million and total equity of approximately $4.0 million. The description of the Central Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement is a part.

     The consummation of the Central Merger is subject to the satisfaction of a number of conditions, including the receipt of the requisite shareholder approval by the Central shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance, and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the Central Merger.

     ABC also has announced a proposed merger with First National Financial Corporation ("First National"), a Georgia corporation and the sole shareholder of First National Bank of South Georgia, a national banking association located in Albany, Georgia ("First National Bank"). Pursuant to the Agreement and the Plan of Merger by and between ABC and First National dated as of April 15, 1996 (the "First National Merger Agreement"), First National will be merged with and into ABC (the "First National Merger"), with First National Bank thereupon becoming a wholly-owned subsidiary of ABC. In connection with the First National Merger, the First National shareholders will receive shares of ABC Common Stock having a aggregate value equal to 2.265 times the lesser of (1) 8.0% of the total assets of First National or (2) the total equity of First National, plus the amount, if any, by which the total equity of First National exceeds 8.0% of its total assets, based on the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the consummation of the First National Merger. As of March 31, 1996, First National had total assets of approximately $54 million and total equity of approximately $5.6 million. The description of the First National Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement is a part .


     The consummation of the First National Merger is subject to the satisfaction of a number of conditions, including the requisite shareholder approval by the First National shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance, and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the First National Merger.

     It is currently anticipated that the Central Merger and the First National Merger will not be consummated until after the consummation of the Merger. However, the actual timing of the consummation of the Merger, the Central Merger and the First National Merger (collectively, the "ABC Mergers") is dependent on a number of factors, including the requisite shareholder and regulatory approvals. There can be no assurance as to whether or when the Central Merger or the First National Merger will be consummated.

     The ABC Mergers, if consummated, will result in the issuance of a substantial number of new shares of ABC Common Stock which could have a dilutive effect on the earnings per share of ABC, Southland, Central and First National on a combined basis. For an explanation of the effect of the ABC Mergers on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data," which data gives no effect to any currently outstanding options to purchase Company Shares. At the close of business on the Record Date, there were 27,776 Company Shares subject to such options. The Company's Board of Directors expects that options to purchase approximately 10,800 such shares will be exercised at prices between $8.33 and $10.00 per share prior to the consummation of the Merger. See "Description of Southland Bancorporation--Security Ownership of Management and Principal Shareholders."



Comparison of Certain Unaudited Per Share Data

     The following tables present selected historical, pro forma combined, and equivalent Company per share data as of and for the three-month period ended March 31, 1996 and the year ended December 31, 1995 assuming the Maximum Cash Election Number and Minimum Cash Election Number are achieved for (i) ABC and the Company; (ii) ABC on a pro forma basis as if the Central Merger had been effective and the Company; (iii) ABC on a pro forma basis as if the First National Merger had been effective and the Company; and (iv) ABC on a pro forma basis as if the Central Merger and First National Merger had been effective and the Company. The information is based on the historical financial statements of ABC, Central, First National and the Company. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the ABC Mergers been consummated at the beginning of the periods presented. The pro forma data give effect to the ABC Mergers and are based on numerous assumptions and estimates. On the Record Date, there were 27,092 Company Shares subject to options. The Company's Board of Directors expects that options to purchase approximately 10,800 such shares will be exercised at prices between $8.33 and $10.00 per share prior to consummation of the Merger. The effect of the Company's options were not included in the following per share data. If the Merger is consummated as anticipated, it will be accounted for as a purchase transaction. It is anticipated that the Central Merger and First National Merger will each be accounted for as poolings-of-interests. The information presented below should be read in conjunction with, and is qualified in its entirety by, the separate consolidated financial statements, including applicable notes, of ABC and of the Company, and the Unaudited Pro Forma Condensed Consolidated Financial Data, and notes thereto, appearing elsewhere herein.

                                                                       As of and For The Year Ended December 31, 1995

                                                                   Maximum Cash Election               Minimum Cash Election
                                                              --------------------------------    -------------------------------
                                                                               Equivalent                         Equivalent
                                                                                 Company                            Company
                                                   The         Pro Forma          Amount           Pro Forma         Amount
                                      ABC        Company      Combined (3)      Per Share (1)     Combined (3)     Per Share (2)
                                 ----------    -----------    -------------    ---------------    -------------    --------------

Net income per common share      $    1.29     $     2.10(4)  $       1.25     $         2.08     $       1.23     $       2.04

Dividends per common share            0.35              -             0.31               0.51             0.30             0.50

Book value per common share          10.04          12.94            10.53              17.48            10.63            17.64




                                                                   Maximum Cash Election               Minimum Cash Election
                                                              -------------------------------      ------------------------------
                                   ABC/                                          Equivalent                            Equivalent
                                  Central                                          Company                               Company
                                 Pro Forma           The         Pro Forma          Amount            Pro Forma          Amount
                                    (5)            Company      Combined (3)      Per Share (1)      Combined (3)     Per Share(2)
                               ------------      -----------    -------------    ---------------    -------------    --------------

Net income per common share    $      1.23     $     2.10(4)  $      1.20      $        1.99      $      1.18        $     1.96

Dividends per common share            0.33              -            0.29               0.48             0.29              0.48

Book value per common share           9.67          12.94           10.08              16.73            10.18             16.90


                                                                   Maximum Cash Election               Minimum Cash Election
                                    ABC/                         ----------------------------      ------------------------------
                                    First                                        Equivalent                          Equivalent
                                  National                                         Company                             Company
                                 Pro Forma          The         Pro Forma          Amount           Pro Forma          Amount
                                    (6)           Company      Combined (3)      Per Share (1)     Combined (3)      Per Share(2)
                               ------------     -----------    -------------    ---------------    -------------    --------------
Net income per common share    $      1.19     $     2.10(4)  $      1.17      $        1.94      $      1.15      $       1.91

Dividends per common share            0.28              -            0.26               0.43             0.25              0.42

Book value per common share           9.53          12.94            9.93              16.48            10.03             16.65



                                    ABC/                            Maximum Cash Election               Minimum Cash Election
                                  Central/                       ----------------------------      -----------------------------
                                   First                                         Equivalent                        Equivalent
                                  National                                         Company                           Company
                                  Pro Forma        The          Pro Forma          Amount           Pro Forma         Amount
                                    (7)          Company       Combined (3)     Per Share (1)      Combined (3)     Per Share(2)
                               ------------    -----------    -------------    ---------------    -------------    --------------
Net income per common share    $      1.15     $     2.10(4)  $      1.13      $        1.88      $      1.12      $       1.86

Dividends per common share            0.27              -            0.25               0.42             0.24              0.40

Book value per common share           9.23          12.94            9.62              15.97             9.71             16.12

(1) The equivalent share information for the Company in the above tables is computed assuming an exchange ratio of 414,118 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of the Company Shares determined in the following manner: (a) 49% of the Company Shares (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) 51% of the Company Shares will be converted into shares of ABC Common Stock, plus cash in lieu of any fractional shares.

(2) The equivalent shares information for the Company in the above table is computed assuming an exchange ratio of 527,797 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of the Company Shares determined in the following manner: (a) 35% of the Company Shares (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) 65% of the Company Shares will be converted into shares of ABC Common Stock, plus cash in lieu of any fractional shares.

(3) See Unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement.

(4) Net income per common share is based on net income from continuing operations.

(5) Represents ABC on a pro forma basis to give effect to the Central Merger as if it had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 587,614 shares of ABC Common Stock in connection therewith.

(6) Represents ABC on a pro forma basis to give effect to the First National Merger as if it had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 779,770 shares of ABC Common Stock in connection therewith.

(7) Represents ABC on a pro forma basis to give effect to the Central Merger and the First National Merger as if they had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 587,614 of ABC Common Stock in connection with the Central Merger and 779,770 shares of ABC Common Stock in connection with the First National Merger.



                                                                     As of and For The Three Months Ended March 31, 1996

                                                                   Maximum Cash Election               Minimum Cash Election
                                                              --------------------------------    -------------------------------
                                                                               Equivalent                         Equivalent
                                                                                 Company                            Company
                                                   The         Pro Forma          Amount           Pro Forma         Amount
                                      ABC        Company      Combined (3)      Per Share (1)     Combined (3)     Per Share (2)
                                 ----------    -----------    -------------    ---------------    -------------    --------------
Net income per common share      $    0.37     $     0.74(4)  $       0.38     $         0.66     $       0.37     $       0.64

Dividends per common share            0.10              -             0.09               0.16             0.09             0.16

Book value per common share          10.23          13.46            10.66              18.44            10.76            18.61




                                                                   Maximum Cash Election               Minimum Cash Election
                                                              -------------------------------      ------------------------------
                                   ABC/                                          Equivalent                            Equivalent
                                  Central                                          Company                               Company
                                 Pro Forma           The         Pro Forma          Amount            Pro Forma          Amount
                                    (5)            Company      Combined (3)      Per Share (1)      Combined (3)     Per Share(2)
                               ------------      -----------    -------------    ---------------    -------------    --------------
Net income per common share    $      0.35     $     0.74(4)  $      0.37      $        0.64      $      0.36        $     0.62

Dividends per common share            0.09              -            0.08               0.14             0.07              0.12

Book value per common share           9.80          13.46           10.21              17.66            10.31             17.84



                                                                   Maximum Cash Election               Minimum Cash Election
                                    ABC/                         ----------------------------      ------------------------------
                                    First                                        Equivalent                          Equivalent
                                  National                                         Company                             Company
                                 Pro Forma          The         Pro Forma          Amount           Pro Forma          Amount
                                    (6)           Company      Combined (3)      Per Share (1)     Combined (3)      Per Share(2)
                               ------------     -----------    -------------    ---------------    -------------    --------------
Net income per common share    $      0.33     $     0.74(4)  $      0.34      $        0.59      $      0.34      $       0.59

Dividends per common share            0.08              -            0.07               0.12             0.07              0.12

Book value per common share           9.64          13.46           10.05              17.39            10.14             17.54




                                    ABC/                            Maximum Cash Election               Minimum Cash Election
                                  Central/                       ----------------------------      -----------------------------
                                   First                                         Equivalent                        Equivalent
                                  National                                         Company                           Company
                                  Pro Forma        The          Pro Forma          Amount           Pro Forma         Amount
                                    (7)          Company       Combined (3)     Per Share (1)      Combined (3)     Per Share(2)
                               ------------    -----------    -------------    ---------------    -------------    --------------
Net income per common share    $      0.32     $     0.74(4)  $      0.34      $        0.59      $      0.33      $       0.57

Dividends per common share            0.07              -            0.07               0.12             0.06              0.10

Book value per common share           9.35          13.46            9.73              16.83             9.83             17.01

(1) The equivalent share information for the Company in the above tables is computed assuming an exchange ratio of 430,670 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of the Company Shares determined in the following manner: (a) 49% of the Company Shares (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) 51% of the Company Shares will be converted into shares of ABC Common Stock, plus cash in lieu of any fractional shares.

(2) The equivalent shares information for the Company in the above table is computed assuming an exchange ratio of 548,893 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of the Company Shares determined in the following manner: (a) 35% of the Company Shares (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) 65% of the Company Shares will be converted into shares of ABC Common Stock, plus cash in lieu of any fractional shares.

(3) See Unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement.

(4) Net income per common share is based on net income from continuing operations.

(5) Represents ABC on a pro forma basis to give effect to the Central Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 588,742 shares of ABC Common Stock in connection therewith.

(6) Represents ABC on a pro forma basis to give effect to the First National Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 788,868 shares of ABC Common Stock in connection therewith.

(7) Represents ABC on a pro forma basis to give effect to the Central Merger and the First National Merger as if they had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 588,742 of ABC Common Stock in connection with the Central Merger and 788,868 shares of ABC Common Stock in connection with the First National Merger.

Selected Consolidated Financial Information

     The following tables set forth certain unaudited historical consolidated financial information for each of ABC and the Company. This information is based in part on, and is qualified in its entirety by, the respective consolidated financial statements of ABC and the Company, including the applicable notes thereto, appearing elsewhere in this Proxy Statement and should be read in conjunction therewith.


                                                           ABC BANCORP AND SUBSIDIARIES

                                        Three Months
                                       Ended March 31,                  Year Ended December 31,
                                     -----------------   -----------------------------------------------------
                                       1996    1995        1995       1994       1993       1992       1991
                                     -------- --------   ---------  ---------  ---------  ---------  ---------
                                                    (Dollars in thousands, except per share data)
Selected Balance Sheet Data:
  Total assets...................    $335,589 $293,942   $341,505   $292,799   $268,616   $259,386   $180,548
  Total loans....................     223,305  195,387    214,251    192,124    161,747    150,945    100,648
  Total deposits.................     293,385  256,534    300,988    256,869    238,225    234,470    158,543
  Investment securities..........      58,916   46,215     50,260     46,505     45,937     35,161     30,272
  Stockholders' equity...........      34,575   31,251     33,935     30,450     19,959     19,405     18,654

Selected Income Statement Data:
  Interest income................      $7,051    6,157     26,703     21,328   $ 19,697   $ 15,668   $ 15,861
  Interest expense...............       2,841    2,348     10,673      7,828      7,732      6,692      8,457
                                     --------  -------   --------   --------   --------   --------   --------
   Net interest income...........       4,110    3,809     16,030     13,500     11,965      8,976      7,404


                                                            ABC BANCORP AND SUBSIDIARIES

                                       Three Months
                                      Ended March 31,                    Year Ended December 31,
                                     -----------------   ---------------------------------------------------
                                       1996     1995       1995       1994       1993       1992       1991
                                     -------- --------   --------   --------   --------   --------   -------
                                                    (Dollars in thousands, except per share data)
  Provision for loan losses......       180      180         848        638      1,191      1,129        451
  Other income...................       927      886       3,276      3,025      2,867      2,097      1,781
  Other expenses.................     3,017    3,000      12,228     11,547     10,535      8,030      6,677
                                    -------  -------    --------   --------   --------   --------   --------
  Income before tax..............     1,840    1,515       6,230      4,340      3,106      1,914      2,057
  Income tax expense.............       605      487       1,889      1,240        814        429        487
                                    -------  -------    --------   --------   --------   --------   --------
  Net income before cumulative
  effect.........................     1,235    1,028       4,341      3,100      2,292      1,485      1,570
  Cumulative effect..............        --       --          --         --        346         --         --
                                    -------  -------    --------   --------   --------   --------   --------
   Net income....................    $1,235  $ 1,028    $  4,341   $  3,100   $  2,638   $  1,485   $  1,570
                                    =======  =======    ========   ========   ========   ========   ========

Per Share Data:
  Net income before cumulative
   effect........................      $ --  $    --    $   1.29   $   1.05   $    .91   $   0.58   $   0.61
  Net income.....................      0.37     0.31        1.29       1.05       1.04       0.58       0.61
  Book value.....................     10.23     9.32       10.04       9.10       8.49       7.64       7.05
  Tangible book value............      9.64     8.65        9.43       8.41       7.39       6.54       5.84
  Dividends......................      0.10     0.08        0.35       0.29       0.29       0.29       0.26

Profitability Ratios:
  Net income to average total
   assets........................      1.50%    1.42%       1.43%      1.15%      1.03%      0.78%      0.92%
  Net income to average
   stockholders' equity..........     14.56    13.23       13.44      13.99       13.6        8.0        8.8
  Net interest margin............      5.26     5.58        5.94       5.62       5.34       5.49       5.14

Loan Quality Ratios:
  Net charge-offs to total loans.      0.04    (0.08)       0.16       0.25       1.02       0.91       0.24
  Reserve for loan losses to
   total loans and OREO..........      1.98     2.03        1.99       1.96       2.20       2.64       1.25
  Nonperforming assets to total
   loans and OREO................      1.88     2.25        1.08       2.04       2.66       4.66       1.26
  Reserve for loan losses to
   nonperforming loans...........     119.0    101.0       184.0       96.0      104.0       65.0      117.0
  Reserve for loan losses to
   total nonperforming assets....     105.0     90.0       184.0       93.0       83.0       57.0       99.0

Liquidity Ratios:
  Loans to total deposits........      76.0     76.0        71.0       75.0       68.0       64.0       63.0
  Loans to average earning
   assets........................      71.0     72.0        78.0       78.0       70.0       89.0       67.0
  Noninterest-bearing deposits
   to total deposits.............      15.0     17.0        19.0       19.0       16.0       15.0       16.0

Capital Adequacy Ratios:
  Common stockholders' equity
   to total assets...............      10.3     10.6         9.9       10.4        7.4        7.5       10.3


                                                                    ABC BANCORP AND SUBSIDIARIES
                                     Three Months
                                    Ended March 31,                    Year Ended December 31,
                                   ----------------- -----------------------------------------------------
                                     1996     1995     1995       1994       1993        1992      1991
                                   -------- -------- ---------  ---------  ---------  ---------  ---------
                                                (Dollars in thousands, except per share data)
Total stockholders' equity to
  total assets...................    10.3%    10.60     9.9%      10.4%       7.4%       7.5%      10.3%
Dividend payout ratio............    27.0     26.00    27.0       29.0       25.0       50.0       43.0

                                                      SOUTHLAND BANCORPORATION AND SUBSIDIARY

                                         Three Months
                                        Ended March 31,                           Year Ended December 31,
                                    -----------------------   -----------------------------------------------------
                                        1996        1995        1995       1994       1993        1992       1991
                                    ----------   ----------   --------    --------   --------   --------   --------
                                                  (Dollars in thousands, except per share data)
Selected Balance Sheet Data:
  Total assets.....................  $107,468    $100,859     $100,807   $ 93,370   $100,431    $ 95,752   $ 78,780
  Investment securities............    25,180      18,168       20,931     15,054     14,042      11,395      7,226
  Total loans......................    76,054      69,867       71,371     69,732     73,692      74,242     63,461
  Total deposits...................    87,865      86,125       84,828     79,338     87,052      83,680     70,043
  Borrowings.......................    12,008       8,379        8,525      8,479      7,385       6,690      3,920
  Stockholders' equity.............     6,568       5,394        6,316      4,857      5,309       4,669      4,075

Selected Income Statement Data:
  Interest income..................     2,456       2,270        9,033      7,393      6,976       6,928      6,994
  Interest expense.................     1,206       1,080        4,775      3,596      3,260       3,600      4,232
                                     --------    --------     --------   --------   --------    --------   --------
     Net interest income...........     1,250       1,190        4,258      3,797      3,716       3,328      2,762

  Provision for loan losses........        -           52           72        582        536         488        372
  Other income.....................       399         368        1,582      1,307      2,182       1,843      1,348
  Other expenses...................     1,076       1,082        4,101      4,498      4,342       3,752      3,148
                                     --------    --------     --------   --------   --------    --------   --------
 Earnings from continuing
  operations before income taxes
  and cumulative effect of change
  in accounting method.............       573         424        1,667         24      1,020         930        590
  Income tax expense (benefit).....       213         171          643        (63)       372         382        200
                                     --------    --------     --------   --------   --------    --------   --------
 Earnings from continuing
  operations before cumulative
  effect of change in accounting
  method...........................       360         253        1,024         87        648         548        390
 Discontinued operations...........        -          (12)         (22)       (86)       (58)        (54)       (13)
 Earnings before cumulative
  effect of change in accounting
  method...........................       360         241        1,002          1        590         494        377
 Cumulative effect of change in
  accounting method................        --          --           --         --         49          --         --
                                     --------    --------     --------   --------   --------    --------   --------
     Net earnings..................  $    360    $    241     $  1,002   $      1   $    639    $    494   $    377
                                     ========    ========     ========   ========   ========    ========   ========

                                                           SOUTHLAND BANCORPORATION AND SUBSIDIARY

                                           Three Months
                                          Ended March 31,                  Year Ended December 31,
                                        ------------------- -----------------------------------------------------
                                          1996      1995       1995       1994       1993       1992       1991
                                        --------  --------   --------   --------   --------   --------   --------
                                                        (Dollars in thousands, except per share data)
Per Share Data:
  Earnings from continuing
   operations before cumulative
   effect of change in accounting
   method...........................      0.74       0.52      $ 2.10     $ 0.18     $ 1.33     $ 1.12     $ 0.82
  Earnings before cumulative
   effect of change in accounting
   method...........................      0.74       0.49        2.05         --       1.21       0.95       0.79
  Net earnings......................      0.74       0.49        2.05         --       1.31       0.95       0.79
  Book value........................     13.46      11.05       12.94       9.95      10.88       9.68       8.45
  Tangible book value...............     13.46      11.05       12.94       9.95      10.88       9.68       8.45
  Dividends.........................        --         --          --         --         --         --         --

Profitability Ratios:
  Net earnings to average total
   assets...........................      1.37%      1.00%       1.00%        --%      0.65%      0.49%      0.51%
  Net earnings to average
   stockholders' equity.............     22.35      18.81       17.94         --      11.29      11.30       9.71
  Net interest margin...............      5.04       4.88        4.54       4.21       4.13       3.78       4.23

Loan Quality Ratios:
  Net charge-offs to total average
   loans............................      0.08       0.15        0.24       0.18       0.69       0.36       0.47
  Allowance for loan losses to
   total loans and OREO.............      1.54       1.81        1.72       1.88       1.18       1.17       1.03
  Nonperforming assets to total
   loans and OREO...................      1.37       2.13        0.91       3.07       2.39       1.78       3.10
  Allowance for loan losses to
   nonperforming loans..............       148        174       389.0      110.0      178.0      412.0      151.0
  Allowance for loan losses to
   total nonperforming assets.......       113         85       188.0       61.0       49.0       66.0       33.0

Liquidity Ratios:
  Loans to total deposits...........        87         79        85.0       88.0       85.0       89.0       91.0
  Average loans to average earning
   assets...........................        75         74        78.0       81.0       86.0       86.0       90.0
  Noninterest-bearing deposits
   to total deposits................        10          9        11.0        9.0        9.0       11.0       11.0

Capital Adequacy Ratios:
  Common stockholders' equity
   to total assets..................      6.11       5.35        6.27       5.20       5.29       4.88       5.17
  Total stockholders' equity to
   total assets.....................      6.11       5.35        6.27       5.20       5.29       4.88       5.17
  Dividend payout ratio.............        --         --          --         --         --         --         --

Summary Pro Forma Financial Data

     The following unaudited pro forma financial data give effect, as appropriate, to various merger transactions as of the dates and for the periods indicated and pursuant to the accounting basis described below. The unaudited pro forma financial data are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus/Proxy Statement.

            Selected Pro Forma Combined Data for ABC and the Company

     The following unaudited pro forma combined data give effect to the acquisition of the Company as of March 31, 1996 and for the three-month period ended March 31, 1996 and the year ended December 31, 1995, assuming such acquisition is treated as a purchase transaction and that the Minimum and Maximum Cash Election Numbers are achieved.

                                                      As of March 31, 1996
                                                  ------------------------------
                                                    Minimum          Maximum
                                                      Cash             Cash
                                                    Election         Election
                                                  -------------    -------------
                                                       (Dollars in Thousands,
                                                       Except Per Share Data)
                                                  ------------------------------

Balance Sheet Data:
  Total assets                                    $     444,173    $     442,518
  Cash                                                   19,522           19,522
  Federal funds sold                                     17,397           15,742
  Securities                                             82,096           82,096
  Loans, net                                            293,757          293,757
  Total deposits                                        381,150          381,150
  Borrowings                                             12,108           12,108
  Stockholders' equity                                   42,259           40,604
  Book value per common share                             10.76            10.66

                                                                                       Three Months Ended
                                                 Year Ended December 31, 1995             March 31, 1996
                                                ------------------------------   ------------------------------
                                                  Minimum          Maximum         Minimum          Maximum
                                                    Cash             Cash            Cash             Cash
                                                  Election         Election        Election         Election
                                                -------------    -------------   -------------    -------------
                                                        (Dollars in Thousands, Except Per Share Data)
                                                ---------------------------------------------------------------
Income Statement Data:
  Total interest income                         $      35,508    $      35,417   $       9,450    $       9,427
  Total interest expense                               15,448           15,448           4,147            4,147
                                                -------------    -------------   -------------    -------------
  Net interest income                                  20,060           19,969           5,303            5,280

  Provision for loan losses                               920              920             180              180
                                                -------------    -------------   -------------    -------------
    Net interest income after
      provision for loan losses                        19,140           19,049           5,123            5,100
  Total noninterest income                              4,858            4,858           1,326            1,326
  Total noninterest expense                            16,738           16,738           4,195            4,195
  Income tax expense                                    2,454            2,424             799              791
                                                -------------    ------------    -------------    ------------
  Income from continuing operations             $       4,806    $       4,745   $       1,455    $       1,440
                                                =============    =============   =============    =============

  Income from continuing operations per share   $        1.23    $        1.25   $         .37    $         .38
                                                =============    =============   =============    =============

        Selected Pro Forma Combined Data for ABC/Central and the Company


     The following unaudited pro forma combined data as of March 31, 1996 and for the year ended December 31, 1995 and the three months ended March 31, 1996, give effect to the acquisition of Central by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of the Company by ABC/Central, assuming such acquisition is accounted for as a purchase transaction, as if all such transactions had been consummated on March 31, 1996, in the case of the data included under "Balance Sheet Data," and at the beginning of the period, in the case of the data included under "Income Statement Data."

                                                      As of March 31, 1996
                                                  ------------------------------
                                                    Minimum          Maximum
                                                      Cash             Cash
                                                    Election         Election
                                                  -------------    -------------
                                                       (Dollars in Thousands,
                                                       Except Per Share Data)
                                                  ------------------------------

Balance Sheet Data:
  Total assets                                    $     494,277    $     492,622
  Cash                                                   21,664           21,664
  Federal funds sold                                     17,397           15,742
  Securities                                             92,958           92,958
  Loans, net                                            328,745          328,745
  Total deposits                                        425,874          425,874
  Borrowings                                             12,108           12,108
  Stockholders' equity                                   46,559           44,904
  Book value per common share                             10.31            10.21

                                                                                       Three Months Ended
                                                 Year Ended December 31, 1995            March 31, 1996
                                                ------------------------------    ------------------------------
                                                  Minimum          Maximum          Minimum          Maximum
                                                    Cash             Cash             Cash             Cash
                                                  Election         Election         Election         Election
                                                -------------    -------------    -------------    -------------
                                                         (Dollars in Thousands, Except Per Share Data)
                                                ----------------------------------------------------------------
Income Statement Data:
  Total interest income                         $      39,649    $      39,558    $      10,563    $      10,540
  Total interest expense                               17,408           17,408            4,687            4,687
                                                -------------    -------------    -------------    -------------
  Net interest income                                  22,241           22,150            5,876            5,853

  Provision for loan losses                             1,060            1,060              180              180
                                                -------------    -------------    -------------    -------------
    Net interest income after
      provision for loan losses                        21,181           21,090            5,696            5,673
  Total noninterest income                              5,455            5,455            1,506            1,506
  Total noninterest expense                            18,612           18,612            4,671            4,671
  Income tax expense                                    2,719            2,689              904              896
                                                 -------------    ------------     -------------    ------------
  Income from continuing operations             $       5,305    $       5,244    $       1,627    $       1,612
                                                =============    =============    =============    =============

  Income from continuing operations per share   $        1.18    $        1.20    $         .36    $         .37
                                                =============    =============    =============    =============

    Selected Pro Forma Combined Data for ABC/First National and the Company

     The following unaudited pro forma combined data as of March 31, 1996 and for the year ended December 31, 1995 and for the three months ended March 31, 1996, give effect to the acquisition of First National by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of the Company by ABC/First National, assuming such acquisition is accounted for as a purchase transaction, as if all such transactions had been consummated on March 31, 1996, in the case of the data included under "Balance Sheet Data," and at the beginning of the period, in the case of the data included under "Income Statement Data."

                                                      As of March 31, 1996
                                                  ------------------------------
                                                    Minimum          Maximum
                                                      Cash             Cash
                                                    Election         Election
                                                  -------------    -------------
                                                       (Dollars in Thousands,
                                                       Except Per Share Data)
                                                  ------------------------------

Balance Sheet Data:
  Total assets                                    $     498,037    $     496,382
  Cash                                                   21,640           21,640
  Federal funds sold                                     20,497           18,842
  Securities                                             93,428           93,428
  Loans, net                                            328,772          328,772
  Total deposits                                        429,013          429,013
  Borrowings                                             12,108           12,108
  Stockholders' equity                                   47,852           46,197
  Book value per common share                             10.14            10.05

                                                                                        Three Months Ended
                                                 Year Ended December 31, 1995              March 31, 1996
                                                ------------------------------    ------------------------------
                                                  Minimum          Maximum          Minimum          Maximum
                                                    Cash             Cash             Cash             Cash
                                                  Election         Election         Election         Election
                                                -------------    -------------    -------------    -------------
                                                         (Dollars in Thousands, Except Per Share Data)
                                                ----------------------------------------------------------------
Income Statement Data:
  Total interest income                         $      39,553    $      39,462    $      10,521    $      10,498
  Total interest expense                               17,341           17,341            4,685            4,685
                                                -------------    -------------    -------------    -------------
  Net interest income                                  22,212           22,121            5,836            5,813

  Provision for loan losses                             1,105            1,105              230              230
                                                -------------    -------------    -------------    -------------
    Net interest income after
      provision for loan losses                        21,107           21,016            5,606            5,583
  Total noninterest income                              5,382            5,382            1,449            1,449
  Total noninterest expense                            18,311           18,311            4,592            4,592
  Income tax expense                                    2,760            2,730              875              867
                                                -------------    -------------    -------------    -------------
  Income from continuing operations             $       5,418    $       5,357    $       1,588    $       1,573
                                                =============    =============    =============    =============

  Income from continuing operations per share   $        1.15    $        1.17    $         .34    $         .34
                                                =============    =============    =============    =============

Selected Pro Forma Combined Data for ABC/Central/First National and the Company

     The following unaudited pro forma combined data as of March 31, 1996 and for the year ended December 31, 1995 and for the three months ended March 31, 1996, give effect to the acquisitions of Central and First National by ABC, assuming such acquisitions are accounted for as pooling of interests, and the acquisition of the Company by ABC/Central/First National, assuming such acquisition is accounted for as a purchase transaction, as if all such transactions had been consummated on March 31, 1996, in the case of the data included under "Balance Sheet Data," and at the beginning of the period, in the case of the data included under "Income Statement Data."

                                                      As of March 31, 1996
                                                  ------------------------------
                                                    Minimum          Maximum
                                                      Cash             Cash
                                                    Election         Election
                                                  -------------    -------------
                                                       (Dollars in Thousands,
                                                       Except Per Share Data)
                                                  ------------------------------

Balance Sheet Data:
  Total assets                                    $     548,141    $     546,486
  Cash                                                   23,782           23,782
  Federal funds sold                                     20,497           18,842
  Securities                                            104,290          104,290
  Loans, net                                            363,760          363,760
  Total deposits                                        473,737          473,737
  Borrowings                                             12,108           12,108
  Stockholders' equity                                   52,152           50,497
  Book value per common share                              9.83             9.73

                                                                                        Three Months Ended
                                                 Year Ended December 31, 1995              March 31, 1996
                                                ------------------------------     ------------------------------
                                                  Minimum          Maximum           Minimum          Maximum
                                                    Cash             Cash              Cash             Cash
                                                  Election         Election          Election         Election
                                                -------------    -------------     -------------    -------------
                                                          (Dollars in Thousands, Except Per Share Data)
                                                -----------------------------------------------------------------
Income Statement Data:
  Total interest income                         $      43,694    $      43,603     $      11,634    $      11,611
  Total interest expense                               19,301           19,301             5,225            5,225
                                                -------------    -------------     -------------    -------------
  Net interest income                                  24,393           24,302             6,409            6,386

  Provision for loan losses                             1,245            1,245               230              230
                                                -------------    -------------     -------------    -------------
    Net interest income after
      provision for loan losses                        23,148           23,057             6,179            6,156
  Total noninterest income                              5,979            5,979             1,629            1,629
  Total noninterest expense                            20,185           20,185             5,068            5,068
  Income tax expense                                    3,025            2,995               980              972
                                                -------------    -------------     -------------    -------------
  Income from continuing operations             $       5,917    $       5,856     $       1,760    $       1,745
                                                =============    =============     =============    =============

  Income from continuing operations per share   $        1.12    $        1.13     $         .33    $         .34
                                                =============    =============     =============    =============

                   MARKET VALUE OF SECURITIES AND DIVIDENDS
ABC

          ABC Common Stock is included in the Nasdaq National Market under the symbol "ABCB". On December 18, 1995, the last day preceding the public announcement of the Merger, the closing sale price for ABC Common Stock was $14.50 per share. On May __, 1996, the closing sale price for ABC Common Stock was $_____ per share.

          The following table sets forth the quarterly range of high and low closing sale prices per share of ABC Common Stock from January 1, 1994 through May __, 1996, as reported on the Nasdaq National Market, together with the amounts of cash dividends per share declared by ABC during each such quarter.

                                Prices of Common Stock
                                ----------------------
                                   High        Low     Cash Dividends
                                ----------  ---------- --------------
                 1996
          --------------------
          First Quarter.......     $15.00      $14.00           $.10
          Second Quarter
           (through May __,
           1996)..............     $   --      $   --            N/A

                 1995
          --------------------
          First Quarter.......     $10.125     $9.00            $.075
          Second Quarter......     $11.625     $9.50            $.075
          Third Quarter.......     $14.50      $11.375          $.10
          Fourth Quarter......     $14.75      $13.50           $.10

                 1994
          --------------------
          First Quarter(1)....    N/A        N/A                $.0714
          Second Quarter......     $13.75     $12.25            $.0714
          Third Quarter.......     $14.00     $12.75            $.0714
          Fourth Quarter......     $13.75     $12.00            $.0714

          --------------------

          (1) Prior to May 1994, quotations for the ABC Common Stock were not reported on any market, and there was no established public trading market for the ABC Common Stock. The ABC Common Stock was included in the Nasdaq National Market beginning on May
               26, 1994.

For a discussion of ABC's policies concerning the declaration of dividends and regulatory restrictions on such declaration, see "DESCRIPTION OF ABC COMMON STOCK -- General."

     ABC Common Stock was held by approximately 800 shareholders of record as of December 31, 1995.

The Company

     Company Shares are not publicly traded. There are, however, occasional transactions in Company Shares as a result of private negotiations. Thus, the Company is aware of the price paid in some sales of the Company Shares but is not aware of the price paid in all transfers of Company Shares. The last transaction in Company Shares known to the Company occurred in June 1995 at a price per Company Share unknown to the Company.

     The Company has not paid any dividends since March 1, 1990. For more information concerning the restrictions placed on the declaration of dividends by the Merger Agreement, see "PROPOSED MERGER -- Business Pending the Merger," below.


                          SPECIAL MEETING INFORMATION

Purpose of Special Meeting

     The purpose of the Special Meeting is to enable the Company shareholders to consider and vote upon the Merger Proposal. The Company's Board of Directors is not presently aware of any other matters which may come before the Special Meeting.

Date, Time and Place

     The Board of Directors is soliciting proxies ("Proxies") from holders of Company Shares for use at the Special Meeting to be held June 21, 1996, at 9:00 a.m., at the main office lobby of Southland Bank, 3299 Ross Clark Circle, NW, Dothan, Alabama.

Record Date

     Only shareholders of record as of the close of business on May 17, 1996 (the "Record Date") will be entitled to notice of and to vote and give Proxies for purposes of voting at the Special Meeting. At the close of business on the Record Date, there were 488,082 Company Shares issued and outstanding and 27,092 Company Shares subject to options granted under the Company's Stock Option Plan. Each Company Share has one vote on the Merger Proposal.

Vote Required


     The affirmative vote of the holders of two-thirds of the Company Shares outstanding on the Record Date are required to approve and adopt the Merger Proposal. Abstentions will therefore have the effect of votes against the Merger Agreement. The directors and executive officers of the Company owned beneficially, directly and indirectly, 340,029 Company Shares constituting approximately 67.65% of such shares outstanding on the Record Date. Certain directors of the Company, who owned beneficially, directly and indirectly, Company Shares constituting approximately 58% of such shares outstanding on the Record Date, have executed and delivered to ABC irrevocable proxies directing ABC to vote such shares in favor of the Merger. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than approximately
37,837 additional Company Shares is needed to approve the Merger Proposal.

     No vote of the shareholders of ABC is required in connection with the Merger. No directors or executive officers of ABC own any Company Shares.

Proxies

     The accompanying Proxy is solicited by the Board of Directors of the Company. The Board of Directors requests that Company shareholders mark, sign and date the accompanying Proxy and promptly return it to the Company in the enclosed envelope. If a Proxy is properly executed and returned prior to the Special Meeting, it will be voted as indicated thereon or, if no voting instructions are indicated thereon, such Proxy will be voted in favor of the Merger Proposal. Although the Board of Directors knows of no additional matters to be presented at the Special Meeting as of the date of this Proxy Statement, the persons named in such Proxy, or their substitutes, will have authority in their discretion to vote on any such matters as may come before the Special Meeting. Proxies marked "No" will not be voted in favor of any postponements for the purpose of soliciting more votes.

     Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the Proxy will not affect the shareholder's right to vote in person if he or she attends the Special Meeting. Revocation may be made before the Special Meeting by written notice sent to Pam
H. Adams, Secretary, Southland Bancorporation, 3299 Ross Clark Circle, NW, Dothan, Alabama 36303, by executing a subsequently dated proxy, or by attending the Special Meeting and voting in person.

     The Company will bear the cost of soliciting Proxies. Solicitation will be made by mail, as well as by telephone or in person by certain directors, officers and employees of the Company (who will receive no additional compensation for doing so). The Company does not intend to pay compensation for soliciting Proxies nor use any specially engaged employees of the Company or other paid solicitors.

                                PROPOSED MERGER

     The following description of the material aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A attached to and incorporated in this Proxy Statement. All shareholders are urged to read the Merger Agreement in its entirety.

Background of the Merger

     In May, 1995, the Board of Directors of the Company first considered the possibility of selling the Company or Southland Bank in order to provide the Company's shareholders with greater liquidity and a greater return on their investment.

     In May, 1995, the Board of Directors of the Company retained T. Steven Johnson ("TSJ"), a business broker, to initiate conversations with other financial institutions to determine their interest in engaging in preliminary discussions with regard to a possible transaction with the Company or Southland Bank. The Company's agreement with TSJ provides that the Company will pay TSJ a finder's fee of 1% of the total purchase price if, at any time within a one-year period following TSJ's introduction of the Company to a potential merger partner, the Company enters into an agreement to merge with that potential merger partner.

     On July 24, 1995, the Board of Directors of the Company entered into preliminary discussions with Colonial Bancshares, Inc. ("Colonial") regarding the possible purchase of Southland Bank by Colonial. During this same time, other financial institutions, including ABC, discussed with the Company the possibility of a business combination or other type of transaction.

     On August 2, 1995, the Company entered into a non-binding letter of intent with Colonial pursuant to which Colonial agreed in principle to acquire Southland Bank, subject to the satisfaction of certain conditions. On September 19, 1995, Colonial advised the Company that it did not intend to proceed with the proposed transaction. On September 22, 1995, the Board of Directors of the Company agreed to discontinue the negotiations with Colonial, and on September 29, 1995, the Company and Colonial issued a press release disclosing that they had jointly decided to discontinue their negotiations.

     In October, 1995, ABC entered into preliminary negotiations with the Company with respect to a proposed business combination, and on October 31, 1995, the Company and ABC entered into a letter of intent which provided for the merger described herein.

     On November 9, 1995 representatives of ABC met in Dothan, Alabama with representatives of the Company to discuss the terms of the Merger.

     On November 21, 1995, the Board of Directors of ABC approved the Merger Agreement, and on December 1, 1995, ABC advised the Company that ABC intended to pursue the Merger. The Board of Directors of the Company approved the Merger Agreement on December 8, 1995.

     On December 8, 1995, ABC and the Company issued a press release announcing the execution of the Merger Agreement.

Reasons for the Merger

     In considering whether to approve the Merger with ABC, the Board of Directors of the Company evaluated the Company's future role in the changing banking environment in light of its managerial resources, financial condition and recent results of operations. The Board considered such things as potential increased competition from bank and non-bank sources; prospects for future growth through mergers, acquisitions and branching, and the ability of the Company to develop new commercial products on a cost-effective basis. The Board also considered (i) information concerning the relative financial condition, results of operations, dividend records and growth potential of the Company and ABC; (ii) the value of the consideration offered to the Company's shareholders relative to the market value and book value of the Company Shares and the Company's earnings; (iii) the relative strengths and compatibility of the management of the two organizations; (iv) the market price data and relative liquidity of ABC Common Stock and the lack of an active market for the Company's stock; (v) the financial terms of other recent business combinations in the banking industry, particularly in Alabama and Georgia; (vi) offers obtained from other financial institutions; (vii) the dividend payment history of the Company compared to that of ABC; and (viii) the tax consequences of the Merger.

     After reviewing these factors, the Board of Directors of the Company concluded that the Company's employees and customers will benefit from the opportunities offered by affiliation with a larger financial institution strategically located in an expanded market in south Georgia and eastern Alabama and from a financial base which will permit more rapid development of new products and services. Customers of the Company will benefit from the convenience of improved product availability. Shareholders of the Company who receive ABC Common Stock may benefit from ownership of a larger financial institution and from ownership of common stock which is traded on the Nasdaq National Market System. The Merger will also provide the Company with access to the expertise of a larger institution, improving its service capabilities.

     The Board of Directors of the Company believes that the Merger will better enable the Company to meet the needs of the community which it serves and will permit more aggressive competition with other financial institutions located in and around southeastern Alabama. For these reasons, the Board of Directors of the Company believes that the proposed Merger is in the Company's best interest and the best interests of its shareholders, customers, employees and community.

     ABC's Board of Directors has also concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries. In particular, ABC's Board concluded that the Merger would be consistent with ABC's acquisition strategy described above and would extend ABC's current market base with a well-managed organization. ABC's Board also believes that the additional banking and other resources that will be available to the Company as a result of the Merger will enhance the Company's service to its customers.

Absence of Fairness Opinion

     The Company has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of the Company shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of the Company shareholders. However the terms of the Merger have been reviewed and unanimously approved by the Company's Board of Directors. In that regard, the Company's Board of Directors determined that the Merger is fair to, and in the best interest of, the Company shareholders, the Company's customers and employees and the communities in which the Company operates based upon the Board's evaluation of the value of the Company, the Company's business prospects and other business and financial considerations.

Recommendation of Company's Board of Directors

     THE BOARD OF DIRECTORS OF THE COMPANY HAS CAREFULLY CONSIDERED THE MERGER PROPOSAL, HAS UNANIMOUSLY APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AGREEMENT AND MERGER PROPOSAL.

Description of Merger

     Upon consummation of the transactions contemplated under the Merger Agreement, the Company will be merged with and into ABC. ABC will be the surviving corporation after the Merger, and the articles of incorporation and the bylaws of ABC will remain in effect as they were immediately prior to the Merger. After the Merger, Southland Bank will be a wholly-owned subsidiary of ABC, under the operation of its current management, and the separate corporate identity of the Company will cease to exist. Upon consummation of the Merger, ABC intends to add one representative to the Board of Directors of Southland Bank, subject to the prior approval of the Federal Deposit Insurance Corporation "FDIC"). See "Operations of Southland Bank After the Merger."

Consideration for Shares

     At the effective time of the Merger, each Company Share outstanding immediately prior to the consummation of the Merger, other than shares held by shareholders who dissent to the Merger, will be converted into the right to receive cash and that number of shares of ABC Common Stock equal to (i) 1.8 times the Book Value of the Company (as defined in the Merger Agreement) as of the close of business immediately prior to the consummation of the Merger, divided by (ii) the aggregate number of outstanding Company Shares (the "Merger Consideration"). For purposes of the Merger, the "Book Value of the Company" means the book value of the Company determined in accordance with general accepted accounting principles consistently applied ("GAAP"). The Merger Consideration was determined by arm's length negotiations between the parties, taking into account the per-share earnings, book value, and market value of Company Shares, as well as the premiums paid for other financial institutions in recent acquisitions in Alabama and Georgia.

     Subject to certain limitations discussed below, each Company shareholder who does not dissent may elect to receive (i) cash for all of his or her Company Shares; (ii) shares of ABC Common Stock for his or her Company Shares; or (iii) a combination of cash and ABC Common Stock in the relative proportions specified by such shareholder for his or her Company Shares. The total number of Company Shares to be converted into the right to receive cash, including cash in lieu of fractional shares, may not be less than 35% of the total number of outstanding Company Shares (the "Minimum Cash Election Number") and, together with any Company Shares as to which dissenters' rights have been perfected, may not be greater than 49% of the outstanding Company Shares (the "Maximum Cash Election Number"). The total number of Company Shares to be converted into the right to receive ABC Common Stock may not be less than 51% of the number of outstanding Company Shares (the "Minimum Stock Election Number") and may not be greater than 65% of the number of outstanding Company Shares (the "Maximum Stock Election Number").

     The number of shares of ABC Common Stock into which a Company Share may be converted will be determined by dividing the Merger Consideration by the value of a share of the ABC Common Stock determined in accordance with the Merger Agreement (the "Base Period Trading Price"). Thus, a Company Shareholder would receive, for his or her Company Shares exchangeable for ABC Common Stock, a number of shares of ABC Common Stock equal to the Merger Consideration times the number of Company Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price, with cash being paid in lieu of fractional shares of ABC Common Stock.

     For this purpose, the "Base Period Trading Price" means (i)(A) $13.88 plus
(B) the average of the daily closing sales price of a share of ABC Common Stock as reported on the Nasdaq National Market System for the 20 consecutive trading days immediately preceding the five (5) consecutive calendar days immediately preceding the effective time of Merger (the "Pre-Closing Base Period Trading Price"), divided by (ii) two, provided that for purposes of this calculation, the Pre-Closing Base Period Trading Price is to equal (i) $18.00 in the event the Pre-Closing Base Period Trading Price is greater than $18.00 or (ii) $10.00 in the event that the Pre-Closing Base Period Trading Price is less than $10.00.

     The following sections contain detailed discussions of the election and allocation procedures.

Election Procedure

     General. The Merger Agreement allows Company shareholders to elect to receive cash for all or some of their Company Shares in an amount equal to the Merger Consideration times the number of Company Shares as to which the cash election is being made, subject to the limitation on total cash to be paid by ABC in the Merger described herein. An election form for use in making a cash election is enclosed herewith (the "Election Form"). Shareholders who do not submit a valid Election Form will have their shares converted as described under "Allocation Procedure," below.

     Election Forms. An election to receive the Merger Consideration in cash, stock or a combination of cash and stock must be made by completing an Election Form in accordance with the instructions set forth therein and returning it to SunTrust Banks, Inc., in its capacity as the Exchange Agent. Each Election Form must be received by the Exchange Agent on or before the close of business on the date which is five (5) business days prior to the Effective Date of the Merger (the "Election Deadline").

     Revocation or Modification of Election. An election will be duly made when an Election Form, properly completed, is received by the Exchange Agent on or prior to the Election Deadline. An Election Form is irrevocable and, once delivered to the Exchange Agent, may not be modified without the consent of ABC. The Exchange Agent may, in its sole discretion, permit holders of the Company Shares to submit Election Forms to it after the Election Deadline. The Exchange Agent will determine the validity of elections submitted by the Company shareholders, and the Exchange Agent's determination will be final.

     Election by Constructive Owners. If a shareholder certifies in writing at the time of filing a cash election (the "Certifying Owner") that his or her Company Shares are deemed to be constructively owned by another shareholder of the Company who has also filed an Election Form (the "Constructive Owner") under the provisions of Section 318(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Certifying Owner supplies information to the Company's legal counsel in support of his or her certification, and such counsel does not disagree with that certification, the Constructive and Certifying Owners' elections shall be treated as a single election and their shares will be aggregated for purposes of determining priority for conversion into the Merger Consideration. Because of the tax consequences which may result from a shareholder receiving (either actually or constructively) a combination of cash and ABC Common Stock, each Company shareholder should consider filing a combined election form with any other Company shareholder whose shares may be deemed to be constructively owned by him or her by reason of Section 318 of the Code.
See, "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger."

     Election by Nominee. A holder of Company Shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds Company Shares as nominee provided that such bank, trust company, security broker-dealer or nominee, certifies to the satisfaction of the Company and ABC the names of the persons for whom it is so holding shares (the "Beneficial Owners"). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of ABC Common Stock.

Allocation Procedure

     Failure to Timely Submit Election Form or Defective Election Forms. If a Company shareholder fails to submit an Election Form by the Election Deadline or if the Exchange Agent determines, it its sole discretion, that an Election Form so submitted is defective, then the Company shareholder shall be deemed to have made a combination election to receive 51% of the applicable amount of the Merger Consideration in the form of ABC Common Stock and 49% of the applicable Merger Consideration in the form of cash for his or her Company Shares.

     Oversubscription for Cash and Undersubscription for Stock. If the number of Company Shares to be converted into cash exceeds the Maximum Cash Election Number, then all Company Shareholders who have made an election to receive cash (other than any Company Shareholder who has made an election to receive no more than 49% and no less than 35% of the applicable Merger Consideration in the form of cash for his or her Company Shares) shall, on a prorata basis, have their elections redesignated so that the Maximum Cash Election Number and Minimum Stock Election Number are achieved.

     Undersubscription for Cash and Oversubscription for Stock. If the number of Company Shares to be converted into shares of ABC Common Stock exceeds the Maximum Stock Election Number, then all Company Shareholders who have elected to receive shares of ABC Common Stock (other than any Company Shareholder who has made an election to receive no more than 65% and no less than 51% of the applicable Merger Consideration in the form of ABC Common Stock for his or her Company Shares) shall, on a prorata basis, have their elections redesignated so that the Maximum Stock Election Number and the Minimum Cash Election Number are achieved.

Payment of Cash in Lieu of Fractional Shares

     No fractional shares of ABC Common Stock will be issued in the Merger. Each Company shareholder who would otherwise have been entitled to receive a fraction of a share of ABC Common Stock will receive, in lieu thereof, cash in an amount equal to the Base Period Trading Price multiplied by the fraction of share of ABC Common Stock to which such Company shareholder would otherwise be entitled. For the definition of Base Period Trading Price, see "Consideration for Shares" above.

Surrender of Certificates

     A Letter of Transmittal for use in surrendering certificates representing Company Shares ("Old Certificates") in exchange for ABC Common Stock will be mailed to Company shareholders within five business days following the date of the Special Meeting on June 21, 1996, if the Merger is approved at the Special Meeting. Shareholders will be instructed to send their Old Certificates to the Exchange Agent named in the Letter of Transmittal in accordance with the instructions contained therein. If the Merger is not consummated, the Exchange Agent will return any Old Certificates it has received to the persons surrendering such Old Certificates in accordance with the Letter of Transmittal.

     If any certificates for shares of ABC Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

     Unless and until Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as shall be requested by the Company) are presented to the Exchange Agent, the holder thereof shall not be entitled to any consideration to be paid in the Merger or to any dividends payable on ABC Common Stock. To the extent permitted by law, former Company shareholders will be entitled to vote after the Effective Date at any meeting of ABC shareholders the number of shares of ABC Common Stock into which their respective Company Shares are converted, regardless of whether they have exchanged certificates representing their Company Shares for certificates representing ABC Common Stock. On or after the Effective Date, upon surrender of his or her Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as is requested by the Company) to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement, including any dividends which theretofore became payable on any shares of ABC Common Stock to which the holder is entitled. In no event will any holder of Company Shares exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or ABC.

     After the consummation of the Merger, there will be no transfers on the stock transfer books of the Company or ABC of any Company Shares. If, after the consummation of the Merger, Old Certificates are properly presented to ABC, they will be cancelled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that ABC has not paid any amounts to a public official pursuant to applicable abandoned property laws. SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES AT THIS TIME, BUT SHOULD WAIT FOR RECEIPT OF THE LETTER OF TRANSMITTAL.

Effective Date of Merger

     As used in this Proxy Statement, "Effective Date" means the date on which ABC files the appropriate articles of merger in the office of the Georgia Secretary of State, or such other date as specified in such articles of merger. The Effective Date cannot occur before completion of all conditions under the Merger Agreement, or authorized waiver thereof. See "Other Provisions of the Merger Agreement." The Merger Agreement provides that the parties shall use their reasonable efforts to cause the Effective Date to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date of any required consent (including regulatory consents) and (ii) the date on which the Company's shareholders approve the Merger Agreement; or (b) such later time as the parties may mutually agree. It is currently anticipated that the Effective Date will occur on, or as soon as practicable after, June 24, 1996. If the Merger has not occurred by August 1, 1996, unless such date is otherwise extended by agreement of the parties, either the Company or ABC has the right to terminate the Merger Proposal in its entirety without penalty.


Interests of Management in the Merger

     John E. Meyer, Jr., the Chief Executive Officer and President of the Company and Southland Bank, has agreed to enter into a two year employment agreement with Southland Bank upon consummation of the Merger. In addition, Winn F. Martin, the Company's Chairman of the Board and the holder of 234,848 Company Shares, representing approximately 48% of the outstanding Company Shares, has entered into a registration rights and election agreement with ABC pursuant to which Mr. Martin has agreed to elect to receive cash for all of his Company Shares and ABC has agreed to permit Mr. Martin to require ABC to register for resale under the 1933 Act the shares of ABC Common Stock that Mr. Martin may receive as a result of the redesignation procedures described elsewhere herein. Absent such registration, Mr. Martin would be required to sell any shares of ABC Common Stock that he holds only in accordance with Rule 145 under the 1933 Act. See "Resale of ABC Common Stock." Mr. Martin's election is, however, subject to the redesignation procedures described above to the same extent as all Company shareholders.

     Following the Merger, ABC intends to provide generally to officers and employees of Southland Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to officers and employees of ABC's other bank subsidiaries from time to time. ABC will also cause each officer and employee of Southland Bank to be eligible to participate in ABC's SEP/IRA Retirement Plan (the "SEP Plan") according to the terms of the

SEP Plan. For purposes of the eligibility and vesting provisions under ABC's pension plan, officers and employees of Southland Bank shall receive credit for years of service at Southland Bank. Under the SEP Plan, officers and employees who have been employed by Southland Bank during three of the five calendar years preceding the Effective Date are eligible to participate in the SEP Plan.

Rights of Dissenting Shareholders

     Any Company shareholder who does not vote in favor of the Merger may elect to receive payment of the value of his or her shares (excluding values relating to the Merger unless such exclusion is inequitable) in cash in accordance with
Article 13 of the Alabama Business Corporation Act ("Article 13"). Any holder of Company Shares contemplating the exercise of his or her right of dissent is urged to review carefully the provisions of Article 13 attached as Appendix B to this Proxy Statement. Set forth below, to be read in conjunction with the full text of Article 13, is a summary of the principal steps to be taken if the right of dissent is to be exercised. EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF ARTICLE 13 IN ORDER FOR HOLDERS OF COMPANY SHARES TO PERFECT DISSENTERS' RIGHTS.

     Written Notice to Company. Written notice of a shareholder's intent to demand payment for his or her Company Shares in the event the shareholders of the Company approve the Merger Proposal must be received by the Company before the shareholders of the Company vote on the Merger Proposal at the Special Meeting on June 21, 1996. Such written notice should state the number of Company Shares which are dissenting from the Merger and should be sent to the attention of Pam H. Adams, Secretary, Southland Bancorporation, 3299 Ross Clark Circle, NW, Dothan, Alabama 36303. Because statutory dissenters' rights are not available unless this notice requirement is fulfilled, it is recommended that any notice to be delivered by mail be sent by registered or certified mail with return receipt requested.

     Differing Record and Beneficial Owners. A record shareholder may assert dissenters' rights as to fewer than all the Company Shares registered in that shareholder's name only if the shareholder dissents (in accordance with the provisions of Article 13) with respect to all the Company Shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the shareholder is asserting dissenters' rights.

     A beneficial shareholder may assert dissenters' rights as to the Company Shares held on the shareholder's behalf only if (i) the beneficial shareholder submits to the Company the record shareholder's written consent to the dissent no later than the time the beneficial shareholder asserts dissenters' rights and
(ii) the beneficial shareholder asserts dissenters' rights (in accordance with the provisions of Article 13) with respect to all the beneficial shareholder's Company Shares or those Company Shares over which the beneficial shareholder has power to direct the vote.

     Voting. Company Shares for which notice has been received that dissenters' rights are being sought ("Dissenting Shares") must not be voted in favor of the Merger Proposal, but such shares need not be voted against the Merger Proposal.

     Notice to Dissenters. If the Merger Proposal is approved by the Company shareholders at the Special Meeting, the Company or ABC will send notice, along with a copy of Article 13, to dissenting shareholders no later than 10 days after such approval. Such notice will (i) supply a form for demanding payment for Dissenting Shares; (ii) state where the payment demand and Old Certificates must be sent;

(iii) set a date by which ABC must receive the payment demand and Old Certificates, which date shall not be less than thirty (30) nor more than sixty
(60) days after the date of such notice; and (iv) inform dissenting shareholders concerning the extent to which transfers of Dissenting Shares will be restricted after the payment demand is received.

     Payment Demand. The dissenting shareholder must (i) demand payment, (ii) certify whether beneficial ownership of the Dissenting Shares was acquired prior to the date set forth in the dissenter's notice, and (iii) deposit his or her Old Certificates with the Company within 20 days after making the payment demand, all in accordance with the notice from the Company or ABC in order for the holder's statutory dissenters' rights to be available. A shareholder who does not follow this procedure will not be entitled to payment for his or her shares under Article 13 and will be entitled only to receive the consideration payable in the Merger.

     Payment by ABC. Upon the consummation of the Merger or upon receipt of a payment demand, ABC will offer to pay the dissenting shareholders who have met all statutory conditions ABC's estimate of the fair value of the Dissenting Shares plus any accrued interest. The offer will be accompanied by (i) the Company's balance sheet for the fiscal year ending December 31, 1995, an income statement for the same period and the latest available interim financial statements, if any; (ii) a statement of ABC's estimate of the fair market value of the shares; (ii) an explanation of how any interest on such shares was calculated; (iv) a statement concerning the right of any dissenting shareholder to demand payment under the alternative valuation methods available pursuant to
Article 13; and (v) a copy of Article 13.

     Alternative Payment Demand. If any dissenting shareholder believes that ABC's estimate of fair market value is less than the fair value of his or her shares or the estimate was incorrectly calculated, if ABC fails to make the offer within 60 days after the date set for demanding payment or if ABC does not release the transfer restrictions imposed on the shares within 60 days after the date set for demanding payment, each such dissenting shareholder may notify ABC of such shareholder's own estimate of the value of the Dissenting Shares (if it differs from ABC's estimate) and (i) demand payment of the shareholder's estimate of the fair value of the Dissenting Shares (less any payment received from ABC) or (ii) reject ABC's offer and demand payment of the shareholder's estimate of the fair value of the Dissenting Shares, as appropriate. A dissenting shareholder, however, loses these rights if no demand is made within thirty (30) days of ABC's offer of payment.

     Petition for Determination of Value. If a demand for payment by the dissenting shareholder remains unsettled 60 days after the receipt of such demand, ABC will commence a proceeding in the circuit or superior court of the county of the Company's principal office, to appraise the value of the Dissenting Shares. All dissenting shareholders at such time will be made parties to those proceedings. A dissenting shareholder will be entitled to judgment for an amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds any amount paid by ABC.

     The court in an appraisal proceeding will determine and assess costs against all parties in such amounts as the court finds equitable. The court may assess fees and expenses of counsel and experts against ABC or against a dissenting shareholder if the court finds that such dissenting shareholder acted arbitrarily, vexatiously, or not in good faith. In addition, if the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated and that the fees for those services should not be assessed against ABC, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

     Effect on Dividends and Voting Rights. A dissenting shareholder will retain his or her rights, if any, to vote and receive dividends, until the Merger is consummated. Upon the consummation of the Merger, any shareholder who has given proper notice and made a valid demand will cease to be a shareholder and will have no rights with respect to the Dissenting Shares except the right to receive payment of the fair value of his or her shares.

     No Right to Challenge Merger. Article 13 provides that a shareholder who is entitled to dissent to a particular corporate transaction such as the Merger is not entitled to otherwise challenge that transaction.

Federal Income Tax Consequences of the Merger

     Tax Opinion. The following discussion of the Federal income tax consequences of the merger is based upon an opinion received from Rogers & Hardin, counsel for ABC. Such opinion is not binding upon the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from the Service. Insofar as the opinion of Rogers & Hardin is directed to the tax treatment of Company shareholders, it does not purport to apply to all Company shareholders. Certain Company shareholders may be in special circumstances which are not addressed in such opinion. The opinion also considers only Federal income taxes and does not take into account the application of other Federal taxes or state or local taxes. FOR THESE REASONS, COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AT THEIR OWN EXPENSE TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER IN THEIR OWN SITUATIONS.

     Such opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations promulgated or proposed thereunder, current rulings of the Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

     Tax-free Reorganization. The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

     Exchange of Company Shares Solely for ABC Common Stock. A Company shareholder who receives solely shares of ABC Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of a fractional share of ABC Common Stock, if any. See "Cash in Lieu of Fractional Shares of ABC Common Stock" below. The aggregate basis of the shares of ABC Common Stock actually received by such Company shareholder will be the same as the tax basis of the Company Shares surrendered in exchange therefor, as reduced by the ratable portion of such basis allocated to any fractional share interest to which he or she may have been entitled. The holding period of the ABC Common Stock received by such a shareholder will include the holding period of the Company Shares surrendered in the exchange, provided the Company Shares were held as a capital asset as of the Effective Date.

     Exchange of Company Shares for a Combination of Cash and ABC Common Stock. A Company shareholder who receives a combination of ABC Common Stock and cash pursuant to the Merger will recognize any gain (although not any loss), but in an amount not in excess of the amount of cash received. Such gain will be recognized in the year in which the ABC Common Stock and cash are received (i.e., at the Effective Date). Any recognized gain will be eligible for capital gain treatment (assuming the shareholder's Company Shares are held as a capital asset by the shareholder) unless such receipt of cash has "the effect of the distribution of a dividend" (within the meaning of Section 356 of the Code taking in account the constructive ownership rules of Section 318 of the Code) in which case such gain will be taxable as ordinary income to the extent of the shareholder's ratable share of the Company's undistributed earnings and profits. The principles applicable under Section 302 of the Code and the United States Supreme Court decision in Clark v. Commissioner, 109 S. Ct. 1455, 89-1 U.S.T.C. (S) 9230 (1989), will serve as guidelines in determining whether the receipt of cash has the effect of the distribution of a dividend under Section 356 of the Code. Under those principles, the distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" to the shareholder. For purposes of these tests and under Clark, a Company shareholder will be treated as if he or she received solely ABC Common Stock pursuant to the Merger and then received cash through a redemption by ABC of a number of such shares having a value equal to the cash amount.

     Under Clark, a distribution will be "substantially disproportionate" with respect to a Company shareholder if the shareholder's proportionate interest in ABC Common Stock actually held by the shareholder after the Merger is less than 80% of what the shareholder's proportionate interest in the ABC Common Stock would have been if solely ABC Common Stock had been distributed in the Merger. In applying this test for purposes of Section 356 of the Code, the constructive ownership rules of Section 318 of the Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable. Accordingly, even if a Company shareholder receives less than 80% of his or her respective Merger Consideration in the form of ABC Common Stock (and thus more than 20% in cash), the shareholder may not satisfy the "substantially disproportionate" test if persons or entities related to him or her elect to receive a relatively higher percentage of (or all) ABC Common Stock for their respective Company Shares surrendered in the Merger (or if such Company shareholder or a related person or entity already owns any shares of ABC Common Stock prior to the Merger).

     Even if the Merger distribution does not satisfy the "substantially disproportionate" test with respect to a particular Company shareholder, the distribution still may be "not essentially equivalent to a dividend" to the shareholder (and thus may nevertheless qualify for capital gain treatment) depending upon the shareholder's particular facts and circumstances.

     A Company shareholder who receives ABC Common Stock and cash will receive a basis in such ABC Common Stock equal to the basis of the Company Shares surrendered in the exchange, decreased by the amount of any cash received, and increased by the amount of any gain recognized on the exchange. The holding period of the ABC Common Stock received by such a shareholder will include the holding period of the Company Shares surrendered in the exchange, provided the Company Shares were held as a capital asset as of the Effective Date.

     Exchange of Company Shares Solely for Cash. In the case of a Company shareholder who receives only cash in exchange for all of his or her Company Shares, including any dissenting Company shareholder, the cash will be treated as received by the shareholder as a distribution in redemption of the shareholder's Company Shares, subject to the provisions and limitations of
Section 302 of the Code. Where, after such distribution, a former Company shareholder does not own shares of ABC Common Stock directly or indirectly through the constructive ownership rules of Section 318 of the Code, the redemption will be treated as a complete termination of interest within the meaning of Section 302(b)(3) of the Code. As provided in Section 1001 of the Code, gain or loss will be recognized by such shareholder in an amount equal to the difference between the amount of cash received in the redemption and the adjusted basis of the Company Shares surrendered. Provided that the Company Shares are a capital asset in the hands of such shareholder, the gain or loss, if any, will constitute capital gain or loss. The gain or loss will be long-term capital gain or loss if the shareholder has held, or is deemed to have held, his or her Company Shares for more than one year at the Effective Date.

     Cash in Lieu of Fractional Shares of ABC Common Stock. The payment of cash to Company shareholders in lieu of fractional shares of ABC Common Stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed by ABC, and the payment received by the Company shareholders will be treated as having been received as a distribution in full payment in exchange for such fractional shares of ABC Common Stock. The resulting gain or loss will be capital gain or loss (assuming the ABC Common Stock is a capital asset in the Company shareholder's hands), which will be long term in nature if the Company Shares exchanged therefor have been held (or are deemed to have been held) more than one year.

     Backup Withholding. Absent an applicable exemption, the Exchange Agent must withhold 31% of the cash consideration to which any Company shareholder is entitled in the Merger unless the shareholder provides his or her tax identification number and certifies, under penalties of perjury, that such number is correct. Accordingly, if requested by the Exchange Agent, each Company shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this "backup withholding."

     Proposed Reduction in Capital Gains Tax Rate. On November 20, 1995, Congress passed the Revenue Reconciliation Act of 1995 (H.R. 2491). Among other things, H.R. 2491 generally would have (i) allowed individuals a deduction equal to 50% of net capital gain for the taxable year and (ii) repealed the current maximum 28% rate on the net capital gain of individuals. Thus, for example, the effective tax rate on the net capital gain of an individual in the maximum 39.6% bracket would have been 19.8%. In addition, H.R. 2491 generally would have provided an alternative tax of 28% on the net capital gain of a corporation if that rate were less than the corporation's regular income tax rate. If H.R. 2491 had been enacted into law, each of these capital gains rate reduction provisions generally would have applied to taxable years ending after December 31, 1994.

     President Clinton vetoed H.R. 2491 on December 6, 1995. The President's subsequent proposals to Congress (including his proposed budget submitted to Congress on March 19, 1996) have not included any such capital gains rate reductions.

     It is currently impossible to predict with any degree of certainty whether any legislation ultimately agreed upon by Congress and the President, and thus enacted into law, will include any reduction in the capital gains rate applicable to any taxpayer. In addition, even if such legislation does ultimately include a reduction in the effective tax rate applicable to capital gains, the effective date of such reduction may be such that any Company shareholder who recognizes capital gain in the Merger will not be eligible to apply the reduced rate to such gain.

BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH COMPANY SHAREHOLDER AND OTHER FACTORS, EACH COMPANY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER

(INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

Regulatory Approvals

     The Merger was approved by the Federal Reserve Board under the BHCA on April 16, 1996, by the State Banking Department of the State of Alabama on
April 4, 1996, and by the Department of Banking and Finance of the State of Georgia on March 26, 1996. The Merger may not be consummated for fifteen (15) days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds.

Business Pending the Merger

     The Merger Agreement provides, among other limitations, that, pending consummation of the Merger, the Company will operate in the ordinary course, will use its best efforts to preserve its businesses and business organizations intact, comply with all applicable laws and make no material changes in its customary business practices.

Other Provisions of the Agreement

     Representations and Warranties. The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authorization to enter into the Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger.

     Additional Conditions to the Merger. The obligations of the Company and ABC to consummate the Merger are subject to the following additional conditions, among others: approval and adoption of the Merger Agreement and the Merger by the requisite vote of the Company shareholders as solicited by this Proxy Statement; absence of any order, judgment or decree of any court or any government agency having jurisdiction over the Company or over ABC restraining or prohibiting the consummation of the Merger; the receipt by the Company of an opinion from Rogers & Hardin with respect to the tax effect of the Merger; the inclusion of the ABC Common Stock to be issued in the Merger in the Nasdaq National Market System; and the effectiveness of the registration statement of which this Proxy Statement is a part and the absence of a stop order suspending such effectiveness. In addition, the obligation of ABC to consummate the Merger is further subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by the Company and Southland Bank set forth in the Merger Agreement; the Company's performance of all of its respective obligations under the Merger Agreement; ABC's receipt of an opinion of counsel to the Company with respect to certain corporate matters; ABC's receipt of a letter from the Company's independent accountants with respect to the financial information of the Company contained herein; and the execution of an employment agreement by and between Southland Bank and John E. Meyer in substantially the form attached as Exhibit 4 to the Merger Agreement. The Company's obligation to consummate the Merger is also subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by ABC set forth in the Merger Agreement; ABC's performance of all of its obligations under the Merger Agreement; and the Company's receipt of an opinion of counsel to ABC with respect to certain corporate matters.

     Waivers; Amendments; Terminations. Any term or condition of the Merger Agreement may be waived by the party entitled to the benefits thereof, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that after the Merger is approved by the Company shareholders, no such amendment or supplement may result in a decrease in the consideration for the Company Shares or otherwise materially adversely affect the rights of the Company shareholders without their approval. The Merger Agreement provides that it may be terminated (a) by the mutual consent of both parties; (b) by either party in the event of a material breach by the other party of any representation or warranty contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of notice of such breach to such party; (c) by either party in the event that any consent or regulatory approval necessary to consummate the Merger has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed with the limit for such appeal or if the Company's shareholders fail to approve the Merger and the Merger Agreement; (d) at any time after August 1, 1996, by either party in the event the Merger has not been consummated on or before such date; (e) by either party if it becomes clear that certain conditions precedent to such party's obligations cannot be satisfied on or prior to August 1, 1996; or (f) by the Company upon the payment of the termination fee discussed below in connection with its acceptance of a superior proposal.

     Expenses of the Merger. The Company and ABC each will bear their respective costs and expenses incurred in connection with the Merger, including the fees, expenses and disbursements of their respective counsel and auditors and one-half of the printing expenses and filing fees in connection with this Proxy Statement, whether or not the Merger is consummated. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated by the Company pursuant to Section 9.1(g) of the Merger Agreement upon execution of a definitive agreement with a third party or in the event that, prior the termination of the Merger Agreement, the Company receives a takeover proposal and, within one year of such termination, enters into, approves, recommends or takes action with respect to a merger, consolidation or other business combination with any other person, then the Company shall pay to ABC the sum of ABC's expenses, not to exceed $100,000, plus the sum of $350,000.

Operations of Southland Bank After the Merger

     Upon the consummation of the Merger, Southland Bank will remain a state bank organized under the laws of the State of Alabama. Upon consummation of the Merger, ABC intends to seek the approval of the FDIC to add Kenneth J. Hunnicutt, the President and Chief Executive Officer of ABC, to the Board of Directors of Southland Bank. The parties intend that after the Effective Date, the operations of Southland Bank initially will continue unchanged. There can be no assurance, however, that the operations of Southland Bank will continue unchanged indefinitely and, as the sole shareholder of Southland Bank, ABC will be entitled to remove or not reelect such officers or directors of Southland Bank and to make any other changes in its business or operation in the future as ABC may deem necessary or appropriate, subject to certain prior regulatory approval. ABC has agreed to provide generally to officers and employees of Southland Bank comparable employee benefits that ABC provides to officers and employees of its other banking subsidiaries from time to time. See "PROPOSED MERGER -- Interest of Management in the Merger."

     After the Effective Date, ABC anticipates that there will be a close liaison and a high level of cooperation among all of ABC's subsidiaries resulting in an improved ability to meet the needs of the communities which Southland Bank and ABC's other affiliates serve.

Accounting Treatment

     The Merger will be accounted for as a purchase transaction, and certain adjustments will be made with respect to the acquired assets and liabilities and related income and expenses of the Company based upon estimated fair market values. The actual adjustments will be made on the basis of appraisals and evaluations as of the Effective Date of the Merger.

Resale of ABC Common Stock

     All shares of ABC Common Stock received by Company shareholders in the Merger will be freely transferable, except that shares of ABC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the 1933 Act (or Rule 144 in the case of such persons who become affiliates of ABC) or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of ABC or the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires the Company to use reasonable efforts to deliver or cause to be delivered to ABC a letter agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of ABC Common Stock issued to such persons in or pursuant to the Merger in violation of the 1933 Act or the rules and regulations promulgated by the Commission thereunder.

                           DESCRIPTION OF ABC BANCORP

     ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks (the "Subsidiary Banks"): American Banking Company located in Moultrie, Georgia; The Bank of Quitman located in Quitman, Georgia; Bank of Thomas County located in Thomasville, Georgia; The Citizens Bank of Tifton located in Tifton, Georgia; and Cairo Banking Company located in Cairo, Georgia. As of December 31, 1995, the Company, on a consolidated basis, had total assets of $341.5 million, total loans of $214.3 million, total deposits of $301.0 million and stockholders' equity of $33.9 million. The Company's net income for 1995 was $4.3 million, or $1.29 per share. Based on total assets, ABC is the second largest financial institution headquartered in south Georgia. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

     ABC has entered into an Agreement and Plan of Merger with Central Bankshares, Inc. ("Central") dated as of December 29, 1995 pursuant to which Central would merge with and into ABC (the "Central Merger"). Central is a bank holding company registered under the BHCA and operates Central Bank & Trust with two branches in Cordele, Georgia.

     In connection with the Central Merger, the Central shareholders will receive shares of ABC Common Stock having an aggregate value equal to 2.0 times the lesser of (1) 8.0% of the total assets of Central or (2) the total equity of Central, plus the amount, if any, by which the total equity of Central exceeds 8.0% of its total assets, based on the average of the total assets of Central as of the close of business for each of the 60 calendar days immediately preceding the consummation of the Central Merger. As of December 31, 1995, Central had total assets of approximately $51 million and total equity of approximately $4.0 million. The description of the Central Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement is a part.



     The consummation of the Central Merger is subject to the satisfaction of a number of conditions, including the receipt of the requisite shareholder approval by the Central shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the Central Merger.

     ABC also has entered into an Agreement and Plan of Merger with First National Financial Corporation ("First National") dated as of April 15, 1996 pursuant to which First National would merge with and into ABC (the "First National Merger"). First National is a bank holding company registered under the BHCA and operates First National Bank of South Georgia.

     In connection with the First National Merger, the First National shareholders will receive shares of ABC Common Stock having a aggregate value equal to 2.265 times the lesser of (1) 8.0% of the total assets of First National or (2) the total equity of First National, plus the amount, if any, by which the total equity of First National exceeds 8.0% of its total assets, based on the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the consummation of the First National Merger. As of March 31, 1996, First National had total assets of approximately $54 million and total equity of approximately $5.6 million. The description of the First National Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement is a part.

     The consummation of the First National Merger is subject to the satisfaction of a number of conditions, including the requisite shareholder approval by the First National shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance, and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the First National Merger.

     It is currently anticipated that the Central Merger and the First National Merger will not be consummated until after the consummation of the Merger. However, the actual timing of the consummation of the Merger and the Central Merger and the First National Meger is dependent on a number of factors, including the requisite shareholder and regulatory approvals. There can be no assurance that the Central Merger or the First National Merger will be consummated.

     For an explanation of the effect of the Merger, the Central Merger and the First National Merger on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data."

     Additional information concerning ABC is contained in documents incorporated in this Proxy Statement by reference. These documents are available without charge upon written request to Sara R. Hall, ABC Bancorp, 310 First Street, S.E., P. O. Box 1500, Moultrie, Georgia 31768 (912) 890-1111. In order to assure timely delivery of these documents, any request should be made by May 31, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

General

     ABC's principal asset is its ownership of the Subsidiary Banks. Accordingly, ABC's results of operations are primarily dependent upon the results of operations of the Subsidiary Banks. The Subsidiary Banks conduct a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Subsidiary Banks' profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Subsidiary Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, the Banks' profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Non-interest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

Results of Operations For Years Ended December 31, 1995, 1994 and 1993

     ABC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of ABC, the ability to generate net interest income is dependent upon the Banks' ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

     The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 17% are noninterest-bearing. A portion of interest income is earned on tax-exempt investments, such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

     The net interest margin increased by 32 basis points or 5.69% to 5.94% in 1995 as compared to 5.62% in 1994. This increase in net interest margin was achieved by an increase of 103 basis points on average yield earned on interest-earning assets accompanied by an increase of 94 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis was $16,314,000 in 1995 as compared to $13,814,000 in 1994, representing an increase of 18.10%. Net interest income on a taxable-equivalent basis was $13,814,000 in 1994 as compared to $12,273,000 in 1993, representing an increase of 12.56%. Net interest margin increased by 5.24% to 5.62% in 1994 from 5.34% in 1993 because average interest-earning assets increased by 5.34% in 1994 as compared to 1993.

     Average interest-earning assets increased by $28,559,000 or 11.62% to $274,428,000 in 1995 from $245,869,000 in 1994. Average loans increased by
$24,341,000; average investments increased by $2,516,000; and average Federal funds sold increased by $1,702,000. The increase in average interest-earning assets was funded by an increase in average deposits of $22,869,000 or 9.52% to $263,046,000 in 1995 from $240,177,000 in 1994. By comparison, average interest-earning assets increased by $15,912,000 or 6.92% to $245,869,000 in 1994 from $229,957,000 in 1993. During 1994, average deposits increased by $9,424,000 or 4.08%, to $240,177,000 from $230,753,000 in 1993. Approximately
17% of the average deposits were noninterest-bearing deposits in 1995 as compared to 16% noninterest-bearing deposits in 1994.

     The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

     The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $848,000 in 1995, $638,000 in 1994 and $1,191,000 in 1993. The increase in the provision for loan losses in 1995 of $210,000 or 32.92%, as compared with 1994 was accompanied by an increase of 11.52% in total loans in 1995 and an increase in the allowance for loan losses of 13.71%. Net charge-offs represented 39.27% of the provision for loan losses in 1995 as compared to 70.85% in 1994. The decrease in loan charge-offs in 1995 resulted from an improvement in the quality of the collateral held as security on loans and the ability of the creditors to service their debt. The loan charge-offs for 1995 represented .16% of average loans outstanding during the year as compared to .25% for 1994. At December 31, 1995, the allowance for loan losses was 1.99% of total loans outstanding as compared by an allowance for loan losses of 1.96% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

     Average total assets increased $34,700,000 or 12.92% to $303,190,000 in 1995 as compared to $268,490,000 in 1994. The increase in average total assets was accompanied by an increase in average deposits of $22,869,000 or 9.52%. Average total assets increased $11,843,000 or 4.61% to $268,490,000 in 1994 as compared to $256,647,000 in 1993 and was accompanied by an increase in average total deposits of $9,424,000 or 4.08% to $240,177,000 in 1994 from $230,753,000 in 1993.

     The Company has provided a valuation reserve of $228,000 against a deferred tax asset of $286,000 recorded on the books of a subsidiary bank. The deferred tax asset relates to a purchased tax net operating loss carryforward for which utilization is limited to specified amounts in future years and can only be used to offset taxable income of that subsidiary bank. At December 31, 1995, approximately $840,000 was available to offset income of the subsidiary bank in future years.


Results of Operations for Three Months Ended March 31, 1996 and 1995

     The net interest margin decreased 33 basis points or 5.81% to 5.35% for the three months ended March 31, 1996 as compared to 5.68% for the three months ended March 31, 1995. This decrease in net interest margin was the result of an increase of 43 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis increased 7.79% to $4,179,000 for the three months ended March 31, 1996 as compared to $3,877,000 for the three months ended March 31, 1995. The increase in net interest income was attributable to an increase of 12.66% in average loans to $212,844,888 for the three months ended March 31, 1996 from $188,930,000 for the three months ended March 31, 1995.

     The provision for loan losses remained constant at $180,000 for the three moths ended march 31, 1996 and 1995. During the three months ended March 31, 1996, the Company recorded net loan charge-offs of $24,000 as compared to net loan recoveries on charged-off loans of $32,000 for the three months ended March 31, 1995.

     Net income increased $207,000 or 20.14% to $1,235,000 for the three months ended March 31, 1996 as compared to $1,028,000 for the three months ended March 31, 1995. This increase in net income was attributable primarily to the increase in net interest income. Noninterest expense net of noninterest income deceased $25,000 to $2,090,000 for the three months ended march 31, 1996 as compared to $2,115,000 for the three months ended March 31, 1995.

     Total assets increased $41,647,00 or 14.17% to $335,589,000 at March 31, 1996 as compared to total assets of $293,942,000 at March 31, 1995. Total loans increased $27,918,000 or 14.29% to $223,305,000 at March 31, 1996 from
$195,387,000 at March 31, 1995. Total deposits increased $36,851,000 or 14.36%
to $293,385,000 from $256,534,000 at March 31, 1995.

Average Balances and Net Income Analysis

     The following table sets forth the amount of ABC's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.


                                                               Year Ended December 31,
                                                                (Dollars in Thousands)
                                --------------------------------------------------------------------------------------------
                                            1995                             1994                            1993
                                -----------------------------  -----------------------------    ----------------------------
                                                     Average                        Average                          Average
                                           Interest   Yield/               Interest  Yield/                Interest   Yield/
                                Average    Income/     Rate     Average    Income/    Rate      Average    Income/     Rate
                                Balance    Expense     Paid     Balance    Expense    Paid      Balance    Expense     Paid
                                -------    --------  -------    -------    --------  -------    -------    -------   -------
ASSETS
 Interest-earning assets:
   Loans, net of unearned
     interest................   $205,023    $22,647    11.05%   $180,682    $18,017     9.97%   $159,976    $16,278    10.18%
   Investment securities:
     Taxable.................     38,781      2,271     5.86%     35,099      1,928     5.49%     32,581      1,997     6.08%
     Tax-exempt..............      9,595        835     8.70%     10,761        924     8.59%      9,265        905     9.77%
   Federal funds sold........     21,029      1,234     5.87%     19,327        773     4.00%     27,865        825     2.96%
                                --------    -------             --------    -------             --------    -------
     Total interest-
       earning assets........    274,428     26,987     9.83%    245,869     21,642     8.80%    229,957     20,005     8.70%
                                --------    -------             --------    -------             --------    -------

 Noninterest-earning
  assets:
   Cash......................   $ 15,741                        $ 16,132                        $ 16,035
   Allowance for loan
     losses..................     (4,072)                         (3,951)                         (2,950)

                                                                Year Ended December 31,
                                                                 (Dollars in Thousands)
                                 --------------------------------------------------------------------------------------------
                                             1995                             1994                            1993
                                 ----------------------------    ----------------------------    ----------------------------
                                                      Average                         Average                         Average
                                            Interest  Yield/                Interest  Yield/                Interest   Yield/
                                 Average    Income/    Rate      Average    Income/    Rate      Average    Income/     Rate
                                 Balance    Expense    Paid      Balance    Expense    Paid      Balance    Expense     Paid
                                 -------    --------  -------    -------    --------  -------    -------    -------   -------
   Unrealized gain on                 61
    available for sale
    securities...............
   Other assets..............     17,032                          10,440                          13,605
                                --------                        --------                        --------
       Total noninterest
         earning assets......     28,762                          22,621                          26,690
                                --------                        --------                        --------
          Total assets.......   $303,190                        $268,490                        $256,647
                                ========                        ========                        ========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Interest-bearing
   liabilities:
     Savings and interest-
      bearing demand
      deposits...............   $ 81,137    $ 2,484     3.06%   $ 88,482    $ 2,539     2.87%   $ 87,867    $ 2,686     3.06%
     Time deposits...........    138,036      7,887     5.71%    112,730      5,064     4.49%    108,288      4,808     4.44%
     Other short-term
     borrowings..............      5,308        302     5.69%      2,557         68     2.66%
     Debt....................         --         --                1,931        157     8.13%      3,654        238     6.51%
                                --------    -------             --------    -------             --------    -------
      Total interest-
       bearing liabilities...    224,481     10,673     4.75%    205,700      7,828     3.81%    199,809      7,732     3.87%
                                --------    -------             --------    -------             --------    -------
 Noninterest-bearing
     liabilities and stock-
     holders' equity:
     Demand deposits.........     43,873                          38,965                          34,598
     Other liabilities.......      2,533                           1,659                           2,915
     Stockholders' equity....     32,303                          22,166                          19,325
                                --------                        --------                        --------
       Total noninterest-
       bearing liabili-
       ties and stock-
       holders' equity.......     78,709                          62,790                          56,838
                                --------                        --------                        --------
       Total liabilities
        and stockholders'
        equity...............   $303,190                        $268,490                        $256,647
                                ========                        ========                        ========
 Interest rate spread........                           5.08%                           4.99%                           4.83%
                                                       =====                            ====                           =====
 Net interest income.........               $16,314                         $13,814                         $12,273
                                            =======                         =======                         =======
 Net interest margin.........                           5.94%                           5.62%                           5.34%
                                                       =====                            ====                           =====

Rate and Volume Analysis

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                                       Year Ended December 31,
                                                        (Dollars in Thousands)
                                     ------------------------------------------------------------
                                             1995 vs. 1994                        1994 vs. 1993
                                     -----------------------------  -----------------------------
                                                  Changes Due To                 Changes Due To
                                                 -----------------              -----------------
                                      Increase                       Increase
                                     (Decrease)   Rate     Volume   (Decrease)   Rate     Volume
                                     ----------  -------  --------  ----------  -------  --------
Increase (decrease) in:
Income from earning assets:
   Interest and fees on loans......     $4,630    $2,203   $2,427      $1,739    $(368)   $2,107
   Interest on securities:
     Taxable.......................        343       141      202         (60)    (206)      137
     Tax-exempt....................        (89)       11     (100)         19     (127)      146
    Interest on Federal funds......        461       393       68         (52)     201      (253)
                                        ------    ------   ------      ------    -----    ------
       Total interest income.......     $5,345    $2,748   $2,597      $1,637    $(500)   $2,137
                                        ------    ------   ------      ------    -----    ------

Expense from interest-bearing
  liabilities:
  Interest on savings and               $  (55)   $  156   $ (211)     $ (147)   $(166)   $   19
    interest-bearing demand........
  Interest on time deposits........      2,823     1,686    1,137         256       59       197
  Interest on short-term deposits..        234       161       73          68       --        68
  Interest on debt.................       (157)       --     (157)         81       31      (112)
                                        ------    ------   ------      ------    -----    ------
      Total interest expense.......     $2,845    $2,003   $  842      $   96    $ (76)   $  172
                                        ------    ------   ------      ------    -----    ------

      Net interest income..........     $2,500    $  745   $1,755      $1,541    $(424)   $1,965
                                        ======    ======   ======      ======    =====    ======

Noninterest Income

     The most significant increase in noninterest income was an increase in service charges on deposit accounts of $139,000 in 1995 over 1994, representing an increase of 5.66%. This increase in service charges was achieved by an increase in average deposits of $22,869,000 during 1995 as compared to 1994. Total other income increased $158,000 or 5.51% in 1994 is attributable to an increase of $157,000 in service charges on deposits. Following is a comparison of noninterest income for 1995, 1994 and 1993.



                                                Year Ended December 31,
                                                 (Dollars in Thousands)
                                        ----------------------------------------
                                            1995          1994          1993
                                        ------------  ------------  ------------
Service charges on deposit accounts...    $2,595,000    $2,456,000    $2,299,000
Other service charges, commissions           301,000       224,000       230,000
 and fees.............................
Other income..........................       380,000       345,000       338,000
                                          ----------    ----------    ----------
                                          $3,276,000    $3,025,000    $2,867,000
                                          ==========    ==========    ==========


Noninterest Expense

     Salaries and employee benefits increased $499,000, or 8.74% in 1995 over 1994. Salaries increased $297,000; bonuses increased $74,000; and employee benefits increased $127,000. The increase in employee benefits was attributable to an increase of $54,000 or 10.82% in retirement benefits as compared to 1994. Deposit insurance premiums decreased $258,000 or 46.15% in 1995 as a result of the decrease in assessments by the Federal Insurance Deposit Corporation which became effective in early 1995. The most significant increase in noninterest expense in 1994 as compared to 1993 was an increase of $158,000 or 54.48% in data processing fees which was attributable to a major data processing conversion completed in the first quarter of 1994. Following is an analysis of noninterest expense for 1995, 1994 and 1993.


                                               Year Ended December 31,
                                                (Dollars in Thousands)
                                       ----------------------------------------
                                           1995          1994          1993
                                       ------------  ------------  ------------
    Salaries and employee benefits...   $ 6,210,000   $ 5,711,000   $ 5,238,000
    Occupancy and equipment expense..     1,830,000     1,754,000     1,567,000
    Deposit insurance premiums.......       301,000       559,000       551,000
    Data Processing fees.............       372,000       448,000       290,000
    Other expense....................     3,515,000     3,075,000     2,889,000
                                        -----------   -----------   -----------
                                        $12,228,000   $11,547,000   $10,535,000
                                        ===========   ===========   ===========


Asset/Liability Management

     A principal objective of ABC's asset/liability management strategy is to minimize its exposure to changes in interest rates by matching the maturity and repricing horizons of interest-earning assets and interest-bearing liabilities. This strategy is overseen in part through the direction of ABC's Asset and Liability Committee (the "ALCO Committee") which establishes policies and monitors results to control interest rate sensitivity.

     As part of ABC's interest rate risk management policy, the ALCO Committee examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If ABC's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

     The following table sets forth the distribution of the repricing of ABC's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Southland Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.


                                                                 At December 31, 1995
                                                             Maturing or Repricing Within
                                          -----------------------------------------------------------------
                                            Zero to Three  Three Months   One to Five   Over Five
                                               Months       to One Year      Years        Years     Total
                                            -------------  -------------  ------------  ---------  --------
                                                                (Dollars in Thousands)
Earning assets:
  Federal funds sold......................       $ 41,025  $         --   $       --    $      --  $ 41,025
  Investment securities...................          2,135        10,683        29,355       8,087    50,260
  Loans...................................         87,283        20,548        84,858      21,562   214,251
                                                 --------      --------      --------     -------  --------
                                                  130,443        31,231       114,213      29,649   305,536
                                                 --------      --------      --------     -------  --------

Interest-bearing liabilities:
  Interest-bearing demand deposits (1)....             --        17,638        54,195          --    71,833
  Savings (1).............................             --            --        22,318          --    22,318
  Certificates less than $100,000.........         22,344        52,575        35,715          --   110,634
  Certificates $100,000 and over..........         15,541        15,040         7,192          --    37,773
  Other short-term borrowings.............          3,487            --            --          --     3,487
                                                 --------      --------      --------     -------  --------
                                                   41,372        85,253       119,420          --   246,045
                                                 --------      --------      --------     -------  --------


Interest rate sensitivity gap.............       $ 89,071      $(54,022)     $ (5,207)    $29,649  $ 59,491
                                                 ========      ========      ========     =======  ========

Cumulative interest rate sensitivity gap..       $ 89,071      $ 35,049      $ 29,842     $59,491
                                                 ========      ========      ========     =======
Interest rate sensitivity gap ratio.......           3.15          0.37          0.96         N/A
                                                 ========      ========      ========     =======
Cumulative interest rate sensitivity gap             3.15          1.28          1.12        1.24
ratio.....................................       ========      ========      ========     =======

- ---------------

(1) ABC has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "One to Five Years" category. It has also found that the money-market check deposits reprice between three months to one year, on the average.



Maturities and Sensitivity of Loans to Changes in Interest Rates

  ABC's loan portfolio, as of December 31, 1995, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1995 are shown in the following table according to maturity classifications: (i) one year or less, (ii) after one year through five years, and (iii) after five years.

                                         December 31, 1995
                                       (Dollars in Thousands)
                                      ------------------------
Maturity:
  One year or less...................                $107,831
  After one year through five years..                  84,858
  After five years...................                  21,562
                                                     --------
                                                     $214,251
                                                     ========

     The following table summarizes loans at December 31, 1995 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                           December 31, 1995
                                         (Dollars in Thousands)
                                       ------------------------

Predetermined interest rates...........         106,420
Floating or adjustable interest rates..              --
                                               --------
                                               $106,420
                                               ========

     Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.


Loan Portfolio


     Management believes that ABC's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of agricultural loans, which constituted approximately 26% of ABC's loan portfolio as of December 31, 1995. As of December 31, 1995, the ten largest loans of ABC accounted for approximately 12% of ABC's total loans. As of December 31, 1995, ABC had outstanding loan commitments of $39 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.


                                March 31,                    December 31,
                               ----------  ---------------------------------------------------
                                   1996      1995       1994       1993       1992       1991
                               ----------  --------  ---------  ---------  ---------  --------
                                                   (Dollars in Thousands)
Commercial and industrial...    $ 24,829   $ 23,733   $ 23,531   $ 20,849   $ 19,650  $ 11,379
Agricultural................      16,867     15,124     17,079      9,767     10,789     8,109
Real estate - construction..       1,762      1,836      1,828      3,387      2,130     1,421
Real estate - mortgage,
  farmland..................      43,255     40,053     34,887     29,489     24,922    14,129
Real estate - mortgage,
  commercial................      42,447     41,438     35,242     27,402     22,284    12,506
Real estate - mortgage,
  residential...............      54,522     52,377     44,064     41,902     43,500    31,343
Consumer installment loans..      38,857     38,973     34,213     27,231     25,979    19,007
Other.......................         766        717      1,280      1,720      1,691     2,754
                                --------   --------   --------   --------   --------  --------
                                 223,305    214,251    192,124    161,747    150,945   100,648

Less reserve for possible
 loan losses................       4,428      4,272      3,757      3,571      4,013     1,257
                                --------   --------   --------   --------   --------  --------
            Total loans.....    $218,877   $209,979   $188,367   $158,176   $146,932  $ 99,391
                                ========   ========   ========   ========   ========  ========


Nonperforming Loans

          A loan is placed on non-accrual status when, in management's judgment, the collection of the interest income appears doubtful. Interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as non-accrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.



                                     March  31,                   December 31,
                                     ---------- -----------------------------------------------
                                       1996       1995      1994      1993      1992      1991
                                     --------   --------  --------  --------  --------  --------
                                                         (Dollars in Thousands)
Loans accounted for on a               $3,718     $2,259    $3,460    $3,119    $5,605    $  511
 nonaccrual basis.............
Installment loans and term
 loans contractually past due
  ninety days or more as to
  interest or principal
  payments and still accruing.             12         27       103       316       595       563
Loans, the terms of which
 have been renegotiated to
  provide a reduction or
  deferral of interest or
  principal because of
  deterioration in the
  financial position of the
  borrower....................              0         --       358        --        --        --
Loans now current about which
 there are serious doubts as
  to the ability of the
  borrower to comply with                   0         --        --        --        --        --
  present loan repayment terms         ------     ------    ------    ------    ------    ------
 Total........................         $3,730     $2,286    $3,921    $3,435    $6,200    $1,074
                                       ======     ======    ======    ======    ======    ======

  As of March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991, total nonperforming loans were approximately 1.67%, 1.07%, 2.04%, 2.12%, 4.11% and 1.67%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, nor (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.


Summary of Loan Loss Experience

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. ABC's allowance for loan losses was approximately $4.3 million at December 31, 1995, representing 2.01% of year-end total loans outstanding and OREO, compared with approximately $3.8 million at December 31, 1994, which represented 1.98% of year-end total loans outstanding and OREO.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.


  The following table presents an analysis of ABC's loan loss experience for the periods indicated:

                                                    Three
                                                    months
                                                    ended                            Year ended
                                                   March 31,                         December 31,
                                                   ---------  ----------------------------------------------------------
                                                     1996        1995        1994        1993        1992       1991
                                                   --------   ----------  ----------  ----------  ----------  ---------
                                                                           (Dollars in Thousands)
Average amount of loans outstanding..........      $217,199    $205,023    $180,682    $159,976    $118,313    $98,737
                                                   ========    ========    ========    ========    ========    =======

Balance of reserve for possible loan losses           4,272    $  3,757    $  3,571    $  4,013    $  1,257    $ 1,046
 at beginning of period......................      --------    --------    --------    --------    --------    -------

Charge offs:
 Commercial, financial, industrial and                   (2)        (96)       (431)       (428)       (406)      (214)
         agricultural........................
 Real estate.................................            --        (103)       (144)     (1,851)       (698)      (200)
 Consumer....................................          (151)       (531)       (396)       (374)       (318)       (41)
Recoveries:
 Commercial, financial and agricultural......            25          90          74         273          26         44
 Real estate.................................            51         127         265         554         210        166
 Consumer....................................            53         180         180         193         113          5
                                                   --------    --------    --------    --------    --------    -------

  Net charge-offs............................      $    (24)   $   (333)   $   (452)   $ (1,633)   $ (1,073)   $  (240)
                                                   --------    --------    --------    --------    --------    -------

Additions to reserve charged to operating          $    180    $    848    $    638    $  1,191    $  1,129    $   451
 expenses....................................      --------    --------    --------    --------    --------    -------

Allowance for loan losses of acquired sub-         $     --    $     --    $     --    $     --    $  2,700    $    --
 sidiary.....................................      --------   ---------   ---------   ---------    --------   --------

  Balance of reserve for possible loan             $  4,428    $  4,272    $  3,757    $  3,571    $  4,013    $ 1,257
   losses....................................      ========    ========    ========    ========    ========    =======

Ratio of net loan charge-offs to average              0.04%       0.16%       0.25%       1.02%       0.91%      0.24%
 loans.......................................      ========    ========    ========    ========    ========    =======

     The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                    At March 31,                          At December 31,
                               ----------------------     ------------------------------------------------
                                       1996                        1995                      1994
                               ----------------------     ----------------------     ---------------------
                                          Percent of                 Percent of                 Percent of
                                           Loans in                   Loans in                   Loans in
                                          Category to                Category to                Category to
                               Amount     Total Loans     Amount     Total Loans     Amount     Total Loans
                               ------     -----------     ------     -----------     ------     -----------
Commercial, financial,
 industrial and agricultural   $   970         19%        $   936           18%      $   919           21%

Real estate                      1,505         63%          1,452           63%        1,425           60%

Consumer                           870         18%            839           18%          824           19%

Unallocated                      1,083                      1,045                        589
                               -------      ------        -------       -------      -------       ------
                               $ 4,428        100%        $ 4,272          100%      $ 3,757         100%
                               =======      ======        =======       =======      =======       ======

Investment Portfolio

  ABC manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates of net interest income. See "-- Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on ABC due to the rate variability and short-term maturities of its earning assets. In particular, approximately 50% of the loan portfolio is comprised of loans which mature within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 25% of the investment portfolio matures within one year.

Types of Investments

 The carrying value and estimated market value of investment securities are as follows:

                                            Gross          Gross     Approximate
                             Amortized    Unrealized    Unrealized      Fair
                               Cost         Gains         Losses        Value
                             ---------    ----------    -----------  -----------
                                           (Dollars in Thousands)
Securities Available for
 Sale December 31, 1995:
  U.S. Government and
  agency securities........    $37,174          $  285     $   (93)      $37,366
  Mortgage-backed
  securities...............      2,282              69          (8)        2,343
  Other securities.........        300              --         (18)          282
                               -------          ------     -------       -------
                               $39,756          $  354     $  (119)      $39,991
                               =======          ======     =======       =======
December 31, 1994:
  U.S. Government and
  agency securities........    $ 1,664          $   --     $   (14)      $ 1,650
  Other securities.........        300              --         (40)          260
                               -------          ------     -------       -------
                               $ 1,964          $   --     $   (54)      $ 1,910
                               =======                     =======       =======
Securities Held to
 Maturity December 31,
 1995:
  State and municipal
  securities...............    $10,269          $  258     $   (65)      $10,462
                               =======          ======     =======       =======
December 31, 1994:
  U.S. Government and
  agency securities........    $32,159          $   19     $(1,196)      $30,982
  State and municipal
  securities...............      9,819             114        (471)        9,462
  Mortgage-backed
  securities...............      2,617              22         (59)        2,580
                               -------          ------     -------       -------
                               $44,595          $  155     $(1,726)      $43,024
                               =======          ======     =======       =======
December 31, 1993:
  U.S. Government and
  agency securities........    $32,033          $  430     $   (42)      $32,421
  State and municipal
  securities...............     11,004             469         (78)       11,395
  Mortgage-backed
  securities...............      2,600             140          --         2,740
  Other securities.........        300              --          --           300
                               -------          ------     -------       -------
                               $45,937          $1,039     $  (120)      $46,856
                               =======          ======     =======       =======

     The following table represents maturities and weighted average yields of investment securities held by ABC at December 31, 1995.


                                                                 December 31, 1995
                                                               (Dollars in Thousands)
                                 ----------------------------------------------------------------------------------

                                                     After One Year but   After Five Years but
                                    Within One Year   Within Five Years     Within Ten Years      After Ten Years
                                   ----------------  -------------------  ---------------------  ------------------

                                     Amount   Yield     Amount     Yield     Amount      Yield    Amount    Yield
                                    -------- -------   --------   -------   --------    -------  --------  -------

U.S. Treasury and Other
  U.S. government agencies (1)...   $11,848   5.75%     $28,143    6.22%    $     --     --  %   $    --   --  %
Obligations of states and other
  political subdivisions (1)(2)..       727    6.12      2,734      6.63       5,722      7.72     1,086    8.37

- -------------------------

(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.

(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.


Deposits

     Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                     Year Ended December 31,
                                     (Dollars in Thousands)
                              -------------------------------------
                                     1995               1994
                               -----------------  ----------------
                                Amount     Rate    Amount    Rate
                               ---------  ------  ---------  -----
Noninterest-bearing demand
  deposits...................   $ 43,873    --   % $ 38,965    --%
Interest-bearing demand and
  savings deposits...........     81,137   3.06%     88,482  2.47%
Time deposits................    138,036   5.71%    112,730  4.49%
                                --------           --------
          Total deposits.....   $263,046           $240,177
                                ========           ========

     ABC has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

     The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                      December 31, 1995
                                    (Dollars in Thousands)
                                   ------------------------
Three months or less..............          $15,541
Over three through twelve months..           15,040
Over twelve months................            7,192
                                            -------
   Total..........................          $37,773
                                            =======

Return on Assets and Shareholders' Equity

     The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                            Year Ended December 31,
                         ----------------------------
                            1995     1994     1993
                          --------  -------  -------

Return on assets........     1.43%    1.15%    1.03%
Return on equity........    13.44    13.99    13.65
Dividend payout ratio...    27.13    28.57    25.96
Equity to assets ratio..    10.65     8.26     7.53


Liquidity and Capital Resources

     Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of ABC and the Subsidiary Banks to meet those needs. ABC and the Subsidiary Banks seek to meet liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, the Subsidiary Banks maintain relationships with correspondent banks which could provide funds to them on short notice, if needed.

  The liquidity and capital resources of ABC and the Subsidiary Banks are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1995, the Subsidiary Banks' short-term investments were adequate to cover any reasonably anticipated immediate need for funds. During 1995, ABC increased its capital by $125,000, representing proceeds from exercise of common stock options. It also increased its capital by retaining net earnings of $3,162,000 after payment of dividends. After recording an increase in capital of $198,000 for unrealized gains on securities, net of taxes, total capital increased during 1995 by $3,485,000. At December 31, 1995, total capital of ABC amounted to $33,935,000. ABC and the Subsidiary Banks were aware of no events or trends likely to result in a material change in their liquidity. At December 31, 1995, there were no binding outstanding commitments for capital expenditures. However, ABC anticipates that expenditures of approximately $1,500,000 will be required for expansion or relocation of properties which it plans to implement in 1996 in order to serve its customers and meet the needs of the citizens in the communities served by the Subsidiary Banks and ABC expects to use approximately $6,000,000 to consummate the Merger.

     During the three months ended March 31, 1996, total capital increased $640,000 to $34,575,000 at March 31, 1996. This increase in capital resulted from the retention of net earnings of $897,000 (after deducting dividends to shareholders of $338,000) and a decrease of $257,000 in unrealized gains on securities available for sale, net of taxes.

     In accordance with risk capital guidelines issued by the Federal Reserve Board, ABC is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

     The following table summarizes the regulatory capital levels of ABC at December 31, 1995.

                                          December 31, 1995
                                       (Dollars in Thousands)
                     -----------------------------------------------------------

                            Actual            Required            Excess
                      ------------------  -----------------  ------------------
                       Amount   Percent   Amount   Percent   Amount   Percent
                      -------- --------- -------- --------- -------- ---------

Leverage capital.....  $33,260    10.37%  $12,824     4.00%  $20,436     6.37%
Risk-based capital:
  Core Capital.......   33,260    15.23     8,733     4.00    24,527    11.23
  Total Capital......   36,008    16.49    17,466     8.00    18,542     8.49


Commitments and Lines of Credit

     In the ordinary course of business, the Subsidiary Banks have granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by each of the Subsidiary Bank's Board of Directors. The Subsidiary Banks have also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Subsidiary Banks use the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Following is a summary of the commitments outstanding at December 31, 1995 and 1994.


                                      December 31,
                                 (Dollars in Thousands)
                               -------------------------
                                   1995        1994
                                ----------  ----------

Commitments to extend credit..     $36,024     $22,344
Credit card commitments.......       2,883       2,345
Standby letters of credit.....         905         590
                                   -------     -------
                                   $39,812     $25,279
                                   =======     =======

Impact of Inflation

     The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.


                        DESCRIPTION OF ABC COMMON STOCK

General

     ABC's authorized capital stock consists of 10,000,000 shares of Common Stock, $1.00 par value per share, of which 3,379,192 shares were issued and outstanding as of March 1, 1996, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. ABC has reserved 6,667 shares of ABC Common Stock for issuance pursuant to certain outstanding options to purchase such shares. ABC's Board of Directors has recommended that ABC's shareholders approve an amendment to ABC's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 15,000,000 shares. The ABC shareholders are expected to vote on this proposed amendment at the annual meeting of shareholders to be held on April 16, 1996.

Common Stock

     The holders of ABC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by ABC out of funds legally available therefor and to share ratably in the assets of ABC available for distribution after the payment of all prior claims in the event of any liquidation dissolution or winding-up of ABC. All outstanding shares of ABC Common Stock are duly authorized and validly issued, fully paid and nonassessable.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition.

     The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its Subsidiary Banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

     Holders of ABC Common Stock are entitled to one vote per share on all matters requiring a vote of shareholders. The ABC Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of ABC Common Stock voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining shares of ABC Common Stock will not be able to elect any of the directors.

Preferred Stock

     No shares of Preferred Stock have been issued. ABC's Board of Directors is authorized to issue the Preferred Stock in one or more series and to fix and determine, among other things, the dividend payable with respect to such shares of Preferred Stock (including whether and in what manner such dividend shall be accumulated; whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock. In addition, the Preferred Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of ABC. See " -- Certain Antitakeover Provisions of ABC's Articles of Incorporation."

Limitations on Directors' Liability

     ABC's Articles of Incorporation provide that no director of ABC shall be liable to ABC or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of ABC,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of ABC and its shareholders (through shareholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of ABC pursuant to the foregoing, ABC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Certain Antitakeover Provisions of ABC's Articles of Incorporation

     ABC's Articles of Incorporation were amended in 1995 to increase the number of authorized shares of Common Stock from 3,000,000 to 10,000,000 and to authorize the creation of 5,000,000 shares of "blank check" preferred stock. This amendment was approved by ABC's Board of Directors and adopted by ABC's shareholders at the annual meeting held on April 18, 1995. As referenced above, ABC has proposed a further increase in the number of authorized shares of Common Stock, which proposed increase proposal is to be considered by ABC's shareholders at the annual meeting to be held on April 16, 1996. The issuance of these shares may place ABC in a position to deter a future takeover attempt that some shareholders may favor. In the event of a proposed merger, tender offer or other attempt to gain control of ABC, it will be possible for the Board of Directors to authorize the issuance of ABC's preferred stock to impede completion of the proposed merger, tender offer or other attempt to gain control. The Board of Directors, however, did not consider the potential deterrent as a reason for establishing the number of its authorized shares.

     There are 5,000,000 shares of authorized ABC preferred stock, but no such shares outstanding at this time. ABC's Articles of Incorporation give the Board the right to determine the number and terms (other than voting rights) of shares of authorized preferred stock prior to issuance thereof, without obtaining shareholder approval of such terms. The Board could thus choose to issue a series of preferred stock to impede a threatened takeover attempt or tender offer. However, ABC has no current plans to issue any shares of preferred stock. The Georgia Business Corporation Code permits a corporation's articles of incorporation to provide that its Board of Directors may determine all rights (including voting rights) of preferred stock prior to the issuance of such stock, but ABC's Board of Directors has taken no action to date to authorize an amendment of ABC's Articles of Incorporation to permit the Board of Directors to set voting rights for the preferred stock.

Transfer Agent

     SunTrust Banks, Inc. currently acts as the transfer agent for the ABC Common Stock.

               CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC

General

     As a bank holding company, ABC is subject to the regulation and supervision of the Federal Reserve Board and the Georgia Department of Banking and Finance (the "DBF"). The Subsidiary Banks are subject to supervision and examination by applicable state and federal banking agencies, including the Federal Reserve Board, the FDIC and the DBF. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve Board before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the Federal Reserve Board, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation or order to be closely related to banking are: making or servicing loans and certain types of leases; performing certain data processing services; acting as fiduciary or investment or financial advisor; providing discount brokerage services; underwriting bank eligible securities; underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and making investments in corporations or projects designed primarily to promote community welfare.

     In addition, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of ABC and the Subsidiary Banks and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine ABC. ABC is an "affiliate" of the Subsidiary Banks under the Federal Reserve Act, which imposes certain restrictions on (i) loans by the Subsidiary Banks to ABC; (ii) investments in the stock or securities of ABC by the Subsidiary Banks; (iii) the Subsidiary Bank's taking the stock or securities of an "affiliate" as collateral for loans by the Subsidiary Banks to a borrower; and (iv) the purchase of assets from ABC by the Subsidiary Banks. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

Payment of Dividends and Other Restrictions

     ABC is a legal entity separate and distinct from its subsidiaries. There are various legal and regulatory limitations under federal and state law on the extent to which ABC's subsidiaries can pay dividends or otherwise supply funds to ABC.

     The principal source of ABC's cash revenues is dividends from its subsidiaries and there are certain limitations under federal, Georgia and Alabama law on the payment of dividends by such subsidiaries. The prior approval of the Federal Reserve Board or the applicable state commissioner, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include ABC and the Subsidiary Banks (including Southland Bank) from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

     Under Georgia law (which would apply to any payment of dividends by the Subsidiary Banks (other than Southland Bank) to ABC), the prior approval of the Georgia Commissioner of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

     Retained earnings of the Subsidiary Banks available for payment of cash dividends under all applicable regulations without obtaining governmental approval were approximately $2.4 million as of December 31, 1995.

     In addition, the Subsidiary Banks are subject to limitations under
Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, ABC. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

Capital Adequacy

     The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit, is 8%). At least half of the Total Capital is to be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of perpetual preferred stock, less goodwill ("Tier I Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I Capital to total assets, less goodwill (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

     Effective December 19, 1992, a new Section 38 to the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches two percent. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

     The FDIC has adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios: (1) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier I risk-based ratio of at least 6% and a leverage ratio of at least 5%; (2) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier I risk-based ratio of at least 4% and a leverage ratio of at least 4%; (3) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier I risk-based ratio of under 4% or a leverage ratio of under 4%; (4) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier I risk-based ratio of under 3% or a leverage ratio of under 3%; and (5) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital.

     The downgrading of an institution's category is automatic in two situations: (1) whenever an otherwise well-capitalized institution is subject to any written capital order or directive, and (2) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The Federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

     All insured institutions regardless of their level of capitalization are prohibited by the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

     Under the FDIC's regulations, all of the Subsidiary Banks are "well capitalized" institutions.

Support of Subsidiary Banks

     Under the Federal Reserve Board policy, ABC is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, ABC may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     As a result of the enactment of Section 206 of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FDIC Insurance Assessments

     The Subsidiary Banks are subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). Since 1989 the annual FDIC deposit insurance assessments increased from $.083 per $100 of deposits to a minimum level of $.23 per $100, an increase of 177 percent. The FDIC implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories, from $.23 per $100 of deposits for the healthiest banks (those with the highest capital, best management and best overall condition) to as much as $.31 per $100 of deposits for the less-healthy institutions, for an average $.259 per $100 of deposits.

     On August 8, 1995, the FDIC lowered the BIF premium for "healthy" banks 83% from $.23 per $100 in deposits to $.04 per $100 in deposits, while retaining the $.31 level for the riskiest banks. The average assessment rate was therefore reduced from $.232 to $.044 per $100 of deposits. The new rate took effect on September 29, 1995. On November 14, 1995, the FDIC again lowered the BIF premium for "healthy" banks from $.04 per $100 of deposits to zero for the highest rated institutions (92% of the industry). As a result, the Subsidiary Banks pay only the legally required annual minimum payment of $10,000 per year for insurance as of January 1996.

Recent Legislative and Regulatory Action

     On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulation contains three evaluation tests:
(i) a lending test which will compare the institution's market share of loans in low- and moderate- income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate- income areas or individuals; (ii) a services test which will evaluate the provisions of services that promote the availability of credit to low- and moderate-income areas; and (iii) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce some paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996 at which time evaluation under streamlined procedures were scheduled to begin for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion. Until the regulators release guidelines for examiners that interpret the rules, it is unclear what effect, if any, these regulations will have on ABC and the Subsidiary Banks. Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively, the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

     On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (1) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis; (2) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and (3) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

     On September 23, 1994, President Clinton signed the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements. On September 29, 1994, President Clinton signed the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Federal Interstate Bill") which amended federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and to permit any interstate bank holding company to merge its various bank subsidiaries into a single bank with interstate branches after May 31, 1997. States have the authority to authorize interstate branching prior to June 1, 1997, or, alternatively, to opt out of interstate branching prior to that date. The Georgia Financial Institutions Code was amended in 1994 to permit the acquisition of a Georgia bank or bank holding company by out-of-state bank holding companies beginning July 1, 1995. On September 29, 1995, the interstate banking provisions of the Georgia Financial Institutions Code were superseded by the Federal Interstate Bill.

     In February 1996, the Georgia legislature adopted the "Georgia Interstate Branching Act," which when signed by the Governor, will permit Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia the right to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branch banks on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo bank branches which may be established will no longer be limited.

Monetary Policy

     The earnings of ABC are affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States government and its agencies.

     The Federal Reserve Board has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve Bank include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The Federal Reserve Board also conducts open market transactions in United States government securities.

Future Requirements

     Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nations's financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of ABC or any of the Subsidiary Banks may be affected by such statute or regulation.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     ABC is a business corporation organized under the Georgia Business Corporation Code (the "GBCC"). The Company is a corporation organized under the Alabama Business Corporation Act (the "ABCA"). The Company's shareholders, whose rights as shareholders are currently governed by the ABCA and the Company's Articles of Incorporation and Bylaws, will become, upon consummation of the Merger, shareholders of ABC. Their rights as shareholders of ABC will be governed by the GBCC and the ABC Articles of Incorporation and Bylaws. Certain differences between the rights of the Company's shareholders and ABC shareholders are summarized below. The summary does not purport to be a complete statement of the rights of the Company's shareholders as compared with the rights of the ABC shareholders. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summary is qualified in its entirety by reference to the ABCA, the GBCC, and the respective articles of incorporation and bylaws of the two corporations.

Liquidity and Marketability

     ABC Common Stock. All of the 3,379,192 shares of ABC Common Stock are freely tradeable except for approximately 712,190 shares held by "affiliates" of ABC, as such term is defined in Rule 144 under the 1933 Act, which shares may only be sold pursuant to an effective registration statement under the 1933 Act or in compliance with Rule 144 or another applicable exemption from the registration requirements of the 1933 Act.

     Company Common Stock. The Company Shares are not registered with the Commission or listed on any national securities exchange or quoted on any interdealer quotation system. There is no established market for the Company Shares, and none is expected to develop.

Reporting Requirements

     ABC Common Stock. ABC is a reporting company under the 1934 Act and files annual and quarterly financial reports with the Commission. ABC also files certain reports with the Federal Reserve Board and the Georgia Department of Banking and Finance.

     Company Common Stock. The Company is not subject to any financial reporting regulations, other than those of the Federal Reserve Board and the Alabama State Department of Banking.

Preemptive, Voting and Liquidation Rights

     ABC Common Stock. The ABC Common Stock does not have preemptive rights. Each share of ABC Common Stock has the right to cast one vote on all matters voted upon by the ABC shareholders. Under the GBCC, a majority of the outstanding shares entitled to vote must approve any dissolution or liquidation of a corporation, unless the articles of incorporation or bylaws require a greater vote. Neither ABC's articles nor its bylaws impose any such requirement.

     Company Common Stock. Company Common Shares do not possess preemptive rights. Each Company Share has the right to cast one vote on all matters voted upon by the Company's shareholders. Cumulative voting is not authorized and under the ABCA, two-thirds of the outstanding shares entitled to vote must approve any dissolution or liquidation of a corporation, unless the articles of incorporation require a greater or lesser vote. The Company's articles do not impose any such requirement.

Mergers, Consolidations and Sales of Assets

     ABC Common Stock. Under the GBCC, a merger (other than a merger of a subsidiary in which the parent owns at least 90% of each class of outstanding stock), a disposition of all or substantially all of a corporation's property and a share exchange generally must be approved by a majority of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws requires otherwise. Neither ABC's articles nor its bylaws impose any such requirement.

     Company Common Stock. Under the ABCA, a merger (other than a merger of a subsidiary in which the parent owns at least 80% of each class of outstanding stock), a disposition of all or substantially all of a corporation's property and a share exchange generally must be approved by two-thirds of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws requires otherwise. The Company's articles do not impose any such requirement.

Dissenters' Rights

     ABC Common Stock. Under the GBCC, a shareholder of a corporation participating in certain transactions may, under certain circumstances, receive the fair value of his shares in cash, in lieu of the consideration he would otherwise have received in the transaction. The GBCC recognizes dissenters' rights in connection with mergers, share exchanges, sales of all or substantially all of the corporation's property and certain amendments to the articles of incorporation that materially and adversely affect a shareholder's rights. Appraisal rights are not available (unless otherwise provided in the corporation's articles of incorporation, and ABC's articles do not so provide):
(i) if the shares of the corporation are listed on a national securities exchange or held of record by more than 2,000 shareholders, and shareholders by the terms of the merger or consolidation are not required to accept in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, or shares of stock of any other corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, other than cash in lieu of fractional shares of stock; or (ii) in a merger if the corporation is the surviving corporation and no vote of its shareholders thereon is required. Under the GBCC, the ABC shareholders are not entitled to dissenters' rights with respect to the Merger.

     Company Common Stock. Under the ABCA, a shareholder of a corporation participating in certain transactions may, under certain circumstances, receive the fair value of his shares in cash, in lieu of the consideration he would otherwise have received in the transaction. The ABCA recognizes dissenters' rights in connection with mergers, share exchanges, sales of all or substantially all of the corporation's property and certain amendments to the articles of incorporation that materially and adversely affect a shareholder's rights. Under the ABCA, the Company's shareholders are entitled to dissenters rights with respect to the Merger.

Taxation

     ABC Common Stock. ABC is a taxable entity under the Code and is taxed on its income and entitled to the deductions allowed under the Code. A sale of shares of ABC Common Stock will normally result in a capital gain or loss for federal income tax purposes. Shareholders of ABC who receive dividends are expected to receive a copy of Form 1099 filed with the Internal Revenue Service prior to January 31 of the following year.

     Company Common Stock. The Company is a taxable entity under the Code and is taxed on its income and entitled to the deductions allowed under the Code. A sale of Company Shares will normally result in a capital gain or loss for federal income tax purposes. Shareholders of the Company who receive dividends are expected to receive a copy of Form 1099 filed with the Internal Revenue Service prior to January 31 of the following year.

Distributions

     ABC Common Stock. The holders of ABC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by ABC out of funds legally available therefor. Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition. The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its Subsidiary Banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

     Company Common Stock. The holders of Company Shares are entitled to receive dividends when, as and if declared by the Board of Directors and paid by the Company out of funds legally available therefor. Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition. The ability of the Company to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of the Company and each of its subsidiary banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities. As noted in "Certain Regulatory Considerations Relating to the Company," (i) on or about September 12, 1994, the Company entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta (the "Reserve Bank") providing, among other things, that the company would not declare or pay dividends to its shareholders without the prior written approval of the Reserve Bank, and (ii) on or about March 8, 1993, Southland Bank entered into a Memorandum of Understanding with the FDIC and Alabama State Banking Department (the "Department") pursuant to which Southland Bank agreed that it would not declare or pay dividends without the prior written consent of the FDIC and the Department.

Liability

     ABC Common Stock. ABC shareholders are not personally liable for the obligations of ABC.

     Company Common Stock. The Company's shareholders are not personally liable for the Company's obligations.

Assessments

     ABC Common Stock. All shares of ABC Common Stock are fully paid and nonassessable.

     Company Common Stock.  All Company Shares are fully paid and nonassessable.

Fiduciary Duties

     ABC Common Stock. ABC's Articles of Incorporation provide that, with certain exceptions mandated by the GBCC, officers and directors are not liable to ABC or its shareholders for monetary damages for breach of their fiduciary duty of care.

     Company Common Stock. The Company's Articles of Incorporation do not include a provision eliminating or limiting any officer or director liability to the Company or its shareholders for any breach of their fiduciary duty of care.

Indemnification

     ABC Common Stock.    ABC's articles provide that no director shall be
personally liable to ABC or its shareholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The GBCC permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he believed in good faith to be in or not opposed to the best interest of the company and, in the case of any criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful. A further limitation on indemnification imposed by the GBCC is that in the case of indemnification in connection with a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.

     Company Common Stock. Pursuant to the Company's bylaws, the Company shall indemnify all persons who may be indemnified under the ABCA to the full extent such indemnification is required or permitted under the ABCA. Such persons who may be indemnified are directors, officers, employees and agents of ABC.

Management

     ABC Common Stock. The business and affairs of ABC are managed by or under the direction of its Board of Directors. Each director is elected annually by the ABC shareholders and may be removed and replaced, with or without cause, by a majority vote of ABC shareholders at any meeting of such holders.

     Company Common Stock. The business and affairs of the Company are managed by or under the direction of its Board of Directors. Each director is elected annually by the Company's shareholders and may be removed and replaced, with or without cause, by a majority vote of the Company's shareholders at any meeting of such holders.

Special Meetings

     ABC Common Stock. Special meetings of the ABC shareholders may be called at any time by ABC's Chairman of the Board, Vice Chairman of the Board, President, Secretary or a majority of the directors of ABC. Special meetings of the ABC shareholders also shall be called upon the written request of the holders of 50% or more of all shares of capital stock of ABC entitled to vote in an election of directors.

     Company Common Stock.   Special meetings of the Company's shareholders may
be called at any time by the president or at the request of a majority of the Board of Directors. Special meetings of the Company's shareholders also shall be called upon the written request of the holders of 10% or more of all shares of capital stock of the Company entitled to vote in an election of directors.

Right to Compel Dissolution

     ABC Common Stock. Under the GBCC, ABC shareholders may not compel the dissolution of ABC without prior action by ABC's Board of Directors proposing such dissolution.

     Company Common Stock. Under the ABCA, the Company's shareholders (other than by unanimous written consent) may not compel the dissolution of the Company without prior action by the Company's Board of Directors proposing such dissolution.

Continuity of Existence

     ABC Common Stock. ABC's Articles of Incorporation provide for perpetual existence, subject to termination or dissolution as provided by the GBCC.

     Company Common Stock. The Company's Articles of Incorporation provide for perpetual existence, subject to termination or dissolution as provided by the ABCA.

Certain Legal Rights

     ABC Common Stock. The GBCC affords ABC shareholders the right to bring a legal action on behalf of ABC (a shareholder derivative action) to recover damages from a third party or an officer or director of ABC, if the ABC shareholder was a shareholder of ABC at the time of the act or omission complained of or became a shareholder through transfer by operation of law from one who was a shareholder at that time and the shareholder fairly and adequately represents the interest of ABC in enforcing its rights. In addition, a shareholder may not commence a derivative proceeding until a written demand has been made upon the corporation to take suitable action and 90 days have expired from the date the demand was made (unless the demand has been rejected by the corporation or irreparable injury to the corporation would result by waiting for the expiration of that 90-day period). In addition, ABC shareholders may bring class actions to recover damages from directors for violations of their fiduciary duties.

     Company Common Stock. The Alabama Rules of Civil Procedure provide that Company shareholders attempting to enforce a right which may be properly asserted by the Company (a shareholder derivative action) must allege and verify that they were shareholders at the time of the transaction of which the shareholders' complain or that such shareholders' shares thereafter devolved upon them by operation of law. Such shareholders must also have made a demand of the Company to obtain the action desired from the directors or adequately prove the reasons for any failure to obtain the action or for not making the demand. The shareholders further may not maintain such a derivative action if they do not fairly and adequately represent the interests of the shareholders in enforcing the rights of the Company. Although not certain under Alabama law, the shareholders may also have the right to assert causes of action, individually or by class action, against officers and directors of the Company in certain situations, such as commissions of fraud or breaches of fiduciary duty.

Right to List of Holders and Inspection of Books and Records

     ABC Common Stock. Under the GBCC, ABC shareholders are generally entitled to inspect and copy ABC's Articles of Incorporation, Bylaws, shareholder resolutions, Board resolutions, lists of names and addresses of Board members, all written communications to shareholders, lists of names and business addresses of current directors and officers, and the Annual Registration filed with the Secretary of State of the State of Georgia. An ABC shareholder must make a written request at least five business days in advance of such inspection, which must occur during regular business hours at ABC's principal office. Other ABC records are generally available to an ABC shareholder for inspection and copying during regular business hours at a reasonable location specified by ABC upon written demand at least five business days in advance, if the shareholder makes a demand in good faith and for proper purpose that is reasonably relevant to legitimate interests as a shareholder, describes with reasonable particularity the purpose and the records desired to be inspected, and the records requested are directly connected with a stated purpose and are to be used only for that stated purpose. A Georgia corporation may limit these latter inspection rights to shareholders owning more than 2% of the outstanding stock of the corporation. ABC's Articles of Incorporation do not contain any such limitation.

     Company Common Stock. Under the ABCA, the Company's shareholders are generally entitled to inspect and copy the Company's Articles of Incorporation, Bylaws, shareholder resolutions, Board resolutions, lists of names and addresses of Board members, all written communications to shareholders generally within the past three years, lists of names and business addresses of current directors and officers, and the most recent annual report filed with the Secretary of State of the State of Alabama. A shareholder must make a written request at least five business days in advance of such inspection, which must occur during regular business hours at the Company's principal office. Subject to certain limitations applicable to corporations engaged in the banking business, other records of the Company are generally available to a shareholder for inspection and copying during regular business hours at a reasonable location specified by the

Company upon written demand at least five business days in advance, if the shareholder makes a demand for any proper purpose.


                    DESCRIPTION OF SOUTHLAND BANCORPORATION

Business

     General. The Company is a bank holding company organized under the laws of the State of Alabama and registered with the Federal Reserve Board pursuant to the BHCA. The Company owns all of the outstanding capital stock of Southland Bank, an Alabama state bank that provides general banking services in the Alabama cities of Dothan, Headland, Abbeville, Eufaula and Clayton. At December 31, 1995, the Company, on a consolidated basis, had total assets of approximately $100.8 million, total loans of approximately $71.4 million, total deposits of approximately $84.8 million and total stockholders' equity of approximately $6.3 million. The Company's net income for 1995 was $1.0 million or $2.05 per share.

     Southland Bank serves its primary market area of southeast Alabama from its headquarters located in Dothan, Alabama. The banking business in this market is highly competitive. Southland Bank competes for both deposits and loan customers with many other financial institutions with equal or greater resources than are available to Southland Bank. Such institutions include other commercial banks, credit union insurance companies, brokerage firms and other financial services companies.

     Southland Bank operates a full service commercial banking business and provides a wide range of banking services, including checking and savings accounts; various types of certificates of deposit; agricultural, consumer, commercial and real estate loans; safe deposit boxes; drive-in banking facilities and access to 24-hour teller machines through various networks. A description of Southland Bank's primary banking activities is set forth below.

     Deposits. Southland Bank offers a wide range of commercial and consumer deposit accounts, including checking accounts, money market checking accounts, negotiable order of withdrawal (NOW) accounts, individual retirement accounts, time certificates of deposit and regular savings accounts. The sources of deposits typically are residents and businesses and their employees within Southland Bank's market area. Southland Bank pays competitive interest rates on time and savings deposits and has implemented a service charge fee schedule competitive with other financial institutions in its market area. For additional information, including the amounts of deposits of various types and information concerning deposits greater than or equal to $100,000, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Lending Activities. Southland Bank's lending activities include agricultural, real estate, consumer and commercial loans. Southland Bank's agricultural loans are made for crop production expenses and to finance the purchase of farm-related equipment. Its real estate loan portfolio includes traditional first mortgage loans to individuals on single-family homes, loans secured by farmland and construction loans. Southland Bank also makes consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Southland Bank's commercial lending is directed principally toward businesses located within the defined trade area of Southland Bank with a demand for funds that falls within Southland Bank's legal lending limits. Southland Bank also targets businesses that are existing or are potential deposit customers.

     Lending decisions are based upon determination of the borrower's ability and willingness to repay the loan, which in turn are impacted by such factors as an individual borrower's income, job stability, length of time as a resident in the community, previous credit history and collateral for the loan and a commercial borrower's cash flow, sales trend and inventory levels and relevant economic conditions. In the case of agricultural loans, Southland Bank typically looks to the borrower's cash flow as the principal source of repayment and generally secures repayment by a security interest in the crops or farm-related equipment and, in some cases, an assignment of crop insurance on a mortgage on real estate. Risks associated with loans can be significant and include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates. Agricultural loans carry additional risks, including fluctuating commodity prices and the risk of adverse weather conditions.

     Investment Activities. After establishing necessary cash reserves and funding loans, Southland Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. Southland Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities and in certain obligations of states and municipalities. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. For additional information concerning investment activities, see the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Asset/Liability Management. It is management's objective to manage Southland Bank's assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of Southland Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is management's overall philosophy to support asset growth primarily through growth of core deposits, which includes deposits of all categories made by individuals, partnerships and corporations. Southland Bank's asset/liability mix is monitored on a timely basis with a report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the asset/liability committee of Southland Bank's Board of Directors on a monthly basis. In addition, Southland Bank's liquidity is monitored on a monthly basis by its Board of Directors. The objective of this policy is to manage interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on Southland Bank's earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Employees

     As of December 31, 1995, the Company and Southland Bank had a total of 63 full-time equivalent employees to whom they provide a variety of benefits. The Company and Southland Bank consider employee relations to be excellent.

Properties

     The principal offices of the Company and Southland Bank are located at 3299 Ross Clark Circle, NW, Dothan, Alabama 36303. Southland Bank also operates branches at 204 Kirkland Street, Abbeville, Alabama; 103 Eufaula Avenue, Clayton, Alabama; and 208 Main Street, Headland, Alabama. These properties are owned by Southland Bank and are not subject to any material encumbrances. Southland Bank operates two branches on leased property located at 3090 Ross Clark Circle, NW, Dothan, Alabama and 1094 S. Eufaula Avenue, Eufaula, Alabama.

Litigation

     An action entitled Bruce Roland v. Southland Bank, Civil Action Number CV-95-509, was commenced in the Circuit Court of Houston County, Alabama on June 2, 1995. Plaintiff seeks compensatory damages in an unspecified amount and punitive damages in the amount of $300,000, for an alleged wrongful intrusion into his private affairs and violation of his right to privacy allegedly arising from the wrongful communication of the amount of a "Draw Check" cashed for the Plaintiff by a teller of Southland Bank to a business competitor of the Plaintiff. Southland Bank's insurance carrier has accepted defense of the matter on behalf of Southland Bank without reservation of rights. There would be no insurance coverage in respect of an award of punitive damages against Southland Bank. Southland Bank has denied the material allegations of the complaint and has asserted affirmative defenses. The action is in the discovery stage.

     An action entitled Debbie Dutill v. Southland Insurance Agency, Inc., Civil Action Number CV-95-323, was commenced in the Circuit Court of Houston County, Alabama, on May 8, 1995. Plaintiff seeks compensatory damages in an unspecified amount for an alleged misrepresentation relating to the existence of insurance coverage insuring the Plaintiff's automobile from physical damage, Plaintiff alleges that Southland Insurance Agency's misrepresentation caused GMAC to cancel the "forced" collision coverage which GMAC had placed on the Plaintiff's automobile. Southland Bank's insurance carrier has accepted defense of the matter on behalf of Southland Bank with reservation of rights. Southland Bank has denied the material allegations of the complaint and has asserted affirmative defenses. The action is in the discovery stage.

     An action entitled Frank Martin v. Invest Financial Corporation; Invest Financial Corporation Insurance Agency; ITT Hartford Life Insurance Company; and Southland Bank, Civil Action Number CV-95-0180, was commenced in the Circuit Court of Barbour County, Alabama, on July 13, 1995. Plaintiff seeks compensatory damages in an unspecified amount as well as unspecified punitive damages for an alleged misrepresentation by a dual employee of Invest Financial Corporation and Southland Bank resulting in the purchase by the Plaintiff of a variable rate annuity through reinvestment of the proceeds from a matured certificate of deposit. Invest Financial Corporation, through its general counsel, has agreed to indemnify and hold Southland Bank harmless in this litigation. In addition, Southland Bank's insurance carrier has been notified of the action. Southland Bank has denied the material allegations of the complaint and has asserted the available affirmative defenses. In addition, Southland Bank has, in conjunction with the other defendants asserted the arbitration provisions as set forth in the contract documents. The action is currently awaiting ruling by the United States District Court, Middle District of Alabama, on Defendants' Petition to Compel Arbitration.

     An action entitled Southland Bank v. Myrtle Stowers, followed by a counterclaim styled: Myrtle Stowers v. Southland Bank, Tony Gontko and Robin Waters was commenced in the Circuit Court of Butler County, Alabama, Civil Action Number CV-93-14, on January 12, 1993. Southland Bank as the original plaintiff sought to collect, on a promissory note allegedly executed by the Defendant, Myrtle Stowers. Defendant, Myrtle Stowers, filed a counterclaim against Southland Bank and its former employees, Tony Gontko and Robin Waters, alleging that Tony Gontko and Robin Waters, while acting as agents for Southland Bank, forged or arranged for the forgery of Plaintiff Myrtle Stower's signature on a promissory note and security agreement in a scheme to defraud her. Plaintiff Myrtle Stowers seeks unspecified compensatory and punitive damages. Southland Bank's insurance carrier has accepted defense of the matter on behalf of Southland Bank with reservation of rights. There would be no insurance coverage in respect of an award of punitive damages against Southland Bank. Southland Bank has denied the material allegations of the complaint and has asserted affirmative defenses. The action is in the discovery stage.

Management

     The following table contains certain information regarding each director and executive officer of the Company. The table sets forth, as of March 31, 1996, the name, age, business experience during the past five years, and the year in which each director and executive officer began continuous service to the Company and Southland Bank. The Company will cease to exist upon the Merger, and, accordingly, the directors and executive officers of the Company will no longer serve in such capacities following the effective date of the Merger. No changes are expected in the management of Southland Bank as a result of the proposed transaction, other than the appointment of an additional director to the Board by ABC, subject to the prior approval of the FDIC.


                                                   Served as a  Served as a
                                                   Director of  Director of
                                                   the Company   Southland
         Name           Age  Principal Occupation     Since     Bank Since
- ----------------------  ---  --------------------  -----------  -----------
John E. Meyer, Jr.       47  President, the            N/A          N/A
                             Company and
                             Southland Bank
Gary E. Johns            42  Treasurer/Vice            N/A          N/A
                             President, the
                             Company and
                             Southland Bank
Winn Farrar Martin       56  Director, Southland      1977         1977
                             Bank; Director and
                             Chairman, the
                             Company and
                             Southland Bank
John Farrar Martin       32  McKinsey & Co.,          1995          N/A
                             Atlanta, Georgia
John Granger Danford     65  Retired                  1995         1987
Gail Whigham             62  Retired                  1995          N/A
Winn Edwin Martin        85  Retired                  1983         1946

     All of the Company's directors and executive officers hold office for a term of one year or until their respective successors are duly elected and qualified. Except for Mr. Meyer's Employment Agreement (described above), there are no arrangements or understandings between any of the directors, executive officers or any other persons pursuant to which any of the Company's directors or executive officers have been selected for their respective positions. Winn Edwin Martin is the father of Winn Farrar Martin and Gail Whigham, and Winn Farrar Martin is the father of John Farrar Martin.

Security Ownership of Management and Principal Shareholders

     The following table sets forth, as of March 1, 1996, the total number of Company Shares beneficially owned by each director of the Company, each beneficial owner of five percent or more of the outstanding Company Shares, and all directors and executive officers of the Company as a group. The number of Company Shares shown as being beneficially owned by each person are those over which he has either sole or shared voting or investment power. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to their shares. At March 29, 1996, the Company had 488,082 shares of common stock outstanding, and 27,776 shares of common stock subject to options granted under the Company's Stock Option Plan.

     The Company's Stock Option Plan provides that employees of the Company who were granted options (the owners) must be employed by the Company, or any affiliate or subsidiary of the Company, on the exercise date of the option, which is generally five years from the issue date. The Option Plan also provides that the options may be accelerated upon retirement or the death of the owner at the discretion of the Company, in which case the owner shall receive the difference between the stated option price and the then current book value price per share. Because the Board of Directors of the Company has determined that situations such as the Merger were not contemplated by the Option Plan, the Board has determined that options currently eligible for exercise in 1996 and options that would be eligible for exercise under the Option Plan in the years 1997, 1998, 1999 and 2000 shall be eligible for exercise prior to the consummation of the Merger in the following respective percentages: 100%, 80%, 60%, 40% and 20%. Additionally, pursuant to the acceleration provision under the Option Plan, the Board has determined to accelerate, prior to the consummation of the Merger, all remaining options that would be eligible for exercise under the Option Plan in the years 1997, 1998, 1999 and 2000, which equates to the following respective percentages of such options: 20%, 40%, 60% and 80%. As of the consummation of the Merger, any outstanding stock options of the Company shall be terminated.

    Name and Address of       Shares Beneficially Owned
     Beneficial Owner                    (1)               Percent of Class (2)
- ---------------------------  ----------------------------  --------------------
Winn Edwin Martin                      7,260                      1.44%
Rt. 1 Box 110
Clayton, Alabama  36016
Gary E. Johns                              1                        --
  302 Dee Road
  Opp, Alabama

    Name and Address of       Shares Beneficially Owned
     Beneficial Owner                    (1)               Percent of Class (2)
- ---------------------------  ----------------------------  --------------------
John E. Meyer, Jr.                     3,000                     0.60%
  110 Breckenridge Lane
  Dothan, Alabama  36301
John Farrar Martin                     4,092                     0.81%
  403 Tenterden Curve
  Peachtree City, Georgia
   30269
John Granger Danford                  36,048                     7.17%
  602 West Gray Hodges Road
  Dothan, Alabama  36303
Gail Whigham                          54,780                    10.90%
  2511 Beach Boulevard
  Pascagoula, Mississippi
   39567
Winn Farrar Martin                234,848(3)                    46.72%
  117 Lakeview Lane
  Headland, Alabama  36345
All directors and officers           340,029                    67.65%
  as a group

- --------------------

(1) The information contained in this column is based upon information furnished to the Company by the individuals identified above and shareholder records of the Company.
(2) The percentages contained in this column have been calculated to give effect to the exercise of outstanding stock options to purchase an aggregate of 14,562 Company Shares prior to the Effective Date.
(3) Includes 3,828 shares held by David Norman Martin, 3,828 shares held by Winn E. Martin, II, 792 shares held jointly with Patricia V. Martin and 432 shares held in an IRA account for the benefit of Mr. Martin.


Certain Regulatory Considerations Relating to the Company

     On or about November 26, 1989, Southland Bank, the FDIC and the Department entered into a Memorandum of Understanding, which was revised on or about March 8, 1993 (as so revised, the "FDIC MOU"). The FDIC MOU required Southland Bank to formulate and submit a management plan and retain qualified management, required the Board of Southland Bank to develop and approve a three-year capital program, required Southland Bank to maintain minimal Tier I capital of 8%, and required Southland Bank to meet the minimum ratio requirements established for risk based capital. The FDIC MOU also prohibited Southland Bank from declaring or paying cash or property dividends without the prior written consent of the FDIC and the Department. The FDIC MOU required the Board of Southland Bank to review the adequacy of the bank's allowance for loan and lease losses ("Allowance") and to establish a program for maintaining an adequate Allowance. The FDIC MOU also required the bank to eliminate from its books all assets classified "loss," and to reduce the aggregate dollar volume of all remaining assets classified "substandard" according to a specific schedule. The FDIC MOU also required the Board of Southland Bank to adopt and implement a program requiring written action plans designed to eliminate the basis of criticism involving certain loan relationships and assets. The FDIC MOU prohibited Southland Bank from extending additional credit to or for the benefit of any borrower who had a loan or other extension of credit with the bank that had been charged off or classified "loss" or "doubtful" and was uncollected and also imposed restrictions upon the bank's extending additional credit to a borrower who had a loan or other extension of credit classified "substandard" and was uncollected. The FDIC MOU required the Board of Southland Bank to revise its written funds management policy and to take steps necessary to correct specified violations of laws, rules and regulations cited in the Examination Report of July 6, 1992, and to ensure future compliance with laws and regulations. The FDIC MOU also required Southland Bank to prepare and submit to the regulatory authorities a comprehensive budget and earnings forecast each year. The FDIC MOU also required Southland Bank to correct specified internal routine and control deficiencies. Management of Southland Bank believes the Bank is in compliance with the FDIC MOU at March 31, 1996.

     On or about September 12, 1994, the Federal Reserve Bank of Atlanta ("Reserve Bank") and the Company entered into a Memorandum of Understanding (the "Reserve Bank MOU"). The Reserve Bank MOU prohibited the Company from increasing its borrowings or incurring any debt without the prior written approval of the Reserve Bank; required the Company to submit to the Reserve Bank a written plan to service its outstanding debt and any other cash obligations for at least a five year period; prohibited the Company from purchasing or redeeming treasury stock or declaring or paying dividends to its shareholders without the prior written approval of the Reserve Bank; required the Company to maintain a separate checking account for the proceeds of any incurrence of debt approved by the Reserve Bank; required the Company to notify the Reserve Bank at least thirty days prior to the payment of any salary or other compensation at the parent company level; required the Company to submit to the Reserve Bank a quarterly written progress report detailing the Company's compliance with the Reserve Bank MOU and required submissions of other financial information and reports; and required the Company to correct other deficiencies noted by the Reserve Bank. The Reserve Bank MOU provided that it superseded both an informal supervisory action imposed by the Reserve Bank in conjunction with a March 8, 1988 inspection of the Company and a May 19, 1992 Board resolution. The Company believes it is in compliance with the Reserve Bank MOU at March 31, 1996.

Management's Discussion and Analysis of Financial Condition and Results of Operations


General

     The Company's principal asset is its ownership of Southland Bank. Accordingly, the Company's results of operations are primarily dependent upon the results of operations of Southland Bank. Southland Bank conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). Southland Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, Southland Banks' profitability is affected by such factors as the level of noninterest income and expenses, the provision for loan losses and the effective tax rate. Noninterest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Noninterest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.



Results of Operations For Years Ended December 31, 1995, 1994 and 1993

     The Company's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense.
Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate net interest income is dependent upon Southland Bank's ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

     The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 11% are noninterest-bearing at December 31, 1995, and borrowed funds.

     The net interest margin increased by 33 basis points, or 7.84% to 4.54% in 1995 as compared to 4.21% in 1994. This increase in net interest margin was achieved by an increase of 142 basis points on average yield earned on interest-earnings assets which was partially offset by an increase of 133 basis points on the average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis was $4,258,000 in 1995 as compared to $3,797,000 in 1994, representing an increase of 12.14%. Net interest income on a taxable-equivalent basis was $3,797,000 in 1994 as compared to $3,716,000 in 1993, representing an increase of 2.18%. The net interest margin increased by 1.94% to 4.21% in 1994 from 4.13% in 1993 because average interest-earning assets increased by 2.94% in 1994 as compared to 1993.

     Average interest-earning assets increased by $3,684,000 or 4.09% to $93,855,000 in 1995 from $90,171,000 in 1994. Average loans increased by $176,000 as average investments increased by $3,328,000, and average federal funds sold increased by $180,000. The increase in average interest-earning assets was funded by an increase in average deposits of $2,213,000, or 2.66% to $85,403,000 in 1995 from $83,190,000 in 1994. By comparison, average interest-earning assets increased by $264,000, or .29% to $90,171,000 in 1994 from $89,907,000 in 1993. During 1994, average deposits decreased by $2,529,000, or 2.95% to $83,190,000 from $85,719,000 in 1993. Approximately 9.69% of the average deposits were noninterest-bearing deposits in 1995 as compared to 9.57% noninterest-bearing deposits in 1994.

     The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management determined to be adequate. The provision for loan losses charged to earnings amounted to $72,000 in 1995, $582,000 in 1994, and $536,000 in 1993. The decrease in the provision for loan losses in 1995 of $510,000 as compared with 1994 was a direct result of the change in methodology of calculating an adequate allowance that was implemented in 1994. Prior to 1994 the allowance was established by applying a percentage against outstanding loans. In 1994, at the recommendation of the FDIC, management established a more formal approach to determining the adequacy of the allowance. The process utilizes a loan grading system, historical trends, actual losses, peer comparisons, and balances of outstanding loans. The allowance for loan losses to net loans was 1.72% in 1995 and 1.91% in 1994, compared to 1.20% in 1993, 1.19%
in 1992, and 1.06% in 1991. The loan charge offs for 1995 represented .46% of average loans outstanding during the year, as compared to .40% for 1994. The slight increase of loan charge offs in 1995 over 1994 resulted from a slight deterioration in the quality of the collateral held as security on loans and the ability of the debtors to service their debt. Loan quality, as measured by non-performing assets, improved from $2,168,000 in 1994 to $653,000 in 1995. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

     Average total assets increased $2,453,000, or 2.50% to $100,486,000 in 1995 as compared to $98,033,000 in 1994. The increase in average total assets was accompanied by an increase in average deposits of $2,213,000 or 2.66%. Average total assets increased $250,000 or .26% to $98,033,000 in 1994 as compared to $97,783,000 in 1993 and was accompanied by a decrease in average total deposits of $2,529,000 or 2.95% to 83,190,000 in 1994 from $85,719,000 in 1993.


Results of Operations for three Months Ended March 31, 1996 and 1995

     The Company's net earnings for the quarter ending March 31, 1996 was $360,000 as compared to $241,000 for the quarter ending March 31, 1995; an increase of $119,000 or 49.4%. This increase was the result of continued loan quality improvement, enhanced loan pricing and operating expense control.

     The net interest margin increased to 5.04% for the quarter ending March 31, 1996, versus 4.88% for the quarter ending March 31, 1995. In addition, the net interest income spread increased $60,000 or 5.1%. Net interest income dollars was $1,250,000 at March 31, 1996 versus $1,190,000 for the quarter ending March 31, 1995. The improvement resulted from yield enhancements on earning assets combined with volume increases.

     The Company believes the allowance for loan losses at March 31, 1996 to be adequate at 1.54% of total loans. The net charge offs to total average loans was
 .08% at March 31, 1996 versus .15% for March 31, 1995. Based on the method of computing the allowance for loan losses used since 1994, a provision was not required for the quarter ending March 31, 1996.

     The Company's noninterest income was $399,000 at March 31, 1996 versus $368,000 at march 31, 1995. This increase of $31,000. or 8.42% was a result of increased revenue from mortgage origination and financial investment services referral fees, as the Company outsourced these operations in 1994.

     The Company's noninterest expense was $1,076,000 at March 31, 1996 versus $1,082,000 at March 31, 1995. This represents a decrease of $6,000 or 0.66%.
The most significant component of the decrease was FDIC insurance expense. As a result of the decrease in assessments by the Federal Deposit Insurance Corporation in 1995, this expense was $6,509 at March 31, 1996 versus $51,800 at March 31, 1995, or a $45,291 decrease.

     Total assets of the Company, as of March 31, 1996, were $107,468,000 as compared to $100,859,000 at March, 31, 1995. This represents an increase of 6.6% or $6,609,000.

     The Company and Southland Bank seek to meet liquidity requirements primarily through management of the investment portfolio and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. Secondary sources of funds are provided by certificates of deposit obtained from national markets. Also, Southland Bank maintains $10,000,000 in lines of credit with Federal Home Loan Bank and other correspondent banks to provide funds on short notice if needed. Additional long term liquidity needs are met by the use of advances from Federal Home Loan Bank.

     On March 31, 1996, the investment portfolio totaled approximately $11,968,000 in held to maturity and $13,212,000 securities in available for sale. A comparison to March 31, 1995, reflects $1,124,469 in held to maturity and $17,044,076 in available for sale. During the first quarter of 1996, the Company purchased and classified $9,000,000 in callable agency securities in held to maturity. In addition, $2,000,000 in callable agency securities were transferred from available for sale to held to maturity on March 31, 1996. These securities had a market value of $2,001,000 at March 31, 1996. It is the intent of the Company to hold these securities to maturity or the call date.

     Total loans at March 31, 1996, were $76,054,000 as compared to $69,867,000 at March 31, 1995. This represents a $6,187,000 increase in loans. The growth of 8.9% during this time frame is focused on commercial lines of business, without concentration in any loan category. The loan portfolio contains no foreign or energy related loans or concentration greater than 10% in any one industry.

     The Company's total deposits increased $1,740,442 from March 31, 1995, to March 31, 1996, or 2.02%. Total deposits were $87,865,000 at March 31, 1996, and $86,125,000 at March 31, 1995. Noninterest bearing deposits represented 51.1% of the total increase in deposits.

     Borrowings at March 31, 1996, were $12,008,000 compared to $8,379,000 at March 31, 1995. This increase of $3,629,000 was provided by Federal Home Loan Bank advances. These advances were utilized to fund the increase in loans and securities and were borrowed at variable rates to reduce the asset sensitivity of the Company.

     At March 31, 1996, total equity was $6,568,000 compared to $5,394,000 at March 31, 1995, with an equity to asset ratio of 6.11% at March 31, 1996, compared to 5.34% on March 31, 1995. This increase of $1,174,000 was provided by the earnings of the Company's subsidiary bank. The Company's annualized return on assets was 1.37% and annualized return on equity was 22.35% at March 31, 1996.

Average Balances and Net Income Analysis

     The following table sets forth the amount of the Company's average balances, interest income, and interest expense for each category of interest-earning assets and interest-bearing liabilities and the average yield for the interest-earning assets and average rate paid for the interest-bearing liabilities, net interest spread, and net interest margin on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.

                                                                 Year Ended December 31,
                                                                  (Dollars in Thousands)
                             ---------------------------------------------------------------------------------------------
                                          1995                            1994                           1993
                             --------------------------------  -----------------------------  ----------------------------
                                                      Average                       Average                         Average
                                          Interest    Yield/              Interest  Yield/              Interest    Yield/
                               Average    Income/      Rate    Average    Income/    Rate     Average    Income/     Rate
                               Balance    Expense      Paid    Balance    Expense    Paid     Balance    Expense     Paid
                               -------    -------      ----    -------    -------   -----     -------    -------     ----
ASSETS
 Interest-earning assets:
   Loans, net of unearned
     income (1)..............   $ 72,808     $7,646    10.50%   $72,632     $6,492     8.94%   $77,758     $6,428     8.27%
   Investment securities:
     Taxable.................     19,189      1,384     7.21%    15,777        837     5.31%    10,664        497     4.66%
     Tax-exempt..............         38          3     7.89%       122          8     6.56%       218         14     6.42%
   Federal funds sold........      1,820         --        --     1,640         56     3.41%     1,267         37     2.92%
                                --------     ------             -------     ------             -------     ------
     Total interest-
       earning assets........     93,855      9,033     9.62%    90,171      7,393     8.20%    89,907      6,976     7.76%

                                                                 Year Ended December 31,
                                                                  (Dollars in Thousands)
                             ---------------------------------------------------------------------------------------------
                                          1995                            1994                           1993
                             --------------------------------  -----------------------------  ----------------------------
                                                      Average                       Average                         Average
                                          Interest    Yield/              Interest  Yield/              Interest    Yield/
                               Average    Income/      Rate    Average    Income/    Rate     Average    Income/     Rate
                               Balance    Expense      Paid    Balance    Expense    Paid     Balance    Expense     Paid
                               -------    -------      ----    -------    -------   -----     -------    -------     ----
ASSETS
Noninterest-earning
 assets:
   Cash......................   $  2,380                        $ 2,645                        $ 2,678
   Allowance for loan                                            (1,204)                          (794)
     losses..................     (1,280)
   Other assets..............      5,531                          6,421                          5,991

      Total noninterest            6,631                          7,862                          7,876
         earning assets......   --------                        -------                        -------


          Total assets.......   $100,486                        $98,033                        $97,783
                                ========                        =======                        =======

LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Interest-bearing
   liabilities:
     Savings and interest-      $ 20,645     $  757     3.67%   $34,260     $1,384     4.04%   $31,497     $1,085     3.44%
      bearing demand
      deposits...............
     Time deposits...........     56,479      3,427     6.07%    40,968      1,747     4.26%    46,802      1,930     4.12%
     Borrowings..............      8,584        591     6.88%     9,538        465     4.88%     5,813        245     4.21%
                                --------     ------             -------     ------             -------     ------
      Total interest-
       bearing liabilities...     85,708      4,775     5.57%    84,766      3,596     4.24%    84,112      3,260     3.88%
                                --------     ------             -------     ------             -------     ------

 Noninterest-bearing
     liabilities and stock-
      holders' equity:
        Demand deposits......      8,279                          7,962                          7,420
     Other liabilities.......        913                            391                            593
     Stockholders' equity....      5,586                          4,914                          5,658
                                --------                        -------                        -------
       Total noninterest-
        bearing liabili-
        ties and stock-
        holders' equity......     14,778                         13,267                         13,671
                                --------                        -------                        -------


       Total liabilities
        and stockholders'
        equity...............   $100,486                        $98,033                        $97,783
                                ========                        =======                        =======

 Interest rate spread........                           4.05%                          3.96%                          3.88%
                                                        =====                          =====                          =====

 Net interest income.........                $4,258                         $3,797                         $3,716
                                             ======                         ======                         ======

 Net interest margin.........                           4.54%                          4.21%                          4.13%
                                                        =====                          =====                          =====
- ------------------

(1) Loan fees are included in interest and loan amounts include non-accrual loans.

Rate and Volume Analysis

     The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate. The change in interest due to both rate and volume has been allocated to the components in proportion to the relationship of the dollar amounts of the change in each.



                                                  Year Ended December 31,
                                                   (Dollars in Thousands)
                                 ----------------------------------------------------------
                                         1995 vs. 1994                 1994 vs. 1993
                                 -----------------------------  ---------------------------
                                              Changes Due To                Changes Due To
                                             -----------------              ---------------
                                  Increase                       Increase
                                 (Decrease)    Rate    Volume   (Decrease)   Rate   Volume
                                 ----------  --------  -------  ----------  ------  -------
Increase (decrease) in:
 Income from earning assets:
   Loans, including fees.......     $1,154    $1,138    $  16       $  64     $503   $(439)
   Investment securities:
     Taxable...................        547       342      205         340       76     264
     Tax-exempt................         (5)        2       (7)         (6)      --      (6)
    Federal funds sold.........        (56)      (61)       5          19        7      12
                                    ------    ------    -----       -----     ----   -----
     Total interest income.....      1,640     1,421      219         417      586   $(169)
                                    ------    ------    -----       -----     ----   -----

Expense from interest-bearing
  liabilities:
  Savings and                       $ (627)   $ (118)   $(509)      $ 299     $198   $ 101
    interest-bearing demand....
  Time deposits................      1,680       887      793        (183)      64    (247)
  Borrowings...................        126       177      (51)        220       43     177
                                    ------    ------    -----       -----     ----   -----
      Total interest expense...      1,179       946      233         336      305      31
                                    ------    ------    -----       -----     ----   -----

      Net interest income......     $  461    $  475    $ (14)      $  81     $281   $(200)
                                    ======    ======    =====       =====     ====   =====


Other Income

     The most significant increase in other income in 1995 was a result of correspondent fees of $161,773 for the referral of mortgage loan applicants. Total other income decreased in 1994 by $876,000, or 40.13% attributable primarily to a decrease in the volume of loan originations and sales through the Company's mortgage banking operations and gains received on the sale of investment securities in 1993. As a direct result of the reduced volume of mortgage loan originations in 1994 as compared to 1993, Management redesigned its mortgage banking operations in early 1995. The new process utilizes third party mortgage processors and has reduced operating expenses that allow the Company to generate a profit on the reduced volumes. Following is a comparison of other income for 1995, 1994 and 1993.



                                                 Year Ended December 31,
                                                  (Dollars in Thousands)
                                              ------------------------------
                                                  1995     1994     1993
                                                --------  -------  -------
Service charges on deposit accounts...........   $  775    $  733   $  888
Gain (loss) on sale of investment securities..       (1)       --       35
Trading account gains.........................       --        --      112
Gain on sale of loans.........................      298       251      765
Loan servicing fees...........................      166       105       --
Correspondent fees............................      161        --       --
Other income..................................      183       218      382
                                                 ------    ------   ------
                                                 $1,582    $1,307   $2,182
                                                 ======    ======   ======


Other Expenses

     Salaries and employee benefits increased $81,000, or 4.17% in 1995 over 1994. Deposit insurance premiums decreased $114,000, or 48.78% in 1995 as a result of the decrease in assessments by the Federal Deposit Insurance Corporation which became effective in early 1995. The most significant increase in other expenses in 1994 as compared to 1993 was an increase of $64,000, or 3.43% in Salaries and employee benefits which was attributable to a management restructure completed in the second quarter of 1994. Net occupancy and equipment expense increased 4.9% from 1993 to 1994 as a result of a significant expansion to Southland Bank's main office in Dothan, Alabama. Following is an analysis of other expenses for 1995, 1994 and 1993.


                                   Year Ended December 31,
                                   (Dollars in Thousands)
                                -----------------------------
                                   1995     1994     1993
                                  -------  -------  -------
Salaries and employee benefits..   $2,012   $1,931   $1,867
Net occupancy and equipment.....      798      911      868
FDIC insurance..................      120      234      217
Other real estate, net..........      177      217      212
Other...........................      994    1,205    1,179
                                   ------   ------   ------
                                   $4,101   $4,498   $4,343
                                   ======   ======   ======


Asset/Liability Management

     As part of the Company's interest rate risk management policy, management examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the Company's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, management also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

     The following table sets forth the distribution of the repricing of the Company's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Southland Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                                                   At December 31, 1995
                                                               Maturing or Repricing Within
                                          -------------------------------------------------------------------
                                            Zero to Three   Three Months   One to Five   Over Five
                                                Months       to One Year      Years        Years       Total
                                            --------------  -------------  ------------  ----------  ---------
                                                                 (Dollars in Thousands)
Earning assets:
Interest-bearing deposits.................        $ 2,018   $         --   $        --   $      --    $ 2,018
Investment securities.....................          1,628         10,277         5,024       4,002     20,931
Loans.....................................         46,914         12,560         9,987       2,049     71,510
                                                  -------       --------       -------     -------    -------
                                                  $50,560       $ 22,837       $15,011     $ 6,051    $94,459
                                                  =======       ========       =======     =======    =======

Interest-bearing liabilities:
Interest-bearing demand deposits (1)......        $ 9,780       $  6,160   $        --   $      --    $15,940
Savings (1)...............................             --          2,879            --          --      2,879


                                                                   At December 31, 1995
                                                               Maturing or Repricing Within
                                          -------------------------------------------------------------------
                                            Zero to Three   Three Months   One to Five   Over Five
                                                Months       to One Year      Years        Years       Total
                                            --------------  -------------  ------------  ----------  ---------
                                                                 (Dollars in Thousands)
Certificates less than $100,000...........         21,310         21,643         6,353          --     49,306
Certificates $100,000 and over............          2,184          2,835         1,922         466      7,407
Borrowings................................          3,240            323         4,742         220      8,525
                                                  -------       --------       -------     -------    -------
                                                  $36,514       $ 33,840       $13,017     $   686    $84,057
                                                  =======       ========       =======     =======    =======

Interest rate sensitivity gap.............        $14,046       $(11,003)      $ 1,994     $ 5,365    $10,402
                                                  =======       ========       =======     =======    =======

Cumulative interest rate sensitivity gap..        $14,046       $  3,043       $ 5,037     $10,402    $10,402
                                                  =======       ========       =======     =======    =======
Interest rate sensitivity gap ratio.......         138.47%         67.49%       115.32%     882.07%    112.37%
                                                  =======       ========       =======     =======    =======
Cumulative interest rate sensitivity gap           138.47%        104.33%       106.04%     112.37%    112.37%
ratio.....................................        =======       ========       =======     =======    =======

- ---------------

(1) The Company has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "Three Months to One Year" category. It has also found that the money-market checking deposits reprice between zero and three months, on the average.

  Southland Bank is positively gapped in each measured time period. A sensitivity ratio of 138.47 exists in the 0-3 month category which would impact earnings in a positive manner if a rising interest rate environment prevails. This category would have a negative earnings impact should the market enter into a falling interest rate scenario. However, the net interest dollar margin stabilizes as the given rate environment spreads over the other measured GAP periods. A simulation model is used to measure the dollar impact of various rate movements on the net interest margin.


Maturities and Sensitivity of Loans to Changes in Interest Rates

  The Company's loan portfolio, as of December 31, 1995, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1995 are shown in the following table according to maturity classifications:
(i) one year or less, (ii) after one year through five years, and (iii) after five years.


                                         December 31, 1995
                                       (Dollars in Thousands)
                                     ------------------------
Maturity:
  One year or less...................  $               23,347
  After one year through five years..                  20,626
  After five years...................                  27,399
                                       ----------------------
                                       $               71,372
                                       ======================

     The following table summarizes loans at December 31, 1995 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.


                                           December 31, 1995
                                         (Dollars in Thousands)
                                       ------------------------

Predetermined interest rates...........  $               11,221
Floating or adjustable interest rates..                  36,804
                                         ----------------------
                                         $               48,025
                                         ======================

     Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.


Loan Portfolio

     Management believes that the Company's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or concentrations greater than 10% in any one industry. As of December 31, 1995, the ten largest loans of the Company accounted for approximately 10% of the Company's total loans. As of December 31, 1995, the Company had no loan participations purchased and had outstanding loan commitments of $2.7 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                                  March 31,                   December 31,
                                  --------  ------------------------------------------------
                                    1996      1995      1994      1993      1992      1991
                                  --------  --------  --------  --------  --------  --------
                                                   (Dollars in Thousands)
Commercial and industrial...      $19,475    $19,726   $14,827   $16,171   $24,065   $18,413
Agricultural................        4,848      2,867     2,171     2,217     2,257     1,348
Real estate - construction..        6,198      5,730     4,175     3,148     2,631     2,849
Real estate - mortgage,
  farmland..................          998      1,060       941     1,148     1,233       890
Real estate - mortgage,
  commercial................       17,002     15,640    18,345    17,246    10,443    11,019
Real estate - mortgage,
  residential...............       22,443     22,651    24,559    28,888    28,006    24,991
Consumer installment loans..        5,078      3,635     4,219     4,385     4,584     3,554
Other.......................           12         62       495       489     1,023       397
                                  -------    -------   -------   -------   -------   -------
                                   76,054     71,371    69,732    73,692    74,242    63,461

Less allowance for
 loan losses................        1,174      1,230     1,332       883       881       671
                                  -------    -------   -------   -------   -------   -------
   Total loans*.............      $74,880    $70,141   $68,400   $72,809   $73,361   $62,790
                                  -------    -------   -------   -------   -------   -------

- ----------------------
*Does not include loans held for sale in 1991, 1992, 1993 and 1994.

Nonperforming Assets

          Accrual of interest on loans is discontinued either when reasonable doubt exits as to the full, timely collection on interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                                      March 31,               December 31,
                                       ------   ------------------------------------------
                                        1996     1995    1994     1993     1992     1991
                                       ------   ------  -------  -------  -------  -------
                                                     (Dollars in Thousands)
Loans accounted for on a
 nonaccrual basis.................    $  581    $ 303   $1,200   $  474   $  195   $  371
Installment loans and term
 loans contractually past due
  ninety days or more as to
  interest or principal payments
  and still accruing..............       215        13       15       23       19       72
Other real estate, net............       246       339      953    1,293    1,130    1,572
                                      ------     -----   ------   ------   ------   ------
 Total non-performing assets......    $1,042     $ 653   $2,168   $1,790   $1,344   $2,015
                                      ======     =====   ======   ======   ======   ======

  As of March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991, total nonperforming assets were approximately 1.37%, .91%, 3.11%, 2.43%, 1.81% and 3.18%, respectively, of total loans outstanding at such dates. Foregone interest on non-accrual loans at December 31, 1995 was $42,840.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, nor (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

Summary of Loan Loss Experience

  The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions, and other relevant factors. The Company's allowance for loan losses was approximately $1.23 million at December 31, 1995, representing 1.72% of year-end total loans outstanding and OREO, compared with approximately $1.33 million at December 31, 1994, which represented 1.88% of year-end total loans outstanding and OREO.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of the Company's loan loss experience for the periods indicated:


                                                   March 31,                      December 31,
                                                   --------   ----------------------------------------------------
                                                     1996       1995       1994       1993       1992       1991
                                                   --------   --------  ---------  ---------  ---------  --------
                                                                      (Dollars in Thousands)
Average amount of loans outstanding..........      $73,958     $72,808    $72,632    $77,758    $77,222    $57,021
                                                   =======     =======    =======    =======    =======    =======

Balance of allowance for loan losses
 at beginning of period......................      $ 1,230     $ 1,332    $   883    $   881    $   671    $   567
Charge offs:                                       -------     -------    -------    -------    -------    -------
 Commercial, industrial, and agricultural....      $     5     $   211    $   109    $   382    $   215    $   232
 Real estate.................................            9          16         97         44         37         25
 Consumer installment........................           67         110         83        151         64         96
Recoveries:
 Commercial, financial, and agricultural.....            -         126        129         14         20         74
 Real estate.................................            1          21          6          6          4          1
 Consumer installment........................           24          16         21         23         14         10
                                                   -------     -------    -------    -------    -------    -------

  Net charge-offs............................      $    56     $   174    $   133    $   534    $   278    $   268
                                                   -------     -------    -------    -------    -------    -------

Additions to allowance charged to operating
 expenses....................................      $     -     $    72    $   582    $   536    $   488    $   372
                                                   -------     -------    -------    -------    -------    -------
  Balance of allowance for loan
   losses at end of period...................      $ 1,174     $ 1,230    $ 1,332    $   883    $   881    $   671
                                                   =======     =======    =======    =======    =======    =======
Ratio of net loan charge-offs to average
 loans outstanding...........................         0.08%       0.24%      0.18%      0.69%      0.36%      0.47%
                                                   =======     =======    =======    =======    =======    =======

Allocation of Allowance


The Company has allocated the allowance for loan losses according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the categories of loans set forth in the table below. This allocation is based on management's evaluation of the loan portfolio under current economic conditions, past loan loss experience, adequacy and nature of collateral, and such factors which, in the judgement of management, deserve recognition in estimating loan losses. Because the allocation is based on estimates and subjective judgement, it is not necessarily indicative of the specific amounts or loan categories in which charge-offs may occur.

                                  ---------------------------------------------------------------------------
                                                              Real Estate
                                              Commercial      Construction
                                              Industrial         and             Consumer
                                             Agricultural     Residential       Installment            TOTAL
                                  ---------------------------------------------------------------------------
                                                 (amounts in thousands, except percentages)
3/31/96 Allowance:                               $731             $145              $298               $1,174
  % of loans in each category
  to total loans                                55.7%            37.6%              6.7%               100.0%

12/31/95 Allowance:                              $755             $144              $331               $1,230
   % of loans in each category
   to total loans                               55.1%            39.8%              5.1%               100.0%

12/31/94 Allowance:                              $814             $175              $343               $1,332
   % of loans in each category
   to total loans                               52.7%            41.2%              6.1%               100.0%


Investment Portfolio

 The carrying value and estimated market value of investment securities are as follows:



                                             Gross         Gross     Approximate
                             Amortized    Unrealized     Unrealized     Fair
                               Cost          Gains         Losses       Value
                             ---------    ----------     ----------  -----------
                                           (Dollars in Thousands)
Investment Securities
 Available for Sale
 December 31, 1995:
  State and political
    subdivisions...........  $     358    $       --     $    --      $      358
  U.S. Government agencies.      7,982            27          --           8,009
  Mortgage-backed
    securities.............     10,935            17          47          10,905
                             ---------    ----------     -------      ----------
                             $  19,275    $       44     $    47      $   19,272
                             =========    ==========     =======      ==========
December 31, 1994:
  Mortgage-backed
    securities.............  $  14,089    $       --     $   766      $   13,323
                             =========    ==========     =======      ==========

Investment Securities Held
 to Maturity December 31,
 1995:
  State and political
    subdivisions...........  $      15    $        1     $    --      $       16
  U.S. Government agencies.         34             4          --              38
  Mortgage-backed
    securities.............      1,009            --           6           1,003
  Other securities.........        602            --          --             602
                             ---------    ----------     -------      ----------
                             $   1,660    $        5     $     6      $    1,659
                             =========    ===========    =======      ==========
December 31, 1994:
  State and political
    subdivisions...........  $      74    $        1     $    --      $       75
  U.S. Government agencies.         46             4          --              50
  Mortgage-backed
    securities.............      1,010            --          55             955
  Other securities.........        601            --          --             601
                              --------    ----------     -------      ----------
                              $  1,731    $        5     $    55      $    1,681
                              ========    ==========     =======      ==========

  The following table represents maturities and weighted average yields of investment securities held by the Company at December 31, 1995.


                                                                 December 31, 1995
                                                               (Dollars in Thousands)
                                   --------------------------------------------------------------------------------

                                                     After One Year but   After Five Years but
                                   Within One Year    Within Five Years    Within Ten Years      After Ten Years
                                   ----------------  -------------------  ---------------------  -----------------

                                    Amount    Yield    Amount     Yield      Amount      Yield    Amount    Yield
                                   -------   -------  ---------  --------  -----------  --------  -------  -------

U.S. Treasury and Other
  U.S. government agencies (1)...  $    --     --%   $   9,065     6.70%     $    --        --   $    --       --%
Obligations of states and other

  political subdivisions (1)(2)..       --      --          --       --           373     7.02%       --        --
Mortgage-backed securities.......       --      --          --       --       $10,905     6.91%       --        --
                                   -------           ---------                -------            -------
                                   $   --       --   $   9,065     6.70%      $11,278     6.91%  $    --        --
                                   =======           =========                =======            =======
- -------------------------

(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.

(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.


Deposits

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.


                                   Year Ended December 31,
                                    (Dollars in Thousands)
                             -----------------------------------
                                    1995             1994
                               ---------------  ---------------
                                Amount   Rate    Amount   Rate
                               --------  -----  --------  -----
Noninterest-bearing demand
  deposits...................   $ 8,279   N/A    $ 7,962   N/A
Interest-bearing demand and
  savings deposits...........    20,645  3.67%    34,260  4.04%
Time deposits................    56,479  6.07%    40,968  4.27%
                                -------          -------
          Total deposits.....   $85,403  4.90%   $83,190  3.76%
                                =======          =======

     The Company has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

     The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                      December 31, 1995
                                    (Dollars in Thousands)
                                  ------------------------

Three months or less..............        $ 2,184
Over three through twelve months..          2,835
Over twelve months................          2,388
                                            -----
   Total..........................        $ 7,407
                                          =======

Return on Assets and Stockholders' Equity

     The following table shows return on assets (net earnings divided by average total assets), return on equity (net earnings divided by average stockholders' average equity), dividend payout ratio (dividends declared per share divided by net income per share) and average stockholders' equity to average assets ratio (average stockholders' equity divided by average total assets) for the periods indicated.



                                            Year Ended December 31,
                                          --------------------------
                                            1995     1994     1993
                                          --------  -------  -------
Return on average assets................     1.00%      --%    0.65%
Return on average equity................    17.94       --    11.29
Dividend payout ratio...................       --       --       --
Average equity to average assets ratio..     5.56     5.01     5.79

Liquidity and Capital Resources

     Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the ability of the Company and Southland Bank to meet their credit needs. The Company and Southland Bank seek to meet liquidity requirements primarily through management of the investment portfolio and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. Also, Southland Bank maintains a $10,000,000 line of credit with Federal Home Loan Bank to provide funds on short notice, if needed. Secondary sources of funds are provided by certificates of deposits obtained from national markets. These funds provide additional sources for short-term funding needs.

     The liquidity and capital resources of the Company and Southland Bank are monitored on a periodic basis by state and Federal regulatory authorities. As determined under guidelines established by these regulatory authorities, Southland Bank's liquidity ratio at December 31, 1995 is considered satisfactory. At that date, Southland Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds. At December 31, 1995, the Company's and Southland Bank's capital asset ratios were considered adequate, based on guidelines established by regulatory authorities. The primary source of funds available to the Company are dividends paid by Southland Bank. Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by Southland Bank. Regulatory authorities have also restricted

Southland Bank from paying any dividends without obtaining prior regulatory consent (see the section titled "Certain Regulatory Considerations Relating to the Company"). Accordingly, the Company's liquidity is impacted by these restrictions. The Company increased its capital by retaining net earnings of $1,002,000 during 1995. After recording an increase of capital of $457,000 for the change in unrealized holding gains and losses on investment securities available for sale, net of taxes, total capital of the Company increased during 1995 by $1,459,000. At December 31, 1995, total capital of the Company amounted to $6,315,522.

     At December 31, 1995, there were no binding outstanding commitments for capital expenditures. However, the Company anticipates that expenditures of approximately $750,000 will be required for expansion or relocation of properties which it plans to implement in 1996 in order to serve its customers and meet the needs of the citizens in the communities served by Southland Bank.

     In accordance with risk capital guidelines issued by the Federal Reserve Board, the Company should meet a minimum ratio of qualifying total capital to weighted risk assets of 8%, of which at least 4% should be in the form of Tier 1 capital. Institutions operating at or near the 4% capital level are expected to have well diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on and off balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

     The following table summarizes the regulatory capital levels of the Company at December 31, 1995.


                                        December 31, 1995
                                      (Dollars in Thousands)
                      ------------------------------------------------------

                            Actual           Required           Excess
                       ----------------  ----------------  ----------------
                       Amount  Percent   Amount  Percent   Amount  Percent
                       ------  --------  ------  --------  ------  --------
Leverage capital.....  $6,316     6.29%  $4,019     4.00%  $2,297     2.29%
Risk-based capital:
  Tier I Capital.....   6,316     9.51%   2,658     4.00%   3,658     5.51%
  Total Capital......   7,152    10.76%   5,315     8.00%   1,837     2.76%

     Southland Bank is also required to independently meet the same capital guidelines. As discussed under the section "Certain Regulatory Considerations Relating to the Company," Southland Bank is further required to maintain a minimum Tier I capital ratio of 8.0%, rather than the established regulatory percentage of 6.0%, under the terms of the FDIC MOU. Southland Bank's Tier I capital ratio at December 31, 1995 was 11.47%.

Commitments and Lines of Credit

     In the ordinary course of business, Southland Bank has granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by Southland Bank's Board of Directors. Southland Bank has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. Southland Bank uses the same credit policies for these off-balance sheet commitments as it does for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Following is a summary of the commitments outstanding at December 31, 1995 and 1994.



                                     December 31,
                                (Dollars in Thousands)
                               ------------------------
                                   1995        1994
                                ----------  ----------
Commitments to extend credit..   $   2,662  $    7,415
Standby letters of credit.....          19           1
                                 ---------  ----------
                                 $   2,681  $    7,416
                                 =========  ==========

Impact of Inflation

     The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

Recent Accounting Pronouncements

     In October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. These plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock and stock appreciation rights. FAS 123 also applies to transactions in which any entity issues instruments to acquire goods or services from non-employees.

     A new method of accounting for stock-based compensation arrangements with employees is established by FAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, FAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing it basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the FAS 123 fair based method. The selected method would apply to all of an entity's compensation plans.

     FAS 123 requires that an employer's financial statements include certain disclosures about stock-based compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not determined the impact of adopting FAS 123.

Company Shares

     The authorized capital stock of the Company consists of 1,800,000 common shares, without par value, 488,082 shares of which were issued and outstanding at March 1, 1996, and 27,092 shares which were subject to options granted under the Company's Stock Option Plan. On March 25, 1996, there were 73 persons of record holding Company Shares. For information concerning the market value of such shares and dividends during the past three years, see "MARKET VALUE OF SECURITIES AND DIVIDENDS -- The Company," above.

                                 OTHER MATTERS

     The Special Meeting is called for the purposes set forth in the Notice and Proxy Statement. The Board of Directors does not know of any matters for action by shareholders at such meeting other than the matters described in the Notice and Proxy Statement. The enclosed Proxy, however, will confer discretionary authority with respect to matters which are not known to the Board of Directors at this time and which may properly come before the Special Meeting. It is the intention of the persons named in the Proxy to vote in pursuance of the Proxy with respect to such matters in accordance with their best judgment.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of SFAS No. 109, "Accounting for Income Taxes," and refers to a change in the method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      Representatives of KPMG Peat Marwick LLP are expected to be present at the Special Meeting.

     The consolidated financial statements of ABC as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of Central as of December 31, 1995 and 1994 and for the years then ended included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of First National as of December 31, 1995 and 1994 and for the years then ended incorporated by reference in this Proxy Statement/Prospectus have been audited by Francis & Company, independent certified public accountants, to the extent indicated in their report incorporated herein by reference, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     A legal opinion to the effect that the issuance of the shares of ABC
Common Stock offered hereby has been duly authorized by ABC and that such shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable, has been rendered by Rogers & Hardin. Rogers & Hardin has also rendered an opinion as to certain federal income tax consequences of the Merger.

                         INDEX TO FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Data:

   Introductory Note.....................................................   PF

   ABC Historical combined with the Company Historical (assuming 35% of
   Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC Historical combined with the Company Historical (assuming 49% of
   Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC Historical combined with Central Historical

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/Central Combination combined with the Company Historical
   (assuming 35% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/Central Combination combined with the Company Historical
   (assuming 49% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC Historical combined with First National Historical

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/First National Combination combined with the Company Historical
   (assuming 35% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/First National Combination combined with the Company Historical
   (assuming 49% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/Central Combination combined with First National Historical

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/Central/First National Combination combined with the Company Historical
   (assuming 35% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

   ABC/Central/First National Combination combined with the Company Historical
   (assuming 49% of Merger Consideration payable in cash)

   -       Pro Forma Condensed Balance Sheet.............................   PF
   -       Pro Forma Condensed Statement of Income.......................   PF
   -       Notes to Pro Forma Condensed Financial Statements.............   PF

ABC Bancorp Historical Financial Data:

   Consolidated Financial Statements - March 31, 1996 and 1995 (unaudited)

   -       Consolidated Statements of Financial Condition................
   -       Consolidated Statements of Income.............................
   -       Consolidated Statements of Cash Flows.........................
   -       Notes to Consolidated Financial Statements....................

   Consolidated Financial Statements

   -       Independent Auditor's Report..................................   F-1
   -       Consolidated Balance Sheets -- December 31, 1995 and 1994.....   F-2
   -       Consolidated Statements of Income - Years ended
             December 31, 1995, 1994 and 1993............................
   -       Consolidated Statements of Stockholders Equity - Years ended
             December 31, 1995, 1994 and 1993............................
   -       Consolidated Statements of Cash Flows - Years ended
             December 31, 1995, 1994 and 1993............................
   -       Notes to Consolidated Financial Statements....................

Southland Bancorporation Historical Financial Data:

   Consolidated Financial Statements - March 31, 1996 and
             December 31, 1995 (unaudited)

   -       Consolidated Balance Sheets...................................
   -       Consolidated Statements of Earnings-Three Months ended March
             31, 1996 and 1995...........................................
   -       Consolidated Statements of Cash Flows-Three Months ended March
             31, 1996 and 1995...........................................
   -       Notes to Consolidated Financial Statements....................

   Consolidated Financial Statements

   -       Independent Auditors' Report..................................
   -       Consolidated Balance Sheets December 31, 1995
             and 1994....................................................
   -       Consolidated Statements of Earnings - Years ended
             December 31, 1995, 1994, and 1993...........................
   -       Consolidated Statements of Stockholders' Equity - Years ended
             December 31, 1995, 1994, and 1993...........................
   -       Consolidated Statements of Cash Flows - Years ended
             December 31, 1995, 1994, and 1993...........................
   -       Notes to Consolidated Financial Statements....................

Central Bankshares, Inc. Historical Financial Data:

   Consolidated Financial Statements - March 31, 1996 and 1995 (unaudited)

   -       Consolidated Balance Sheets...................................
   -       Consolidated Statements of Income.............................
   -       Consolidated Statements of Cash Flows.........................
   -       Notes to Consolidated Financial Statements....................

   Consolidated Financial Statements

   -       Independent Auditors' Report..................................
   -       Consolidated Balance Sheets - Year ended December 31, 1995 and 1994....................................................
   -       Consolidated Statements of Income - Years ended
             December 31, 1995 and 1994..................................
   -       Consolidated Statements of Stockholder's Equity - Years ended
             December 31, 1995 and 1994..................................
   -       Notes to Consolidated Financial Statements....................


           Unaudited Pro Forma Condensed Consolidated Financial Data


     The unaudited Pro Forma Condensed Consolidated Financial Data included herein give effect to the Merger (assuming the Maximum and Minimum Cash Election Numbers are achieved); to the Central Merger; to the Merger (assuming the Maximum and Minimum Cash Election Numbers are achieved) assuming the Central Merger has already been consummated; to the First National Merger; to the Merger (assuming the Maximum and Minimum Cash Election Numbers are achieved) assuming the First National Merger has already been consummated; to the Central and First National Mergers combined; and to the Merger (assuming the Maximum and Minimum Cash Election Numbers are achieved) assuming the Central and First National Mergers have both already been consummated. The Company information is combined with ABC using the purchase method of accounting. Central's information is combined with ABC using the pooling of interests accounting method. First National's information is combined with ABC using the pooling of interests accounting method.

     The ABC historical amounts were derived from consolidated financial statements of ABC included herein. The Company historical amounts were derived from the consolidated financial statements of the Company included herein. The historical amounts of Central were derived from the consolidated financial statements of Central included herein. The historical amounts of First National were derived from the consolidated financial statements of First National incorporated herein by reference.

     The Unaudited Pro Forma Condensed Consolidated Financial Data do not purport to present the financial position of ABC had the various transactions indicated above actually been consummated on the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Data are not necessarily indicative of the future results of operations of ABC and should be read in conjunction with the historical financial statements of ABC and the Company, including the notes thereto, included herein.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                           PRO FORMA
                                                                                           ADJUSTMENTS
                                                   ABC                SOUTHLAND               (NOTES A             PRO FORMA
                                                HISTORICAL            HISTORICAL               AND B)              COMBINED
                                                ----------           -----------             -----------           ---------
ASSETS
- ------
  Cash and due from banks                         $ 16,855              $  2,667            $     -              $ 19,522
  Federal funds sold                                21,535                    -               (4,138)(1)           17,397
  Investment securities                             56,916                25,180                  -                82,096
  Loans, net                                       218,877                74,880                  -               293,757
  Premises and equipment                             7,222                 2,544                 500 (2)           10,266
  Investment in Southland                               -                     -               11,822 (1)
                                                                                             (11,822)(2)               -
  Excess cost over fair value of
   assets acquired                                   1,996                    -                2,250 (2)
                                                                                               2,504 (2)            6,750

  Other assets                                      12,188                 2,197                  -                14,385
                                                  --------              --------            --------             --------

                                                  $335,589              $107,468            $  1,116             $444,173
                                                  ========              ========            ========             ========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                                        $293,385              $ 87,865            $     -              $381,250
  Other liabilities                                  7,629                 1,027                  -                 8,656
  Long-term debt                                        -                 12,008                  -                12,008
                                                  --------              --------            --------             --------
    Total liabilities                              301,014               100,900                  -               401,914
                                                  --------              --------            --------             --------


EQUITY
- ------
  Common stock                                       3,597                    -                  549 (1)            4,146
  Capital surplus                                   16,826                    -                7,135 (1)           23,961
  Retained earnings                                 15,815                    -                   -                15,815
  Unrealized gains on securities available
   for sale, net of taxes                             (108)                   -                   -                  (108)
  Treasury stock                                    (1,555)                   -                   -                (1,555)
  Equity of Southland                                    -                 6,568              (6,568)(2)               -
                                                  --------              --------            --------             --------
    Total equity                                    34,575                 6,568               1,116               42,259
                                                  --------              --------            --------             --------

                                                  $335,589              $107,468            $  1,116             $444,173
                                                  ========              ========            ========             ========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                           YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------------
                                                                            PRO FORMA
                                               ABC         SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                           HISTORICAL      HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------
INTEREST INCOME                             $ 26,703         $ 9,033          $ (228)(4)      $ 35,508
INTEREST EXPENSE                              10,673           4,775                            15,448
                                            --------         -------         --------         --------
Net interest income                           16,030           4,258            (228)           20,060
PROVISION FOR LOAN LOSSES                        848              72                               920
                                            --------         -------         --------         --------
Net interest income after provision for
 loan losses                                  15,182           4,186            (228)           19,140
OTHER INCOME                                   3,276           1,582                             4,858
OTHER EXPENSE                                 12,228           4,101             409(3)         16,738
                                            --------         -------         --------         --------
Income from continuing operations before
    income taxes                               6,230           1,667            (637)            7,260
INCOME TAXES                                   1,889             643             (78)(5)         2,454
                                            --------         -------         --------         --------
Income from continuing operations           $  4,341         $ 1,024          $ (559)          $ 4,806
                                            ========         =======         ========         ========
INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                    $  1.23
                                                                                              ========

                                                        THREE MONTHS ENDED MARCH 31, 1996
                                           -----------------------------------------------------------
                                                                            PRO FORMA
                                               ABC         SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                           HISTORICAL      HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------

INTEREST INCOME                            $ 7,051         $ 2,456         $   (57)(4)       $ 9,450
INTEREST EXPENSE                             2,941           1,206                             4,147
                                            --------       --------       --------          --------
Net interest income                          4,110           1,250             (57)            5,303
PROVISION FOR LOAN LOSSES                      180              -                -               180
                                            --------      --------        --------          --------
Net interest income after provision for
 loan losses                                 3,930           1,250             (57)            5,123
OTHER INCOME                                   927             399                             1,326
OTHER EXPENSE                                3,017           1,076             102(3)          4,195
                                            --------      --------        --------          --------
Income from continuing operations before
    income taxes                             1,840             573            (159)            2,254
INCOME TAXES                                   605             213             (19)(5)           799
                                            --------      --------        --------          --------
Income from continuing operations          $ 1,235          $  360        $   (140)          $ 1,455
                                           ========       ========        ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                  $   .37
                                                                                            ========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION    AMORTIZATION
                              OF WRITE-UP      OF DEPOSIT      AMORTIZATION
                                OF BANK           BASE              OF
    YEAR ENDING DECEMBER 31,   BUILDINGS        PREMIUM          GOODWILL        TOTAL
   -------------------------  ------------    -------------   -------------     ------
      1996                      $17,000        $225,000          $167,000       $409,000
      1997                       17,000         225,000           167,000        409,000
      1998                       17,000         225,000           167,000        409,000
      1999                       17,000         225,000           167,000        409,000
      2000                       17,000         225,000           167,000        409,000

     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                           ABC         SOUTHLAND       (NOTES A      PRO FORMA
ASSETS                                  HISTORICAL     HISTORICAL       AND B)       COMBINED
- ------                                  ----------    -----------   ------------    ----------
Cash and due from banks                  $  16,855     $   2,667    $    -          $ 19,522
Federal funds sold                          21,535                   (5,793)(1)       15,742
Investment securities                       56,916        25,180                      82,096
Loans, net                                 218,877        74,880                     293,757
Premises and equipment                       7,222         2,544        500 (2)       10,266
Investment in Southland                                       -      11,822 (1)
                                                                    (11,822)(2)           -
Excess cost over fair value of assets
  acquired                                   1,996            -       2,250 (2)
                                                                      2,504 (2)       6,750
Other assets                                12,188         2,197         -           14,385
                                         ---------     ---------    ---------     ---------
                                          $335,589      $107,468    $  (539)       $442,518
                                         =========     =========    =========     =========

LIABILITIES AND EQUITY
- ---------------------------------
Deposits                                  $293,385      $ 87,865    $    -         $381,250
Other liabilities                            7,629         1,027         -            8,656
Long-term debt                                   -        12,008         -           12,008
                                         ---------     ---------    ---------     ---------
Total liabilities                         301,014        100,900         -          401,914
                                         ---------     ---------    ---------     ---------

EQUITY
- ------
Common stock                                3,597            -           431(1)       4,028
Capital surplus                            16,826            -         5,598(1)      22,424
Retained earnings                          15,815            -             -         15,815
Unrealized gains on securities
  available for sale,
  net of taxes                               (108)           -            -            (108)
Treasury stock                             (1,555)           -            -          (1,555)
Equity of Southland                             -         6,568       (6,568)(2)         -
                                         ---------     ---------    ---------     ---------
Total equity                               34,575         6,568         (539)        40,604
                                         ---------     ---------    ---------     ---------
                                         $335,589      $107,468     $   (539)     $ 442,518
                                         ========      ========     ========      =========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                      YEAR ENDED DECEMBER 31, 1995
                                           ----------------------------------------------------
                                                                         PRO FORMA
                                                ABC       SOUTHLAND     ADJUSTMENTS   PRO FORMA
                                            HISTORICAL    HISTORICAL      (NOTE B)    COMBINED
                                           -----------   -----------   ------------   ---------
INTEREST INCOME                             $ 26,703      $  9,033      $    319 (4)  $ 35,417
INTEREST EXPENSE                              10,673         4,775             -        15,448
                                             -------      --------       --------     --------

Net interest income                           16,030         4,258           319        19,969
PROVISION FOR LOAN LOSSES                        848            72             -           920
                                             -------      --------       --------     --------

Net interest income after provision for
 loan losses                                  15,182         4,186           319        19,049
OTHER INCOME                                   3,276         1,582             -         4,858
OTHER EXPENSE                                 12,228         4,101           409 (3)    16,738
                                             -------      --------       --------     --------

Income from continuing operations before
    income taxes                               6,230         1,667          (728)        7,169
INCOME TAXES                                   1,889           643          (108)(5)     2,424
                                             -------      --------       --------     --------
Income from continuing operations            $ 4,341         1,024          (620)        4,745
                                             =======      ========       ========     ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                           $   1.25
                                                                                      ========

                                                    THREE MONTHS ENDED MARCH 31, 1996
                                           ----------------------------------------------------
                                                                         PRO FORMA
                                                ABC       SOUTHLAND     ADJUSTMENTS   PRO FORMA
                                            HISTORICAL    HISTORICAL      (NOTE B)    COMBINED
                                           -----------   -----------   ------------   ---------

INTEREST INCOME                             $ 7,051       $ 2,456        $    (80)(4)  $  9,427
INTEREST EXPENSE                              2,941         1,206              -          4,147
                                             -------      --------       --------      --------
Net interest income                           4,110         1,250             (80)        5,280
PROVISION FOR LOAN LOSSes                       180                                         180
                                             -------      --------       --------      --------
Net interest income after provision for       3,930         1,250             (80)        5,100
 loan losses
OTHER INCOME                                    927           399                         1,326
OTHER EXPENSE                                 3,017         1,076             102 (3)     4,195
                                             -------      --------       --------      --------
Income from continuing operations before
    income taxes                              1,840           573            (182)        2,231
INCOME TAXES                                    605           213             (27)(5)       791
                                             -------      --------       --------      --------
Income from continuing operations           $ 1,235       $   360        $   (155)      $ 1,440
                                             -------      --------       --------      --------

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                            $    .38
                                                                                       ========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION   AMORTIZATION
                              OF WRITE-UP     OF DEPOSIT    AMORTIZATION
                                OF BANK          BASE            OF
    YEAR ENDING DECEMBER 31,   BUILDINGS       PREMIUM        GOODWILL       TOTAL
   ------------------------  ------------    ------------   -------------   --------
       1996                     $17,000        $225,000       $167,000      $409,000
       1997                      17,000         225,000        167,000       409,000
       1998                      17,000         225,000        167,000       409,000
       1999                      17,000         225,000        167,000       409,000
       2000                      17,000         225,000        167,000       409,000


     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                               PRO FORMA
                                                                              ADJUSTMENTS
                                                   ABC          CENTRAL         (NOTES A     PRO FORMA
ASSETS                                          HISTORICAL     HISTORICAL        AND B)       COMBINED
- ------                                         ------------   -----------     -----------   -----------
Cash and due from banks                         $ 16,855         $ 2,142      $     -         $ 18,997
Federal funds sold                                21,535              -             -           21,535
Investment securities                             56,916          10,862            -           67,778
Loans, net                                       218,877          34,988            -          253,865
Premises and equipment                             7,222           1,074            -            8,296
Investment in Central                                 -               -         4,300 (1)
                                                                               (4,300)(2)           -
Excess cost over fair value of assets
 acquired                                          1,996                            -            1,996
Other assets                                      12,188           1,038            -           13,226
                                             -----------      ----------    ----------       ---------
                                                $335,589         $50,104      $     -         $385,693
                                             ===========      ==========    ==========       =========

LIABILITIES AND EQUITY
- ----------------------
Deposits                                        $293,385         $44,724      $    -          $338,109
Other liabilities                                  7,629           1,080                         8,709
                                             -----------      ----------    ----------       ---------
      Total liabilities                         $301,014         $45,804                      $346,818
                                             -----------      ----------    ----------       ---------

EQUITY
- ------
Common stock                                       3,597              -          589 (1)         4,186
Capital surplus                                   16,826              -        3,730 (1)        20,556
Retained earnings                                 15,815              -             -           15,815
Unrealized gains on securities available
 for sale,
net of taxes                                       (108)              -          (19)(1)          (127)
Treasury stock                                   (1,555)              -                         (1,555)
Equity of Central                                                 4,300       (4,300)(2)            -
                                             -----------      ----------    ----------       ---------
      Total equity                               34,575           4,300             -           38,875
                                             -----------      ----------    ----------       ---------
                                               $335,589         $50,104       $     -         $385,693
                                             ==========       ==========    ==========       =========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.


                       YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994         YEAR ENDED DECEMBER 31, 1993
                      --------------------------------  ----------------------------------  ---------------------------------
                         ABC       CENTRAL    COMBINED     ABC       CENTRAL    COMBINED       ABC        CENTRAL    COMBINED
                      HISTORICAL  HISTORICAL  (NOTE A)  HISTORICAL  HISTORICAL  (NOTE A)    HISTORICAL  HISTORICAL   (NOTE A)
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
INTEREST INCOME        $ 26,703     $ 4,141   $ 30,844  $   21,328  $    3,253  $   24,581  $   19,697  $    3,118  $  22,815

INTEREST EXPENSE         10,673       1,960     12,633       7,828       1,248       9,076       7,732       1,207      8,939
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest
    Income               16,030       2,181     18,211      13,500       2,005      15,505      11,965       1,911     13,876

PROVISION FOR
LOAN LOSSES                 848         140        988         638         180         818       1,191         193      1,384
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest
    after provision
    for loan losses      15,182       2,041     17,223      12,862       1,825      14,687      10,774       1,718     12,492

OTHER INCOME              3,276         597      3,873       3,025         667       3,692       2,867         611      3,478

OTHER EXPENSE            12,228       1,874     14,102      11,547       1,795      13,342      10,535       1,843     12,378
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Income from
    continuing oper-
    ations before
    income taxes &
    cumulative
    effect                6,230         764      6,994       4,340         697       5,037       3,106         486      3,592

INCOME TAXES              1,889         265      2,154       1,240         240       1,480         814         165        979
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Income from
    operations before
    cumulative effect     4,341         499     4,840       3,100          457       3,557       2,292         321       2,613

CUMULATIVE EFFECT OF
 ACCOUNTING
     CHANGE                --          --         --         --           --        --            346        --           346
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Income from
    continuing
    operations          $ 4,341     $   499   $  4,840  $    3,100  $      457   $  3,557   $    2,638  $      321  $    2,959
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                      $   1.23                           $   1.01                            $     .95
                                              ========                           ========                             ========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


                                     THREE MONTHS ENDED MARCH 31, 1996            THREE MONTHS ENDED MARCH 31, 1995
                               -------------------------------------------   -------------------------------------------
                                                               PRO FORMA                                      PRO FORMA
                                     ABC         CENTRAL        COMBINED          ABC           CENTRAL       COMBINED
                                 HISTORICAL     HISTORICAL      (NOTE A)       HISTORICAL      HISTORICAL     (NOTE A)
                               -------------   ------------   ------------    -------------   ------------   -----------
INTEREST INCOME                 $     7,051    $     1,113    $     8,164     $      6,157    $       914     $   7,071

INTEREST EXPENSE                      2,941            540          3,481            2,348            403         2,751
                               -------------   ------------   ------------    -------------   ------------   -----------

        Net interest income           4,110            573          4,683            3,809            511         4,320

PROVISION FOR LOAN LOSSES               180                           180              180             45           225
                               -------------   ------------   ------------    -------------   ------------   -----------

            Net interest
             income after
             provision for
             loan losses              3,930            573          4,503            3,629            466         4,095

OTHER INCOME                            927            180          1,107              886            160         1,046

OTHER EXPENSE                         3,017            476          3,493            3,000            476         3,476
                               -------------   ------------   ------------    -------------   ------------   -----------

        Income from
         continuing
         operations before
           income taxes
           and cumulative
           effect                     1,840            277          2,117            1,515            150         1,665

INCOME TAXES                            605            105            710              487             57           544
                               -------------   ------------   ------------    -------------   ------------   -----------

         Income from
          operations
          before
          cumulative effect           1,235            172          1,407            1,028             93         1,121

CUMULATIVE EFFECT OF
 ACCOUNTING
     CHANGE
                               -------------   ------------    ------------    ------------   ------------   -----------

         Income from
          continuing
          operations           $      1,235   $        172    $     1,407     $      1,028   $         93   $     1,121
                               =============   ============   ============    =============   ============   ============

INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                          $    .35                                    $        .29
                                                                ==========                                   ============

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of the earliest period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 588,742 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.

     (2)  Elimination of investment in Central.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                 PRO FORMA
                                                 ABC                           ADJUSTMENTS
                                               CENTRAL       SOUTHLAND          (NOTES A        PRO FORMA
ASSETS                                        COMBINED       HISTORICAL          AND B)         COMBINED
- -------                                      -----------   -------------     -------------      -----------
Cash and due from banks                      $  18,997         $   2,667             -         $ 21,664
Federal funds sold                              21,535                 -         (4,138)(1)      17,397
Investment securities                           67,778            25,180             -           92,958
Loans, net                                     253,865            74,880             -          328,745
Premises and equipment                           8,296             2,544            500 (2)      11,340
Investment in Southland                             -                  -         11,822 (1)
                                                                                (11,822)(2)
Excess cost over fair value of assets
acquired                                         1,996                 -          2,250 (2)
                                                                                  2,504 (2)      6,750
Other assets                                    13,226             2,197             -          15,423
                                              --------         ---------      ---------       --------
                                              $385,693         $ 107,468      $   1,116       $494,277
                                              ========         =========     ==========       ========

LIABILITIES AND EQUITY
- ---------------------
Deposits                                      $338,109         $  87,865      $      -        $425,974
Other liabilities                                8,709             1,027             -           9,736
Long-term debt                                      -             12,008             -          12,008
                                              --------          ---------      --------        --------
Total liabilities                              346,818           100,900             -         447,718
                                              --------          ---------      --------       --------



EQUITY
- ------
Common stock                                     4,186                -             549 (1)       4,735
Capital surplus                                 20,556                -           7,135 (1)      27,691
Retained earnings                               15,815                -              -           15,815
Unrealized gains on securities available
  for sale, net of taxes                         (127)                -              -             (127)
Treasury stock                                 (1,555)                -              -           (1,555)
Equity of Southland                                 -              6,568         (6,568)(2)          -
                                              --------          ---------     ---------        --------
Total equity                                    38,875             6,568          1,116          46,559
                                              --------          ---------     ---------        --------
                                             $ 385,693         $ 107,468       $  1,116        $494,277
                                             =========         =========      =========        ========


                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                          YEAR ENDED DECEMBER 31, 1995
                                           --------------------------------------------------------
                                               ABC                        PRO FORMA
                                             CENTRAL      SOUTHLAND      ADJUSTMENTS     PRO FORMA
                                            COMBINED      HISTORICAL       (NOTE B)      COMBINED
                                          ----------     -----------    ------------    ------------
INTEREST INCOME                             $ 30,844        $  9,033    $   (228)(4)      $ 39,649
INTEREST EXPENSE                              12,633           4,775          -             17,408
                                            --------        --------    --------          --------
Net interest income                           18,211           4,258        (228)           22,241
PROVISION FOR LOAN LOSSES                        988              72          -              1,060
                                            --------        --------    --------          --------
Net interest income after provision for
 loan losses                                  17,223           4,186        (228)           21,181
OTHER INCOME                                   3,873           1,582           -             5,455
OTHER EXPENSE                                 14,102           4,101         409 (3)        18,612
                                            --------        --------    --------          --------
Income from continuing operations before
    income taxes                               6,994           1,667        (637)            8,024
INCOME TAXES                                   2,154             643         (78)(5)         2,719
                                            --------        --------    --------          --------
Income from continuing operations              4,840        $  1,024    $   (559)         $  5,305
                                            =======         ========    ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                               $   1.18
                                                                                          ========

                                                   THREE MONTHS ENDED MARCH 31, 1996
                                          ----------------------------------------------------------
                                               ABC                        PRO FORMA
                                             CENTRAL      SOUTHLAND      ADJUSTMENTS     PRO FORMA
                                            COMBINED      HISTORICAL       (NOTE B)      COMBINED
                                          ----------     -----------    ------------    ------------

INTEREST INCOME                            $  8,164         $ 2,456      $   (57)(4)      $ 10,563
INTEREST EXPENSE                              3,481           1,206            -             4,687
                                            --------        --------    --------          --------

Net interest income                           4,683           1,250          (57)            5,876
PROVISION FOR LOAN LOSSES                       180               -            -               180
                                            --------        --------    --------          --------

Net interest income after provision for
 loan losses                                  4,503           1,250          (57)            5,696
OTHER INCOME                                  1,107             399            -             1,506
OTHER EXPENSE                                 3,493           1,076          102 (3)         4,671
                                            --------        --------    --------          --------

Income from continuing operations before
    income taxes                              2,117             573         (159)            2,531
INCOME TAXES                                    710             213          (19)(5)           904
                                            --------        --------    --------          --------

Income from continuing operations          $  1,407         $  360      $   (140)         $  1,627
                                           ========         ========    ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                               $    .36
                                                                                          ========


                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION         AMORTIZATION
                              OF WRITE-UP           OF DEPOSIT           AMORTIZATION
                                OF BANK                BASE                   OF
    YEAR ENDING DECEMBER 31,   BUILDINGS             PREMIUM               GOODWILL          TOTAL
  ----------------------------------------------------------------------------------------------------------

    1996                       $17,000               $225,000               $167,000        $409,000
    1997                        17,000                225,000                167,000         409,000
    1998                        17,000                225,000                167,000         409,000
    1999                        17,000                225,000                167,000         409,000
    2000                        17,000                225,000                167,000         409,000

     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                PRO FORMA
                                                        ABC                    ADJUSTMENTS
                                                      CENTRAL    SOUTHLAND       (NOTES A       PRO FORMA
                                                      COMBINED   HISTORICAL        AND B)        COMBINED
                                                    ----------   ----------   --------------   -----------
ASSETS
- -------
Cash and due from banks                               $  18,997   $  2,667       $     -          $ 21,664
Federal funds sold                                       21,535                    (5,793)(1)       15,742
Investment securities                                    67,778     25,180              -           92,958
Loans, net                                              253,865     74,880              -          328,745
Premises and equipment                                    8,296      2,544            500 (2)       11,340
Investment in Southland                                       -          -         11,822 (1)
                                                                                  (11,822)(2)            -
Excess cost over fair value of assets acquired            1,996          -          2,250 (2)
                                                                                    2,504 (2)        6,750
Other assets                                             13,226      2,197              -           15,423
                                                      ---------   --------      ---------         --------
                                                      $ 385,693   $107,468       $   (539)        $492,622
                                                      =========   ========       ========         ========

LIABILITIES AND EQUITY
- -----------------------
Deposits                                               $338,109   $ 87,865        $     -         $425,974
Other liabilities                                         8,709      1,027              -            9,736
Long-term debt                                                      12,008              -           12,008
                                                      ---------   --------      ---------         --------
Total liabilities                                       346,818    100,900              -          447,718
                                                      ---------   --------      ---------         --------


EQUITY
- ------
Common stock                                              4,186                       431 (1)        4,617
Capital surplus                                          20,556                     5,598 (1)       26,154
Retained earnings                                        15,815                                     15,815
Unrealized gains on securities available for sale,
net of taxes                                              (127)                                       (127)
Treasury stock                                          (1,555)                                     (1,555)
Equity of Southland                                          -       6,568         (6,568)(2)
                                                      ---------   --------      ---------         --------
Total equity                                            38,875       6,568           (539)          44,904
                                                      ---------   --------      ---------         --------
                                                      $385,693    $107,468      $    (539)        $492,622
                                                      ========    ========       ========         ========


                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      YEAR ENDED DECEMBER 31, 1995
                                                    ------------------------------------------------------------
                                                         ABC                          PRO FORMA
                                                       CENTRAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $30,844           $9,033         $ (319)(4)        $39,558
INTEREST EXPENSE                                       12,633            4,775             -              17,408
                                                      -------           ------         ------            -------
      Net interest income                              18,211            4,258           (319)            22,150
PROVISION FOR LOAN LOSSES                                 988               72             -               1,060
                                                      -------           ------         ------            -------
      Net interest income after provision for
         loan losses                                   17,223            4,186           (319)            21,090
OTHER INCOME                                            3,873            1,582             -               5,455
OTHER EXPENSE                                          14,102            4,101            409 (3)         18,612
                                                      -------           ------         ------            -------
      Income from continuing operations before
         income taxes                                   6,994            1,667           (728)             7,933
INCOME TAXES                                            2,154              643           (108)(5)          2,689
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 4,840           $1,024         $ (620)           $ 5,244
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $  1.20
                                                                                                         =======


                                                                   THREE MONTHS ENDED MARCH 31, 1996
                                                    ------------------------------------------------------------
                                                        ABC/                          PRO FORMA
                                                       CENTRAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $ 8,164           $2,456         $  (80)(4)        $10,540
INTEREST EXPENSE                                        3,481            1,206             -               4,687
                                                      -------           ------         ------            -------
      Net interest income                               4,683            1,250            (80)             5,853
PROVISION FOR LOAN LOSSES                                 180               -              -                 180
                                                      -------           ------         ------            -------
      Net interest income after provision for
        loan losses                                     4,503            1,250            (80)             5,673
OTHER INCOME                                            1,170              399             -               1,506
OTHER EXPENSE                                           3,493            1,076            102 (3)          4,671
                                                      -------           ------         ------            -------
      Income from continuing operations before
        income taxes                                    2,117              573           (182)             2,508
INCOME TAXES                                              710              213            (27)(5)            896
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 1,407           $  360         $ (155)           $ 1,612
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $   .37
                                                                                                         =======


                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION         AMORTIZATION
                              OF WRITE-UP           OF DEPOSIT           AMORTIZATION
                                OF BANK                BASE                   OF
    YEAR ENDING DECEMBER 31,   BUILDINGS             PREMIUM               GOODWILL            TOTAL
  ----------------------------------------------------------------------------------------------------------

           1996                 $17,000               $225,000               $167,000        $409,000
           1997                  17,000                225,000                167,000         409,000
           1998                  17,000                225,000                167,000         409,000
           1999                  17,000                225,000                167,000         409,000
           2000                  17,000                225,000                167,000         409,000

   No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                      PRO FORMA
                                                                       FIRST         ADJUSTMENTS
                                                        ABC          NATIONAL         (NOTES A         PRO FORMA
                                                     HISTORICAL      HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 16,855         $  2,118         $     -           $ 18,973
  Federal funds sold                                   21,535            3,100               -             24,635
  Investment securities                                56,916           11,332               -             68,248
  Loans, net                                          218,877           35,015               -            253,892
  Premises and equipment                                7,222            1,463               -              8,685
  Investment in Southland                                  -                -             5,593 (1)
                                                                                         (5,593)(2)             -
  Excess cost over fair value of assets acquired        1,996               -                -              1,996
  Other assets                                         12,188              836               -             13,024
                                                     --------         --------         --------          --------
                                                     $335,589         $ 53,864         $     -           $389,453
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $293,385         $ 47,863         $     -           $341,248
  Other liabilities                                     7,629              408               -              8,037
                                                     --------         --------         --------          --------
        Total liabilities                             301,014           48,271               -            349,285
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          3,597               -               789 (1)         4,386
  Capital surplus                                      16,826               -             4,843 (1)        21,669
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (108)              -               (39)(1)          (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of First National                                 -             5,593           (5,593)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   34,575            5,593               -             40,168
                                                     --------         --------         --------          --------
                                                     $335,589         $ 53,864         $     -           $389,453
                                                     ========         ========         ========          ========


                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                       YEAR ENDED DECEMBER 31, 1995         YEAR ENDED DECEMBER 31, 1994
                                -------------------------------------   -------------------------------------
                                                 FIRST      PRO FORMA                    FIRST      PRO FORMA
                                     ABC        NATIONAL    COMBINED         ABC        NATIONAL    COMBINED
                                  HISTORICAL   HISTORICAL   (NOTE A)      HISTORICAL   HISTORICAL   (NOTE A)
                                ------------ ------------ -----------   ------------ ------------ -----------
INTEREST INCOME                  $26,703      $ 4,045       $ 30,748      $ 21,328     $ 3,162       $ 24,490

INTEREST EXPENSE                  10,673        1,893         12,566         7,828       1,438          9,266
                                 -------      -------       --------      --------     -------       --------

        Net interest income       16,030        2,152         18,182        13,500       1,724         15,224

PROVISION FOR LOAN LOSSES            848          185          1,033           638         120            758
                                 -------      -------       --------      --------     -------       --------

        Net interest income
          after provision for
          loan losses             15,182        1,967         17,149        12,862       1,604         14,466

OTHER INCOME                       3,276          524          3,800         3,025         355          3,380

OTHER EXPENSE                     12,228        1,573         13,801        11,547       1,420         12,967
                                 -------      -------       --------      --------     -------       --------

       Income from continuing
         operations before
         income taxes and
         cumulative
         effect                    6,230          918          7,148         4,340         539          4,879

INCOME TAXES                       1,889          306          2,195         1,240         223          1,463
                                 -------      -------       --------      --------     -------       --------

        Income from
         operations before
         cumulative effect         4,341          612          4,953         3,100         316          3,416

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                     -            -              -             -           -              -
                                 -------      -------       --------      --------     -------       --------

      Income from continuing
             operations          $ 4,341       $  612       $  4,953       $ 3,100      $  316       $  3,416
                                 =======      =======       ========      ========     =======       ========

INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                    $   1.19                                 $    .91
                                                            ========                                 ========
                                     YEAR ENDED DECEMBER 31, 1993
                              ----------------------------------------
                                                 FIRST        PRO FORMA
                                   ABC          NATIONAL      COMBINED
                                HISTORICAL     HISTORICAL     (NOTE A)
                              ------------   ------------   ----------

INTEREST INCOME                 $ 19,697         $ 2,510      $ 22,207

INTEREST EXPENSE                   7,732           1,177         8,909
                                --------         -------      --------

        Net interest income       11,965           1,333        13,298

PROVISION FOR LOAN LOSSES          1,191             128         1,319
                                --------         -------      --------

        Net interest income
          after  provision for
          loan losses             10,774           1,205        11,979

OTHER INCOME                       2,867             289         3,156

OTHER EXPENSE                     10,535           1,256        11,791
                                --------         -------      --------

       Income from continuing
         operations before
         income taxes and
         cumulative
         effect                    3,106             238         3,344

INCOME TAXES                         814               -           814
                                --------         -------      --------

        Income from
         operations before
         cumulative effect         2,292             238         2,530

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   346                           346
                                --------         -------      --------

      Income from continuing
             operations          $ 2,638         $   238      $  2,876
                                ========         =======      ========

INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                      $    .87
                                                              ========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

                                     THREE MONTHS ENDED MARCH 31, 1996                THREE MONTHS ENDED MARCH 31, 1995
                              -------------------------------------------------   ------------------------------------------
                                                    FIRST        PRO FORMA                           FIRST        PRO FORMA
                                       ABC         NATIONAL       COMBINED             ABC          NATIONAL       COMBINED
                                   HISTORICAL     HISTORICAL      (NOTE A)          HISTORICAL     HISTORICAL      (NOTE A)
                               ---------------   ------------   ------------      -------------   ------------   -----------
INTEREST INCOME                 $  7,051         $ 1,071        $ 8,122            $  6,157        $   938         $ 7,095

INTEREST EXPENSE                   2,941             538          3,479               2,348            393           2,741
                                --------         -------        -------            --------        -------         -------

        Net interest income        4,110             533          4,643               3,809            545           4,354

PROVISION FOR LOAN LOSSES            180              50            230                 180             25             205
                                --------         -------        -------            --------        -------         -------

            Net interest
             income after
             provision for
             loan losses           3,930             483          4,413               3,629            520           4,149

OTHER INCOME                         927             123          1,050                 886             85             971

OTHER EXPENSE                      3,017             397          3,414               3,000            391           3,391
                                --------         -------        -------            --------        -------         -------


        Income from
         continuing
         operations before
           income taxes
           and cumulative
           effect                  1,840             209          2,049               1,515            214           1,729

INCOME TAXES                         605              76            681                 487             81             568
                                --------          ------         ------             -------         ------         -------


         Income from
          operations
          before
          cumulative effect        1,235             133          1,368               1,028            133           1,161

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                     -               -              -                   -              -               -
                                --------          ------        -------             -------        -------         -------


         Income from
          continuing
          operations             $ 1,235          $  133        $ 1,368             $ 1,028         $  133         $ 1,161
                                 =======          ======        =======             =======         ======         =======


INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                          $   .33                                            $   .28
                                                                =======                                            =======

                                   PF-21(A)

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 788,868 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.

     (2)  Elimination of investment in First National.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC                           PRO FORMA
                                                       FIRST                         ADJUSTMENTS
                                                      NATIONAL       SOUTHLAND        (NOTES A         PRO FORMA
                                                      COMBINED       HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 18,973         $  2,667         $     -           $ 21,640
  Federal funds sold                                   24,635               -            (4,138)(1)        20,497
  Investment securities                                68,248           25,180               -             93,428
  Loans, net                                          253,892           74,880               -            328,772
  Premises and equipment                                8,685            2,544              500 (2)        11,729
  Investment in Southland                                  -                -            11,822 (1)
                                                                                        (11,822)(2)            -
  Excess cost over fair value of assets acquired        1,996               -             2,250 (2)
                                                                                          2,504 (2)         6,750
  Other assets                                         13,024            2,197               -             15,221
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $  1,116          $498,037
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $341,248         $ 87,865         $     -           $429,113
  Other liabilities                                     8,037            1,027               -              9,064
  Long-term debt                                           -            12,008               -             12,008
                                                     --------         --------         --------          --------
        Total liabilities                             349,285          100,900               -            450,185
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          4,386               -               549 (1)         4,935
  Capital surplus                                      21,669               -             7,135 (1)        28,804
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (147)              -                -               (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of Southland                                      -             6,568           (6,568)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   40,168            6,568            1,116            47,852
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $  1,116          $498,037
                                                     ========         ========         ========          ========



                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      YEAR ENDED DECEMBER 31, 1995
                                                    ------------------------------------------------------------
                                                        ABC
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $30,748           $9,033         $ (228)(4)        $39,553
INTEREST EXPENSE                                       12,566            4,775             -              17,341
                                                      -------           ------         ------            -------
      Net interest income                              18,182            4,258           (228)            22,212
PROVISION FOR LOAN LOSSES                               1,033               72             -               1,105
                                                      -------           ------         ------            -------
      Net interest income after provision for
         loan losses                                   17,149            4,186           (228)            21,107
OTHER INCOME                                            3,800            1,582             -               5,382
OTHER EXPENSE                                          13,801            4,101            409 (3)         18,311
                                                      -------           ------         ------            -------
      Income from continuing operations before
         income taxes                                   7,148            1,667           (637)             8,178
INCOME TAXES                                            2,195              643            (78)(5)          2,760
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 4,953           $1,024         $ (559)           $ 5,418
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $  1.15
                                                                                                         =======


                                                                   THREE MONTHS ENDED MARCH 31, 1996
                                                    ------------------------------------------------------------
                                                       ABC/
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $ 8,122           $2,456         $  (57)(4)        $10,521
INTEREST EXPENSE                                        3,479            1,206             -               4,685
                                                      -------           ------         ------            -------
      Net interest income                               4,643            1,250            (57)             5,836
PROVISION FOR LOAN LOSSES                                 230               -              -                 230
                                                      -------           ------         ------            -------
      Net interest income after provision for
        loan losses                                     4,413            1,250            (57)             5,606
OTHER INCOME                                            1,050              399             -               1,449
OTHER EXPENSE                                           3,414            1,076            102 (3)          4,592
                                                      -------           ------         ------            -------
      Income from continuing operations before
        income taxes                                    2,049              573           (159)             2,463
INCOME TAXES                                              681              213            (19)(5)            875
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 1,368           $  360         $ (140)           $ 1,588
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $   .34
                                                                                                         =======


                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                          DEPRECIATION      AMORTIZATION
                          OF WRITE-UP        OF DEPOSIT      AMORTIZATION
                            OF BANK             BASE              OF
YEAR ENDING DECEMBER 31,   BUILDINGS          PREMIUM          GOODWILL       TOTAL
- ----------------------------------------------------------------------------------------------------------

  1996                     $ 17,000          $ 225,000        $ 167,000      $409,000
  1997                       17,000            225,000          167,000       409,000
  1998                       17,000            225,000          167,000       409,000
  1999                       17,000            225,000          167,000       409,000
  2000                       17,000            225,000          167,000       409,000


No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC                           PRO FORMA
                                                       FIRST                         ADJUSTMENTS
                                                      NATIONAL       SOUTHLAND        (NOTES A         PRO FORMA
                                                      COMBINED       HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 18,973         $  2,667         $     -           $ 21,640
  Federal funds sold                                   24,635               -            (5,793)(1)        18,842
  Investment securities                                68,248           25,180               -             93,428
  Loans, net                                          253,892           74,880               -            328,772
  Premises and equipment                                8,685            2,544              500 (2)        11,729
  Investment in Southland                                  -                -            11,822 (1)
                                                                                        (11,822)(2)            -
  Excess cost over fair value of assets acquired        1,996               -             2,250 (2)
                                                                                          2,504 (2)         6,750
  Other assets                                         13,024            2,197               -             15,221
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $   (539)         $496,382
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $341,248         $ 87,865         $     -           $429,113
  Other liabilities                                     8,037            1,027               -              9,064
  Long-term debt                                           -            12,008               -             12,008
                                                     --------         --------         --------          --------
        Total liabilities                             349,285          100,900               -            450,185
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          4,386               -               431 (1)         4,817
  Capital surplus                                      21,669               -             5,598 (1)        27,267
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (147)              -                -               (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of Southland                                      -             6,568           (6,568)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   40,168            6,568             (539)           46,197
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $   (539)         $496,382
                                                     ========         ========         ========          ========


                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      YEAR ENDED DECEMBER 31, 1995
                                                    ------------------------------------------------------------
                                                        ABC
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $30,748           $9,033         $ (319)(4)        $39,462
INTEREST EXPENSE                                       12,566            4,775             -              17,341
                                                      -------           ------         ------            -------
      Net interest income                              18,182            4,258           (319)            22,121
PROVISION FOR LOAN LOSSES                               1,033               72             -               1,105
                                                      -------           ------         ------            -------
      Net interest income after provision for
         loan losses                                   17,149            4,186           (319)            21,016
OTHER INCOME                                            3,800            1,582             -               5,382
OTHER EXPENSE                                          13,801            4,101            409 (3)         18,311
                                                      -------           ------         ------            -------
      Income from continuing operations before
         income taxes                                   7,148            1,667           (728)             8,087
INCOME TAXES                                            2,195              643           (108)(5)          2,730
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 4,953           $1,024         $ (620)           $ 5,357
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $  1.17
                                                                                                         =======


                                                                   THREE MONTHS ENDED MARCH 31, 1996
                                                    ------------------------------------------------------------
                                                       ABC/
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $ 8,122           $2,456         $  (80)(4)        $10,498
INTEREST EXPENSE                                        3,479            1,206             -               4,685
                                                      -------           ------         ------            -------
      Net interest income                               4,643            1,250            (80)             5,813
PROVISION FOR LOAN LOSSES                                 230               -              -                 230
                                                      -------           ------         ------            -------
      Net interest income after provision for
        loan losses                                     4,413            1,250            (80)             5,583
OTHER INCOME                                            1,050              399             -               1,449
OTHER EXPENSE                                           3,414            1,076            102 (3)          4,592
                                                      -------           ------         ------            -------
      Income from continuing operations before
        income taxes                                    2,049              573           (182)             2,440
INCOME TAXES                                              681              213            (27)(5)            867
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 1,368           $  360         $ (155)           $ 1,573
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $   .34
                                                                                                         =======


                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION         AMORTIZATION
                              OF WRITE-UP           OF DEPOSIT           AMORTIZATION
                                OF BANK                BASE                   OF
    YEAR ENDING DECEMBER 31,   BUILDINGS             PREMIUM               GOODWILL            TOTAL
  ----------------------------------------------------------------------------------------------------------

           1996               $ 17,000             $ 225,000             $ 167,000          $ 409,000
           1997                 17,000               225,000               167,000            409,000
           1998                 17,000               225,000               167,000            409,000
           1999                 17,000               225,000               167,000            409,000
           2000                 17,000               225,000               167,000            409,000


    No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                  PRO FORMA
                                                  ABC            FIRST           ADJUSTMENTS
                                                CENTRAL         NATIONAL           (NOTES A          PRO FORMA
                                                COMBINED       HISTORICAL           AND B)           COMBINED
                                               ----------      ----------      --------------       ----------
ASSETS
- ------
  Cash and due from banks                       $ 18,997         $ 2,118        $       -            $  21,115
  Federal funds sold                              21,535           3,100                -               24,635
  Investment securities                           67,778          11,332                -               79,110
  Loans, net                                     253,865          35,015                -              288,880
  Premises and equipment                           8,296           1,463                -                9,759
  Investment in First National                        -                -            5,593 (1)
                                                                                   (5,593)(2)
  Excess cost over fair value of assets
    acquired                                       1,996               -                -                1,996
  Other assets                                    13,226             836                -               14,062
                                                --------         -------        ---------             --------

                                                $385,693         $53,864        $       -             $439,557
                                                --------         -------        ---------             --------

LIABILITIES AND EQUITY
- ----------------------
  Deposits                                      $338,109         $47,863        $       -             $385,972
  Other liabilities                                8,709             408                -                9,117
                                                --------         -------        ---------             --------
    Total liabilities                            346,818          48,271                -              395,089
                                                --------         -------        ---------             --------

EQUITY
- ------
  Common stock                                     4,186               -              789 (1)            4,975
  Capital surplus                                 20,556               -            4,843 (1)           25,399
  Retained earnings                               15,815               -                -               15,815
  Unrealized gains on securities available
    for sale, net of taxes                          (127)              -              (39)(1)             (166)
  Treasury stock                                  (1,555)              -                -               (1,555)
  Equity of First National                            -            5,593           (5,593)(2)                -
                                                --------         -------        ---------             --------
    Total equity                                  38,875           5,593                -               44,468
                                                --------         -------        ---------             --------

                                                $385,693         $53,864        $       -             $439,557
                                                ========         =======        =========             ========

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                YEAR ENDED DECEMBER 31, 1995        YEAR ENDED DECEMBER 31, 1994      YEAR ENDED DECEMBER 31, 1993
                            ------------------------------------  --------------------------------   ------------------------------
                                ABC        FIRST      PRO FORMA     ABC         FIRST     PRO FORMA     ABC      FIRST    PRO FORMA
                              CENTRAL     NATIONAL    COMBINED     CENTRAL     NATIONAL   COMBINED    CENTRAL   NATIONAL   COMBINED
                             COMBINED   HISTORICAL    (NOTE A)    COMBINED    HISTORICAL  (NOTE A)    COMBINED HISTORICAL  (NOTE A)
                            ----------  ----------- ------------  --------- ------------  ---------  --------- ---------- ---------
INTEREST INCOME              $  30,844    $ 4,045   $  34,889      $24,581       $3,162    $27,743    $22,815    $2,510    $25,325

INTEREST EXPENSE                12,633      1,893      14,526        9,076        1,438     10,514      8,939     1,177     10,116
                              --------   --------    --------      -------       ------     ------     ------    ------     -------

        Net interest income     18,211      2,152      20,363       15,505        1,724     17,229     13,876     1,333     15,209

PROVISION FOR LOAN LOSSES          988        185       1,173          818          120        938      1,384       128      1,512
                              --------   --------    --------      -------       ------     ------     ------    ------     -------

        Net interest income
         after provision for
         loan losses            17,223      1,967      19,190       14,687        1,604     16,291     12,492     1,205      13,697

OTHER INCOME                     3,873        524       4,397        3,692          355      4,047      3,478       289       3,767

OTHER EXPENSE                   14,102      1,573      15,675       13,342        1,420     14,762     12,378     1,256      13,634
                              --------   --------    --------      -------       ------     ------     ------    ------     -------
        Income from continuing
           operations before
           income taxes and
           cumulative effect     6,994        918       7,912        5,037          539      5,576      3,592       238       3,830

INCOME TAXES                     2,154        306       2,460        1,480          223      1,703        979         -         979
                              --------   --------    --------      -------       ------     ------     ------    ------     -------
      Income from continuing
         operations before
         cumulative effect       4,840        612       5,452        3,557          316      3,873      2,613        238      2,851

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                  -          -           -             -            -          -        346         -         346
      Income from continuing
         operations           $  4,840   $    612    $  5,452      $ 3,557       $  316     $3,873     $2,959   $  238      $ 3,197
                              ========   ========    ========      =======       ======     ======     ======   ======      =======
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                             $  1.15                                $  .90                          $  .82
                                                     =======                                ======                          ======

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)

                                 THREE MONTHS ENDED MARCH 31, 1996                      THREE MONTHS ENDED MARCH 31, 1995
                            -------------------------------------------             -------------------------------------------
                                ABC                FIRST         PRO FORMA             ABC         FIRST            PRO FORMA
                               CENTRAL            NATIONAL       COMBINED            CENTRAL      NATIONAL          COMBINED
                              COMBINED           HISTORICAL      (NOTE A)            COMBINED     HISTORICAL         (NOTE A)
                              ----------       -------------     --------           ---------     ----------        ---------
INTEREST INCOME                $ 8,164              $1,071           $ 9,235             $ 7,071        $  938        $ 8,009

INTEREST EXPENSE                 3,481                 538             4,019               2,751           393          3,144
                               -------              ------            ------              ------        ------        -------

        Net interest income      4,683                 533             5,216               4,320           545          4,865

PROVISION FOR LOAN LOSSES          180                  50               230                 225            25            250
                               -------              ------            ------              ------        ------        -------

        Net interest income
         after provision for
         loan losses             4,503                 483             4,986               4,095           520          4,615

OTHER INCOME                     1,107                 123             1,230               1,046            85          1,131

OTHER EXPENSE                    3,493                 397             3,890               3,476           391          3,867
                               -------              ------            ------              ------        ------        -------
        Income from continuing
           operations before
           income taxes and
           cumulative effect     2,117                 209             2,326               1,665           214         1,879

INCOME TAXES                       710                  76               786                 544            81           625
                               -------              ------            ------              ------        ------       -------
      Income from
         operations before
         cumulative effect       1,407                 133             1,540               1,121           133         1,254

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -                   -                 -                   -             -            -
      Income from continuing
         operations            $ 1,407              $  133            $1,540              $1,121        $  133        $ 1,254
                               -------              ------            ------              ------        ------        -------
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                              $  .32                                           $  .27
                                                                      ======                                           ======

                                                             PF-32(A)

                          ABC BANCORP AND SUBSIDIARIES
                         AND CENTRAL BANKSHARES, INC.
              COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1995 at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 788,868 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.

     (2)  Elimination of investment in First National.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods.

                         ABC BANCORP AND SUBSIDIARIES,
                           CENTRAL BANKSHARES, INC.
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisitions of Central and First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC
                                                      CENTRAL                   PRO FORMA
                                                       FIRST                   ADJUSTMENTS
                                                      NATIONAL   SOUTHLAND       (NOTES A       PRO FORMA
                                                      COMBINED   HISTORICAL        AND B)        COMBINED
                                                    ----------   ----------   --------------   -----------
ASSETS
- -------
Cash and due from banks                               $  21,115   $  2,667       $     -          $ 23,782
Federal funds sold                                       24,635                    (4,138)(1)       20,497
Investment securities                                    79,110     25,180              -          104,290
Loans, net                                              288,880     74,880              -          363,760
Premises and equipment                                    9,759      2,544            500 (2)       12,803
Investment in Southland                                       -          -         11,822 (1)            -
                                                                                  (11,822)(2)            -
Excess cost over fair value of assets acquired            1,996          -          2,250 (2)            -
                                                                                    2,504 (2)        6,750
Other assets                                             14,062      2,197              -           16,259
                                                      ---------   --------      ---------         --------
                                                      $ 439,557   $107,468       $  1,116         $548,141
                                                      =========   ========       ========         ========

LIABILITIES AND EQUITY
- -----------------------
Deposits                                               $385,972   $ 87,865        $     -         $473,837
Other liabilities                                         9,117      1,027              -           10,144
Long-term debt                                                -     12,008              -           12,008
                                                      ---------   --------      ---------         --------
Total liabilities                                       395,089    100,900              -          495,989
                                                      ---------   --------      ---------         --------


EQUITY
- ------
Common stock                                              4,975          -            549 (1)        5,524
Capital surplus                                          25,399          -          7,135 (1)       32,534
Retained earnings                                        15,815          -              -           15,815
Unrealized gains on securities available for sale,
net of taxes                                              (166)          -              -             (166)
Treasury stock                                          (1,555)          -              -           (1,555)
Equity of Southland                                          -       6,568         (6,568)(2)            -
                                                      ---------   --------      ---------         --------
Total equity                                            44,468       6,568          1,116           52,152
                                                      ---------   --------      ---------         --------
                                                      $439,557    $107,468      $   1,116         $548,141
                                                      ========    ========       ========         ========


                         ABC BANCORP AND SUBSIDIARIES,
                           CENTRAL BANKSHARES, INC.
                        AND FIRST NATIONAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisitions of Central and First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                           YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------------
                                              ABC
                                            CENTRAL
                                             FIRST                          PRO FORMA
                                            NATIONAL        SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                            COMBINED        HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------
INTEREST INCOME                             $ 34,889         $ 9,033          $ (228)(4)      $ 43,694
INTEREST EXPENSE                              14,526           4,775               -            19,301
                                            --------         -------         --------         --------
Net interest income                           20,363           4,258            (228)           24,393
PROVISION FOR LOAN LOSSES                      1,173              72               -             1,245
                                            --------         -------         --------         --------
Net interest income after provision for
 loan losses                                  19,190           4,186            (228)           23,148
OTHER INCOME                                   4,397           1,582               -             5,979
OTHER EXPENSE                                 15,675           4,101             409 (3)        20,185
                                            --------         -------         --------         --------
Income from continuing operations before
    income taxes                               7,912           1,667            (637)            8,942
INCOME TAXES                                   2,460             643             (78)(5)         3,025
                                            --------         -------         --------         --------
Income from continuing operations           $  5,452         $ 1,024          $ (559)          $ 5,917
                                            ========         =======         ========         ========
INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                    $  1.12
                                                                                              ========

                                                        THREE MONTHS ENDED MARCH 31, 1996
                                           -----------------------------------------------------------
                                              ABC/
                                            CENTRAL/
                                             FIRST                          PRO FORMA
                                            NATIONAL       SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                            COMBINED       HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------

INTEREST INCOME                            $ 9,235         $ 2,456         $   (57)(4)       $11,634
INTEREST EXPENSE                             4,019           1,206               -             5,225
                                          --------        --------        --------          --------
Net interest income                          5,216           1,250             (57)            6,409
PROVISION FOR LOAN LOSSES                      230              -                -               230
                                          --------        --------        --------          --------
Net interest income after provision for
 loan losses                                 4,986           1,250             (57)            6,179
OTHER INCOME                                 1,230             399               -             1,629
OTHER EXPENSE                                3,890           1,076             102 (3)         5,068
                                          --------        --------        --------          --------
Income from continuing operations before
    income taxes                             2,326             573            (159)            2,740
INCOME TAXES                                   786             213             (19)(5)           980
                                          --------        --------        --------          --------
Income from continuing operations          $ 1,540          $  360        $   (140)          $ 1,760
                                          ========        ========        ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                  $   .33
                                                                                            ========


                          ABC BANCORP AND SUBSIDIARIES
                           CENTRAL BANKSHARES, INC.
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                          DEPRECIATION      AMORTIZATION
                          OF WRITE-UP        OF DEPOSIT      AMORTIZATION
                            OF BANK             BASE              OF
YEAR ENDING DECEMBER 31,   BUILDINGS          PREMIUM          GOODWILL       TOTAL
- ----------------------------------------------------------------------------------------------------------

  1996                     $ 17,000          $ 225,000        $ 167,000      $409,000
  1997                       17,000            225,000          167,000       409,000
  1998                       17,000            225,000          167,000       409,000
  1999                       17,000            225,000          167,000       409,000
  2000                       17,000            225,000          167,000       409,000


No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES,
                           CENTRAL BANKSHARES, INC.
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central and First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC
                                                      CENTRAL                   PRO FORMA
                                                       FIRST                   ADJUSTMENTS
                                                      NATIONAL   SOUTHLAND       (NOTES A       PRO FORMA
                                                      COMBINED   HISTORICAL        AND B)        COMBINED
                                                    ----------   ----------   --------------   -----------
ASSETS
- -------
Cash and due from banks                               $  21,115   $  2,667       $     -          $ 23,782
Federal funds sold                                       24,635                    (5,793)(1)       18,842
Investment securities                                    79,110     25,180              -          104,290
Loans, net                                              288,880     74,880              -          363,760
Premises and equipment                                    9,759      2,544            500 (2)       12,803
Investment in Southland                                       -          -         11,822 (1)            -
                                                                                  (11,822)(2)            -
Excess cost over fair value of assets acquired            1,996          -          2,250 (2)            -
                                                                                    2,504 (2)        6,750
Other assets                                             14,062      2,197              -           16,259
                                                      ---------   --------      ---------         --------
                                                      $ 439,557   $107,468       $   (539)        $546,486
                                                      =========   ========       ========         ========

LIABILITIES AND EQUITY
- -----------------------
Deposits                                               $385,972   $ 87,865        $     -         $473,837
Other liabilities                                         9,117      1,027              -           10,144
Long-term debt                                                -     12,008              -           12,008
                                                      ---------   --------      ---------         --------
Total liabilities                                       395,089    100,900              -          495,989
                                                      ---------   --------      ---------         --------


EQUITY
- ------
Common stock                                              4,975          -            431 (1)        5,406
Capital surplus                                          25,399          -          5,598 (1)       30,997
Retained earnings                                        15,815          -              -           15,815
Unrealized gains on securities available for sale,
net of taxes                                              (166)          -              -             (166)
Treasury stock                                          (1,555)          -              -           (1,555)
Equity of Southland                                          -       6,568         (6,568)(2)            -
                                                      ---------   --------      ---------         --------
Total equity                                            44,468       6,568           (539)          50,497
                                                      ---------   --------      ---------         --------
                                                      $439,557    $107,468      $    (539)        $546,486
                                                      ========    ========       ========         ========


                         ABC BANCORP AND SUBSIDIARIES,
                           CENTRAL BANKSHARES, INC.
                        AND FIRST NATIONAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisitions of Central and First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                           YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------------
                                              ABC
                                            CENTRAL
                                             FIRST                          PRO FORMA
                                            NATIONAL        SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                            COMBINED        HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------
INTEREST INCOME                             $ 34,889         $ 9,033          $ (319)(4)      $ 43,603
INTEREST EXPENSE                              14,526           4,775               -            19,301
                                            --------         -------         --------         --------
Net interest income                           20,363           4,258            (319)           24,302
PROVISION FOR LOAN LOSSES                      1,173              72               -             1,245
                                            --------         -------         --------         --------
Net interest income after provision for
 loan losses                                  19,190           4,186            (319)           23,057
OTHER INCOME                                   4,397           1,582               -             5,979
OTHER EXPENSE                                 15,675           4,101             409 (3)        20,185
                                            --------         -------         --------         --------
Income from continuing operations before
    income taxes                               7,912           1,667            (728)            8,851
INCOME TAXES                                   2,460             643            (108)(5)         2,995
                                            --------         -------         --------         --------
Income from continuing operations           $  5,452         $ 1,024          $ (620)          $ 5,856
                                            ========         =======         ========         ========
INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                    $  1.13
                                                                                              ========

                                                        THREE MONTHS ENDED MARCH 31, 1996
                                           -----------------------------------------------------------
                                              ABC/
                                            CENTRAL/
                                             FIRST                          PRO FORMA
                                            NATIONAL       SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                            COMBINED       HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------

INTEREST INCOME                            $ 9,235         $ 2,456         $   (80)(4)       $11,611
INTEREST EXPENSE                             4,019           1,206               -             5,225
                                            --------       --------       --------          --------
Net interest income                          5,216           1,250             (80)            6,386
PROVISION FOR LOAN LOSSES                      230              -                -               230
                                            --------      --------        --------          --------
Net interest income after provision for
 loan losses                                 4,986           1,250             (80)            6,156
OTHER INCOME                                 1,230             399               -             1,629
OTHER EXPENSE                                3,890           1,076             102 (3)         5,068
                                            --------      --------        --------          --------
Income from continuing operations before
    income taxes                             2,326             573            (182)            2,717
INCOME TAXES                                   786             213             (27)(5)           972
                                            --------      --------        --------          --------
Income from continuing operations          $ 1,540          $  360        $   (155)          $ 1,745
                                           ========       ========        ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                  $   .34
                                                                                            ========


                          ABC BANCORP AND SUBSIDIARIES
                           CENTRAL BANKSHARES, INC.
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                          DEPRECIATION      AMORTIZATION
                          OF WRITE-UP        OF DEPOSIT      AMORTIZATION
                            OF BANK             BASE              OF
YEAR ENDING DECEMBER 31,   BUILDINGS          PREMIUM          GOODWILL       TOTAL
- ----------------------------------------------------------------------------------------------------------

  1996                     $ 17,000          $ 225,000        $ 167,000      $409,000
  1997                       17,000            225,000          167,000       409,000
  1998                       17,000            225,000          167,000       409,000
  1999                       17,000            225,000          167,000       409,000
  2000                       17,000            225,000          167,000       409,000


No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                                  ABC BANCORP

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


Consolidated Financial Statements -- March 31, 1996 and 1995 (unaudited)

   Consolidated Statements of Financial Condition
   Consolidated Statements of Income
   Consolidated Statements of Cash Flows
   Notes to Consolidated Financial Statements


Consolidated financial statements:

   Independent Auditor's Report
   Consolidated Balance Sheets - December 31, 1995 and 1994
   Consolidated Statements of Income - Years ended December 31, 1995, 1994 and
       1993
   Consolidated Statements of Stockholders' Equity - Years ended December 31,
       1995, 1994 and 1993
   Consolidated Statements of Cash Flows - Years ended December 31, 1995, 1994 and 1993
   Notes to Consolidated Financial Statements

All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

                         ABC BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in Thousands)
                                  (Unaudited)


   Assets                                            Mar 31        Dec 31
   ------                                             1996          1995
                                                    --------      --------
   Cash and due from banks                           $16,855       $23,612
   Securities available for sale, at fair value       46,618        39,991
   Securities held to maturity, at cost               10,298        10,269
   (fair value $10,479 and $10,462, respectively)
   Federal funds sold                                 21,535        41,025

   Loans                                             223,305       214,251
   Less allowance for loan losses                      4,428         4,272
                                                    --------      --------
                  Loans, net                         218,877       209,979
                                                    --------      --------

   Premises and equipment, net                         7,222         6,942
   Other assets                                       14,184         9,687
                                                    --------      --------
                                                    $335,589      $341,505
                                                    ========      ========
   Liabilities and Stockholders' Equity
   ------------------------------------
   Deposits
     Noninterest-bearing demand                     $ 45,125      $ 58,430
      Interest-bearing demand                         74,410        71,833
      Savings                                         24,075        22,318
      Time, $100,000 and over                         38,653        37,773
      Other time                                     111,122       110,634
                                                    --------      --------
             Total deposits                          293,385       300,988
    Securities sold under repurchase agreements
      and other borrowing                                529         3,487
   Other liabilities                                   7,100         3,095
                                                    --------      --------
             Total liabilities                       301,014       307,570
                                                    --------      --------


   Stockholders' equity
     Common stock,par value $1;  10,000,000 shares
       authorized, 3,597,074 shares issued             3,597         3,597
     Capital surplus                                  16,826        16,826
     Retained earnings                                15,815        14,918
     Unrealized gains (losses) on securities
       available for sale, net of taxes                 (108)          149
                                                    --------      --------
                                                      36,130        35,490
     Less cost of 217,882 shares acquired for the
       treasury                                       (1,555)       (1,555)
                                                    --------      --------
             Total stockholders' equity               34,575        33,935
                                                    --------      --------
                                                    $335,589      $341,505
                                                    ========      ========

   See Note to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                            (Dollars in Thousands)
                                  (Unaudited)


                                                       1996          1995
                                                      ------        ------
   Interest income
     Interest and fees on loans                       $5,872        $5,176
     Interest on taxable securities                      668           516
     Interest on nontaxable securities                   134           133
     Interest on deposits in other banks                   0            18
     Interest on Federal funds sold                      377           314
                                                      ------        ------
                                                       7,051         6,157
                                                      ------        ------

   Interest expense
     Interest on deposits                              2,910         2,291
     Interest  on securities sold under repurchase
       agreements and other borrowings                    31            57
                                                      ------        ------
                                                       2,941         2,348
                                                      ------        ------

            Net interest income                        4,110         3,809
   Provision for loan losses                             180           180
                                                      ------        ------
            Net interest income after provision
                for loan losses                        3,930         3,629
                                                      ------        ------
   Other income
     Service charges on deposit accounts                 668           602
     Other service charges, commisions and fees          233           229
     Other                                                26            55
                                                      ------        ------
                                                         927           886
                                                      ------        ------

   Other expense
     Salaries and employee benefits                    1,670         1,519
     Equipment expense                                   270           278
     Occupancy expense                                   207           231
     Amortization of intangible assets                    79            79
     Data processing fees                                346           337
     Directors fees                                       49            47
     FDIC premiums                                         3           145
     Other operating expenses                            393           364
                                                      ------        ------
                                                       3,017         3,000
                                                      ------        ------

               Income before income taxes              1,840         1,515

   Applicable income taxes                               605           487
                                                      ------        ------

             Net income                               $1,235        $1,028
                                                      ======        ======


   Income per common share                             $0.37         $0.31
                                                      ======        ======

   Average shares outstanding                      3,379,192     3,352,525
                                                   =========     =========


   See Note to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                            (Dollars in Thousands)
                                  (Unaudited)


                                                    1996            1995
                                                   ------          ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $1,235          $1,028
                                                  -------         -------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                      227             199
    Provision for loan losses                         180             180
    Amortization of intangible assets                  79              67
    Other prepaids, deferrals and accruals, net      (547)           (941)
                                                  -------         -------
         Total adjustments                            (61)           (495)
                                                  -------         -------
         Net cash provided by (used in)
           operating activities                     1,174             533
                                                  -------         -------


CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities held
    for investment                                  6,145           3,928
  Purchase of securities available for sale       (12,561)         (3,607)
  Purchase of securities held for investment         (500)             --
  (Increase)decrease in Federal funds sold         19,490          (1,663)
  (Increase) decrease in loans                     (9,153)         (3,510)
  Purchase of premises and equipment                 (483)           (217)
                                                  -------         -------
        Net cash provided by (used in)
          investing activities                      2,938          (5,069)
                                                  -------         -------


CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits              (8,613)            (20)
  Net increase (decrease) in repurchase
    agreements                                     (2,694)         (1,198)
  Increase (decrease) of long-term debt                --           2,000
  Dividends paid                                     (338)           (239)
                                                  -------         -------
          Net cash provided by (used in) finan    (11,645)            543
                                                  -------         -------

                         ABC BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31 1996 AND 1995
                            (Dollars in Thousands)
                                  (Unaudited)


                                                    1996            1995
                                                  --------        --------
  Net increase (decrease) in cash and due from    ($7,533)        ($3,993)


  Cash and due from banks at beginning of year     24,388          20,495
                                                  -------        --------

  Cash and due from banks at end of quarter       $16,855         $16,502
                                                  =======         =======





See Note to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

- --------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of ABC Bancorp and subsidiaries ("the Company") conform to generally accepted accounting principles and to general practices within the banking industry. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All adjustments reflected in the interim financial statements are of a normal, recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of independent auditors included in the Company's Form 10-K Annual Report for the year ended December 31, 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.



NOTE 2.  STOCKHOLDERS' EQUITY

As of July 17, 1995, a 4-for-3 stock split in the form of a Common Stock dividend on the outstanding shares of the Company's Common Stock became effective. Fractional shares were paid in cash. All per share information reflects retroactively this stock split.

                        INDEPENDENT AUDITOR'S REPORT
- --------------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS
ABC BANCORP
MOULTRIE, GEORGIA


          We have audited the accompanying consolidated balance sheets of ABC BANCORP AND SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Bancorp and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


          As discussed in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.

                                                /s/ Mauldin & Jenkins


Albany, Georgia
January 24, 1996

                         ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)

- --------------------------------------------------------------------------------

ASSETS                                                                   1995           1994
- ------                                                                ----------     ----------
Cash and due from banks                                               $  23,612      $  20,089
Federal funds sold                                                       41,025         21,902
Securities available for sale, at fair value (Note 2)                    39,991          1,910
Securities held to maturity, at cost (fair value $10,462
  and $43,024) (Note 2)                                                  10,269         44,595

Loans (Note 3)                                                          214,251        192,124
Less allowance for loan losses                                            4,272          3,757
                                                                      ----------     ----------
         Loans, net                                                     209,979        188,367
                                                                      ----------     ----------

Premises and equipment, net (Note 4)                                      6,942          7,171
Other assets                                                              9,687          8,765
                                                                      ----------     ----------

                                                                      $ 341,505      $ 292,799
                                                                      ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Deposits
  Noninterest-bearing demand                                          $  58,430      $  48,450
  Interest-bearing demand                                                71,833         63,262
  Savings                                                                22,318         23,644
  Time, $100,000 and over                                                37,773         27,291
  Other time                                                            110,634         94,222
                                                                      ----------     ----------
         Total deposits                                                 300,988        256,869
Securities sold under repurchase agreements                               1,887          2,338
Other short-term borrowings                                               1,600             -
Other liabilities                                                         3,095          3,142
                                                                      ----------     ----------
         Total liabilities                                              307,570        262,349
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' EQUITY (Note 10)
  Common stock, par value $1; 10,000,000 shares authorized,
   3,597,074  and 2,697,987 shares issued, respectively                   3,597          2,698
  Capital surplus                                                        16,826         17,728
  Retained earnings                                                      14,918         11,753
  Unrealized gains (losses) on securities available for sale,
    net of taxes                                                            149            (49)
                                                                      ----------     ----------
                                                                         35,490         32,130
  Less cost of shares acquired for the treasury,
    217,882 and 183,412 shares, respectively                             (1,555)        (1,680)
                                                                      ----------     ----------
         Total stockholders' equity                                      33,935         30,450
                                                                      ----------     ----------

                                                                      $ 341,505      $ 292,799
                                                                      ==========     ==========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

- --------------------------------------------------------------------------------

                                                                    1995          1994          1993
                                                                ----------    ----------    ----------
INTEREST INCOME
  Interest and fees on loans                                    $  22,647     $  18,017     $  16,278
  Interest on taxable securities                                    2,271         1,863         1,892
  Interest on nontaxable securities                                   551           610           597
  Interest on deposits in other banks                                  -             65           105
  Interest on Federal funds sold                                    1,234           773           825
                                                                ----------    ----------    ----------
                                                                   26,703        21,328        19,697
                                                                ----------    ----------    ----------

INTEREST EXPENSE
  Interest on deposits                                             10,371         7,603         7,476
  Interest on securities sold under repurchase agreements              77            68            18
  Interest on other borrowings                                        225           157           238
                                                                ----------    ----------    ----------
                                                                   10,673         7,828         7,732
                                                                ----------    ----------    ----------

          Net interest income                                      16,030        13,500        11,965
PROVISION FOR LOAN LOSSES (Note 3)                                    848           638         1,191
                                                                ----------    ----------    ----------
          Net interest income after provision for loan losses      15,182        12,862        10,774
                                                                ----------    ----------    ----------

OTHER INCOME
  Service charges on deposit accounts                               2,595         2,456         2,299
  Other service charges, commissions and fees                         301           224           230
  Other                                                               380           345           338
                                                                ----------    ----------    ----------
                                                                    3,276         3,025         2,867
                                                                ----------    ----------    ----------

OTHER EXPENSES
  Salaries and employee benefits (Note 5)                           6,210         5,711         5,238
  Equipment expense                                                 1,074         1,091           723
  Occupancy expense                                                   756           663           844
  Amortization of intangible assets                                   268           268           279
  Data processing fees                                                372           448           290
  Directors fees                                                      314           291           270
  FDIC premiums                                                       301           559           551
  Other operating expenses (Note 6)                                 2,933         2,516         2,340
                                                                ----------    ----------    ----------
                                                                   12,228        11,547        10,535
                                                                ----------    ----------    ----------

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

================================================================================


                                                                  1995          1994           1993
                                                            ------------   -----------    -----------
          Income before income taxes and cumulative
             effect of accounting change                    $     6,230    $    4,340     $    3,106

APPLICABLE INCOME TAXES (Note 7)                                  1,889         1,240            814
                                                            ------------   -----------    -----------
          Income before cumulative effect of
             accounting change                                    4,341         3,100          2,292

CUMULATIVE EFFECT OF CHANGE IN METHOD OF ACCOUNTING
  FOR INCOME TAXES                                                   -             -             346
                                                            ------------   -----------    -----------
          Net income                                        $     4,341    $    3,100     $    2,638
                                                            ============   ===========    ===========
INCOME PER COMMON SHARE:
  Income before cumulative effect of accounting change      $      1.29    $     1.05     $     0.91
  Cumulative effect of accounting change                             -             -            0.13
                                                            ------------   -----------    -----------
          Net income (Note 1)                               $      1.29    $     1.05     $     1.04
                                                            ============   ===========    ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ABC BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

================================================================================

                                                       COMMON STOCK             CAPITAL        RETAINED
                                                  ------------------------
                                                    SHARES     PAR VALUE        SURPLUS        EARNINGS
                                                  ----------  ------------   ------------   ------------
BALANCE, DECEMBER 31, 1992                        1,950,487   $    1,950      $   10,152     $    7,571
  Net income                                             -            -               -           2,638
  Cash dividends paid, $.29 per share                    -            -               -            (672)
  Purchase of 143,024 shares of treasury stock           -            -               -              -
                                                  ----------  ------------   ------------   ------------
BALANCE, DECEMBER 31, 1993                        1,950,487        1,950          10,152          9,537
  Net income                                             -            -               -           3,100
  Cash dividends declared, $.29 per share                -            -               -            (884)
  Proceeds from sale of stock, net of stock
    offering expense                                747,500          748           7,576             -
  Net change in unrealized losses on
    securities available for sale, net of taxes          -            -               -              -
                                                  ----------  ------------   ------------   ------------
BALANCE, DECEMBER 31, 1994                        2,697,987        2,698          17,728         11,753
  Net income                                             -            -               -           4,341
  Cash dividends declared, $.35 per share                -            -               -          (1,176)
  Four-for-three common stock split                 899,087          899            (899)            -
  Purchase of fractional shares                          -            -               (3)            -
  Stock issued under stock option purchase plan          -            -               -              -
  Net change in unrealized gains on
    securities available for sale, net of taxes          -            -               -              -
                                                  ----------  ------------   ------------   ------------
BALANCE, DECEMBER 31, 1995                        3,597,074   $    3,597      $   16,826     $   14,918
                                                  ==========  ============   ============   ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

  UNREALIZED
GAINS (LOSSES)
ON SECURITIES
  AVAILABLE
  FOR SALE,            TREASURY STOCK
                ---------------------------
 NET OF TAXES       SHARES         COST          TOTAL
- --------------  ------------  -------------  ------------

 $        -          40,388    $     (268)   $   19,405
          -              -             -          2,638
          -              -             -           (672)
          -         143,024        (1,412)       (1,412)
- --------------  ------------  -------------  -----------
          -         183,412        (1,680)       19,959
          -              -             -          3,100
          -              -             -           (884)

          -              -             -          8,324

          (49)           -             -            (49)
- --------------  ------------  -------------  -----------
          (49)      183,412        (1,680)       30,450
          -              -             -          4,341
          -              -             -         (1,176)
          -          61,137            -             -
          -              -             -             (3)
          -         (26,667)          125           125

          198            -             -            198
- --------------  ------------  -------------  -----------
 $        149       217,882    $   (1,555)   $   33,935
==============  ============  =============  ===========

                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

================================================================================

                                                              1995           1994           1993
                                                           ----------     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                $   4,341      $   3,100      $   2,638
                                                           ----------     ----------     ----------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                  936            809            638
  Amortization of intangible assets                              268            268            279
  Provision for loan losses                                      848            638          1,191
  Provision for deferred taxes                                  (160)           (22)          (170)
  Write-downs of other real estate owned                          -              53             -
  (Increase) decrease in interest receivable                    (775)          (804)           100
  Increase (decrease) in interest payable                        190            104            (90)
  Increase (decrease) in taxes payable                           (29)           184             76
  Other prepaids, deferrals and accruals, net                   (653)           798           (178)
                                                           ----------     ----------     ----------
        Total adjustments                                        625          2,028          1,846
                                                           ----------     ----------     ----------

        Net cash provided by operating activities              4,966          5,128          4,484
                                                           ----------     ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Decrease in interest-bearing deposits in banks                   -           1,257            100
 Purchases of securities available for sale                  (21,690)        (1,664)            -
 Purchases of securities held to maturity                     (1,654)        (7,524)       (24,502)
 Proceeds from maturities of securities available for sale     4,086             -              -
 Proceeds from maturities of securities held to maturity      15,778          8,531         13,587
 (Increase) decrease in Federal funds sold                   (19,123)         9,673          9,565
 Increase in loans, net                                      (22,460)       (30,829)       (12,435)
 Purchase of premises and equipment                             (717)        (2,303)          (382)
 Proceeds from the sale of premises and equipment                 24             22             26
                                                           ----------     ----------     ----------

        Net cash used in investing activities                (45,756)       (22,837)       (14,041)
                                                           ----------     ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in deposits                                         44,119         18,644          3,755
 Increase (decrease) in repurchase agreements                   (451)          (842)         3,117
 Proceeds from other borrowings                                1,600             -           1,412
 Repayment of long-term debt                                      -          (4,677)           (15)
 Dividends paid                                               (1,077)          (645)          (672)
 Proceeds from stock offering, net                                -           8,324             -
 Proceeds from exercise of stock options                         125             -              -
 Purchase of fractional shares                                    (3)            -              -
 Purchase of shares of stock for the treasury                     -              -          (1,412)
                                                           ----------     ----------     ----------
        Net cash provided by financing activities             44,313         20,804          6,185
                                                           ----------     ----------     ----------

                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

================================================================================

                                                            1995           1994          1993
                                                        -----------    -----------   -----------
Net increase (decrease) in cash and due from banks      $    3,523     $    3,095    $   (3,372)

Cash and due from banks at beginning of year                20,089         16,994        20,366
                                                        -----------    -----------   -----------

Cash and due from banks at end of year                  $   23,612     $   20,089    $   16,994
                                                        ===========    ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
 Cash paid during the year for:
  Interest                                              $   10,483     $    7,724    $    7,822

  Income taxes                                          $    2,078     $    1,078    $      562

NONCASH TRANSACTIONS
 Net change in unrealized gains (losses)
  on securities available for sale                      $      289     $      (54)   $       -

 Property transferred from premises and equipment
  to other real estate owned                            $       -      $      103    $       -

 Dividends declared                                     $      338     $      239    $       -

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         ABC BANCORP AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF FINANCIAL STATEMENT PRESENTATION

            ABC Bancorp, headquartered in Moultrie, Georgia, is the holding company (the "Company") for five community banks ("the Banks") located in the south Georgia cities of Moultrie, Quitman, Tifton, Cairo and Thomasville. The Banks operate 11 banking offices and two drive-through facilities within ABC Bancorp's market area. Through its Banks, ABC Bancorp operates a full service banking business and offers a broad range of retail and commercial banking services to its customers. The Company and the Banks are subject to the regulations of certain Federal and state agencies and are periodically examined by those regulatory agencies.

            The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

            The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

          CASH AND CASH EQUIVALENTS

            For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

            The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          SECURITIES AVAILABLE FOR SALE

            Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

          SECURITIES HELD TO MATURITY

            Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          LOANS AND INTEREST INCOME

            Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest except for add-on interest on certain instalment loans for which interest is recognized on the sum-of-the-months method.

            Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

            Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

            The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          LOANS AND INTEREST INCOME (CONTINUED)

            Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

          PREMISES AND EQUIPMENT

            Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                                Years
                                                              ---------
                    Buildings and improvements                  15-40
                    Furniture and equipment                      5-7

          OTHER REAL ESTATE OWNED

            Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          INTANGIBLE ASSETS

            Intangible assets, arising from excess of purchase price over net assets acquired of purchased banks, are being amortized on the straight-line method over various periods not exceeding 25 years.

          INCOME TAXES

            The Company and its subsidiaries file a consolidated income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

            As of January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a balance sheet approach to accounting for income taxes and requires that deferred tax assets and liabilities be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates. The adoption of SFAS No. 109 resulted in an income tax benefit of $345,937, which has been included in the consolidated statement of income for the year ended December 31, 1993 as a cumulative effect.

            Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          FAIR VALUE OF FINANCIAL INSTRUMENTS

            Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

            The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

              Carrying amounts approximate fair values for the following instruments:

                  Cash and due from banks
                  Federal funds sold
                  Securities available for sale
                  Variable rate loans that reprice frequently
                  Credit card loans and equity line loans
                  Variable rate money market accounts
                  Variable rate certificates of deposit
                  Short-term borrowing
                  Accrued interest receivable
                  Accrued interest payable

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

            Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

            Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

               All loans except variable rate loans described above Fixed rate certificates of deposit

            Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

          EARNINGS PER SHARE

            Earnings per share are calculated on the basis of the weighted average number of shares outstanding. All per share data for prior years have been adjusted to reflect the four-for-three stock split effected in the form of a stock dividend to shareholders of record as of July 17, 1995.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 2.   INVESTMENTS IN SECURITIES

          Effective January 1, 1994, the Bank adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Upon adoption, the Company transferred $300,005 of marketable equity securities from securities held to maturity to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized loss of $11,986 which was included in stockholders' equity at $11,986.

          Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Company transferred $20,188,243 from securities held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $94,743 which was included in stockholders' equity at $62,531 net of related taxes of $32,212.

          The amortized cost and approximate fair values of investments in securities at December 31, 1995 and 1994 were as follows:

                                                                           GROSS        GROSS
                                                             AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                               COST        GAINS        LOSSES      VALUE
                                                            ----------   ----------   ----------   ----------
                                                                         (DOLLARS IN THOUSANDS)
                                                            -------------------------------------------------
            SECURITIES AVAILABLE FOR SALE
              DECEMBER 31, 1995:
                U. S. GOVERNMENT AND AGENCY SECURITIES      $  37,174    $     285    $     (93)   $  37,366
                MORTGAGE-BACKED SECURITIES                      2,282           69           (8)       2,343
                OTHER SECURITIES                                  300           -           (18)         282
                                                            ----------   ----------   ----------   ----------
                                                            $  39,756    $     354    $    (119)   $  39,991
                                                            ==========   ==========   ==========   ==========
             December 31, 1994:
                U. S. Government and agency securities      $   1,664    $      -     $     (14)   $   1,650
                Other securities                                  300           -           (40)         260
                                                            ----------   ----------   ----------   ----------
                                                            $   1,964    $      -     $     (54)   $   1,910
                                                            ==========   ==========   ==========   ==========
            SECURITIES HELD TO MATURITY
              DECEMBER 31, 1995:
                STATE AND MUNICIPAL SECURITIES              $  10,269    $     258    $     (65)   $  10,462
                                                            ==========   ==========   ==========   ==========
              December 31, 1994:
                U. S. Government and agency securities      $  32,159    $      19    $  (1,196)   $  30,982
                State and municipal securities                  9,819          114         (471)       9,462
                Mortgage-backed securities                      2,617           22          (59)       2,580
                                                            ----------   ----------   ----------   ----------
                                                            $  44,595    $     155    $  (1,726)   $  43,024
                                                            ==========   ==========   ==========   ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 2.   INVESTMENTS IN SECURITIES (CONTINUED)

          There were no sales of securities during 1995, 1994 or 1993.

          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                        SECURITIES AVAILABLE FOR SALE    SECURITIES HELD TO MATURITY
                                                        -----------------------------    ---------------------------
                                                         AMORTIZED           FAIR         AMORTIZED         FAIR
                                                           COST              VALUE          COST            VALUE
                                                        ----------        -----------    ----------       ----------
                                                                            (DOLLARS IN THOUSANDS)
                                                        ------------------------------------------------------------
             Due in one year or less                    $  11,541         $   11,566     $     727        $     724
             Due from one year to five years               25,633             25,800         2,734            2,748
             Due from five to ten years                        -                  -          5,722            5,891
             Due after ten years                               -                  -          1,086            1,099
             Mortgage-backed securities                     2,282              2,343            -                -
             Marketable equity securities                     300                282            -                -
                                                        ----------        -----------    ----------       ----------
                                                        $  39,756         $   39,991     $  10,269        $  10,462
                                                        ==========        ===========    ==========       ==========

Securities with a carrying value of $33,837,773 and $28,616,565 at December
31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================


NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES

          The composition of loans is summarized as follows:

                                                                  DECEMBER 31,
                                                        --------------------------------
                                                            1995                1994
                                                        -----------         ------------
                                                             (DOLLARS IN THOUSANDS)
                                                        --------------------------------
          Commercial and financial                      $   23,733          $    23,531
          Agricultural                                      15,124               17,079
          Real estate - construction                         1,836                1,828
          Real estate - mortgage, farmland                  40,053               34,887
          Real estate - mortgage, commercial                41,438               35,242
          Real estate - mortgage, residential               52,377               44,064
          Consumer instalment loans                         38,976               34,220
          Other                                                717                1,280
                                                        -----------         ------------
                                                           214,254              192,131
          Unearned discount                                     (3)                (777)
          Allowance for loan losses                         (4,272)              (3,757)
                                                        -----------         ------------
                                                        $  209,979          $   188,367
                                                        ===========         ============

At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Company in the aggregate amount of $7,792,000. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:

                                                                  DECEMBER 31,
                                                          ---------------------------
                                                            1995              1994
                                                          -----------     -----------
                                                            (DOLLARS IN THOUSANDS)
                                                          ---------------------------
         BALANCE, BEGINNING OF YEAR                       $    7,234      $    8,506
           Advances                                            5,030           4,670
           Repayments                                         (4,715)         (4,890)
           Transactions due to changes  in directors             243          (1,052)
                                                          -----------     -----------
         BALANCE, END OF YEAR                             $    7,792      $    7,234
                                                          ===========     ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

          Changes in the allowance for loan losses are as follows:

                                                                    DECEMBER 31,
                                                             ---------------------------
                                                                1995             1994
                                                             -----------     -----------
                                                               (DOLLARS IN THOUSANDS)
                                                             ---------------------------
           BALANCE, BEGINNING OF YEAR                        $    3,757      $    3,571
             Provision charged to operations                        848             638
             Loans charged off                                     (730)           (971)
             Recoveries                                             397             519
                                                             -----------     -----------
           BALANCE, END OF YEAR                              $    4,272      $    3,757
                                                             ===========     ===========

          Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:

                                                                             (DOLLARS IN
                                                                              THOUSANDS)
                                                                              ----------
           Loans receivable for which there is a related allowance for
           credit losses                                                      $   1,006
           Loans receivable for which there is no related allowance for
             credit losses                                                        1,253
                                                                              ----------
           Total impaired loans                                               $   2,259
                                                                              ==========
           Allowance provided for impaired loans included in the
             allowance for loan losses                                        $     163
                                                                              ==========
           Average balance                                                    $   3,089
                                                                              ==========
           Interest income recognized                                         $     161
                                                                              ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

          Loans on which the accrual of interest had been discontinued or reduced amounted to $3,817,699 at December 31, 1994. The reduction in interest income associated with nonaccrual and renegotiated loans for 1994 and 1993 is as follows. For 1995, nonaccrual loans have been included in the impaired loan information above.

                                                                        DECEMBER 31,
                                                                 ---------------------------
                                                                    1994             1993
                                                                 -----------     -----------
                                                                   (DOLLARS IN THOUSANDS)
                                                                 ---------------------------
            Income in accordance with original loan terms        $      324      $      201
            Income recognized                                            37               9
                                                                 -----------     -----------
                                                                 $      287      $      192
                                                                 ===========     ===========

NOTE 4.   PREMISES AND EQUIPMENT, NET

          Major classifications of these assets are summarized as follows:

                                                                        DECEMBER 31,
                                                                 ---------------------------
                                                                    1995             1994
                                                                 -----------     -----------
                                                                    (DOLLARS IN THOUSANDS)
                                                                 ---------------------------
            Land                                                 $    1,563      $    1,564
            Buildings                                                 5,446           5,271
            Equipment                                                 5,936           6,223
            Construction in progress                                    182              -
                                                                 -----------     -----------
                                                                     13,127          13,058
            Accumulated depreciation                                 (6,185)         (5,887)
                                                                 -----------     -----------
                                                                 $    6,942      $    7,171
                                                                 ===========     ===========

          Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $886,320, $738,562 and $462,368, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 5.   EMPLOYEE BENEFIT PLANS

          The Company and all subsidiaries have adopted simplified employee pension plans for substantially all employees. These plans are SEP-IRA defined contribution plans. Contributions to these plans charged to expense during 1995, 1994 and 1993 amounted to $540,766, $499,254 and
          $484,870, respectively.


NOTE 6.   DEFERRED COMPENSATION PLANS

          The Company and two subsidiary Banks have entered into separate deferred compensation arrangements with certain executive officers and directors. The plans call for certain amounts payable at retirement, death or disability. The estimated present value of the deferred compensation is being accrued over the remaining expected term of active employment. The Company and Banks have purchased life insurance policies which they intend to use to finance this liability. Aggregate compensation expense under the plans were $54,724, $81,295 and $83,459 for 1995, 1994 and 1993, respectively, and is included in other operating expenses.


NOTE 7.   INCOME TAXES

          The total income taxes in the consolidated statements of income are as follows:

                                                         DECEMBER 31,
                                          ----------------------------------------
                                               1995         1994         1993
                                          ------------  ------------  ------------
                                                   (DOLLARS IN THOUSANDS)
                                          ----------------------------------------
             Current                      $     2,049   $     1,262   $       638
             Deferred                            (160)          (22)          176
                                          ------------  ------------  ------------
                                          $     1,889   $     1,240   $       814
                                          ============  ============  ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================


NOTE 7.   INCOME TAXES (CONTINUED)

          The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                            DECEMBER 31,
                                                       -------------------------------------------------------
                                                             1995               1994               1993
                                                       -------------------------------------------------------
                                                        AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                                                       -------- --------  -------- --------  -------- --------
                                                                        (DOLLARS IN THOUSANDS)
                                                       -------------------------------------------------------
            Tax provision at statutory rate            $ 2,118    34 %    $ 1,475    34 %    $ 1,056    34 %
            Increase (decrease) resulting from:
              Tax-exempt interest                         (216)   (3)        (246)   (6)        (274)   (9)
              Amortization of excess
               cost over assets acquired                    32     -           37     1           49     2
              Changes in valuation allowance
               for deferred taxes                          (72)   (1)         (50)   (1)           -     -
              Other                                         27     -           24     1          (17)   (1)
                                                       -------- --------  -------- --------  -------- --------
            Provision for  income taxes                $ 1,889    30 %    $ 1,240    29 %    $   814    26 %
                                                       ======== ========  ======== ========  ======== ========

          Net deferred income tax assets of $486,260 and $411,710 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes are as follows:

                                                                                       DECEMBER 31,
                                                                               --------------------------
                                                                                   1995           1994
                                                                               -----------     ----------
                                                                                 (DOLLARS IN THOUSANDS)
                                                                               --------------------------
            DEFERRED TAX ASSETS:
             Loan loss reserves                                                $      836      $     640
             Deferred compensation                                                    148            138
             Other real estate                                                          -             18
             Other                                                                     34             68
             Net operating loss tax carryforward                                      285            310
             Less valuation allowance                                                (228)          (300)
                                                                               -----------     ----------
                                                                                    1,075            874
                                                                               -----------     ----------
            DEFERRED TAX LIABILITIES:
             Deprecation and amortization                                            (253)          (179)
             Amortization of intangible assets                                       (250)          (283)
             Unrealized gain on securities available for sale                         (86)            -
                                                                               -----------     ----------
                                                                                     (589)          (462)
                                                                               -----------     ----------
            Net deferred tax assets                                            $      486      $     412
                                                                               ===========     ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 8.   COMMITMENTS AND CONTINGENT LIABILITIES

          In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

          The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Company's commitments is as follows:


                                                           December 31,
                                                   --------------------------
                                                       1995           1994
                                                   ----------      ----------
                                                     (Dollars in Thousands)
                                                   --------------------------
            Commitments to extend credit           $  36,024       $  22,344
            Credit card commitments                    2,883           2,345
            Standby letters of credit                    905             590
                                                   ----------      ----------
                                                   $  39,812       $  25,279
                                                   ==========      ==========

          Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, livestock, inventory, equipment and personal property.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 8.   COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

          Credit card commitments are unsecured.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

          In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management and counsel for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.


NOTE 9.   CONCENTRATIONS OF CREDIT

          The Banks make agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the twelve county area surrounding Moultrie in south central Georgia.

          A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Banks.

          Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land. Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

          A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 9.   CONCENTRATIONS OF CREDIT (CONTINUED)

          The Company has a concentration of funds on deposit at its primary correspondent bank at December 31, 1995, as follows:

            Noninterest-bearing accounts                       $15,448,169
            Federal funds sold                                  25,550,000
                                                               -----------
                                                               $40,998,169
                                                               ===========

NOTE 10.  STOCKHOLDERS' EQUITY

          The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $2,381,100 are available to be paid as dividends by the Bank subsidiaries at December 31, 1995.

          Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1995, the Company's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Company at December 31, 1995 are as follows:

                                                                 Regulatory
                                                   Actual       Requirement
                                                -----------     -----------
            Leverage capital ratio                10.37 %          4.00 %
            Risk based capital ratios:
              Core capital                        15.23            4.00
              Total capital                       16.49            8.00

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


================================================================================



NOTE 11.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying value and estimated fair value of the Company's financial instruments are as follows:


                                                                           December 31,
                                                      ------------------------------------------------------
                                                                1995                       1994
                                                      --------------------------  --------------------------
                                                        Carrying       Fair         Carrying      Fair
                                                          Value        Value          Value       Value
                                                      ------------  ------------  ------------  ------------
                                                                       (Dollars in Thousands)
                                                      ------------------------------------------------------
            FINANCIAL ASSETS:
               Cash and short-term investments        $    64,637   $    64,637   $    41,991   $    41,991
                                                      ============  ============  ============  ============

               Investments in securities              $    50,260   $    50,453   $    46,505   $    44,934
                                                      ============  ============  ============  ============

               Loans                                  $   214,251   $   205,845   $   192,124   $   185,314
               Allowance for loan losses                   (4,272)           -         (3,757)           -
                                                      ------------  ------------  ------------  ------------
                    Loans, net                        $   209,979   $   205,845   $   188,367   $   185,314
                                                      ============  ============  ============  ============

            FINANCIAL LIABILITIES:
               Noninterest-bearing demand             $    58,430   $    58,430   $    48,450   $    48,450
               Interest-bearing demand                     71,833        71,833        63,262        63,262
               Savings                                     22,318        22,318        23,644        23,644
               Time deposits                              148,407       150,186       121,513       121,595
                                                      ------------  ------------  ------------  ------------
                    Total deposits                    $   300,988   $   302,767   $   256,869   $   256,951
                                                      ============  ============  ============  ============

               Short-term borrowings                  $     3,487   $     3,487   $     2,338   $     2,338
                                                      ============  ============  ============  ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 12.  CONDENSED FINANCIAL INFORMATION OF ABC BANCORP (PARENT COMPANY ONLY)

                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)

                                                                         1995         1994
                                                                      -----------  -----------
            ASSETS
              Cash                                                    $    1,027   $    1,307
              Interest-bearing deposits in banks                           2,060        1,500
              Investment in subsidiaries                                  27,607       24,461
              Other assets                                                 3,856        3,838
                                                                      -----------  -----------
                    Total assets                                      $   34,550   $   31,106
                                                                      ===========  ===========

            LIABILITIES
              Other liabilities                                       $      615   $      656
                                                                      -----------  -----------

                    Total liabilities                                        615          656
                                                                      -----------  -----------

            STOCKHOLDERS' EQUITY                                          33,935       30,450
                                                                      -----------  -----------
                    Total liabilities and stockholders' equity        $   34,550   $   31,106
                                                                      ===========  ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP (PARENT COMPANY ONLY) (Continued)

                       CONDENSED STATEMENTS OF INCOME
               YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                            1995          1994        1993
                                                         ----------   ----------   ----------
          INCOME
            Dividends from subsidiaries                  $   1,815    $   1,170    $   1,150
            Interest                                           106           84           11
            Fee and rental income                            2,757        2,427        1,950
            Other income                                        25           94           32
                                                         ----------   ----------   ----------

                  Total income                               4,703        3,775        3,143
                                                         ----------   ----------   ----------
          EXPENSE
            Interest                                            -           111          193
            Amortization and depreciation                      423          436          423
            Other expense                                    2,944        2,644        1,926
                                                         ----------   ----------   ----------
                  Total expense                              3,367        3,191        2,542
                                                         ----------   ----------   ----------
                  Income before income taxes (benefits)
                    and equity in undistributed earnings
                    of subsidiaries                          1,336          584          601

          INCOME TAXES (BENEFITS)                              (58)         (55)         147
                                                         ----------   ----------   ----------
                  Income before equity in undistributed
                    earnings of subsidiaries                 1,394          639          454

          EQUITY IN UNDISTRIBUTED EARNINGS
           OF SUBSIDIARIES                                   2,947        2,461        2,184
                                                         ----------   ----------   ----------

        Net income                                       $   4,341    $   3,100    $   2,638
                                                         ==========   ==========   ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP (PARENT COMPANY ONLY) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

                                                            1995          1994          1993
                                                         -----------   -----------   -----------
          CASH FLOWS FROM OPERATING
           ACTIVITIES
           Net income                                    $    4,341    $    3,100    $    2,638
                                                         -----------   -----------   -----------
           Adjustments to reconcile net income to
             net cash provided by operating activities:
           Depreciation and amortization                        155           168           144
           Amortization of intangible assets                    268           268           279
           Undistributed earnings of subsidiaries            (2,947)       (2,461)       (2,184)
           Increase in interest receivable                       (9)           (6)           -
           Increase (decrease) in taxes payable                (180)           30            19
           Provision for deferred taxes                          14             5           204
           (Increase) decrease in due from
             subsidiaries                                       (55)           45           (49)
           Other prepaids, deferrals and accruals, net          (88)           50           (56)
                                                         -----------   -----------   -----------
                Total adjustments                            (2,842)       (1,901)       (1,643)
                                                         -----------   -----------   -----------

                Net cash provided by operating
                  activities                                  1,499         1,199           995
                                                         -----------   -----------   -----------
          CASH FLOWS FROM INVESTING
           ACTIVITIES
           Increase in interest-bearing deposits in banks      (560)       (1,500)           -
           Purchases of premises and equipment                 (281)         (243)          (22)
           Proceeds from sale of premises                        17            -             -
           Contribution of capital to subsidiary bank            -         (1,500)           -
                                                         -----------   -----------   -----------
                Net cash used in investing activities          (824)       (3,243)          (22)
                                                         -----------   -----------   -----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP (PARENT COMPANY ONLY) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (Dollars in Thousands)

                                                             1995          1994          1993
                                                         -----------   -----------   -----------
        CASH FLOWS FROM FINANCING
         ACTIVITIES
         Proceeds from long-term debt                    $       -     $       -     $    1,412
         Repayment of long-term debt                             -         (4,677)          (15)
         Proceeds from sale of stock, net of
          stock offering expense                                 -          8,324            -
         Proceeds from exercise of stock options                125            -             -
         Purchase of treasury stock                              -             -         (1,412)
         Purchase of fractional shares                           (3)           -             -
         Dividends paid                                      (1,077)         (645)         (672)
                                                         -----------   -----------   -----------
                 Net cash provided by (used in)
                   financing activities                        (955)        3,002          (687)
                                                         -----------   -----------   -----------

        Net increase (decrease) in cash                        (280)          958           286

        Cash at beginning of year                             1,307           349            63
                                                         -----------   -----------   -----------

        Cash at end of year                              $    1,027    $    1,307    $      349
                                                         ===========   ===========   ===========

        SUPPLEMENTAL DISCLOSURE OF
         CASH FLOW INFORMATION
         Cash paid during the year for interest          $       -     $      111    $      193

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




================================================================================



NOTE 13.  PENDING ACQUISITIONS

          The Company has entered into a definitive merger agreement with Southland Bancorporation, Dothan, Alabama pursuant to which it would acquire all of the outstanding stock of Southland Bancorporation in exchange for a combination of cash and the Company's common stock. The total merger consideration will approximate $11.4 million. Total assets of Southland Bancorporation at December 31, 1995 were approximately $101 million. The merger is subject to approval by Southland Bancorporation shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Southland Bank, a wholly-owned subsidiary of Southland Bancorporation, will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a purchase transaction.

          The Company has also entered into a definitive merger agreement with Central Bankshares, Inc., Cordele, Georgia whereby it would acquire all of the outstanding common stock of Central Bankshares, Inc. in exchange for the Company's common stock. The total merger consideration will approximate $8.3 million. Total assets of Central Bankshares at December 31, 1995 were approximately $51 million. The merger is subject to approval by Central Bankshares, Inc. shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Central Bank & Trust, a wholly-owned subsidiary of Central Bankshares, Inc., will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a pooling of interests.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                                   Unaudited
                 (dollars in thousands except per share data)

                                                                             31-Mar-96              31-Dec-95
                              Assets
                              ------
Cash and due from banks                                                      $  2,667               $  4,845

Investment securities held to maturity                                         11,968                  1,660
Investment securities available for sale                                       13,212                 19,291

Loans                                                                          76,054                 71,371
           Less allowance for loan loss                                        (1,174)                (1,229)
                                                                           ---------------------------------
                     Net loans                                                 74,880                 70,142

Premises and equipment                                                          2,543                  2,695
Other real estate                                                                 246                    339
Other assets                                                                    1,952                  1,855
                                                                           ---------------------------------
                     Total assets                                            $107,468               $100,807
                                                                           =================================
            Liabilities and Stockholders' Equity
            ------------------------------------

Deposits:
           Noninterest bearing                                               $  8,663               $  9,295
           Interest bearing                                                    71,425                 68,125
           Time deposits $100,000 and over                                      7,777                  7,408
                                                                           ---------------------------------
                     Total deposits                                            87,865                 84,828

Borrowings                                                                     12,008                  8,525
Other liabilities                                                               1,027                  1,138
                                                                           ---------------------------------
                     Total liabilities                                        100,900                 94,491

Stockholders' equity
           Common stock, Class A, No Par:
            1,800 shares authorized;
            509,556 shares issued                                                  26                     26
           Common stock, Class B, par value
            $8.50 per share, 380 shares authorized,
            none issued
           Preferred stock, Class A, par value
            $5.00 per share, 6 shares authorized,
            none issued
           Additional paid-in-capital                                           2,575                  2,575
           Unrealized holding (loss) gain on investment securities
            available for sale, net of tax                                       (104)                     4
           Retained earnings, substantially restricted                          4,137                  3,777
           Treasury shares at cost, 21,474 shares                                 (66)                   (66)
                                                                           ---------------------------------
                      Total stockholders' equity                                6,568                  6,316


                      Total liabilities and stockholders' equity             $107,468               $100,807
                                                                           =================================

         See accompanying notes to consolidated financial statements.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                      Consolidated Statements of Earnings
                                   Unaudited

                                                                                          For the three months
                    (dollars in thousands, except per share amounts)                         ended March 31,
                                                                                        --------------------------
                                                                                         1996              1995
Interest income:
  Loans, including fees                                                                 $ 2,041           $ 1,981
  Interest-bearing deposits other than financial institutions                                15                 -
  Interest and dividends on investment securities held to maturity                            -
            Taxable                                                                         199                13
            Tax-exempt                                                                        -                 1
Interest on investment securities available for sale                                        201               275
                                                                                        -------           -------
                       Total interest income                                              2,456             2,270
                                                                                        -------           -------

Interest expense:
  Deposits                                                                                1,042               930
  Federal funds purchased
  Borrowings                                                                                164               150
                                                                                        -------           -------
                       Total interest expense                                             1,206             1,080
                                                                                        -------           -------

                       Net interest income                                                1,250             1,190
                                                                                        -------           -------

Provision for loan losses                                                                     -                52
                                                                                        -------           -------
                       Net interest income after provision for loan losses                1,250             1,138
                                                                                        -------           -------

Other income
  Service charges on deposit accounts                                                       161               159
  Gain on sales of investment securities available for sale                                   3                 -
  Gain on sales of loans                                                                     87               108
  Other                                                                                     148               101
                                                                                        -------           -------
                       Total other income                                                   399               368
                                                                                        -------           -------

Other expenses
  Salaries and employee benefits                                                            557               539
  Net occupancy                                                                              91               107
  Equipment                                                                                  56                38
  FDIC insurance                                                                              6                52
  Other real estate net                                                                      31                44
  Other                                                                                     335               302
                                                                                        -------           -------
                       Total other expenses                                               1,076             1,082
                                                                                        -------           -------

                       Earnings from continuing operations before income taxes              573               424

Income tax expense                                                                          213               171
                                                                                        -------           -------
                       Earnings from continuing operations                                  360               253
                       Discontinued operations net of income tax benefit                      -               (12)
                                                                                        -------           -------
                       Net earnings                                                     $   360           $   241
                                                                                        =======           =======
Per share amounts:
  Earnings from continuing operations                                                   $   .74           $   .52
                                                                                        =======           =======
  Net earnings                                                                          $   .74           $   .49
                                                                                        =======           =======



See accompanying notes to consolidated financial statements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                                   Unaudited
                           (dollars in thousands)

                                                                                    For the three months
                                                                                       ended March 31,
                                                                                   ------------------------
                                                                                    1996             1995
Cash flows from operating activities:
   Net earnings                                                                     $  360          $  241
   Adjustments to reconcile net earnings to net cash
       provided by operating activities:
            Depreciation and amortization                                               93              97
            Provision for loan losses                                                                   52
            (Accretion) of discounts and amortization of
                premiums on investment securities                                       18              (2)
            Gain on sales of investment securities available for sale                   (3)              -
            Loss on sale premises and equipment                                          1               1
            Gain on sale of other real estate                                            -              (8)
            Provisions for losses of other real estate                                  23              43
            Gain on sales of loans                                                     (87)           (108)
            (Increase) decrease in other assets                                        (97)             81
            (Decrease) increase in other liabilities                                  (111)            267
                                                                                    ----------------------
                    Net cash provided by operating activities                          197             664
                                                                                    ----------------------
Cash flows from investing activities:
   Proceeds from calls of investment securities available for sale                   7,000               -
   Proceeds from sales of investment securities available for sale                   2,080               -
   Purchase of investment securities held to maturity                               (9,000)              -
   Purchase of investment securities available for sale                             (4,580)         (2,936)
   Principal repayments of investment securities held to maturity                       85               7
   Principal repayments of investment securities available for sale                    510             322
   Net purchases of Federal Home Loan Bank stock                                      (480)             (2)
   Net increase in loans                                                           (5,625)         (1,920)
   Proceeds from sales of loans                                                        974           1,785
   Purchase of premises and equipment                                                  (29)            (39)
   Proceeds from sale of premises and equipment                                         58             (24)
   Proceeds from sale of other real estate                                              70             260
                                                                                    ----------------------
                    Net cash used in investing activities                           (8,937)         (2,547)
                                                                                    ----------------------
Cash flows from financing activities:
   Net increase (decrease) in noninterest bearing deposits                            (632)            559
   Net increase in interest-bearing deposits                                         3,300           4,269
   Net increase in time deposits, $100,000 and over                                    371           1,858
   Principal payments on notes payable                                                 (67)             (1)
   Net increase in Federal Home Loan Bank advances                                   3,550               -
                                                                                    ----------------------
                    Net cash provided by financing activities                        6,522           6,685
                                                                                    ----------------------
Net (decrease) increase in cash and cash equivalents                                (2,218)          4,802

Cash and cash equivalents at beginning of period                                     4,845           3,793

                                                                                    ----------------------
Cash and cash equivalents at end of period                                          $2,667          $8,595

Supplemental schedule of cash flow information:                                     ======================
  Cash paid during the period for:
    Interest                                                                        $1,374          $  969
                                                                                    ======================
    Income taxes                                                                    $    5          $    -
                                                                                    ======================

See accompanying notes to consolidated financial statements.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31,1996 AND 1995
                                  (UNAUDITED)





(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995, 1994, and 1993 included elsewhere in this Proxy Statement/Prospectus.

(2)  All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Stockholders
Southland Bancorporation:


We have audited the accompanying consolidated balance sheets of Southland Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southland Bancorporation and subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 9, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As discussed in Note 1, the Company changed its method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


/s/ KPMG Peat Marwick LLP

Atlanta, Georgia
January 19, 1996

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                          Consolidated Balance Sheets

                           December 31, 1995 and 1994



       Assets                                                                          1995         1994
     ----------                                                                    ------------  -----------
Cash and due from banks (note 2)                                                 $   4,844,760    3,793,519
Investment securities available for sale (notes 3 and 8)                            19,271,117   13,323,249
Investment security held to maturity (fair value of $1,659,470
 and $1,681,655 in 1995 and 1994, respectively) (notes 3 and 8)                      1,659,934    1,731,077

Loans held for sale                                                                         --      291,733

Loans, net of unearned income of $238,848 and $253,031 in
 1995 and 1994, respectively (notes 4 and 8)                                        71,371,295   69,731,944
   Less allowance for loan losses (note 4)                                          (1,229,603)  (1,331,778)
                                                                                   -----------   ----------
          Net loans                                                                 70,141,692   68,400,166

Premises and equipment, net (note 5)                                                 2,695,917    3,040,736
Other real estate, net (note 6)                                                        338,652      953,130
Deferred taxes (note 9)                                                                424,816      713,207
Other assets                                                                         1,429,810    1,122,820
                                                                                    ----------  -----------
          Total assets                                                           $ 100,806,698   93,369,637
                                                                                   ===========   ==========

See accompanying notes to consolidated financial statements.         (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                     Consolidated Balance Sheets, Continued

                           December 31, 1995 and 1994



     Liabilities and Stockholders' Equity                 1995         1994
     ------------------------------------             ------------  -----------

Deposits:
 Noninterest-bearing                                 $  9,295,421    7,115,041
 Interest-bearing                                      68,125,482   65,818,158
 Time deposits $100,000 and over                        7,406,845    6,405,120
                                                      -----------   ----------
       Total deposits                                  84,827,748   79,338,319

Borrowings (note 8)                                     8,524,969    8,479,214
Other liabilities                                       1,138,459      695,091
                                                      -----------  -----------
       Total liabilities                               94,491,176   88,512,624
                                                      -----------   ----------

Stockholders' equity (note 11):
 Common stock,  Class A, no par value; 1,800,000
  shares authorized;  509,556 shares issued                26,065       26,065
 Common stock, Class B, par value $8.50 per
  share, 360 shares authorized, none issued                    --           --
 Preferred stock, Class A, par value $5.00 per
  share, 6,000 shares authorized, none issued                  --           --
 Additional paid-in capital                             2,575,204    2,575,204
 Net unrealized holding gain(loss) on investment
  securities available for sale (notes 1 and 3)             3,638     (452,969)
 Retained earnings, substantially restricted            3,777,134    2,775,232
 Treasury stock at cost, 21,474 shares                    (66,519)     (66,519)
                                                      -----------   ----------
       Total stockholders' equity                       6,315,522    4,857,013

Commitments and contingencies (notes 4 and 11)
                                                      -----------   ----------
       Total liabilities and stockholders' equity    $100,806,698   93,369,637
                                                      ===========   ==========

See accompanying notes to consolidated financial statements.         (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                      Consolidated Statements of Earnings

                 Years Ended December 31, 1995, 1994, and 1993


                                                 1995        1994        1993
                                              ----------  ----------  ----------
Interest income:
 Loans, including fees                      $ 7,645,653   6,491,895   6,428,140
 Federal funds sold                                  --      56,077      37,287
 Investment securities held to maturity:
   Taxable                                      155,049      59,969      33,472
   Tax-exempt                                     2,851       7,934      14,355
 Investment securities available for sale:
   Taxable                                    1,229,420     777,430     463,200
   Tax-exempt                                       177          --          --
                                              ---------   ---------   ---------
       Total interest income                  9,033,150   7,393,305   6,976,454

Interest expense:
 Deposits (including interest on time
   deposits $100,000 and over of $419,496,
   $197,533, and $304,566 in 1995,
   1994, and 1993 respectively)               4,183,861   3,131,406   3,015,164
 Federal funds purchased                          1,138      44,912          --
 Borrowings                                     589,708     419,867     244,622
                                              ---------   ---------   ---------
       Total interest expense                 4,774,707   3,596,185   3,259,786
                                              ---------   ---------   ---------

       Net interest income                    4,258,443   3,797,120   3,716,668

Provision for loan losses (note 4)              (71,874)   (582,022)   (536,049)
                                              ---------   ---------   ---------
       Net interest income after
        provision for loan losses             4,186,569   3,215,098   3,180,619
                                              ---------   ---------   ---------
Other income:
 Service charges on deposit accounts            774,568     732,717     888,109
 Loss on sales of investment
  securities available for sale (note 3)         (1,553)         --          --
 Gain on sales of investment
  securities held to maturity (note 3)               --          --      35,301
 Trading account gains                               --          --     112,338
 Gain on sales of loans                         298,261     251,391     765,072
 Loan servicing fees                            166,121     104,512          --
 Correspondent fees                             161,373          --          --
 Other                                          183,120     217,970     381,614
                                              ---------   ---------   ---------
       Total other income                     1,581,890   1,306,590   2,182,434
                                              ---------   ---------   ---------


See accompanying notes to consolidated financial statements.         (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                 Consolidated Statements of Earnings, Continued

                 Years Ended December 31, 1995, 1994, and 1993


                                                            1995        1994        1993
                                                         ----------  ----------  ----------
Other expenses:
 Salaries and employee benefits
  (note 7)                                               2,012,059   1,931,480   1,867,338
 Net occupancy                                             680,976     790,681     660,298
 Equipment                                                 117,318     120,137     207,420
 FDIC insurance                                            120,049     234,396     217,465
 Other real estate, net                                    176,825     217,269     212,372
 Other                                                     993,625   1,203,880   1,177,888
                                                         ---------   ---------   ---------
       Total other expenses                              4,100,852   4,497,843   4,342,781
                                                         ---------   ---------   ---------
       Earnings from continuing operations
         before income taxes and cumulative
         effect of change in accounting method           1,667,607      23,845   1,020,272

Income tax expense (benefit) (note 9)                      643,358     (62,866)    371,853
                                                         ---------   ---------   ---------
       Earnings from continuing operations
         before cumulative effect of change
         in accounting method                            1,024,249      86,711     648,419

Discontinued operations:
 Loss from operations of discontinued
   insurance agency, net of income tax
   benefits of $11,512, $44,134, and $29,853
   in 1995, 1994, and 1993, respectively (note 12)         (22,347)    (85,673)    (57,951)
                                                         ---------   ---------   ---------
       Earnings before cumulative effect of change
         in accounting method                            1,001,902       1,038     590,468

Cumulative effect of change in accounting method
 (notes 1 and 9)                                                --          --      49,054
                                                         ---------   ---------   ---------
       Net earnings                                    $ 1,001,902       1,038     639,522
                                                         =========   =========   =========
Per share amounts:
 Earnings from continuing operations before cumulative
   effect of change in accounting method               $      2.10         .18        1.33
                                                         =========   =========   =========
 Earnings before cumulative effect of change in
   accounting method                                   $      2.05          --        1.21
 Cumulative effect of change in accounting method               --          --         .10
                                                          --------   ---------   ---------
         Net earnings                                  $      2.05          --        1.31
                                                         =========   =========   =========
Weighted average common shares outstanding, including
 common stock equivalents                                  488,082     488,082     488,082
                                                         =========   =========   =========

See accompanying notes to consolidated financial statements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity

                 Years Ended December 31, 1995, 1994, and 1993





                                                                         Net
                                                                      unrealized
                                                                       holding
                                                                     gain (loss)
                                                                    on investment
                                                        Additional    securities
                                    Common      Common   paid-in      available     Retained   Treasury
                                    shares      stock    capital      for sale,     earnings     stock      Total
                                    -------     ------  ----------  --------------  ---------  ---------  ----------

Balance at December 31, 1992        509,566   $ 26,065   2,575,204             --   2,134,672   (66,519)  4,669,422

Net Earnings                             --         --          --             --     639,522        --     639,522
                                    -------     ------  ----------  -------------   ---------   -------   ---------

Balance at December 31, 1993        509,566     26,065   2,575,204             --   2,774,194   (66,519)  5,308,944

Effect of adoption of
 FAS 115, Accounting
 for Certain Investments
 in Debt and Equity
 Securities, on
 January 1, 1994 (note 1)                --         --          --         79,241          --        --      79,241

Change in unrealized gain (loss)
 on investment securities
 available for sale, net of
 tax effect                              --         --          --       (532,210)         --        --    (532,210)

Net earnings                             --         --          --             --       1,038        --       1,038
                                    -------     ------  ----------  -------------   ---------   -------   ---------

Balance at December 31, 1994        509,566     26,065   2,575,204       (452,969)  2,775,232   (66,519)  4,857,013

Net earnings                             --         --          --             --   1,001,902        --   1,001,902

Change in unrealized gain
 (loss) on investment
 securities available
 for sale, net of tax effect             --         --          --        456,607          --        --     456,607
                                    -------     ------  ----------  -------------   ---------   -------   ---------

Balance at December 31, 1995        509,566   $ 26,065   2,575,204          3,638   3,777,134   (66,519)  6,315,522
                                    =======     ======  ==========  =============   =========   =======   =========


See accompanying notes to consolidated financial statements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                 Years Ended December 31, 1995, 1994, and 1993



                                                                                     1995          1994          1993
                                                                                  -----------  ------------  ------------
Cash flows from operating activities:
 Net earnings                                                                    $ 1,001,902         1,038       639,522
 Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                                   384,493       409,112       335,188
     Provision for loan losses                                                        71,874       582,022       536,049
     Deferred tax benefit                                                            (16,014)     (156,000)      (68,000)
     (Accretion) of discounts and amortization of
       premiums on investment securities                                             (19,310)       25,631       143,565
     Loss on sales of investment securities available for sale                         1,553            --            --
     Gain on sales of investment securities held to maturity                              --            --       (35,301)
     Proceeds from sale of trading securities                                             --            --     8,518,969
     Gain on sale of trading securities                                                   --            --      (112,338)
     Loss on sale of premises and equipment                                              744           633        11,646
     Loss on sale of other real estate                                                37,433       101,973        68,424
     Provision for losses of other real estate                                       104,059        86,063        64,926
     Loss on sale of repossessed property                                                 --         3,203         6,577
     Gain on sales of loans                                                         (298,261)     (251,391)     (765,072)
     Cumulative effect of change in accounting method                                     --            --       (49,054)
     (Increase) decrease in other assets                                            (306,990)     (553,958)    1,296,510
     Increase (decrease) in other liabilities                                        443,368       312,749       (28,366)
                                                                                  ----------   -----------   -----------
          Net cash provided by operating activities                                1,404,851       561,075    10,563,245
                                                                                  ----------   -----------   -----------

Cash flows from investing activities:
 Proceeds from sale of investment securities held to maturity                             --            --     1,012,675
 Proceeds from maturity of investment securities held to maturity                     50,000        55,000       150,000
 Proceeds from calls of investments securities held to maturity                       10,000        15,000            --
 Proceeds from calls of investment securities available for sale                  10,000,000            --            --
 Proceeds from sales of investment securities available for sale                   1,631,744            --            --
 Purchase of investment securities held to maturity                                       --            --   (13,378,379)
 Purchase of investment securities available for sale                            (18,290,798)   (3,436,619)           --
 Principal repayments of investment securities held to maturity                       15,762        18,059     1,052,971
 Principal repayments of investment securities available for sale                  1,487,436     1,524,388            --
 Net (purchases) redemptions of Federal Home Loan Bank stock                          (2,100)       31,900            --
 Net increase in loans                                                            (5,128,606)  (23,120,487)  (54,049,059)
 Proceeds from sales of loans                                                      3,928,589    27,078,423    54,144,972
 Purchase of premises and equipment                                                  (95,066)     (296,862)   (1,324,208)
 Proceeds from sale of premises and equipment                                         54,648        61,411        29,424
 Proceeds from sale of other real estate                                             449,597       126,412       388,032
 Proceeds from sale of repossessed property                                               --        10,500        22,858
                                                                                  ----------   -----------   -----------
         Net cash (used in) provided by investing activities                      (5,888,794)    2,067,125   (11,950,714)
                                                                                  ----------   -----------   -----------

See accompanying notes to consolidated financial statements.         (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                Consolidated Statements of Cash Flows, Continued

                 Years Ended December 31, 1995, 1994, and 1993




                                                                   1995        1994         1993
                                                                ----------  -----------  -----------
Cash flows from financing activities:
 Net increase (decrease) in noninterest bearing deposits        2,180,380     (947,186)  (1,110,131)
 Net increase (decrease) in interest-bearing deposits           2,307,324   (6,662,277)   4,330,503
 Net increase (decrease) in time deposits, $100,000 and over    1,001,725     (104,604)     152,265
 Principal payments on notes payable                               (6,437)     (20,719)    (105,468)
 Proceeds from issuance of note payable                            52,192      115,000      100,000
 Net increase in Federal Home Loan Bank advances                       --    1,000,000      700,000
                                                                ---------   ----------   ----------
         Net cash provided by (used in) financing activities    5,535,184   (6,619,786)   4,067,169
                                                                ---------   ----------   ----------

Net increase (decrease) in cash and cash equivalents            1,051,241   (3,991,586)   2,679,700

Cash and cash equivalents at beginning of year                  3,793,519    7,785,105    5,105,405
                                                                ---------   ----------   ----------
Cash and cash equivalents at end of year                     $  4,844,760    3,793,519    7,785,105
                                                                =========   ==========   ==========

Supplemental schedule of cash flow information:
 Cash paid during the year for:
   Interest                                                  $  4,312,181    3,523,087    3,358,402
                                                                =========   ==========   ==========
   Income taxes                                              $    601,605      250,000      335,116
                                                                =========   ==========   ==========

Supplemental information on noncash transactions:
 Transfers from loans to other real estate                   $    160,196      478,401      685,131
                                                                =========   ==========   ==========
 Transfers to investment securities available for sale
   from investment securities held to maturity               $         --           --   12,270,147
                                                                =========   ==========   ==========
 Transfers from investment securities available for sale
   to investment securities held to maturity                 $         --       75,643           --
                                                                =========   ==========   ==========
 Transfer from premises and equipment
  to other real estate                                       $         --      145,618           --
                                                                =========   ==========   ==========
 Loans to facilitate                                         $    183,585      306,959           --
                                                                =========   ==========   ==========
 Effect of adoption of FAS 115, Accounting for Certain
   Investments in Debt and Equity Securities, on
   January 1, 1994                                           $         --       79,241           --
                                                                =========   ==========   ==========
 Change in unrealized gain (loss) on investment securities
   available for sale, net of tax effect of $304,405 and
   $301,979 in 1995 and 1994, respectively                   $    456,607     (532,210)          --
                                                                =========   ==========   ==========

See accompanying notes to consolidated financial statements.

                            SOUTHLAND BANCORPORATION
                                 AND SUBSIDIARY
                   Notes to Consolidated Financial Statements

                       December 31, 1995, 1994, and 1993

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Organization and Basis of Financial Statement Presentation
          ----------------------------------------------------------

          The accompanying consolidated financial statements include the accounts of Southland Bancorporation (the Corporation) and its wholly-owned subsidiary, Southland Bank (the Bank) collectively as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

          The Company provides a full range of banking services to individual and corporate customers in its primary market area of Dothan, Alabama and surrounding counties. The Bank is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those authorities.

          A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of other real estate is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate are susceptible to changes in market conditions in the Company's primary market area.

          The accounting principles and reporting policies of the Company, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the banking industry. Certain items in the prior year's financial statements have been reclassified to conform with the current financial statement presentation.

          In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

          Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses, management periodically reviews the creditworthiness of significant borrowers and evaluates the collateral position of delinquent loans. Management obtains independent appraisals for significant properties in determining the allowance for loan losses and the valuation of other real estate.

          Management believes that the allowances for losses on loans and other real estate are adequate. While management uses available information to recognize losses on loans

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (a)  Organization and Basis of Financial Statement Presentation, Continued
          ---------------------------------------------------------------------

          and other real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the Company's primary market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and other real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     (b)  Cash Equivalents
          ----------------

          For purposes of the statements of cash flows, the Company considers amounts due from financial institutions and federal funds sold to be cash equivalents. Federal funds sold are generally sold for one-day periods.

     (c)  Investment Securities
          ---------------------

          The Company adopted Statement of Financial Accounting Standards (FAS) 115, Accounting for Certain Investments in Debt and Equity Securities, effective January 1, 1994. In accordance with FAS 115, investments are classified in three categories: held to maturity securities (reported at amortized cost), trading securities (reported at fair value), and available for sale securities (reported at fair value). Designation of an investment security as held to maturity, trading, or available for sale is made at the time the security is purchased, based on the Company's intent and ability to hold the security. Investment securities to be held to maturity are carried at cost adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized gains or losses on trading securities are included in earnings. The Company did not have any trading account securities at December 31, 1995 or 1994. Unrealized gains or losses on available for sale securities are excluded from earnings and reported as a separate component of stockholders' equity, net of the related income tax effect. Gains or losses on the sale of investment securities are computed on the specific identification method, and recognized in earnings on the trade date.

          At adoption of FAS 115, the Company transferred certain investment securities with a total amortized cost of $12,270,147 and fair value of $12,393,960 from held to maturity to investment securities available for sale. The unrealized net holding gains on investment securities available for sale at January 1, 1994 totaled $123,813 and were included as a separate component of stockholders' equity of $79,241, net of income taxes of $44,572 upon the Corporation's adoption of FAS 115.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (c)  Investment Securities, Continued
          --------------------------------

          Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the level yield method on the outstanding principal balances. In establishing the accretion of discounts and amortization of premiums, the Company utilizes market based prepayment assumptions. Interest and dividend income are recognized when earned.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.


     (d)  Loans and Interest Income
          -------------------------

          Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to earnings based on the principal amount outstanding at the respective rate of interest except for add on installment loans for which interest is recognized on the "Rule of 78's" method.

          Loans held for sale are carried at the lower of aggregate cost or market. Gains or losses on disposition are recorded in other income, based on the net proceeds received and the recorded investment in the loan sold. For sales of the Small Business Association (SBA) guaranteed portion of loans, the basis in the portion of the loan sold is determined by allocating the loan carrying value to the portion sold and portion retained based on the relative fair values of the portion sold and portion retained. Such gains or losses are adjusted by the amount of any excess servicing fee receivables resulting from the transactions.

          Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection on interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (d)  Loans and Interest Income, Continued
          ------------------------------------

          In May 1993, the Financial Accounting Standards Board (FASB) issued
          FAS 114, Accounting by Creditors for Impairment of a Loan.   FAS 114
          requires impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in 1995. In October 1994, the FASB issued FAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures, which amends the requirements of FAS 114 regarding interest income recognition and related disclosure requirements. Initial adoption of FAS 114 and FAS 118 must be reflected prospectively. The Company adopted FAS 114 and FAS 118 on January 1, 1995 and the impact to the consolidated financial statements was not material. At December 31, 1995, pursuant to the definition within FAS 114, the Company had $480,000 of impaired loans, which includes one loan for $180,000 with a valuation allowance of $68,000. No valuation allowance was deemed necessary for the remaining $300,000 of impaired loans.

          A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. Cash receipts on impaired loans which the accrual of interest has been discontinued are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

     (e)  Allowance for Loan Losses
          -------------------------

          Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, general economic conditions, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

     (f)  Premises and Equipment
          ----------------------

          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets which range from 3 to 30 years. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or, if shorter, the estimated useful life of the improvements.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (g)  Other Real Estate
          -----------------

          Other real estate is reported net of the allowance for losses. Other real estate represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. For real estate acquired through foreclosure, a new cost basis is established through a charge to the allowance for loan losses, at fair value at the time of foreclosure less costs to sell. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell, or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to other expense.

     (h)  Income Taxes
          ------------

          During 1993, the Company adopted FAS 109 Accounting for Income Taxes. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

          Upon adoption in 1993, the Company applied the provisions of FAS 109 without restating prior years' financial statements. The cumulative effect of the change in the method of accounting for income taxes was $49,054 and is reported separately in the 1993 financial statements.

     (i)  Employee Benefit Plan
          ---------------------

          The Bank has a defined contribution plan which covers substantially all employees. The Bank contributes amounts to the defined contribution plan subject to minimums established by regulation and maximums allowed for tax purposes.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (j)  Earnings Per Share
          ------------------

          Earnings per common share is based on the weighted average number of shares outstanding during each period. The effect of outstanding stock options is not significant to the computation of earnings per share.

     (k)  Recent Accounting Pronouncements
          --------------------------------

          In October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. FAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

          A new method of accounting for stock-based compensation arrangements with employees is established by FAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, FAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the FAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions

          FAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not determined the impact of adopting FAS 123.


(2) Cash and Due From Banks
    -----------------------

    The Bank is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. The required balances were $25,000 and $68,000 at December 31, 1995 and 1994, respectively.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3) Investment Securities
    ---------------------

    The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities held to maturity at December 31, 1995 and 1994, respectively, were as follows:

                                                                            1995
                                                   --------------------------------------------------------
                                                                        Gross        Gross     Approximate
                                                       Amortized      unrealized   unrealized      fair
                                                         cost           gains        losses        value
                                                         ----           -----        ------        -----
Debt securities:
 State and political subdivisions                  $      15,015        1,357           --          16,372
 U.S. government agencies                                 33,808        3,863           --          37,671
 Mortgage-backed securities                            1,008,611          322        6,006       1,002,927
                                                       ---------        -----       ------       ---------
                                                       1,057,434        5,542        6,006       1,056,970
Other securities:
 Stock in Federal Home Loan
  Bank of Atlanta                                        602,500           --           --         602,500
                                                       ---------        -----       ------       ---------
                                                   $   1,659,934        5,542        6,006       1,659,470
                                                       =========        =====       ======       =========

                                                                            1994
                                                   --------------------------------------------------------
                                                                        Gross        Gross     Approximate
                                                       Amortized      unrealized   unrealized      fair
                                                         cost           gains        losses        value
                                                         ----           -----        ------        -----
Debt securities:
 State and political
  subdivisions                                     $      74,017       1,406           --          75,423
 U.S. government agencies                                 46,286       3,820           --          50,106
 Mortgage-backed securities                            1,010,374          84       54,732         955,726
                                                       ---------       -----       ------       ---------
                                                       1,130,677       5,310       54,732       1,081,255
Other securities:
 Stock in Federal Home Loan
  Bank of Atlanta                                        600,400          --           --         600,400
                                                       ---------       -----       ------       ---------
                                                   $   1,731,077       5,310       54,732       1,681,655
                                                       =========       =====       ======       =========

The stock in the Federal Home Loan Bank of Atlanta, which is carried at cost, has no contractual maturity, has no quoted fair value, and no ready market exists; therefore, the fair value of such stock is assumed to approximate cost in the above summary. The investment in the stock is required by law of every member of the Federal Home Loan Bank system.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(3) Investment Securities, Continued
    --------------------------------

    The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                       ---------------------
                                                                 Approximate
                                                       Amortized     fair
                                                          cost      value
                                                       -----------  ---------
    Due after one year through five years             $   15,015     16,372
    Due after five years through ten years                    --         --
    Due after ten years                                   33,808     37,671
                                                       ---------  ---------
                                                          48,823     54,043
    Mortgage-backed securities                         1,008,611  1,002,927
                                                       ---------  ---------
                                                      $1,057,434  1,056,970
                                                       =========  =========

    There were no sales of investment securities held to maturity during 1995 or 1994. Proceeds from sales of investments securities during 1993 were $1,012,675. Gross gains of $35,301 were realized on those sales in 1993.

    The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1995 were as follows:

                                                                     1995
                                                 -----------------------------------------------
                                                                Gross      Gross     Approximate
                                                 Amortized   unrealized  unrealized     fair
                                                    cost       gains       losses      value
                                                    ----       -----       ------      -----
    State and political subdivisions           $    357,519          --           2      357,517
    U.S. government agencies                      7,982,427      26,636          --    8,009,063
    Mortgage-backed securities                   10,934,921      16,713      47,097   10,904,537
                                                 ----------      ------      ------  -----------
                                               $ 19,274,867      43,349      47,099   19,271,117
                                                 ==========  ==========      ======  ===========

    In 1994, the Bank transferred four investment securities from available for sale to held to maturity. These securities carried total unrealized holding gains of $11,520 at the date of transfer. These unrealized holding gains are included as a component of amortized cost and are being amortized over the remaining life of the securities. The total unamortized holding gains at December 31, 1995 and 1994 amounted to $9,813 and $10,667, respectively. The portion of these unamortized holding gains included in the unrealized gain on available for sale securities, net of tax, at December 31, 1995 and the unrealized loss on available for sale securities, net of tax, at December 31, 1994 was $5,888 and $6,400, respectively.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3) Investment Securities, Continued
    --------------------------------

    The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1994 were as follows:

                                                     1994
                                -----------------------------------------------
                                              Gross       Gross     Approximate
                                Amortized   unrealized  unrealized     fair
                                   cost       gains       losses      value
                                   ----       -----       ------      -----
    Mortgage-backed securities  14,088,864          --     765,615   13,323,249
                                ==========  ==========  ==========  ===========

    The amortized cost and approximate fair value of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              1995
                                                  ---------------------------
                                                                    Approximate
                                                     Amortized         fair
                                                       cost            value
                                                       ----            -----
    Due after one year through five years            $  5,982,427     6,009,063
    Due after five years through ten years              2,000,000     2,000,000
    Due after ten years                                   357,519       357,517
    Mortgage-backed securities                         10,934,921    10,904,537
                                                       ----------    ----------
                                                     $ 19,274,867    19,271,117
                                                      ===========    ==========

    Proceeds from sales of investment securities available for sale were $1,631,744 for the year ended December 31, 1995. Gross losses of $1,553 were realized on those sales for the year ended December 31, 1995. No sales of investment securities available for sale occurred during 1994 or 1993.

    Securities having an approximate amortized cost of $1,308,000 and $2,075,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds. In addition, securities having an approximate amortized cost of $2,100,000 and $647,000 at December 31, 1995 and 1994, respectively, were pledged to secure FHLB advances.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(4)  Loans and Allowance for Loan Losses
     -----------------------------------

     At December 31, 1995 and 1994, the composition of the loan portfolio was as follows:

                                                        1995            1994
                                                        ----            ----
     Commercial, financial, and
      agricultural                                  $ 29,382,692     22,113,615
     Real estate - mortgage                           38,290,739     42,903,896
     Installment loans                                 3,635,583      4,218,936
     Other                                                62,281       495,497
                                                    ------------     ----------
      Total loans                                     71,371,295     69,731,944

     Less allowance for loan losses                   (1,229,603)    (1,331,778)
                                                      ----------     ----------
      Loans, net                                    $ 70,141,692     68,400,166
                                                      ==========     ==========

     A summary of the transactions in the allowance for loan losses follows:

                                            1995        1994         1993
                                            ----        ----         ----
     Balance at beginning of year          $ 1,331,778    883,083    880,780
     Provision charged to operating
      expense                                   71,874    582,022    536,049
     Recoveries of loans previously
      charged off                              163,129    156,113     42,830
     Loans charged off                        (337,178)  (289,440)  (576,576)
                                            ---------- ---------- ----------
     Balance at end of year                $ 1,229,603  1,331,778    883,083
                                            ========== ========== ==========

     Nonaccrual loans at December 31, 1995 and 1994 totaled $303,000 and $1,200,000, respectively. Foregone interest on these loans was $42,840 in 1995, $85,659 in 1994, and $12,211 in 1993.

     Certain directors and officers of the Bank are loan customers of the Bank. Total loans outstanding to these persons at December 31, 1995 and 1994 amounted to $482,410 and $393,216, respectively. The change from 1994 to 1995 reflects payments of $431,089 and advances of $520,283. Such loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other customers, including interest rate and collateral, and in the opinion of management do not represent more than a normal credit risk or present unfavorable features.

     Proceeds from the sale of loans during 1995, 1994, and 1993 were $3,928,589, $27,078,423, and $54,144,972 and realized gains were $298,261,
     $251,391, and $765,072, respectively. There were no sales of real estate mortgage loans in 1995. Sales of real estate mortgage loans accounted for $19,786,981 and $45,797,271 of total sales in 1994 and 1993, respectively. At December 31, 1995 and 1994, the Company was servicing certain Small Business Administration loans for others with aggregate principal balances of approximately $14,612,000 an $13,705,000, respectively.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(5)  Premises and Equipment
     ----------------------

     A summary of premises and equipment at December 31, 1995 and 1994 follows:


                                                        1995          1994
                                                        ----          ----
     Construction in progress                        $   38,900       17,300
     Land                                               541,943      553,063
     Buildings                                        2,423,210    2,466,627
     Furniture and equipment                          2,789,727    2,723,332
     Leasehold improvements                              50,650       50,650
                                                      ---------    ---------
                                                      5,844,430    5,810,972
     Less accumulated depreciation and amortization   3,148,513    2,770,236
                                                      ---------    ---------
     Total                                           $2,695,917    3,040,736
                                                      =========    =========

     Depreciation and amortization charged to operating expense was $384,493, $409,112, and $335,188 in 1995, 1994, and 1993 respectively.


(6)  Other Real Estate
     -----------------

     A summary of the transactions in the allowance for losses of other real estate for the years ended December 31, 1995, and 1994, and 1993 follows:

                                               1995      1994      1993
                                               ----      ----      ----
     Balance at beginning of year            $226,394   140,332   105,406
     Provision charged to earnings            104,059    91,000    64,926
     Charge-offs                              (34,988)   (4,938)  (30,000)
                                              -------   -------   -------
     Balance at end of year                  $295,465   226,394   140,332
                                              =======   =======   =======

     Other real estate, net, as of December 31, 1995 and 1994 totaled $338,652 and $953,130, respectively, and consist primarily of commercial properties.


(7)  Employee Benefit Plan
     ---------------------

     Employees of the Bank may contribute up to 15 percent of their annual salary to the Bank's defined contribution retirement plan. Under the provisions of the plan, the Bank is required to match the employees' contributions up to 3 percent of their annual salary and may make additional discretionary contributions.

     Contributions to the plan by the Bank totaled $84,905, $81,164, and $78,340 for the years ended December 31, 1995, 1994, and 1993, respectively.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)  Borrowings
     ----------

     Borrowings at December 31, 1995 and 1994 are summarized as follows:

                                                              December 31
                                                             ------------
                                                            1995      1994
                                                            ----      ----
     Advances from the Federal Home Loan Bank
     of Atlanta under the terms of the adjustable
     rate credit program, maturing in equal
     amounts of $2,000,000 on March 30, 1996, 1997
     and 1998, respectively, and $1,000,000 on
     January 28, 1996.  The interest rates at
     December 31, 1995 range from 5.8875 percent
     to 5.9575 percent and are based on the 90-day
     LIBOR rate. The advances are collateralized
     by real estate mortgage loans of $7,861,834
     and $5,966,345 at December 31, 1995 and 1994,
     respectively, and by securities having an
     approximate amortized cost of $2,100,000 and
     $647,000 at December 31, 1995 and 1994,
     respectively.                                     $ 7,000,000   7,000,000

     Notes payable to various individuals, including
     certain directors, bearing interest at a prime
     rate (8.50 at December 31, 1995) plus one
     percent.  Principal and interest payments are
     due quarterly through March 2001.                   1,400,000   1,400,000

     Note payable to an individual bearing interest
     at 13 percent with principal and interest
     payments due monthly through 2016.                    124,969      79,214
                                                        ----------  ----------
                                                       $ 8,524,969   8,479,214
                                                        ==========  ==========


     The Bank has available a revolving line of credit with the Federal Home Loan Bank of Atlanta bearing interest under the terms of an adjustable rate credit program. The amount available was $10,000,000 at December 31, 1995 and 1994, respectively. Advances drawn on the line of credit are to be collateralized by U.S. government agencies securities.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)  Borrowings, Continued
     ---------------------

     Aggregate maturities of borrowings at December 31, 1995 are as follows:

                                                                      Total
                                                                      -----
          1996                                                    $  3,563,310
          1997                                                       2,184,364
          1998                                                       2,185,552
          1999                                                         206,890
          2000                                                         164,463
          Thereafter                                                   220,390
                                                                      --------
                                                                  $  8,524,969
                                                                     =========

(9)  Income Taxes
     ------------

     As discussed in note 1, the Company adopted FAS 109 as of January 1, 1993.

     Total income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993 was allocated as follows (in thousands):

                                                                            1995         1994       1993
                                                                         ---------     ---------  ---------
                 Income from continuing operations                      $  643,358       (62,866)   371,853
                                                                           =======       ========   ========
                 Loss from discontinued operations                      $  (11,512)      (44,134)   (29,853)
                                                                           =======       ========   ========
                 Stockholders' equity, for unrealized gains (losses)
                   on investment securities available for sale          $  304,405      (301,979)        --
                                                                           =======      ========   ========

     Components of income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993 are as follows:

                                                             1995
                                                 --------------------------
                                                 Current   Deferred   Total
                                                 -------   --------   -----
        Federal                                $ 580,141    (15,794)   564,347
        State                                     67,719       (220)    67,499
                                                 -------   --------   --------
            Totals                             $ 647,860    (16,014)   631,846
                                                 =======   ========   ========

                                                             1994
                                                           --------
                                                 Current   Deferred   Total
                                                 -------   --------   --------
        Federal                                $  49,000   (143,000)   (94,000)
        State                                          --   (13,000)   (13,000)
                                                 -------              --------
            Totals                             $  49,000   (156,000)  (107,000)
                                                 =======   ========   ========

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(9)  Income Taxes, Continued
     -----------------------

                                                         1993
                                             --------------------------
                                             Current   Deferred   Total
                                             -------   --------   -----
           Federal                         $ 382,000    (58,000)  324,000
           State                              28,000    (10,000)   18,000
                                             -------    -------   -------
               Totals                      $ 410,000    (68,000)  342,000
                                             =======    =======   =======

     The provisions for income taxes for 1995, 1994, and 1993 are more than that computed by applying the U.S. federal corporate tax rate of 34 percent to earnings from continuing operations before income taxes and cumulative effect of a change in accounting method for the following reasons:

                                             1995      1994      1993
                                             ----      ----      ----
     Amount computed at statutory rate     $ 566,986      8,107   346,892
     Increase (reduction) in income taxes
      resulting from:
        Tax exempt interest                   (4,942)    (4,630)   (4,874)
        State income tax, net of federal
         income tax benefit                   46,869     (8,580)   11,880
        Internal Revenue Service exam settled     --    (59,443)       --
        Other, net                            34,445      1,680    17,955
                                             -------    -------   -------
                                           $ 643,358    (62,866)  371,853
                                             =======    =======   =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                        1995        1994
                                                        ----        ----
     Deferred tax assets:
       Loans, principally due to allowance for loan
        losses                                        $ 328,385   431,807
       Unrealized loss on investment securities
        available for sale                                   --   301,979
       Premises and equipment, principally due to
        differences
        in depreciation                                      --     8,238
       Other real estate                                124,521    17,922
       Deferred compensation                             31,135        --
       Deferred income                                       --    10,699
       Other                                             28,160        --
                                                        -------   -------
          Total gross deferred tax assets               512,201   770,645
       Less valuation allowance                              --        --
                                                        -------   -------
          Net deferred tax assets                     $ 512,201   770,645
                                                        -------   -------

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(9)  Income Taxes, Continued
     -----------------------

                                                               1995       1994
                                                               ----       ----
     Deferred tax liabilities:
      Tax exempt discount accretion                          $   1,814    1,448
      Unrealized gain on investment
       securities available for sale                             2,425       --
      Federal Home Loan Bank stock
       dividends                                                 3,187    8,439
      Prepaid expenses                                          25,069   13,742
      Repossessed property                                      29,700   29,700
      Premises and equipment,
       principally due to differences in depreciation           22,387       --
      Other                                                      2,803    4,109
                                                                ------  -------
        Total gross deferred tax liabilities                    87,385   57,438
                                                               -------  -------
        Net deferred tax asset                               $ 424,816  713,207
                                                               =======  =======

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.


(10) Stock Options
     -------------

     The Corporation has granted nonqualified compensatory stock options to certain employees. The options may only be exercised at five years from the grant date. The following is summary of the options outstanding at December 31, 1995:

                                              Options       Exercise
           Grant date                         granted        price      Total
           ----------                         -------       --------    -----
        January 22, 1992                       5,436      $   8.33    $  45,282
        January 4, 1993                        5,556          9.68       53,782
        January 22, 1994                       5,763         10.00       57,630
                                              ------                     ------
                                              16,755                  $ 156,694
                                              ======                   ========

     No options were granted or exercised during the year ended December 31, 1995. Options forfeited totalled 3,529, 3,296, and 4,494 during the years ended December 31, 1995, 1994, and 1993, respectively. The exercise price for options granted is based on a discounted per share book value at the date of grant, as no ready market value is available.

                                                                     (Continued)

                            SOUTHLAND BANCORPORATION
                                 AND SUBSIDIARY
                   Notes to Consolidated Financial Statements


(11) Commitments and Contingencies
     -----------------------------

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and standby letters of credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does in granting credit in transactions recorded in the financial statements.

     The off-balance sheet financial instruments whose contract amounts represent credit risk as of December 31, 1995, are as follows:

          Commitments to extend credit                   $ 2,662,000
          Standby letters of credit                          $19,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

     The Bank is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of the proceedings will not have a material adverse effect upon the financial position of the Bank.

     On November 26, 1989, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation and the Banking Department of the State of Alabama whereby the Bank agreed to take certain affirmative actions. The Memorandum was revised in March 1993. The actions required of the Bank primarily include (a) developing a management plan which defines lines of authority and responsibilities for each officer; (b) retaining qualified management including a chief executive officer and senior lending officer; (c) establishing a committee of directors to review each officer's performance at least annually; (d) developing a three-year capital plan that provides for maintenance of specified levels of capital, projections of growth and future capital needs and contingency plans that identify alternate sources of capital;

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(11) Commitments and Contingencies, Continued
     ----------------------------------------

     (e) establishing a program for maintaining an adequate allowance for loan losses; (f) reducing substandard assets to specified levels by certain dates; (g) developing written action plans to eliminate the basis of criticism for significant classified loans; (h) ceasing extension of credit to borrowers with loans classified below certain levels; (i) revising the funds management policy to include an increase in the minimum target ratio for liquidity and reducing the Bank's reliance upon potentially volatile liabilities to fund long-term assets; (j) preparation of annual budgets;
     (k) obtaining regulatory approval prior to paying dividends and (l) correcting certain internal control deficiencies and violations of rules and regulations.

     On September 12, 1994, the Corporation entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta (FRB) whereby the Corporation agreed to take certain affirmative actions. The actions required of the Corporation primarily include (a) no increase in its borrowings or insurance of debt without the prior written approval of the FRB; (b) by no later than September 30, 1994, the Corporation will submit to the FRB, and thereafter comply with, a written plan to service its outstanding debt and any other cash obligations for at least a five-year period; (c) the Corporation will immediately notify the FRB of any anticipated deviations to the written plan; (d) the Corporation will not
     (i) purchase or redeem treasury stock or (ii) declare or pay dividends to its stockholders without the prior written approval of the FRB. The Corporation is to submit its request to the FRB thirty days before the date on which it wishes to take any such action; (e) the Corporation will maintain a separate checking account ("separate account") for the proceeds of any insurance of debt (including debt incurred in connection with the issuance of equity) approved by the FRB; (f) the Corporation will notify the FRB at least thirty days prior to the payment of any salary or other compensation at the parent company level. Along with such notification, the Corporation will provide the FRB with justification for such compensation payment(s) and information detailing the source of funding for the payment(s); (g) within thirty days of the end of each calendar quarter, the Corporation will continue to submit to the FRB a written progress report detailing the form and manner of all actions taken to comply with this Memorandum and the results thereof. The Corporation submitted the debt service/capital plan (the Plan) to the FRB which was approved by the Corporation's board of directors on September 30, 1994. According to the Plan, the Corporation will (1) issue up to $1,000,000 in new equity, in maximum amounts of $250,000 in each of the next four years, (2) use the equity proceeds, in part, to retire 25 percent of the principal balance of its outstanding debt over the next five years, (3) extend the maturities of the remaining principal balance of the debt maturing in the next five years, and (4) establish a cash reserve of approximately $500,000 that can be used for capital injections into the Corporation, if necessary, or for longer-term debt servicing needs. No corporate dividends or corporate salary expenses are projected in the Plan.

     At December 31, 1995, the Corporation and Bank believe they were in compliance with the requirements as defined in each of the memorandums of understanding.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements





(12) Sale of Insurance Agency
     ------------------------

     During 1995, the Bank sold the property and casualty book of business developed by its subsidiary, Southland Insurance Agency, Inc. In conjunction with the sale, the Bank discontinued its insurance agency operations. Accordingly, all related operating activity for the insurance agency has been reclassified and reported as discontinued operations.
     Under the terms of the sales agreement, the sales price is based on a percentage of future insurance premiums underwritten by the buyer and is to be adjusted upon the one-year anniversary of the sales agreement based on policies in force at that time. The Company did not recognize any gain on the sale in 1995. Such gain will be recorded when the sales proceeds are determined in 1996.
                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(13) Fair Value of Financial Instruments
     -----------------------------------

      FAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimated do not reflect any premium or discount that could result form offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates The assumptions used in the estimation of the fair value of the Company's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Company's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Company. FAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.

      The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

     (a)  Cash and Due From Banks
          -----------------------

          Fair value equals the carrying value of such assets.

     (b)  Investment Securities
          ---------------------

          The fair value of investment securities is based on quoted market prices.

     (c)  Loans
          -----

          The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of accrued interest approximates its fair value.

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(13) Fair Value of Financial Instruments
     -----------------------------------

     (d)  Deposits
          --------

          As required by FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to their carrying values. Certificates of deposit have been valued using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities.

     (e)  Borrowings
          ----------

          The fair value of borrowings has been determined using discounted cash flows. The discount rate used is based on estimated market rates for borrowings of similar remaining maturities.

          The carrying value and estimated fair value of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                                                     Estimated
                                                       Carrying        fair
                                                        amount         value
                                                        ------         -----
          Financial assets:
            Cash and due from banks                    $ 4,845          4,845
                                                        ======         ======
            Investment securities                      $20,931         20,931
                                                        ======         ======
            Loans, net                                 $70,142         69,985
                                                        ======         ======
          Financial liabilities:
            Deposits                                   $84,828         85,041
                                                        ======         ======
            Borrowings                                 $ 8,525          8,540
                                                        ======         ======

                                                                     (Continued)

                            SOUTHLAND BANCORPORATION
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(14) Financial Information of Southland Bancorporation (Parent Company Only)
     -----------------------------------------------------------------------



                                Balance Sheets

                          December 31, 1995 and 1994

          Assets                                           1995        1994
          ------                                           ----        ----
     Cash and cash equivalents                         $  180,496      11,090
     Investment in Bank                                 7,628,333   6,274,556
     Premises and equipment                                   680          --
     Other assets                                          73,743      67,342
                                                       ----------   ---------
          Total assets                                 $7,883,252   6,352,988
                                                        =========   =========

        Liabilities and Stockholders' Equity
        ------------------------------------

     Liabilities:
        Note payable                                   $1,524,969   1,479,214
        Other liabilities                                  42,761      16,761
                                                       ----------   ---------
      Total liabilities                                 1,567,730   1,495,975

     Stockholders' equity:
        Common stock                                       26,065      26,065
        Additional paid-in capital                      2,575,204   2,575,204
       Net unrealized loss on investment securities
         available for sale                                 3,638    (452,969)
        Retained earnings                               3,777,134   2,775,232
        Treasury stock                                    (66,519)    (66,519)
                                                       ----------   ---------
          Total stockholders' equity                    6,315,522   4,857,013
                                                       ----------   ---------
          Total liabilities and stockholders' equity   $7,883,252   6,352,988
                                                       ==========   =========



                            Statements of Earnings

                 Years Ended December 31, 1995, 1994, and 1993

                                                1995       1994       1993
                                                ----       ----       ----
     Interest income                      $      479         485       1,432
     Interest expense                       (146,851)   (119,875)   (100,754)
     Dividends from Bank                     300,000          --      50,000

     Other expense                           (93,896)     (2,699)       (230)
                                          ----------   ---------   ---------
          Income (loss) before income tax
           benefit                            59,732    (122,089)    (49,552)

      Income tax benefit                      45,000      44,000      34,000
      Undistributed equity in earnings
        of Bank                              897,170      79,127     655,074
                                          ----------   ---------   ---------
          Net earnings                    $1,001,902       1,038     639,522
                                          ==========   =========   =========

                                                                     (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) Financial Information of Southland Bancorporation (Parent Company Only),
     ------------------------------------------------------------------------
     Continued
     ---------

                           Statements of Cash Flows

               Years Ended December 31, 1995, and 1994, and 1993

                                                         1995       1994      1993
                                                         ----       ----      ----
     Cash flows from operating activities:
      Net earnings                                    $1,001,902     1,038   639,522
      Adjustments to reconcile net earnings to
        net cash provided by (used in) operating
        activities:
         Undistributed equity in earnings of Bank       (897,170)  (79,127) (655,074)

      Increase in other assets                            (6,401)  (44,269)   23,073
      Increase (decrease) in other liabilities            26,000    16,761  (102,749)
                                                       ---------   -------  --------
         Net cash provided by (used in)
          operating activities                           124,331  (105,597)  (95,228)
                                                       ---------   -------  --------

     Cash flows from investing activities:
      Purchase of premises and equipment                    (680)       --        --
                                                       ---------   -------  --------
         Net cash used in financing
          activities                                        (680)       --        --
                                                       ---------   -------  --------

     Cash flows from financing activities:
      Principal payments on note payable                  (6,437)  (20,719) (105,468)
      Proceeds from issuance of note payable              52,192   115,000   100,000
                                                       ---------   -------  --------
         Net cash provided by (used in)
          financing activities                            45,755    94,281    (5,468)
                                                       ---------   -------  --------

     Increase (decrease) in
      cash and cash equivalents                          169,406   (11,316) (100,696)

     Cash and cash equivalents, beginning of year         11,090    22,406   123,102
                                                       ---------   -------  --------
     Cash and cash equivalents, ending of year        $  180,496    11,090    22,406
                                                       =========   =======  ========

     Supplemental schedule of cash flow information:
      Cash paid during the year for:
        Interest                                     $  145,931   114,096   100,226
                                                      =========   =======  ========
        Income taxes                                 $       --   250,000   335,116
                                                      =========   =======  ========

                                                                     (Continued)

                            SOUTHLAND BANCORPORATION
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(14) Financial Information of Southland Bancorporation (Parent Company Only),
     ------------------------------------------------------------------------
     Continued
     ---------

     Dividends paid by the Bank are the primary source of funds available to the Corporation for payment of dividends to its stockholders and other needs. Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank. In addition, the Bank is also required to maintain minimum amounts of capital as defined by banking regulators, which could further limit the availability of dividends from the Bank. Regulatory authorities have restricted the Bank from paying any dividends without obtaining prior regulatory consent (see note 11). On March 29, 1995, the Bank obtained approval to pay quarterly dividends of $100,000 to the Corporation following the end of each calendar quarter beginning March 31, 1995. Payment of these dividends is contingent upon the Bank meeting certain capital and core earnings requirements. Accordingly, at December 31, 1995, substantially all of the Corporation's investment in the Bank is restricted as to dividend payments by the Bank to the Corporation.


(15) Pending Merger
     --------------

     On December 8, 1995, the Company and ABC Bancorp (ABC) announced the signing of an Agreement and Plan of Merger (the Agreement) which provides for the merger of the Company with and into ABC. The transaction is expected to be accounted for as a purchase. The Agreement is subject to approval by the shareholders of the Corporation and certain regulatory authorities, and is expected to close in 1996.

     Under the terms of the Agreement, upon consumption of the merger, each outstanding share of the Corporation's stock will be converted into cash and stock of ABC, based on each shareholders' elections, in an amount equal to 1.8 times the book value of the Corporations' stock at the valuation date, as defined in the Agreement. In any case, the number of shares of the Corporation's stock to be converted into cash will not be less than 35 percent nor more than 49 percent of the total outstanding shares of the Corporation.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


- --------------------------------------------------------------------------------
           ASSETS                                   1996           1995
                                                -----------     -----------
Cash and due from banks                         $ 2,141,940     $ 1,588,742
Federal funds sold                                                  880,000
Securities available for sale, at fair value      7,977,966       6,070,924
Securities held for investment, at cost           2,883,580       3,251,178
Loans, less allowance for loan losses
 of $445,115 and $371,884                        34,988,252      29,774,901
Office properties and equipment, net              1,073,524       1,190,573
Accrued interest receivable                         737,889         572,472
Other assets                                        300,601       1,485,772
                                                -----------     -----------

                                                $50,103,752     $44,814,562
                                                ===========     ===========

Liabilities and Stockholders' Equity


Liabilities
  Deposits
    Noninterest-bearing demand                  $ 3,514,460     $ 2,728,987
    Interest-bearing demand                       9,668,049       9,205,791
    Savings                                       3,148,812       3,046,732
    Time, $100,000 and over                       8,005,442       4,149,535
    Other time                                   20,387,251      21,469,634
                                                -----------     -----------
          Total deposits                         44,724,014      40,600,679
Accrued interest and other liabilities            1,080,051         454,911
                                                -----------     -----------
          Total liabilities                      45,804,065      41,055,590
                                                -----------     -----------


Commitments and contingent liabilities


Stockholders' equity
  Capital stock, common, par value $1;
   10,000,000 shares authorized, and 218,130
    shares issued and outstanding                   218,130         218,130
  Additional paid-in capital                      2,423,300       2,423,300
  Retained earnings                               1,677,502       1,098,322
  Unrealized gains (losses) on securities
   available for sale, net of taxes                 (19,245)         19,220
                                                -----------     -----------

          Total stockholders' equity              4,299,687       3,758,972


                                                $50,103,752     $44,814,562
                                                ===========     ===========


                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


- --------------------------------------------------------------------------------
                                                    1996           1995
                                                -----------     -----------
Interest income
  Interest and fees on loans                    $   925,450     $   764,822
  Investment securities and time deposits           171,281         143,712
  Other interest income                              16,228           5,853
                                                -----------     -----------
                                                  1,112,959         914,387
                                                -----------     -----------

Interest expense
  Interest on deposits                              539,327         397,345
  Interest on borrowed money                            800           5,950
                                                -----------     -----------
                                                    540,127         403,295
                                                -----------     -----------

        Net interest income                         572,832         511,092
Provision for  loan losses                               -           45,000
                                                -----------     -----------
        Net interest income after provision
          for loan losses                           572,832         466,092
                                                -----------     -----------

Other income
  Service charges                                   127,873         113,694
  Other income                                       51,755          45,925
                                                -----------     -----------
                                                    179,628         159,619
                                                -----------     -----------

General and administrative expenses
  Employee compensation and benefits                227,431         210,687
  Occupancy and equipment                            77,480          90,635
  Other operating expenses                          170,522         174,859
                                                -----------     -----------
                                                    475,433         476,181

         Income before income taxes                 277,027         149,530


Applicable income taxes                             104,578          57,099
                                                -----------     -----------

         Net income                             $   172,449     $    92,431
                                                ===========     ===========

Per share of common stock

         Net income                             $       .79     $       .42
                                                ===========     ===========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)



- --------------------------------------------------------------------------------
                                                    1996           1995
                                                -----------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                     $   172,449     $    92,431
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                      33,516          38,857
  Provision for loan losses                              -           45,000
  Changes in assets and liabilities:
   (Increase) decrease in accrued interest
    receivable                                        7,866         (21,895)
   (Increase) decrease in other assets              999,292         (25,451)
   Decrease in accrued interest payable             (97,277)        (65,926)
   (Increase) decrease in accrued expenses
    and other liabilities                           485,432          (8,962)
                                                -----------     -----------

        Net cash provided by operating
         activities                               1,601,278          54,054
                                                -----------     -----------


CASH FLOWS FROM INVESTING ACTIVITIES
 Net decrease in Federal funds sold               2,010,000         700,000
 Purchases of securities available for sale        (819,417)     (1,447,465)
 Proceeds from sales of securities                  660,797       1,115,432
  available for sale
 Net increase in loans                           (2,089,075)     (1,184,487)
 Purchases of property and equipment                     -           (5,930)
                                                -----------     -----------

        Net cash used in investing activities      (237,695)       (822,450)
                                                -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Payment of dividends                                    -         (108,850)
 Net increase (decrease) in customer deposits    (1,486,822)      1,852,819
                                                -----------     -----------

        Net cash provided by (used in)
         financing activities                    (1,486,822)      1,743,969
                                                -----------     -----------

 Net increase (decrease) in cash and due
  from banks                                       (123,239)        975,573


 Cash and due from banks at beginning of period   2,265,179         613,169
                                                -----------     -----------

 Cash and due from banks at end of period       $ 2,141,940     $ 1,588,742
                                                -----------     -----------


                            CENTRAL BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995 and 1994 included elsewhere in this Proxy Statement/Prospectus.

(2)  All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                         ----------------------------

                           CENTRAL BANKSHARES, INC.
                                AND SUBSIDIARY

                               FINANCIAL REPORT

                               DECEMBER 31, 1995

                         ----------------------------

                         INDEPENDENT AUDITOR'S REPORT
- --------------------------------------------------------------------------------


To the Board of Directors
Central Bankshares, Inc.
Cordele, Georgia


          We have audited the accompanying consolidated balance sheets of Central Bankshares, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Bankshares, Inc. and subsidiary, as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ MAULDIN & JENKINS
- ------------------------

Macon, Georgia
January 26, 1996

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- ------------------------------------------------------------------------------------------------

        ASSETS                                                         1995            1994
                                                                   ------------   --------------
Cash and due from banks                                             $2,265,179        $613,169
Federal funds sold                                                   2,010,000       1,580,000
Securities available for sale, at fair value (Note 2)                7,657,910       4,761,587
Securities held for investment, at cost (fair value $3,153,364
  and $3,806,937) (Note 2)                                           3,167,994       4,086,463
Loans, less allowance for loan losses of $477,618
  and $316,348 (Note 3)                                             32,899,177      28,635,414
Office properties and equipment, net (Note 4)                        1,107,040       1,223,500
Accrued interest receivable                                            745,755         550,577
Other assets                                                         1,299,893       1,460,321
                                                                   ------------    -------------
                                                                   $51,152,948     $42,911,031
                                                                   ============    =============
  Liabilities and Stockholders' Equity

Liabilities
  Deposits
    Noninterest-bearing demand                                      $3,855,460      $3,826,152
    Interest-bearing demand                                         10,088,278       9,764,121
    Savings                                                          2,996,337       3,028,255
    Time, $100,000 and over                                          7,796,339       3,381,390
    Other time                                                      21,474,422      18,747,942
                                                                   ------------    -------------
          Total deposits                                            46,210,836      38,747,860
Accrued interest and other liabilities                                 734,867         473,397
                                                                   ------------    -------------
          Total liabilities                                         46,945,703      39,221,257
                                                                   ------------    -------------

Commitments and contingent liabilities (Note 7)

Stockholders' equity (Notes 6 and 9)
  Capital stock, common, par value $1; 10,000,000 shares
   authorized, and 218,130  shares issued and  outstanding             218,130         218,130
  Additional paid-in capital                                         2,423,300       2,423,300
  Retained earnings                                                  1,505,053       1,114,741
  Unrealized gains (losses) on securities available for sale,
   net of taxes                                                         60,762         (66,397)
                                                                   ------------    -------------
          Total stockholders' equity                                 4,207,245       3,689,774
                                                                   ------------    -------------
                                                                   $51,152,948     $42,911,031
                                                                   ============    =============

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -----------------------------------------------------------------------------------------------------
                                                                             1995            1994
                                                                        -------------    ------------
Interest income
  Interest and fees on loans                                            $  3,488,170     $  2,771,563
  Investment securities and time deposits                                    582,433          441,072
  Other interest income                                                       70,851           39,967
                                                                        -------------    --------------
                                                                           4,141,454        3,252,602
                                                                        -------------    --------------
Interest expense
  Interest on deposits                                                      1,953,037        1,236,982
  Interest on borrowed money                                                    6,486           1,0851
                                                                        -------------    --------------
                                                                            1,959,523        1,247,833
                                                                        -------------    --------------

          Net interest income                                               2,181,931        2,004,769
Provision for loan losses (Note 3)                                            139,774          180,000
                                                                        -------------    --------------
          Net interest income after provision for loan losses               2,042,157        1,824,769
                                                                        -------------    --------------

Other income
  Service charges                                                             507,685          500,964
  Net realized gains (losses) on sales of securities available for sale       (14,432)           1,820
  Other income                                                                103,022          164,503
                                                                        -------------    --------------
                                                                              596,275          667,287
                                                                        -------------    --------------
General and administrative expenses
  Employee compensation and benefits                                          952,094          903,265
  Occupancy and equipment                                                     279,587          273,938
  FDIC insurance premiums                                                      90,502           81,975

  Directors fees and benefits                                                  50,268           52,069
  Other operating expenses                                                    442,812          437,179
                                                                        -------------    --------------
                                                                            1,873,894        1,794,473
                                                                        -------------    --------------

          Income before income taxes                                          764,538          697,583

Applicable income taxes (Note 5)                                              265,341          240,324
                                                                        -------------    --------------

          Net income                                                    $     499,197    $     457,259
                                                                        =============    ==============
Per share of common stock
          Net income                                                    $        2.20    $        2.03
                                                                        =============    ==============

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -----------------------------------------------------------------------------------------------------------------------
                                                                                             Unrealized
                                                                                                Gains
                                                                                              (Losses) on
                                                                                              Securities
                                                                                              Available
                                     Common Stock             Additional                      for Sale,
                                --------------------------      Paid-in        Retained        Net of
                                 Shares         Par Value       Capital        Earnings         Taxes          Total
                               ---------       -----------    ----------       --------      ------------   -----------
Balance, December 31,  1993      220,000       $   220,000    $2,450,000      $  657,482     $         -   $ 3,327,482
  Net income                          -                 -             -          457,259               -       457,259
  Purchase and simultaneous
    retirement of the Company's
    common stock                  (1,870)           (1,870)      (26,700)             -                -       (28,570)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                             -                 -             -               -           (66,397)     (66,397)
                                --------       -----------    ----------      ----------      -----------   ----------
Balance, December 31, 1994       218,130           218,130     2,423,300       1,114,741          (66,397)   3,689,774
  Net income                          -                 -             -          499,197               -       499,197
  Payment of dividends                -                 -             -         (108,885)              -      (108,885)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                             -                 -             -               -           127,159      127,159
                                --------       -----------    ----------      ----------      -----------  -----------
Balance, December 31, 1995       218,130       $   218,130    $2,423,300      $1,505,000     $     60,762  $ 4,207,245
                                ========       ===========    ==========      ==========      ===========  ===========

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------------------------------------

                                                                                 1995               1994
                                                                             -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                  $    499,197       $   457,259
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                                   184,329           191,161
  Provision for loan losses                                                       139,774           180,000
  Amortization on investments                                                       8,447            42,560
  Deferred income tax (benefits) expense                                          (48,205)           51,712
  Net realized gains (losses) on securities available for sale                     15,738            (1,820)
  Changes in assets and liabilities:
   Increase in accrued interest receivable                                       (195,178)          (81,624)
   (Increase) decrease in other assets                                             61,870        (1,121,855)
   Increase in accrued interest payable                                           118,173            93,842
   (Increase) decrease in accrued expenses and other liabilities                  191,502           (80,453)
                                                                             -------------      ------------

       Net cash provided by (used in) operating activities                        975,647          (269,218)
                                                                             -------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Net increase in Federal funds sold                                              (430,000)         (727,000)
 Purchases of securities available for sale                                    (7,396,446)       (3,948,789)
 Proceeds from sales of securities available for sale                           3,143,929         3,303,253
 Proceeds from maturities of securities available for sale                      1,629,725         1,250,000
 Purchases of securities held for investment                                            -        (3,540,719)
 Proceeds from maturities of securities held for investment                       819,478           805,047
 Net increase in loans                                                         (4,403,538)       (1,620,796)
 Purchases of property and equipment                                              (40,876)          (98,667)
                                                                             -------------      ------------

       Net cash used in investing activities                                   (6,677,728)       (4,577,671)
                                                                             -------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Payment of dividends                                                            (108,885)                -
 Repayment of note payable                                                              -           (61,973)
 Net increase in customer deposits                                              7,462,976         3,205,160
                                                                             -------------      ------------
 Purchase of common stock for the treasury                                               -          (28,570)
                                                                             -------------      ------------

       Net cash provided by financing activities                                 7,354,091        3,114,617
                                                                             -------------      ------------


                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                           1995         1994
                                                     ------------  -------------
Net increase (decrease) in cash and due from banks   $  1,652,010  $ (1,732,272)

Cash and due from banks at beginning  of year             613,169     2,345,441
                                                     ------------  ------------

Cash and due from banks at end of year               $  2,265,179  $    613,169
                                                     ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
     Interest                                        $  1,841,350  $  1,154,955

     Income taxes                                    $    207,474  $    263,119

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITY
  Other real estate acquired in settlement of loans  $     98,623  $    216,660

  Net change in unrealized gains (losses) on
   securities available for sale                     $    127,159  $    (66,397)

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Central Bankshares, Inc. is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Central Bank and Trust. The Company provides a full range of banking services to individual and corporate customers in its primary market of Crisp County, Georgia and surrounding counties. The Company is subject to competition from other financial institutions and the regulations of certain federal and state agencies. The Company is periodically examined by certain regulatory authorities.

         Basis of Presentation

          The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation. The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and with general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below:

         Cash and Cash Equivalents

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Company, deposits, interest-bearing deposits, Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits, and has experienced no related losses.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Securities Available for Sale

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as increases and decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

         Securities Held for Investment

          Securities classified as held for investment are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

         Loans

          Loans are stated at the amount of unpaid principal, reduced by unearned discount. Interest on loans is credited to income on a daily basis based upon the principal amount outstanding, except for certain installment loans which is credited to income based on the sum-of-the-months-digits method, the results of which are not materially different from generally accepted accounting principles.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Loans (Continued)

          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

         Loan Fees

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan costs in accordance with generally accepted accounting principles.

         Allowance for Loan Losses

          The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Allowance for Loan Losses (Continued)

          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

         Office Buildings and Equipment

          Office buildings and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the assets.

         Income Taxes

          The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

          Provisions for income taxes are based on amounts reported in the consolidated statements of income after exclusion of nontaxable income such as interest on state and municipal securities and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes (Continued)

          Deferred taxes are computed on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

         Fair Value of Financial Instruments

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. The aggregate fair value amounts presented do not represent the underlying value of the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Financial Value of Financial Instruments (Continued)

          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

           Carrying amounts approximate fair values for the following instruments:

              Cash and due from banks          Federal funds sold
              Securities available for sale    Variable rate loans that reprice
              Variable rate money markets        frequently
              Variable rate certificates of    Accrued interest receivable
                deposit
              Accrued interest payable and
                other liabilities

           Quoted market prices, where available, of if not available, based upon quoted market prices of comparable instruments for securities held for investment.

           Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

                  All loans except variable rate loans described above Fixed rate certificates of deposits

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Earnings Per Share

           Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The effect of the stock options outstanding (see Note 6) are included in the computation of the weighted average number of shares outstanding since the effect of options is considered to be dilutive.

          Reclassifications

           Certain items on the consolidated financial statements as of and for the year ended December 31, 1994 have been reclassified with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1995.


NOTE 2.   INVESTMENTS IN SECURITIES

          The amortized cost and fair values of investments in securities as of December 31, 1995 and 1994 are summarized as follows:

                                                                             Gross                 Gross
                                                     Amortized             Unrealized            Unrealized              Fair
                                                       Cost                  Gains                 Losses               Value
                                                   -------------         -------------         -------------         -------------
             Securities Available for Sale
               December 31, 1995:
                 U. S. Treasury securities         $     499,889         $       2,611         $         -           $     502,500
                 U. S. Government agencies             1,451,259                36,576                   -               1,487,835
                 Mortgage-backed securities            5,614,699                57,393                (4,517)            5,667,575
                                                   -------------         -------------         -------------         -------------
                                                   $   7,565,847         $      96,580         $      (4,517)        $   7,657,910
                                                   =============         =============         =============         =============
               December 31, 1994:
                 U. S. Treasury securities         $   2,977,008         $         -           $     (64,698)        $   2,912,310
                 U. S. Government agencies               984,215                   -                 (12,810)              971,405
                 Mortgage-backed securities              907,025                 4,482               (33,635)              877,872
                                                   -------------         -------------         -------------         -------------
                                                   $   4,868,248         $       4,482         $    (111,143)        $   4,761,587
                                                   =============         =============         =============         =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


NOTE 2.  INVESTMENTS IN SECURITIES (Continued)

                                                                             Gross                 Gross
                                                     Amortized             Unrealized            Unrealized              Fair
                                                       Cost                  Gains                 Losses               Value
                                                   -------------         -------------         -------------         -------------
             Securities Held for Investment:
               December 31, 1995:
                 Mortgage-backed securities        $  3,002,394          $       -             $   (14,630)          $  2,987,764
                 Federal Home Loan Bank stock           165,600                  -                      -                 165,600
                                                   -------------         -------------         -------------         -------------
                                                   $  3,167,994          $       -             $   (14,630)          $  3,153,364
                                                   =============         =============         =============         =============
               December 31, 1994:
                 U. S. Government agencies, one
                   to five years                   $    500,000          $       -             $   (30,715)          $    469,285
                 Mortgage-backed securities           3,420,863                 321               (249,132)             3,172,052
                 Federal Home Loan Bank stock           165,600                  -                       -                165,600
                                                   -------------         -------------         -------------         -------------
                                                   $  4,086,463          $      321            $  (279,847)          $  3,806,937
                                                   =============         =============         =============         =============

          Gross realized gain or loss from the sale of securities available for sale for the years ended December 31, 1995 and 1994 was $15,738 and $1,820, respectively.

          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Federal Home Loan Bank stock has no contractual maturity. Therefore, these securities are not included in the maturity categories in the following maturity summary:

                                                     Securities Available for Sale               Securities Held for Investment
                                                   -----------------------------------         -----------------------------------
                                                     Amortized               Fair                Amortized               Fair
                                                       Cost                 Value                  Cost                 Value
                                                   -------------         -------------         -------------         -------------
             Due in one year or less               $    991,835          $    999,140          $        -            $        -
             Due from one year to five years            454,174               485,885                   -                     -
             Due from five years to ten years           505,140               505,310                   -                     -
             Mortgage-backed securities               5,614,698             5,667,575             3,002,394             2,987,764
             Federal Home Loan Bank stock                   -                     -                 165,600               165,600
                                                   -------------         -------------         -------------         -------------
                                                   $  7,565,847          $  7,657,910          $  3,167,994          $  3,153,364
                                                   =============         =============         =============         =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 2.   INVESTMENTS IN SECURITIES (Continued)

          Securities with a carrying value of $6,104,297 and $4,527,324 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.


NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES

          A comparative summary of loans receivable as of December 31, 1995 and 1994, is as follows:

                                                        1995            1994
                                                   --------------  -------------
           Real estate:
             Construction and land development     $     697,869   $    384,971
             Secured by farmland                       1,319,053      1,514,974
             Secured by residential property           9,604,145      9,300,414
             Secured by other real estate              4,123,444      3,788,888
           Agricultural                                3,402,984      2,696,759
           Commercial                                  7,476,559      4,269,320
           Consumer                                    6,650,828      6,908,351
           Other                                         101,913         88,385
                                                   --------------  -------------
                                                      33,376,795     28,952,062
           Reserve for loan losses                      (477,618)      (316,648)
                                                   --------------  -------------
                                                   $  32,899,177   $ 28,635,414
                                                   ==============  =============

          The Company primarily lends money to customers located in the immediate geographic area.

          As of December 31, 1995 and 1994, the Company serviced loans for others in the amounts of $13,819,850 and $12,642,411, respectively.

          The Company had no loans it considered to be impaired other than the
          loans on which the accrual of interest had been discontinued.   Loans
          on which the accrual of interest had been discontinued amounted to $10,450 and $50,574 at December 31, 1995 and 1994, respectively. There was no significant amount of interest recognized on nonaccrual loans in either year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

          At December 31, 1995 and 1994, certain executive officers and directors, and companies in which they have a 10 percent or more ownership, were indebted to the Company. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction, and repayment terms are customary. Following is a summary of transactions:

                                                 December 31,
                                         ----------------------------
                                             1995            1994
                                         ------------    ------------
           Balance, beginning of year    $  1,587,622    $  1,125,486
             Advances                       1,853,368       1,369,937
             Repayments                    (1,665,706)       (907,801)
                                         ------------    ------------
           Balance, end of year          $  1,775,284    $  1,587,622
                                         ============    ============

          Changes in the allowance for loan losses are summarized as follows:

                                                      December 31,
                                              ---------------------------
                                                  1995           1994
                                              ----------      -----------
           Balance, beginning of year         $  316,648      $   369,517
             Provision charged to operations     139,774          180,000
             Recoveries                           24,590           33,111
             Loans charged off                    (3,394)        (265,980)
                                              ----------      -----------
           Balance, end of year               $  477,618      $   316,648
                                              ==========      ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 4.   OFFICE PROPERTIES AND EQUIPMENT

          At December 31, 1995 and 1994, office properties and equipment consisted of the following:


                                                    1995          1994
                                                ------------  -----------
           Land                                 $    204,498  $   204,498
           Buildings and improvements                628,449      627,703
           Furniture, equipment and automobiles    1,359,872    1,330,020
                                                ------------  -----------
                                                   2,192,819    2,162,221
           Accumulated depreciation               (1,085,779)    (938,721)
                                                ------------  -----------
                                                $  1,107,040  $ 1,223,500
                                                ============  ===========

          For the years ended December 31, 1995 and 1994, depreciation expense amounted to $157,336 and $164,174, respectively.


NOTE 5.   INCOME TAXES

          The components of the income tax provision for the years ended December 31, 1995 and 1994 were as follows:


                                              1995         1994
                                           ----------  ----------
           Current tax expense             $  313,546  $  188,612
           Deferred tax (benefit) expense     (48,205)     51,712
                                           ----------  ----------
                                           $  265,341  $  240,324
                                           ==========  ==========

          The Company's provision for income taxes differs from amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                 December 31, 1995             December 31, 1995
                                             -------------------------     -------------------------
                                                Amount       Percent          Amount       Percent
                                             ------------ ------------     ------------ ------------
          Tax provision at statutory rate    $  259,943      34.0 %        $  237,178      34.0 %
             State income taxes                  10,257       1.3                -           -
             Other items, net                    (4,859)      (.6)              3,146        .5
                                             ------------ ------------     ------------ ------------
          Provision for income taxes         $  265,341      34.7 %        $  240,324      34.50 %
                                             ============ ============     ============ ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5.   INCOME TAXES (Continued)

          Net deferred income tax liabilities of $7,646 and $55,851 at December 31, 1995 and 1994, respectively, are included in other liabilities. The components of deferred income taxes are as follows:

                                                        December 31,
                                                 -------------------------
                                                    1995           1994
                                                 ----------     ----------
          Deferred tax assets:
           Loan loss reserves                    $   92,857     $   45,334
           Deferred benefits payable                 24,646          9,569
           Writedown of other real estate owned       4,951            744
                                                 ----------     ----------
                                                    122,454         55,647
                                                 ----------     ----------

          Deferred tax liabilities:
           Depreciation and amortization            100,136         98,961
           Income from life insurance contracts      29,964           -
           Other liabilities                           -            12,537
                                                 ----------     ----------
                                                    130,100        111,498
                                                 ----------     ----------
          Net deferred tax liabilities           $    7,646     $   55,851
                                                 ==========     ==========


NOTE 6.   STOCK OPTIONS AND EARNINGS PER SHARE

          The Company granted stock options to the President and Senior Vice-President for the purchase of 9,990 and 7,200 shares, respectively, of the Company's common stock. The option price is $10 per share (market value at date of grant) and the options are exercisable until October 1996. No options have expired, been exercised or canceled since granted. The options may be canceled, reduced or modified if the Board of Directors considers it necessary in connection with any proposed issuance of the Company's common stock.

          Income per share of common stock includes the effect of the stock options mentioned above as if the option had been exercised at January 1, 1995. The number of common shares outstanding was increased by the number of shares issuable under the stock option and this theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased with the applicable portion of the proceeds from the exercise of the options. Repurchase price was assumed to be the average market value during the year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 7.   COMMITMENTS AND CONTINGENT LIABILITIES

          In the ordinary course of business, the Company may enter into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit, standby letters of credit and liability for assets held in trust. Such financial instruments are recorded in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

          The Company's exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the
          contractual amount of those instruments.   The Company uses the same
          credit policies for these off balance sheet financial instruments as it does for other instruments that are recorded in the consolidated
          financial statements.   A summary of  the Company's commitments is as
          follows:

                                               1995             1994
                                           ------------     ------------
            Commitments to extend credit   $  2,792,471     $  2,885,600
            Standby letters of credit           175,100          220,300
                                           ------------     ------------
                                           $  2,967,571     $  3,105,900
                                           ============     ============

          Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending other loans to customers. The Company evaluates each customer's
          creditworthiness on a case-by-case basis.   The amount of collateral
          obtained, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

          Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 7.   COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

          Collateral held varies as specified above and is required in instances which the Company deems necessary.

          The Company does not anticipate any material losses as a result of the commitments.

          The nature of the business of the Company is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.


NOTE 8.   CONCENTRATIONS OF CREDIT

          The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in its market area of Crisp County, Georgia and surrounding counties. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the agribusiness economy in this market area.

          Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the
          economic performance of loans made to nonagricultural customers.   The
          Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by
          cash flows.   Collateral for agricultural loans include equipment,
          crops, livestock, and land.   Credit losses from loans related to the
          agricultural economy is taken into consideration by management in determining the allowance for loan losses.

          A substantial portion of the Company's loans are secured by real
          estate in the Company's primary market area.   In addition, a
          substantial portion of the real estate owned is located in those same
          markets.    Accordingly, the ultimate collectibility of a substantial
          portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in the market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 8.   CONCENTRATIONS OF CREDIT (Continued)

          Most of the Company's loan customers are also depositors of the Company. The concentrations of credit by type of loan are also set forth in Note 3. Standby letters of credit are granted primarily to commercial borrowers of the Company. The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Company's combined capital stock and capital surplus accounts ($2,641,430) which amounted to $660,358 at December 31, 1995.

          The Company has a concentration of funds on deposit at its principle correspondent bank at December 31, 1995, as follows:

                Noninterest-bearing accounts         $  1,404,124
                Federal funds sold                      1,480,000
                                                     ------------
                                                     $  2,884,124
                                                     ============


NOTE 9.   STOCKHOLDERS' EQUITY

          The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiary Bank's regulatory agency. Approximately $249,600 are available to be paid as dividends by the subsidiary Bank at December 31, 1995.

          Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1994, the Company's capital ratios were considered adequate based on regulatory requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:

                                             Actual       Requirement
                                          ------------  ---------------
           Leverage capital ratio             8.35%         4.00%
           Risk based capital ratios:
              Core capital                   11.86%         4.00%
              Total capital                  13.12%         8.00%

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying value and estimated fair value of the Company's financial instruments are as follows:

                                           Carrying           Fair
                                            Value             Value
                                        -------------     -------------
    Financial assets:
       Cash and short-term investments  $   4,275,179     $   4,275,179
                                        =============     =============
       Investments in securities        $  10,825,904     $  10,811,274
                                        =============     =============

       Loans                            $  33,376,795     $  33,053,000
       Allowance for loan losses              477,618              -
                                        -------------     -------------
         Loans, net                     $  32,899,177     $  33,053,000
                                        =============     =============

    Financial liabilities:
       Noninterest-bearing demand       $   3,855,460     $   3,855,460
       Interest-bearing demand             10,088,278        10,088,278
       Savings                              2,996,337         2,996,337
       Time deposits                       29,270,761        29,288,000
                                        -------------     -------------
         Total deposits                 $  46,210,836     $  46,228,075
                                        =============     =============


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


NOTE 11.  CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
           (PARENT COMPANY ONLY)

                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994

                                                           1995             1994
                                                        -----------      -----------
           Assets
             Cash                                       $    14,053      $    12,055
             Due from subsidiary                                -                -
             Unamortized organization costs                  30,990           43,386
             Investment in subsidiary                     4,162,202        3,634,984
                                                        -----------      -----------
                    Total assets                        $ 4,207,245      $ 3,690,425
                                                        ===========      ===========
           Liabilities
             Due to subsidiary                          $       -        $       651
                                                        -----------      -----------
           Stockholders' equity                           4,207,245        3,689,774
                                                        -----------      -----------
           Total liabilities and stockholders' equity   $ 4,207,245      $ 3,690,425
                                                        ===========      ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 11.  CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
           (PARENT COMPANY ONLY) (Continued)

                        CONDENSED STATEMENTS OF INCOME
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        1995           1994
                                                     ----------     ----------
     Income, dividends received                      $  108,885     $   99,000
     Expense, other                                      14,769         17,500
                                                     ----------     ----------

        Income before income tax
          benefits and equity in undistributed
          earnings of subsidiary                         94,116         81,500

     Income tax benefits                                  5,021          5,950
                                                     ----------     ----------
        Income before equity in
          undistributed earnings of subsidiary           99,137         87,450

     Equity in undistributed earnings of subsidiary     400,060        369,809
                                                     ----------     ----------
        Net income                                   $  499,197     $  457,259
                                                     ==========     ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

 NOTE 11.  CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
            (PARENT COMPANY ONLY) (Continued)


                     CONDENSED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                   1995            1994
                                                               -----------     -----------
             CASH FLOWS FROM OPERATING
               ACTIVITIES
               Net income                                      $   499,197     $   457,259
                                                               -----------     -----------
               Adjustments to reconcile net income to net
                 cash provided by operating activities:
               Amortization of organization costs                   12,396          12,390
               Undistributed earnings of subsidiary               (400,059)       (369,809)
               Decrease in due from subsidiary                        -              2,107
               Increase (decrease) in due to subsidiary               (651)            651
                                                               -----------     -----------
                    Total adjustments                             (388,314)       (354,661)
                                                               -----------     -----------
                    Net cash provided by operating activities      110,883         102,598
                                                               -----------     -----------
             CASH FLOWS FROM FINANCING
               ACTIVITIES
               Dividends paid                                     (108,885)            -
                                                               -----------     -----------
               Retirement of debt                                      -           (61,973)
               Retirement of treasury stock                            -           (28,570)
                                                               -----------     -----------
                    Net cash used in financing activities         (108,885)        (90,543)

               Net increase in cash                                  1,998          12,055

               Cash at beginning of year                            12,055             -
                                                               -----------     -----------
               Cash at end of year                             $    14,053     $    12,055
                                                               ===========     ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12.  PENDING MERGER

          The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company in exchange for common stock of ABC Bancorp. The merger is subject to approval by the Company's shareholders and certain regulatory authorities. Upon completion of the merger, Central Bank & Trust will become a wholly-owned subsidiary of ABC Bancorp. The merger will be accounted for as a pooling of interests.

                                                                      Appendix A










                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                  ABC BANCORP

                                      AND

                            SOUTHLAND BANCORPORATION

                            As of December 18, 1995

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Preamble.................................................................... A-1

ARTICLE 1               TERMS OF MERGER..................................... A-1

     1.1    Merger.......................................................... A-1
     1.2    Time and Place of Closing....................................... A-2
     1.3    Effective Time.................................................. A-2

ARTICLE 2               ARTICLES, BYLAWS, MANAGEMENT........................ A-2

     2.1    Articles of Incorporation....................................... A-2
     2.2    Bylaws.......................................................... A-2
     2.3    Directors and Officers.......................................... A-2

ARTICLE 3               MANNER OF CONVERTING AND EXCHANGING
                        SHARES.............................................. A-2

     3.1    Conversion of Shares............................................ A-2
     3.2    Exchange of Shares.............................................. A-6
     3.3    Anti-Dilution Provisions........................................ A-6
     3.4    Shares Held by TARGET or PURCHASER.............................. A-6
     3.5    TARGET Bank..................................................... A-6
     3.6    Rights of Former TARGET Shareholders............................ A-7
     3.7    Options......................................................... A-7

ARTICLE 4               REPRESENTATIONS AND WARRANTIES OF TARGET............ A-7

     4.1    Organization, Standing and Power................................ A-7
     4.2    Authority; No Breach............................................ A-8
     4.3    Capital Stock................................................... A-8
     4.4    TARGET Subsidiaries............................................. A-9
     4.5    Financial Statements............................................ A-9
     4.6    Absence of Undisclosed Liabilities............................. A-10
     4.7    Absence of Certain Changes or Events........................... A-10
     4.8    Tax Matters.................................................... A-10
     4.9    TARGET Allowance for Possible Loan Losses...................... A-11
     4.10   Assets......................................................... A-11
     4.11   Environmental Matters.......................................... A-12
     4.12   Compliance with Laws........................................... A-13
     4.13   Labor Relations................................................ A-13
     4.14   Employee Benefit Plans......................................... A-14
     4.15   Material Contracts............................................. A-15

     4.16    Legal Proceedings............................................. A-16
     4.17    Reports....................................................... A-16
     4.18    Statements True and Correct................................... A-16
     4.19    Accounting, Tax and Regulatory Matters........................ A-17
     4.20    Charter Provisions............................................ A-17

ARTICLE 5                REPRESENTATIONS AND WARRANTIES OF
                         PURCHASER......................................... A-17
     5.1     Organization, Standing and Power.............................. A-17
     5.2     Authority; No Breach.......................................... A-17
     5.3     Capital Stock................................................. A-18
     5.4     PURCHASER Subsidiaries........................................ A-19
     5.5     Financial Statements.......................................... A-19
     5.6     Absence of Undisclosed Liabilities............................ A-20
     5.7     Absence of Certain Changes or Events.......................... A-20
     5.8     Tax Matters................................................... A-20
     5.9     PURCHASER Allowance for Possible Loan Losses.................. A-21
     5.10    Assets........................................................ A-21
     5.11    Environmental Matters......................................... A-21
     5.12    Compliance with Laws.......................................... A-23
     5.13    Labor Relations............................................... A-23
     5.14    Employee Benefit Plans........................................ A-23
     5.15    Legal Proceedings............................................. A-25
     5.16    Reports....................................................... A-25
     5.17    Statements True and Correct................................... A-26
     5.18    Accounting, Tax and Regulatory Matters........................ A-26
     5.19    Charter Provisions............................................ A-26

ARTICLE 6                CONDUCT OF BUSINESS
                         PENDING CONSUMMATION.............................. A-27
     6.1     Affirmative Covenants of TARGET............................... A-27
     6.2     Negative Covenants of TARGET.................................. A-27
     6.3     Covenants of PURCHASER........................................ A-29
     6.4     Adverse Changes in Condition.................................. A-29
     6.5     Reports....................................................... A-29

ARTICLE 7                ADDITIONAL AGREEMENTS............................. A-29

     7.1     Registration Statement; Proxy Statement; Shareholder Approval. A-29
     7.2     Listing....................................................... A-30
     7.3     Applications.................................................. A-30
     7.4     Filings with State Offices.................................... A-30
     7.5     Agreement as to Efforts to Consummate......................... A-30
     7.6     Investigation and Confidentiality............................. A-30
     7.7     Press Releases................................................ A-31

     7.8     No Solicitation..............................................  A-31
     7.9     Tax Treatment................................................  A-33
     7.10    Agreement of Affiliates......................................  A-33
     7.11    Employee Benefits and Contracts..............................  A-33
     7.12    Large Deposits...............................................  A-34
     7.13    Indemnification Against Certain Liabilities..................  A-34
     7.14    Registration flights and Election Agreement..................  A-34
     7.15    Irrevocable Proxies..........................................  A-34
     7.16    Reserve for Snead Annuity....................................  A-34

ARTICLE 8                CONDITIONS PRECEDENT TO OBLIGATIONS TO
                         CONSUMMATE.......................................  A-35

     8.1     Conditions to Obligations of Each Party......................  A-35
     8.2     Conditions to Obligations of PURCHASER.......................  A-36
     8.3     Conditions to Obligations of TARGET..........................  A-37

ARTICLE 9                TERMINATION......................................  A-38

     9.1     Termination..................................................  A-38
     9.2     Effect of Termination........................................  A-39

ARTICLE 10               MISCELLANEOUS....................................  A-39

     10.1    Definitions..................................................  A-39
     10.2    Expenses.....................................................  A-47
     10.3    Brokers and Finders..........................................  A-47
     10.4    Entire Agreement.............................................  A-47
     10.5    Amendments...................................................  A-48
     10.6    Waivers......................................................  A-48
     10.7    Assignment...................................................  A-48
     10.8    Notices......................................................  A-48
     10.9    Governing Law................................................  A-49
     10.10   Counterparts.................................................  A-49
     10.11   Captions.....................................................  A-49
     10.12   Enforcement of Agreement.....................................  A-49
     10.13   Severability.................................................  A-50
     10.14   Survival.....................................................  A-50

                               LIST OF EXHIBITS

Exhibit Number    Description
- --------------    -----------

     1.           Form of agreement of affiliates of Southland Bancorporation
                  ((S) 7.10).

     2.           Matters as to which Balch & Bingham will opine ((S) 8.2(d)).

     3.           Registration Rights and Election Agreement ((S) 7.14).

     4.           Employment Agreement between PURCHASER and John E. Meyer, Jr.
                  ((S) 8.2(f)).

     5.           Matters as to which Rogers & Hardin will opine ((S) 8.3(d)).

     6.           Irrevocable Proxy ((S) 7.15).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of December 18, 1995, by and between SOUTHLAND BANCORPORATION ("TARGET"), a corporation organized and existing under the laws of the State of Alabama, with its principal office located in Dothan, Alabama, and ABC BANCORP ("PURCHASER"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Moultrie, Georgia.

                                    Preamble
                                    --------

     Certain terms used in this Agreement are defined in Section 10.1 hereof.

     The Boards of Directors of TARGET and PURCHASER are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of TARGET with PURCHASER pursuant to the merger of TARGET with and into PURCHASER, as a result of which the outstanding shares of the capital stock of TARGET shall be converted into the right to receive the consideration provided for herein, and the shareholders of TARGET (other than those shareholders, if any, who exchange their shares solely for cash) shall become shareholders of PURCHASER. The transactions described in this Agreement are subject to the approvals of the shareholders of TARGET, the Board of Governors of the Federal Reserve System, the Alabama Banking Department and the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement.
It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

     Following the Closing of the Merger, Southland Bank, a wholly-owned Alabama state bank subsidiary of TARGET, will be operated as a separate subsidiary of PURCHASER.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                                TERMS OF MERGER
                                ---------------

     1.1    Merger.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, TARGET shall be merged with and into PURCHASER in accordance with the provisions of Section 14-2-1101 of the GBCC and Section 10-2B-11.05 of the ABCA and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). PURCHASER shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TARGET and PURCHASER.

     1.2    Time and Place of Closing.  The Closing shall take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the offices of Rogers & Hardin, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    Effective Time.  The Merger and other transactions contemplated by
            --------------
this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia and the Secretary of State of the State of Alabama in accordance with the relevant provisions of the GBCC and the ABCA, respectively. (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and
(ii) the date on which the shareholders of TARGET approve this Agreement to the extent such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party.


                                   ARTICLE 2
                          ARTICLES, BYLAWS, MANAGEMENT
                          ----------------------------

     2.1    Articles of Incorporation.  The Articles of Incorporation of
            -------------------------
PURCHASER in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2    Bylaws.  The Bylaws of PURCHASER in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3    Directors and Officers.  The directors of PURCHASER in office
            ----------------------
immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of PURCHASER in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of PURCHASER from and after the Effective Time in accordance with the Bylaws of PURCHASER.


                                   ARTICLE 3
                   MANNER OF CONVERTING AND EXCHANGING SHARES
                   ------------------------------------------

     3.1    Conversion of Shares.  Subject to the provisions of this Article 3,
            --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of PURCHASER and TARGET shall be converted as follows:

          (a) Each share of PURCHASER Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Subject to the remaining provisions of this Section 3.1, each share of TARGET Common Stock (including any shares currently subject to options which are exercised prior to the Effective Time, if any) outstanding immediately prior to the Effective Time, other than shares with respect to which statutory dissenters' rights have been perfected (the "Dissenting Shares") and shares held by TARGET or any of TARGET Subsidiaries or by PURCHASER or any of PURCHASER Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted (the "Outstanding TARGET Shares"), shall automatically be converted at the Effective Time into the right to receive cash and whole shares of PURCHASER Common Stock, plus cash in lieu of fractional shares pursuant to subparagraph (j) below, if applicable, in an amount equal to
(i) 1.8 multiplied by the Book Value of TARGET as of the close of business on the day immediately preceding the Closing Date (the "Valuation Date"), divided
(ii) by the aggregate number of Outstanding TARGET Shares (the "Merger Consideration"). In accordance with the provisions of this Section 3.1 each TARGET shareholder who does not dissent may elect to receive (i) cash in an amount equal to the Merger Consideration times the number of Outstanding TARGET Shares such shareholder holds as of the Effective Time (the "Cash Consideration"), (ii) the number of shares, or such fractions of a share (subject to paragraph (j) below), of PURCHASER Common Stock which shall be equal to the Merger Consideration divided by the Base Period Trading Price (the "Exchange Ratio"), multiplied by the number of outstanding TARGET Shares such shareholder holds as of the Effective Time (the "Stock Consideration"), or
(iii) a combination of Cash Consideration and Stock Consideration.

          (c) The number of shares of TARGET Common Stock (including fractional shares) to be converted into the right to receive Cash Consideration (or cash pursuant to Section 3.1(j) hereof) shall not be less than 35% of the number of the Outstanding TARGET Shares (the "Minimum Cash Election Number") and, together with any shares of TARGET Common Stock as to which dissenters' rights have been perfected as contemplated by Section 3.1(l) hereof, shall not be greater than 49% of the Outstanding TARGET Shares (the "Maximum Cash Election Number"). The number of shares of TARGET Common Stock to be converted into the right to receive Stock Consideration shall be not less than 51% of the number of Outstanding TARGET Shares (the "Minimum Stock Election Number") and not greater than 65% of the number of Outstanding TARGET Shares (the "Maximum Stock Election Number").

          (d) Subject to the proration and election procedures set forth in this
Section 3.1, each TARGET shareholder will be entitled to elect to receive in exchange for his or her Outstanding TARGET Shares the applicable amount of Merger Consideration in the form of (a) Cash Consideration for all such shares (a "Cash Election"), (b) Stock Consideration for all such shares (a "Stock Election"), or (c) Cash Consideration and Stock Consideration for such shares in the relative proportions specified by such TARGET shareholder (a "Combination Election"). All such elections shall be made on a form designed for that purpose (a "Form of Election"). TARGET shareholders who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such

Form of Election covers all the shares of TARGET Common Stock held by each such Representative for a particular beneficial owner.

          (e) PURCHASER and TARGET shall each use its best efforts to mail the Form of Election to all Persons who are holders of TARGET Common Stock on the record date fixed for the Shareholders' Meeting (the "Record Date"). A Form of Election must be received by the Exchange Agent no later than by the close of business five (5) days prior to the Effective Date (the "Election Deadline") in order to be effective. All elections shall be irrevocable.

          (f) Prior to the Effective Time, PURCHASER shall select a bank or trust company reasonably acceptable to TARGET to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consideration to holders of TARGET Common Stock. Elections shall be made by holders of TARGET Common Stock by mailing, faxing or otherwise delivering to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent. PURCHASER shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The decision of PURCHASER (or the Exchange Agent) in such matters shall be conclusive and binding. Neither PURCHASER nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election.

          (g) A holder of TARGET Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Combination Election to receive 51% of the applicable amount of the Merger Consideration in the form of Stock Consideration and 49% of the applicable amount of the Merger Consideration in the form of Cash Consideration for his or her TARGET Shares. If PURCHASER or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect, and the TARGET shareholder making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Combination Election to receive 51% of the applicable amount of the Merger Consideration in the form of Stock Consideration and 49% of the applicable amount of the Merger Consideration in the form of Cash Consideration for his or her TARGET Shares.

          (h) All shares of TARGET Common Stock which are subject to Cash Elections or the cash portion of Combination Elections are referred to herein as "Cash Election Shares". All shares of TARGET Common Stock which are subject to Stock Elections or the stock portion of Combination Elections are referred to herein as "Stock Election Shares". If, after the results of the Forms of Election are calculated, the number of shares of TARGET Common Stock to be converted into shares of PURCHASER Common Stock exceeds the Maximum Stock Election Number, then the Exchange Agent shall determine the number of Stock Election Shares which must be redesignated as Cash Election Shares and all TARGET Shareholders who have Stock Election Shares (other than any TARGET Shareholder who has made a Combination Election to receive no more than 65% and no less than 51% of the applicable Merger Consideration in the form of Stock Consideration for his or her TARGET Shares) shall, on a prorata basis, have such number of their Stock Election Shares redesignated as Cash Election Shares so that the Maximum Stock Election Number and the Minimum

Cash Election Number are achieved. If, after the result of the Forms of Election are calculated, the number of shares of TARGET Common Stock to be converted into cash exceeds the Maximum Cash Election Number, then the Exchange Agent shall determine the number of Cash Election Shares which must be redesignated as Stock Election Shares and all TARGET Shareholders who have Cash Election Shares (other than any TARGET Shareholder who has made a Combination Election to receive no more than 49% and no less than 35% of the applicable Merger Consideration in the form of Cash Consideration for his or her TARGET Shares) shall, on a prorata basis, have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Maximum Cash Election Number and Minimum Stock Election Number are achieved. PURCHASER or the Exchange Agent shall make all computations contemplated by this Section 3.1 and all such computations shall be conclusive and binding on the holders of TARGET Common Stock.

          (i) After the redesignation procedure set forth in paragraph (h) above is completed, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. Such certificates previously evidencing shares of TARGET Common Stock ("Old Certificates") shall be exchanged for (a) certificates evidencing the Stock Consideration or (b) the Cash Consideration, multiplied in each case by the number of shares previously evidenced by the canceled certificate, upon the surrender of such certificates in accordance with the provisions of Section 3.2, without interest. Notwithstanding the foregoing, however, no fractional shares of PURCHASER Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Paragraph (j) below.

          (j) Notwithstanding any other provision of this Agreement, each holder of shares of TARGET Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PURCHASER Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PURCHASER Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          (k) Each share of the TARGET Common Stock that is not an Outstanding TARGET Share as of the Effective Time shall be cancelled without consideration therefor.

          (l) Outstanding TARGET Shares held by TARGET shareholders who, prior to the Effective Time, have met the requirements of Article 13 of the ABCA with respect to shareholders dissenting from the Merger ("Dissenting TARGET Shareholders") shall not be converted in the Merger, but all such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the ABCA; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Outstanding TARGET Shares in accordance with Article 13 of the ABCA, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of TARGET Common Stock who have not dissented as to the Merger.

     3.2    Exchange of Shares.  TARGET shall send or cause to be sent to each
            ------------------
holder of Outstanding TARGET Shares as of the Record Date a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging Old Certificates for cash and certificates representing PURCHASER Common Stock which shall be deposited with the Exchange Agent by PURCHASER as of the Effective Time. The Letter of Transmittal shall be mailed within five (5) business days following the date of the Shareholders' Meeting. The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of cash and certificates representing PURCHASER Common Stock. If any certificates for shares of PURCHASER Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates (or evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be requested by TARGET) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any PURCHASER Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of PURCHASER Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to PURCHASER and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to PURCHASER for payment or delivery of such property. In no event will any holder of TARGET Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or PURCHASER.

     3.3    Anti-Dilution Provisions.  In the event TARGET or PURCHASER changes
            ------------------------
the number of shares of TARGET Common Stock or PURCHASER Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.4    Shares Held by TARGET or PURCHASER.  Each of the shares of TARGET
            ----------------------------------
Common Stock held by any TARGET Company or by any PURCHASER Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.5    TARGET Bank.  After consummation of the Merger, TARGET Bank shall be
            -----------
a separate subsidiary of PURCHASER.

     3.6    Rights of Former TARGET Shareholders.  At the Effective Time, the
            ------------------------------------
stock transfer books of TARGET shall be closed as to holders of TARGET Common Stock immediately prior to the Effective Time and no transfer of TARGET Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(f) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of TARGET shall be entitled to vote after the Effective Time at any meeting of PURCHASER shareholders the number of whole shares of PURCHASER Common Stock into which their respective shares of TARGET Common Stock are converted, regardless of whether such holders have exchanged their certificates representing TARGET Common Stock for certificates representing PURCHASER Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PURCHASER on the PURCHASER Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PURCHASER Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of TARGET Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such TARGET Common Stock certificate, both the PURCHASER Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     3.7    Options.  Each warrant, stock option or other right, if any, to
            -------
purchase shares of TARGET Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled (whether or not such warrant, option or other right is then exercisable), and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

     TARGET hereby represents and warrants to PURCHASER as follows:

     4.1    Organization, Standing and Power.  TARGET is a corporation duly
            --------------------------------
organized, validly existing, and in good standing under the Laws of the State of Alabama, and is duly registered as a bank holding company under the BHC Act. TARGET has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TARGET is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.2    Authority; No Breach.
            --------------------

          (a) TARGET has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TARGET, subject to the approval of this Agreement by the holders of a majority of the outstanding TARGET Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of TARGET, enforceable against TARGET in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by TARGET, nor the consummation by TARGET of the transactions contemplated hereby, nor compliance by TARGET with any of the provisions hereof will (i) conflict with or result in a breach of any provision of TARGET's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TARGET Company under, any Contract or Permit of any TARGET Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any TARGET Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by TARGET of the Merger and the other transactions contemplated in this Agreement.

     4.3    Capital Stock.
            -------------

          (a) The authorized capital stock of TARGET consists of 1,800,000 shares of TARGET Common Stock, of which 488,082 shares are issued and outstanding as of the date of this Agreement, 360 shares of Class B Common Stock, $8.50 par value, none of which are issued and outstanding as of the date of this Agreement, and 6,000 shares of Class A Preferred Stock, $5.00 par value, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of TARGET are duly and validly issued and outstanding and are fully paid and nonassessable under the ABCA. None of the outstanding shares of capital stock of TARGET has been issued in violation of any preemptive rights of the current or past shareholders of TARGET. TARGET has outstanding options to purchase not more than 17,461 shares of TARGET Common Stock.

          (b) Except as set forth in Section 4.3(a) of this Agreement or as Previously Disclosed, there are no shares of capital stock or other equity securities of TARGET outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TARGET or contracts, commitments, understandings, or arrangements by which TARGET is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     4.4    TARGET Subsidiaries.  TARGET has Previously Disclosed all of the
            -------------------
TARGET Subsidiaries as of the date of this Agreement. TARGET owns all of the issued and outstanding shares of capital stock of TARGET Bank, and TARGET Bank owns all of the issued and outstanding stock of each other TARGET Subsidiary.
No equity securities of any TARGET Subsidiary are or may become required to be issued (other than to a TARGET Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any TARGET Subsidiary is bound to issue (other than to a TARGET Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any TARGET Company is or may be bound to transfer any shares of the capital stock of any TARGET Subsidiary (other than to a TARGET Company). There are no Contracts relating to the rights of any TARGET Company to vote or to dispose of any shares of the capital stock of any TARGET Subsidiary. All of the shares of capital stock of each TARGET Subsidiary held by a TARGET Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TARGET Company free and clear of any Lien. Each TARGET Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted.
Each TARGET Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     4.5    Financial Statements.  TARGET has Previously Disclosed, and
            --------------------
delivered to PURCHASER prior to the execution of this Agreement, copies of all TARGET Financial Statements for periods ended prior to the date hereof and will deliver to PURCHASER copies of all TARGET Financial Statements prepared subsequent to the date hereof. The TARGET Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the TARGET Companies, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the TARGET Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the TARGET Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     4.6    Absence of Undisclosed Liabilities.  Except as Previously Disclosed,
            ----------------------------------
no TARGET Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TARGET as of December 31, 1994 and September 30, 1995 included in the TARGET Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no TARGET Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.7    Absence of Certain Changes or Events.  Except as Previously
            ------------------------------------
Disclosed, since September 30, 1995, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and (b) the TARGET Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TARGET provided in Article 7 of this Agreement.

     4.8  Tax Matters.
          -----------

          (a) All Tax returns required to be filed by or on behalf of any of the TARGET Companies have been duly filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TARGET, and all returns filed are complete and accurate to the Knowledge of TARGET. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TARGET, except as reserved against in the TARGET Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the TARGET Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any TARGET

Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (c) Adequate provision for any Taxes due or to become due for any of the TARGET Companies for the period or periods through and including the date of the respective TARGET Financial Statements has been made and is reflected on such TARGET Financial Statements.

          (d) Deferred Taxes of the TARGET Companies have been provided for in accordance with GAAP.

          (e) Each of the TARGET Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (f) Effective January 1, 1993, TARGET adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     4.9    TARGET Allowance for Possible Loan Losses.  The allowance for
            -----------------------------------------
possible loan or credit losses (the "TARGET Allowance") shown on the consolidated balance sheets of TARGET included in the most recent TARGET Financial Statements dated prior to the date of this Agreement was, and the TARGET Allowance shown on the consolidated balance sheets of TARGET included in the TARGET Financial Statements as of dates subsequent to the execution of this Agreement will be, maintained in accordance with, and are in the amounts required by GAAP and applicable regulatory requirements or guidelines as of the dates thereof except where the failure of such TARGET Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on TARGET.

     4.10   Assets.  Except as Previously Disclosed or as disclosed or reserved
            ------
against in the TARGET Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on TARGET, the TARGET Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the TARGET Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TARGET's past practices. All Assets which are material to TARGET's business on a consolidated basis, held under leases or subleases by any of the TARGET Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the

TARGET Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the TARGET Companies is a named insured are reasonably sufficient. The Assets of the TARGET Companies include all assets required to operate the business of the TARGET Companies as presently conducted.

     4.11   Environmental Matters.  Except as Previously Disclosed:
            ---------------------

          (a) Each TARGET Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (b) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or authority or other forum in which any TARGET Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any TARGET Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (c) There is no Litigation pending which TARGET has received proper notice or service thereof or, to the Knowledge of TARGET, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any TARGET Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (d) To the Knowledge of TARGET, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (e) During the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or
(iii) any TARGET Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of TARGET Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (f) Prior to the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or
(iii) any TARGET Company's holding of a security interest in a Loan Property, to the Knowledge of TARGET, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.12   Compliance with Laws.
            --------------------

          (a) TARGET is duly registered as a bank holding company under the BHC Act. Each TARGET Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (b) Except as Previously Disclosed, no TARGET Company:

               (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET; and

               (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any TARGET Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or
     (C) requiring any TARGET Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     4.13   Labor Relations.  No TARGET Company is the subject of any Litigation
            ---------------
asserting that it or any other TARGET Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TARGET Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TARGET Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any TARGET Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     4.14   Employee Benefit Plans.
            ----------------------

          (a) TARGET has Previously Disclosed, and delivered or made available to PURCHASER prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TARGET Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET Benefit Plans"). Any of the TARGET Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TARGET ERISA Plan." Each TARGET ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "TARGET Pension Plan." No TARGET Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All TARGET Benefit Plans are, in all material respects, in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and TARGET is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TARGET, no TARGET Company has engaged in a transaction with respect to any TARGET Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any TARGET Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

          (c) No TARGET ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any TARGET Pension Plan, (ii) no change in the actuarial assumptions with respect to any TARGET Pension Plan, and (iii) no increase in benefits under any TARGET Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or materially adversely affect the funding status of any such plan. Neither any TARGET Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any TARGET Company, or the single-employer plan of any entity which is considered one employer with TARGET under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TARGET. No TARGET Company has provided, or is required to provide, security to a TARGET Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any TARGET Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TARGET. Except as Previously Disclosed, no TARGET Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title TV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TARGET. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TARGET Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) No TARGET Company has any obligations for retiree health and life benefits under any of the TARGET Benefit Plans and there are no restrictions on the rights of such TARGET Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TARGET.

          (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any TARGET Company from any TARGET Company under any TARGET Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TARGET Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any TARGET Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the TARGET Financial Statements to the extent required by and in accordance with GAAP.

     4.15   Material Contracts.  Except as Previously Disclosed or otherwise
            ------------------
reflected in the TARGET Financial Statements, none of the TARGET Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (b) any Contract relating to the borrowing of money by any TARGET Company or the guarantee by any TARGET Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among TARGET Companies (together with all Contracts referred to in Sections
4.10 and 4.14(a) of this Agreement, the "TARGET Contracts"). None of the TARGET Companies is in Default under any TARGET Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. All of the indebtedness of any TARGET Company for money borrowed is prepayable at any time by such TARGET Company without penalty or premium.

     4.16   Legal Proceedings.  Except as Previously Disclosed, there is no
            -----------------
Litigation instituted or pending or, to the Knowledge of TARGET, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any TARGET Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TARGET Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.17   Reports.  Except as Previously Disclosed, since January 1, 1993,
            -------
each TARGET Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with all Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, none of such reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.18   Statements True and Correct.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any TARGET Company or any Affiliate thereof to PURCHASER pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any TARGET Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TARGET Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     4.19   Accounting, Tax and Regulatory Matters.  Except as Previously
            --------------------------------------
Disclosed, no TARGET Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 (b) of this Agreement or result in the imposition of a condition or restriction of the referred to in the second sentence of such Section. To the Knowledge of TARGET, there exists no fact, circumstance, or reason why the requisite Consents referred to in
Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

     4.20   Charter Provisions.  Each TARGET Company has taken all action so
            ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company or restrict or impair the ability of PURCHASER to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TARGET Company that may be acquired or controlled by it.


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     PURCHASER hereby represents and warrants to TARGET as follows:

     5.1    Organization, Standing and Power.  PURCHASER is a corporation duly
            --------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. PURCHASER has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PURCHASER is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.2    Authority; No Breach.
            --------------------

          (a) PURCHASER has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PURCHASER.

This Agreement represents a legal, valid, and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by PURCHASER, nor the consummation by PURCHASER of the transactions contemplated hereby, nor compliance by PURCHASER with any of the provisions hereof will (i) conflict with or result in a breach of any provision of PURCHASER's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PURCHASER Company under, any Contract or Permit of any PURCHASER Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any PURCHASER Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by PURCHASER of the Merger and the other transactions contemplated in this Agreement.

     5.3    Capital Stock.
            -------------

          (a) The authorized capital stock of PURCHASER consists of (i) 10,000,000 shares of PURCHASER Common Stock, of which 3,379,192 shares are issued and outstanding as of the date of this Agreement and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of PURCHASER Common Stock are, and all of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of PURCHASER Common Stock has been, and none of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of PURCHASER. PURCHASER has reserved 6,667 shares of PURCHASER Common Stock for issuance under the PURCHASER Stock Plans, pursuant to which options to purchase not more than 6,667 shares of PURCHASER Common Stock are outstanding as of the date of this Agreement.

          (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of PURCHASER outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PURCHASER or contracts, commitments, understandings, or arrangements by which PURCHASER is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     5.4    PURCHASER Subsidiaries.  PURCHASER has Previously Disclosed all of
            ----------------------
the PURCHASER Subsidiaries as of the date of this Agreement. PURCHASER owns all of the issued and outstanding shares of capital stock of each PURCHASER Subsidiary. No equity securities of any PURCHASER Subsidiary are or may become required to be issued (other than to a PURCHASER Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PURCHASER Subsidiary is bound to issue (other than to a PURCHASER Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any PURCHASER Company is or may be bound to transfer any shares of the capital stock of any PURCHASER Subsidiary (other than to a PURCHASER Company). There are no Contracts relating to the rights of any PURCHASER Company to vote or to dispose of any shares of the capital stock of any PURCHASER Subsidiary. All of the shares of capital stock of each PURCHASER Subsidiary held by a PURCHASER Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PURCHASER Company free and clear of any Lien. Each PURCHASER Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each PURCHASER Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     5.5    Financial Statements.  PURCHASER has Previously Disclosed and
            --------------------
delivered to TARGET prior to the execution of this Agreement copies of all PURCHASER Financial Statements for periods ended prior to the date hereof and will deliver to TARGET copies of all PURCHASER Financial Statements prepared subsequent to the date hereof. The PURCHASER Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the PURCHASER Companies, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the PURCHASER Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the PURCHASER Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     5.6    Absence of Undisclosed Liabilities.  No PURCHASER Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except Liabilities which are accrued or reserved against in the consolidated balance sheets of PURCHASER as of December 31, 1994 and September 30, 1995 included in the PURCHASER Financial Statements or reflected in the notes thereto. No PURCHASER Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.7    Absence of Certain Changes or Events.  Since September 30, 1995,
            ------------------------------------
except as disclosed in SEC Documents filed by PURCHASER prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and (b) the PURCHASER Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PURCHASER provided in Article 7 of this Agreement.

     5.8    Tax Matters.
            -----------

          (a) All Tax returns required to be filed by or on behalf of any of the PURCHASER Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on PURCHASER, and all returns filed are complete and accurate to the Knowledge of PURCHASER. All Taxes shown on filed returns have been paid.
As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except as reserved against in the PURCHASER Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the PURCHASER Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any PURCHASER Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (c) Adequate provision for any Taxes due or to become due for any of the PURCHASER Companies for the period or periods through and including the date of the respective PURCHASER Financial Statements has been made and is reflected on such PURCHASER Financial Statements.

          (d) Deferred Taxes of the PURCHASER Companies have been provided for in accordance with GAAP.

          (e) Effective January 1, 1993, PURCHASER adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     5.9    PURCHASER Allowance for Possible Loan Losses.  The allowance for
            --------------------------------------------
possible loan or credit losses (the "PURCHASER Allowance") shown on the consolidated balance sheets of PURCHASER included in the most recent PURCHASER Financial Statements dated prior to the date of this Agreement was, and the PURCHASER Allowance shown on the consolidated balance sheets of PURCHASER included in the PURCHASER Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PURCHASER Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PURCHASER Companies as of the dates thereof except where the failure of such PURCHASER Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on PURCHASER.

     5.10   Assets.  Except as Previously Disclosed or as disclosed or reserved
            ------
against in the PURCHASER Financial Statements, the PURCHASER Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the PURCHASER Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PURCHASER's past practices. All Assets which are material to PURCHASER's business on a consolidated basis, held under leases or subleases by any of the PURCHASER Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the PURCHASER Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PURCHASER Companies is a named insured are reasonably sufficient. The Assets of the PURCHASER Companies include all assets required to operate the business of the PURCHASER Companies as presently conducted.

     5.11   Environmental Matters.
            ---------------------

          (a) Each PURCHASER Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (b) There is no Litigation pending or, to the Knowledge of PURCHASER, threatened before any court, governmental agency or authority or other forum in which any PURCHASER Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PURCHASER Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any PURCHASER Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (d) To the Knowledge of PURCHASER, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (e) During the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (f) Prior to the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, to the Knowledge of PURCHASER, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation

Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.12   Compliance with Laws.  PURCHASER is duly registered as a bank
            --------------------
holding company under the BHC Act. Each PURCHASER Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (a)  No PURCHASER Company:

               (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER; or

               (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any PURCHASER Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or (C) requiring any PURCHASER Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   Labor Relations.  No PURCHASER Company is the subject of any
            ---------------
Litigation asserting that it or any other PURCHASER Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PURCHASER Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PURCHASER Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any PURCHASER Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   Employee Benefit Plans.
            ----------------------

            (a) PURCHASER has Previously Disclosed and delivered or made available to TARGET prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PURCHASER Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "PURCHASER Benefit Plans). Any of the PURCHASER Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PURCHASER ERISA Plan." Each PURCHASER ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue
Code) is referred to herein as a "PURCHASER Pension Plan." No PURCHASER Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All PURCHASER Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and PURCHASER is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of PURCHASER, no PURCHASER Company has engaged in a transaction with respect to any PURCHASER Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any PURCHASER Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

          (c) No PURCHASER ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PURCHASER Pension Plan, (ii) no change in the actuarial assumptions with respect to any PURCHASER Pension Plan, and (iii) no increase in benefits under any PURCHASER Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER or materially adversely affect the funding status of any such plan. Neither any PURCHASER Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PURCHASER Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has provided, or is required to provide, security to a PURCHASER Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any PURCHASER Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PURCHASER Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

          (e) Except as Previously Disclosed, (i) no PURCHASER Company has any obligations for retiree health and life benefits under any of the PURCHASER Benefit Plans and (ii) there are no restrictions on the rights of such PURCHASER Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER.

          (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any PURCHASER Company from any PURCHASER Company under any PURCHASER Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PURCHASER Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PURCHASER Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the PURCHASER Financial Statements to the extent required by and in accordance with GAAP.

     5.15   Legal Proceedings.  There is no Litigation instituted or pending,
            -----------------
or, to the Knowledge of PURCHASER, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PURCHASER Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PURCHASER Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.16   Reports.  Since January 1, 1993, each PURCHASER Company has timely
            -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.17   Statements True and Correct.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any PURCHASER Company or any Affiliate thereof to TARGET pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any PURCHASER Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any PURCHASER Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.18   Accounting, Tax and Regulatory Matters.  No PURCHASER Company or any
            --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of PURCHASER, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b).

     5.19   Charter Provisions.  Each PURCHASER Company has taken all action so
            ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PURCHASER Company or restrict or impair the ability of any TARGET shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of PURCHASER Common Stock that may be acquired or controlled by it.


                                   ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     6.1    Affirmative Covenants of TARGET.  Unless the prior written consent
            -------------------------------
of PURCHASER shall have been obtained, and except as otherwise contemplated herein, TARGET shall, and shall cause each of its Subsidiaries: (a) to operate its business in the usual, regular, and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     6.2    Negative Covenants of TARGET.  From the date of this Agreement until
            ----------------------------
the earlier of the Effective Time or the termination of this Agreement, TARGET covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of PURCHASER, which consent shall not be unreasonably withheld:

            (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company; or

            (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TARGET Company to another TARGET Company) in excess of an aggregate of $50,000 (for the TARGET Companies on a consolidated basis) except in the ordinary course of the business of TARGET Companies consistent with past practices (which shall include, for TARGET Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any TARGET Company of any Lien or permit any such Lien to exist, except with regard to Liens on the stock of TARGET Bank Previously Disclosed; or

            (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TARGET Company, or declare or pay any dividend or make any other distribution in respect of TARGET's capital stock; or

            (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereto, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of TARGET Common Stock or any other capital stock of any TARGET Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

            (e) adjust, split, combine or reclassify any capital stock of any TARGET Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TARGET Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TARGET Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TARGET Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

            (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or
(iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

            (g) grant any increase in compensation or benefits to the employees or officers of any TARGET Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any TARGET Company; grant any increase in fees or other increases in compensation or other benefits to directors of any TARGET Company except in accordance with past practice Previously Disclosed; or

            (h) except with regard to the employment agreements referenced in
Section 6.2(g), enter into or amend any employment Contract between any TARGET Company and any Person (unless such amendment is required by Law) that the TARGET Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

            (i) adopt any new employee benefit plan of any TARGET Company or make any material change in or to any existing employee benefit plans of any TARGET Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

            (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

            (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any TARGET Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any TARGET Company; or

            (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     6.3    Covenants of PURCHASER. From the date of this Agreement until the
            ----------------------
earlier of the Effective Time or the termination of this Agreement, PURCHASER covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the PURCHASER Common Stock and the business prospects of the PURCHASER Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the PURCHASER Companies' core businesses and goodwill with their respective employees and the communities they serve.

     6.4    Adverse Changes in Condition.  Each Party agrees to give written
            ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its best efforts to prevent or promptly to remedy the same.

     6.5    Reports.  Each Party and its Subsidiaries shall file all reports
            -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS
                             ---------------------

     7.1    Registration Statement; Proxy Statement; Shareholder Approval.  As
            -------------------------------------------------------------
soon as practicable after execution of this Agreement, PURCHASER shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of PURCHASER Common Stock upon consummation of the Merger. TARGET shall furnish all information concerning it and the holders of its capital stock as PURCHASER may reasonably request in connection with such action. TARGET shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the Merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) PURCHASER shall prepare and file on TARGET's behalf a Proxy Statement (which shall be included in the Registration Statement) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of TARGET shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders that they approve this Agreement, and (d) the Board of Directors and officers of TARGET shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     7.2    Listing.  PURCHASER shall use its best efforts to list, prior to the
            -------
Effective Time, on the NASDAQ/NMS, the shares of PURCHASER Common Stock to be issued to the holders of TARGET Common Stock pursuant to the Merger.

     7.3    Applications.  PURCHASER shall promptly prepare and file, and TARGET
            ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     7.4    Filings with State Offices.  Upon the terms and subject to the
            --------------------------
conditions of this Agreement, PURCHASER shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     7.5    Agreement as to Efforts to Consummate.  Subject to the terms and
            -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by PURCHASER in connection with the PURCHASER Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by PURCHASER or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.6    Investigation and Confidentiality.
            ---------------------------------

            (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

            (b) Except as may be required by applicable law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except one copy of certain materials that can be retained for legal files in accordance with the provisions of the Confidentiality Agreements.

            (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     7.7    Press Releases.  Prior to the Effective Time, TARGET and PURCHASER
            --------------
shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     7.8    No Solicitation.
            ---------------

            (a) TARGET shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, TARGET or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that, if in the opinion of its Board of Directors, after consultation with counsel, such failure to act would be inconsistent with its fiduciary duties to stockholders under applicable law, TARGET may, in response to an unsolicited takeover proposal, and subject to compliance with subparagraph
(c) below, (A) furnish information with respect to TARGET to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of TARGET or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of TARGET or any of its Subsidiaries, whether or not such person is purporting to act on behalf of TARGET or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by TARGET. For purposes of this Agreement, "takeover proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of TARGET or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 20% of any class of equity securities of TARGET or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of TARGET or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving TARGET or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to PURCHASER of the transactions contemplated hereby.

            (b) Except as set forth herein, neither the Board of Directors of TARGET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PURCHASER, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, if in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to TARGET stockholders under applicable law, then, prior to the Shareholders' Meeting, the TARGET Board of Directors may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a superior proposal, or enter into an agreement with respect to a superior proposal, in each case at any time after the second business day following PURCHASER's receipt of written notice (a "Notice of Superior Proposal") advising PURCHASER that the TARGET Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the Person making such superior proposal; provided that TARGET shall not enter into an agreement with respect to a superior proposal unless TARGET shall have furnished PURCHASER with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. In addition, if TARGET proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to PURCHASER the Expenses (as defined in Section 10.2(a) and to the extent provided by Section 10.2(b)) and the Termination Fee (as defined in Section 10.2(b)). For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of TARGET Common Stock or TARGET Bank then outstanding or all or substantially all of the assets of TARGET or TARGET Bank and otherwise on terms which the TARGET Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger.

            (c) In addition to the obligations of TARGET set forth in paragraph
(b) above, TARGET shall immediately advise PURCHASER orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any takeover proposal or inquiry. TARGET shall keep PURCHASER fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

            (d) Nothing contained in this Section 7.8 shall prohibit TARGET from making any disclosure to TARGET's shareholders if, in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with its fiduciary duties to its shareholders under applicable law; provided that TARGET does not, except as permitted by subparagraph (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a takeover proposal.

     7.9    Tax Treatment.  Each of the Parties undertakes and agrees to use its
            -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     7.10   Agreement of Affiliates.  TARGET has Previously Disclosed all
            -----------------------
Persons whom it reasonably believes are "affiliates" of TARGET for purposes of Rule 145 under the 1933 Act. TARGET shall use its reasonable efforts to cause each such Person to deliver to PURCHASER not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit 1 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of TARGET Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PURCHASER Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, PURCHASER shall be entitled to place restrictive legends upon certificates for shares of PURCHASER Common Stock issued to affiliates of TARGET pursuant to this Agreement to enforce the provisions of this Section. PURCHASER shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of PURCHASER Common Stock by such affiliates, except as may be expressly set forth herein.

     7.11   Employee Benefits and Contracts.  Following the Effective Time,
            -------------------------------
PURCHASER shall provide generally to officers and employees of the TARGET Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PURCHASER Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the PURCHASER Companies to their similarly situated officers and employees, provided that for a period of twelve (12) months after the Effective Time, PURCHASER shall provide generally to officers and employees of TARGET Companies severance benefits in accordance with the policies of either (i) TARGET as Previously Disclosed, or
(ii) PURCHASER, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the TARGET Companies prior to the Effective Time shall be treated as service with a PURCHASER Company participating in such employee benefit plans. PURCHASER also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to PURCHASER between any TARGET Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TARGET Benefit Plans.

     7.12   Large Deposits.  Prior to the Closing, TARGET will provide PURCHASER
            --------------
with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of the TARGET, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of TARGET and the Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

     7.13   Indemnification Against Certain Liabilities.  PURCHASER agrees that
            -------------------------------------------
all rights to indemnification and all limitations of liability existing in favor of the officers and directors of TARGET and TARGET Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     7.14   Registration Rights and Election Agreement.  Concurrent with the
            ------------------------------------------
execution hereof, Winn F. Martin shall execute and deliver a Registration Rights and Election Agreement substantially in the from of Exhibit 3 hereto.

     7.15   Irrevocable Proxies.  Concurrent with the execution hereof, TARGET
            -------------------
shall obtain and deliver to PURCHASER irrevocable proxies in substantially the form of Exhibit 6 hereto from Affiliates of TARGET holding in the aggregate 51% of the Outstanding TARGET Shares.

     7.16   Reserve for Snead Annuity.  Prior to the Closing, PURCHASER shall
            -------------------------
cause Mauldin & Jenkins ("M&J") and TARGET shall cause KPMG Peat Marwick ("Peat Marwick") to determine the amount of the reserve which TARGET should establish with respect to the annuity payable to Thomas Snead and/or Jacqueline Tew Snead pursuant to that certain Agreement in Principle by and between TARGET and Mr. and Mrs. Snead dated as of August 17, 1989 (the "Snead Reserve"). If the amount of the Snead Reserve determined by M&J and the amount of the Snead Reserve determined by Peat Marwick are within $25,000 of each other, then the amount of the Snead Reserve shall be equal to the average of the amounts so determined.
If the amounts of the Snead Reserve so determined differ by more than $25,000, then M&J and Peat Marwick shall mutually select and appoint a third independent accounting firm to determine the amount of the Snead Reserve, in which event the amount of the Snead Reserve shall be equal to the result obtained by averaging the two of the three amounts which deviate the least from the average of the first two amounts so determined. Each party will bear equally the fees and expenses of the independent accounting firm mutually selected, but each party shall be solely responsible for the fees and expenses of any independent accounting firm selected solely by such party. Upon the final determination of the amount of the Snead Reserve, TARGET shall establish a reserve on its books in an amount equal to fifty percent (50%) of the amount of the Snead Reserve determined in accordance herewith.


                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     8.1    Conditions to Obligations of Each Party.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

            (a) Shareholder Approval.  The shareholders of TARGET shall have
                --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

            (b) Regulatory Approvals. All Consents of, filings and registrations
                --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

            (c) Consents and Approvals.  Each Party shall have obtained any and
                ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

            (d) Legal Proceedings.  No court or governmental or regulatory
                -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or

Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

            (e) Registration Statement.  The Registration Statement shall be
                ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been received.

            (f) NASD Listing.  The shares of PURCHASER Common Stock issuable
                ------------
pursuant to the Merger shall have been approved for listing on the NASDAQ/NMS.

            (g) Tax Matters.  TARGET shall have received a written opinion of
                -----------
counsel from Rogers & Hardin, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of TARGET Common Stock for PURCHASER Common Stock will not give rise to gain or loss to the stockholders of TARGET with respect to such exchange (except to the extent of any cash received).

     8.2    Conditions to Obligations of PURCHASER.  The obligations of
            --------------------------------------
PURCHASER to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PURCHASER pursuant to Section 10.6(a) of this Agreement:

            (a) Representations and Warranties.  The representations and
                ------------------------------
warranties of TARGET set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (b) Performance of Agreements and Covenants.  Each and all of the
                ---------------------------------------
agreements and covenants of TARGET to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates.  TARGET shall have delivered to PURCHASER (i) a
                ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied in all material respects, and (ii) certified copies of resolutions duly adopted by TARGET's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PURCHASER and its counsel shall reasonably request.

            (d) Opinion of Counsel.  TARGET shall have delivered to PURCHASER an
                ------------------
opinion of Balch & Bingham, counsel to TARGET, dated as of the Closing, in substantially the form of Exhibit 2 hereto.

            (e) Accountant's Letters.  PURCHASER shall have received from KPMG
                --------------------
Peat Marwick letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TARGET, in form and substance reasonably satisfactory to PURCHASER, which letters shall be based upon customary specified procedures undertaken by such firm.

            (f) Employment Agreement. John E. Meyer, Jr. shall have executed and
                --------------------
delivered an Employment Agreement substantially in the form of Exhibit 4 hereto, and TARGET and Mr. Meyer shall have cancelled and terminated, to the satisfaction of PURCHASER, that certain Employment Agreement between them dated as of November 17, 1993, as amended.

     8.3    Conditions to Obligations of TARGET.  The obligations of TARGET to
            -----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TARGET pursuant to Section 10.6(b) of this Agreement:

            (a) Representations and Warranties.  The representations and
                ------------------------------
warranties of PURCHASER set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (b) Performance of Agreements and Covenants.  Each and all of the
                ---------------------------------------
agreements and covenants of PURCHASER to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates.  PURCHASER shall have delivered to TARGET (i) a
                ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied in all material respects, and (ii) certified copies of resolutions duly adopted by PURCHASER's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TARGET and its counsel shall reasonably request.

            (d) Opinion of Counsel.  PURCHASER shall have delivered to TARGET an
                ------------------
opinion of Rogers & Hardin, counsel to PURCHASER, dated as of the Closing, in substantially the form of Exhibit 5 hereto.


                                   ARTICLE 9
                                  TERMINATION
                                  -----------

     9.1    Termination.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of TARGET, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) By mutual consent of the Board of Directors of PURCHASER and the Board of Directors of TARGET; or

            (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of PURCHASER and Section 8.3(a) of this Agreement in the case of TARGET; or

            (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within (30) days after the giving of written notice to the breaching Party of such breach; or

            (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the ABCA at the Shareholders' Meetings where the transactions were presented to such shareholders for approval and voted upon; or

            (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 1, 1996, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); or

            (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 9.1(e) of this Agreement.

            (g) By the Board of Directors of TARGET in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee.

     9.2    Effect of Termination.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.2 and Sections 7.6(b), 7.8(b) and 10.2 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to
Section 9.1 of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                   ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

     10.1   Definitions.  Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:


     "ABCA" shall mean the Alabama Business Corporation Act.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

     "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such

Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Base Period Trading Price" shall mean (i) $13.88 plus (B) the average of the daily closing sales price of a share of PURCHASER Common Stock as reported on NASDAQ/NMS for the twenty (20) consecutive trading days immediately preceding five (5) consecutive calendar days immediately preceding the Effective Time (the "Pre-Closing Base Period Trading Price"), divided by (ii) two (2); provided,
                                                                   --------
however, that for purposes of this calculation, the Pre-Closing Base Trading
- -------
Price shall be deemed to equal (i) $18.00 in the event the Pre-Closing Base Period Trading Price is greater than $18.00 or (ii) $10.00 in the event the Pre-Closing Base Period Trading Price is less than $10.00.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Book Value" shall mean the book value of TARGET as calculated under GAAP.

     "Cash Consideration" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Cash Election" shall have the meaning provided in Section 3.1(d) of this Agreement.

     "Cash Election Shares" shall have the meaning provided in Section 3.1(h) of this Agreement.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

     "Combination Election" shall have the meaning provided in Section 3.1(d) of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Dissenting Shares" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Dissenting TARGET Shareholders" shall have the meaning provided in Section 3.1(l) of this Agreement.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

     "Exchange Agent" shall have the meaning provided in Section 3.1(f) of this Agreement.

     "Exchange Ratio" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Exhibits" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "Expenses" shall have the meaning provided in Section 10.2 of this Agreement.

     "Form of Election" shall have the meaning provided in Section 3.1(d) of this Agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "Georgia Articles of Merger" shall mean the Articles of Merger to be executed by PURCHASER and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this

Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Maximum Cash Election Number" shall have the meaning provided in
Section 3.1(c) of this Agreement.

     "Maximum Stock Election Number" shall have the meaning provided in
Section 3.1(c) of this Agreement.

     "Merger" shall mean the merger of TARGET with and into PURCHASER referred to in Section 1.1 of this Agreement.

     "Merger Consideration" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Minimum Cash Election Number" shall have the meaning provided in
Section 3.1(c) of this Agreement.

     "Minimum Stock Election Number" shall have the meaning provided in
Section 3.1(c) of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ/NMS" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Old Certificates" shall have the meaning provided in Section 3.1(i) of this Agreement.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Outstanding TARGET Shares" shall have the meaning provided in
Section 3.1(b) of this Agreement.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either TARGET or PURCHASER, and "Parties" shall mean both TARGET and PURCHASER.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any, Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

     "Proxy Statement" shall mean the proxy statement used by TARGET to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of PURCHASER relating to shares of PURCHASER Common Stock to be issued to the shareholders of TARGET.

     "PURCHASER Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "PURCHASER Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "PURCHASER Common Stock" shall mean the $1.00 par value common stock of PURCHASER.

     "PURCHASER Companies" shall mean, collectively, PURCHASER and all PURCHASER Subsidiaries.

     "PURCHASER Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of PURCHASER as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by PURCHASER in SEC Documents and (ii) the consolidated statements of condition of PURCHASER (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

     "PURCHASER Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

     "PURCHASER Subsidiaries" shall mean the Subsidiaries of PURCHASER.

     "Record Date" shall have the meaning provided in Section 3.1(e) of this Agreement.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by PURCHASER under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

     "Representative" shall have the meaning provided in Section 3.1(d) of this Agreement.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of TARGET to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

     "Stock Consideration" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Stock Election" shall have the meaning provided in Section 3.1(d) of this Agreement.

     "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5 % or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean PURCHASER as the surviving corporation resulting from the Merger.

     "TARGET Allowance" shall have the meaning provided in Section 4.9 of this Agreement.

     "TARGET Bank" shall mean Southland Bank, an Alabama state-chartered bank and a TARGET Subsidiary.

     "TARGET Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "TARGET Common Stock" shall mean the no par value, Class A Common Stock of TARGET.

     "TARGET Companies" shall mean, collectively, TARGET and all TARGET Subsidiaries.

     "TARGET Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of TARGET as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, 1992, as previously furnished by TARGET to Purchaser, and (b) the consolidated balance sheets of TARGET (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1993.

     "TARGET Stock Plans" shall mean the existing stock option and other stock-based compensation plans of TARGET.

     "TARGET Subsidiaries" shall mean the Subsidiaries of TARGET, which shall include the TARGET Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of TARGET in the future and owned by TARGET at the Effective Time.

     "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     "Termination Fee" shall have the meaning provided in Section 10.2 of this Agreement.

     "Valuation Date" shall have the meaning provided in Section 3.1(b) of this Agreement.

     10.2   Expenses.
            --------

            (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (the "Expenses"), except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

            (b) TARGET shall pay, or cause to be paid, in same day funds to PURCHASER the sum of (i) all of PURCHASER's Expenses, not to exceed $100,000, plus (ii) $350,000 (the "Termination Fee") upon demand if (A) TARGET terminates this Agreement pursuant to Section 9.1(g) or (B) prior to the termination of this Agreement (other than by TARGET pursuant to Section 9.1(b)), a takeover proposal shall have been made and within one (1) year of such termination, TARGET enters into an agreement with respect to, or approves or recommends or takes any action to facilitate, such takeover proposal. The amount of Expenses so payable shall be the amount set forth in an estimate delivered by PURCHASER, subject to an upward or downward adjustment (not to be in excess of the amount set forth in clause (i) above) upon delivery of reasonable documentation therefor.

     10.3   Brokers and Finders.  Except as Previously Disclosed, each of the
            -------------------
Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by TARGET or PURCHASER, each of TARGET and PURCHASER, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     10.4   Entire Agreement.  Except as otherwise expressly provided herein,
            ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, with respect to the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

     10.5   Amendments.  To the extent permitted by Law, this Agreement may be
            ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of TARGET Common Stock, there shall be made no amendment decreasing the consideration to be received by TARGET shareholders without the further approval of such shareholders.

     10.6   Waivers.
            -------

            (a) Prior to or at the Effective Time, PURCHASER, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TARGET, to waive or extend the time for the compliance or fulfillment by TARGET of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PURCHASER under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PURCHASER.

            (b) Prior to or at the Effective Time, TARGET, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PURCHASER, to waive or extend the time for the compliance or fulfillment by PURCHASER of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TARGET under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TARGET.

            (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7   Assignment.  Except as expressly contemplated hereby, neither this
            ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     10.8   Notices.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PURCHASER:            ABC Bancorp
                      310 First Street, S.E.
                      Moultrie, Georgia  31768
                      Telecopy Number: (912) 890-2235

                      Attention:  President

Copy to Counsel:      Rogers & Hardin
                      2700 Cain Tower, Peachtree Center
                      229 Peachtree Street, N.E.
                      Atlanta, Georgia 30303
                      Telecopy Number: (404) 525-2224

                      Attention:  Steven E. Fox

TARGET:               Southland Bancorporation
                      P.O. Box 5676
                      Dothan, Alabama  36302
                      Telecopy Number: (334) 671-7814

                      Attention:  President

Copy to Counsel:      Balch & Bingham
                      1901 Sixth Avenue North
                      Birmingham, Alabama  35203
                      Telecopy Number:  (205) 252-1074

                      Attention:  T. Kurt Miller

     10.9   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     10.10  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     10.12  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.13  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.14  Survival.  The respective representations, warranties, obligations,
            --------
covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement except that (i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.10, 7.11, 7.13 and 7.14 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and 10.14 shall survive the termination and abandonment of this Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                         ABC BANCORP


/S/ SARA R. HALL               By:  /S/ KENNETH J. HUNNICUTT
- ----------------                    ------------------------
Secretary                             President


[CORPORATE SEAL]


ATTEST:                         SOUTHLAND BANCORPORATION


/S/ PAM H. ADAMS               By:  /S/ JOHN E. MEYER, JR.
- ----------------                    ----------------------
Secretary                             President


[CORPORATE SEAL]

                                                                EXHIBIT 1
                                                                ---------


                              AFFILIATE AGREEMENT
                              -------------------



ABC Bancorp
310 First Street, S.E.
Moultrie, Georgia  31768

Attention:  President

Ladies and Gentlemen:

     The undersigned is a shareholder of Southland Bancorporation ("Target"), a corporation organized under the laws of the State of Alabama and located in Dothan, Alabama, and will become a shareholder of ABC Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of December 18, 1995 (the "Agreement"), by and between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the no par value, Class A common stock of Target ("Target Common Stock") will be converted into and exchanged for a combination of shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock") and cash. This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

     1.     Affiliate Status.  The undersigned understands and agrees that as to
            ----------------
Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.     Covenants and Warranties of Undersigned.  The undersigned
            ---------------------------------------
represents, warrants and agrees that:

            (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

            (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

     3.     Restrictions on Transfer.
            ------------------------

            (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of
                                                          ---
            Purchaser) or (y) Rule 144 (in the case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

            (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

     4.     Understanding of Restrictions on Dispositions.  The undersigned has
            ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

     5.     Filing of Reports by Purchaser.  Purchaser agrees for a period of
            ------------------------------
three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

    6.  Transfer Under Rule 145(d).  If the undersigned desires to sell or
        --------------------------
otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any tine during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

    7.  Acknowledgments.  The undersigned recognizes and agrees that the
        ---------------
foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

    8.  Miscellaneous.  This Affiliate Agreement is the complete agreement
        -------------
between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.


                           (Signatures on Next Page)

 This Affiliate Agreement is executed as of the _____ day of __________________, 199__.

                               Very truly yours,

                               _________________________________
                               Signature

                               _________________________________
                               Print Name

                               _________________________________
                               _________________________________
                               _________________________________
                               _________________________________
                               Address

                               _________________________________
                               Telephone No.


AGREED TO AND ACCEPTED as of
_____________________, 199__

ABC BANCORP

By: __________________________
Its: ________________________

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                           BALCH & BINGHAM WILL OPINE

[Subject to standard assumptions, limitations, restrictions and matters disclosed in the Agreement and its schedules, including principles of equity and remedies, such as specific performance and fiduciary out provisions.]

     1. Target is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the proxy statement used to solicit the approval by the stockholders of Target of the transactions contemplated by the Agreement ("Proxy Statement"), and (b) to own and use its Assets.

     2. Target Bank is an Alabama chartered state bank duly organized and validly existing under the laws of the State of Alabama with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Target Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Target's authorized shares consist of 1,800,000 shares of Class A Common Stock, of which ________ shares were outstanding as of ________________, ________ shares of Class B Common Stock, $8.50 par value, none of which were outstanding as of ______________, and _______ shares of Class A Preferred Stock, none of which were outstanding as of _____________. The outstanding shares of Target Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target to issue equity securities or acquire its equity securities.

     4. Target owns directly or indirectly all the issued and outstanding shares of the capital stock of Target Bank. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target Bank to issue equity securities or acquire its equity securities.

     5. The execution and delivery by Target of the Agreement do not, and if Target were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Target or the Articles of Incorporation or Bylaws of Target Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Target or Target Bank is a party or by which Target or Target Bank is bound.

     6. Target has duly authorized the execution and delivery of the Agreement and all performance by Target thereunder and has duly executed and delivered the Agreement.

     7. Assuming that the Agreement is governed by and interpreted in accordance with the laws of the State of Alabama, the Agreement is enforceable against Target.

                                                                       EXHIBIT 3
                                                                       ---------



                   REGISTRATION RIGHTS AND ELECTION AGREEMENT


     THIS REGISTRATION RIGHTS AND ELECTION AGREEMENT (the "Agreement"), dated as of December 18, 1995, is between WINN F. MARTIN, an individual resident of the State of Alabama ("Martin"), and ABC BANCORP, a Georgia corporation ("Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Martin is a major shareholder of Southland Bancorporation ("Southland"), which has agreed to merge with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated even herewith;

     WHEREAS, as a result of his position with Southland, any sale by Martin of the shares of the Company's common stock, $1.00 par value per share, acquired by Martin (if any) pursuant to the Merger (the "Merger Shares") will be subject to the provisions of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the Company requires that this Agreement be made as a condition precedent to the Merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

     Section 1.1  Representations and Warranties of Martin.  Martin hereby
                  ----------------------------------------
represents and warrants to the Company as follows:

     (a) Martin has the requisite power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of Martin enforceable against Martin in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (b) Neither the execution and delivery of this Agreement by Martin nor the consummation by Martin of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to Martin, or any contract, commitment, agreement, arrangement or restriction of any kind to which Martin is a party or by which Martin is bound.

     Section 1.2  Representations and Warranties of the Company.  The Company
                  ---------------------------------------------
hereby represents and warrants to Martin as follows:

     (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors's rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or bylaws of the Company, any statute, law, regulation, order or decree applicable to the Company, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.

                                   ARTICLE II

                    AGREEMENT WITH RESPECT TO CASH ELECTION

     In connection with the Merger, Martin agrees to make a Cash Election (as defined in the Merger Agreement).

                                  ARTICLE III

                              REGISTRATION RIGHTS

     Section 3.1  Certain Definitions.  The following terms shall have the
                  -------------------
meanings set forth below:

          (a) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

          (b) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Merger Shares upon any registration as contemplated hereby and fees and disbursements of counsel for Martin, but shall not include the compensation of regular employees of the Company, which shall be paid in any event by the Company.

            (c) "Rule 145" shall mean Rule 145 as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     Section 3.2  Demand Registration Rights.  From and after the effective date
                  --------------------------
of the Merger and for so long as any sale of the Merger Shares by Martin remains subject to the provisions of Rule 145, Martin may require the Company to register the Merger Shares under the Securities Act on any form available to the Company (a "Demand Registration"); provided, however, that Martin shall only be
                                   --------  -------
entitled to one such Demand Registration and the Merger Shares shall not be offered on a delayed or continuous basis. Upon written demand by Martin delivered to the Company, the Company will use its best efforts to effect the registration under the Securities Act and applicable state securities laws of the Merger Shares which the Company has been so requested to register by Martin.

     Section 3.3  Expenses of Registration.  All Registration Expenses incurred
                  ------------------------
in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by Martin.

     Section 3.4  Indemnification.
                  ---------------

            (a) The Company will indemnify Martin, each of his legal counsel and accountants and each person controlling Martin within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article III, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse Martin and each such legal counsel and accountants and each person controlling Martin, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by

Martin or underwriter and stated to be specifically for use therein; provided, however, that the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld or delayed).

     (b) Martin will indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Martin and stated to be specifically for use therein, provided, however, that the obligations of Martin hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Martin (which consent shall not be unreasonably withheld or delayed).

          (c) Each party entitled to indemnification under this Article III (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

    Section 3.5  Information by Martin.  Martin shall furnish to the Company
                 ---------------------
such information regarding Martin and the distribution proposed by him as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article III.

    Section 3.6   Delivery of Prospectus to Martin.  In the case of a
                  --------------------------------
registration of the Merger Shares effected by the Company pursuant to this
Article III, the Company will furnish to Martin such number of authorized copies of a prospectus, including copies of any preliminary prospectus and amendments or supplements to any prospectus, in conformity with the requirements of the Securities Act, and such other documents as Martin may reasonably request in order to facilitate the public sale or other disposition of the Merger Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS
    Section 4.1  Enforcement.
                 -----------

    (a) Martin, on the one hand, and the Company, on the other, acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, without the necessity of furnishing a bond of any type, and the other party hereto will not oppose the granting of such relief on the grounds that an adequate remedy at law exists, this being in addition to any other remedy to which they may be entitled to law in equity.

     (b) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege, preclude other or further exercise thereof or of any other right, power or privilege.

     Section 4.2  Entire Agreement.  This Agreement, together with the documents
                  ----------------
expressly referred to herein, constitute the entire understanding of the parties with respect to the subject matter contained herein. This Agreement may be amended only by an agreement in writing executed by Martin and the Company.

     Section 4.3  Severability.  If any provision of this Agreement is held by a
                  ------------
court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be held unenforceable.

     Section 4.4  Headings.  Descriptive headings are for convenience only and
                  --------
will not control or affect the meaning or construction of any provision of this Agreement.

     Section 4.5  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, and each such executed counterpart will be an original instrument.

     Section 4.6  Notices.  Any notices, consents, requests, instructions,
                  -------
approvals and other communications required or permitted to be given, served or delivered pursuant to this Agreement shall be deemed to have been given, served or delivered (a) on the second business day after being deposited in the United States mail, registered or certified and with proper postage prepaid, (b) on the first business day after being deposited with any recognized overnight courier service with proper fees prepaid or (C) on the business day on which it is sent and received by fax, if to the Company;  ABC Bancorp
                        310 First Street, S.E.
                        Moultrie, Georgia
                        Attn:  Mr. Kenneth J. Hunnicutt
                        Fax:  (912) 890-2235

    with a copy to:     Rogers & Hardin
                        2700 Cain Tower
                        229 Peachtree Street, N.E.
                        Atlanta, Georgia  30303
                        Attn:  Steven E. Fox, Esq.
                        Fax:  (404) 525-2224

    if to Martin:       Mr. Winn F. Martin
                        ________________________
                        ________________________
                        Fax: ___________________
     with a copy to:    ____________________
                        ____________________
                        ____________________
                        Attn:_______________
                        Fax:________________

or to such other address or fax number as any party may, from time to time, designate in a written notice given in a like manner.

    Section 4.7  Successors and Assigns.  This Agreement shall bind, and inure
                 ----------------------
to the benefit of, the respective successors, assigns, heirs, executors, administrators and other legal representatives of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent.

    Section 4.8  Governing Law.  This Agreement will be governed by and
                 -------------
construed and enforced in accordance with the internal laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

    Section 4.9  Further Assurances.  Each of the parties hereto agrees to use
                 ------------------
all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Company or Martin, as the case may be, shall take all such necessary action.


     IN WITNESS WHEREOF, Martin has executed, sealed and delivered this Agreement, and the Company has caused this Agreement to be executed, sealed and delivered, all as of the date first referenced to above.

                                  ABC BANCORP


                         By:___________________________
                          Its: ________________________


                               ________________________(SEAL)
                               WINN F. MARTIN

                                                                       EXHIBIT 4
                                                                       ---------

                                                                       R&H DRAFT


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ___________, 1996, by and between SOUTHLAND BANK, an Alabama bank (the "Bank"), and JOHN E. MEYER, JR., a resident of the State of Alabama (the "Executive").

     WHEREAS, ABC Bancorp, a Georgia corporation ("ABC"), has acquired all of the equity interest of the Bank by means of a merger pursuant to a Merger Agreement dated as of December 18, 1995 the ("Merger Agreement");

     WHEREAS, the Bank is now a wholly-owned subsidiary of ABC;

     WHEREAS, the Executive is the President and Chief Executive Officer of the Bank and desires to continue his employment with the Bank in such capacity;

     WHEREAS, ABC desires that the Executive continue to serve in the capacity of President and Chief Executive Officer of the Bank; and

     WHEREAS, the Bank and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's continued employment with the Bank.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.     Employment and Duties.
            ---------------------

          (a) The Bank hereby agrees to continue to employ the Executive and the Executive agrees to continue employment in his capacity as President and Chief Executive Officer of the Bank to act in accordance with the terms and conditions set forth herein. The Executive also consents to serve, if elected, as a director of the Bank without additional compensation therefor for the first twelve (12) months of such service and thereafter at the rate then in effect for directors of the Bank. During the term of this Agreement, the Executive agrees that this position will be his principal employment, that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Bank, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Board of Directors of the Bank (the "Board"); provided,
                                                                   --------
however, that the foregoing shall not be deemed to restrict the Executive from
- -------
devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as

            (b)  The Bank hereby represents and warrants to the Executive that:
(i) this Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

     6.     Restrictive Covenants.  Acknowledging that (i) he has intimate
            ---------------------
knowledge of the business of the Bank which, if exploited by him, in contravention of this Agreement, would seriously adversely and irreparably affect the value of the Bank and the ability of ABC to continue to operate the Bank following the consummation of the merger contemplated by the Merger Agreement; (ii) the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of ABC; (iii) the provisions of this Section 6 are reasonable and necessary to protect the goodwill of the Bank acquired by ABC pursuant to the Merger Agreement; (iv) any violation of this Section 6 will result in irreparable injury to ABC and the Bank and that damages at law would not be reasonable or adequate compensation to ABC and the Bank for a violation of this Section 6; and (v) that in the course of his employment with the Bank, as contemplated by this Agreement, and as a result of the position of trust that he will hold under this Agreement, he will obtain private and confidential information and proprietary data relating to ABC, the Bank and other affiliates of ABC, including, without limitation, financial information, product information and other data that are valuable assets and property rights of the Bank and ABC and its affiliates (collectively referred to as "Confidential Information"), the Executive hereby agrees as follows:

            (a) The Executive shall not, during the Term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during his employment with the Bank, unless (i) the Confidential Information has been made public through no action or fault of the Executive, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. The Executive further agrees that after the termination of this Agreement, or at such other time as the Bank requests, the Executive will return to the Bank all documents, papers and records constituting Confidential Information, and all copies of same in the Executive's possession and control.

            (b) For a period of two (2) years after termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank at the time of such provision of services or solicitation which the Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which the Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

the Bank, including, without limitation, Employer's pension plan and hospitalization, major medical, disability and group life insurance plans.

          (d)  Expenses.  The Executive shall be entitled to receive
               --------
reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder, upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

     4.   Termination.
          -----------

          (a) This Agreement shall terminate on the earliest to occur of the following events: (i) on the mutual agreement of the Bank and the Executive;
(ii) the death of the Executive or Executive's voluntary retirement; (iii) the Executive becoming unable to perform a substantial portion of his duties as described herein due to injury, illness or disability (mental or physical) as determined by an independent physician selected by the Bank and reasonably satisfactory to the Executive for a period of three (3) consecutive months or any aggregate period of six (6) months in any eighteen (18) month period ("Disability"); or (iv) immediately upon the Bank giving written notice to the Executive of termination for Cause (as defined herein).

          (b) The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, the Executive has engaged in conduct or activity materially damaging to the business of the Bank (it being understood, however, that unintentional physical damage to any property of the Bank by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

     5.   Representations and Warranties.
          ------------------------------

          (a) The Executive represents and warrants to the Bank that: (i) he has the full power and authority to execute, deliver and perform this Agreement, and that he has taken all actions necessary to secure all approvals required in connection herewith and therewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

          (b) The Bank hereby represents and warrants to the Executive that:
(i) this Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

    6.  Restrictive Covenants.  Acknowledging that (i) he has intimate
        ---------------------
knowledge of the business of the Bank which, if exploited by him, in contravention of this Agreement, would seriously adversely and irreparably affect the value of the Bank and the ability of ABC to continue to operate the Bank following the consummation of the merger contemplated by the Merger Agreement; (ii) the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of ABC; (iii) the provisions of this Section 6 are reasonable and necessary to protect the goodwill of the Bank acquired by ABC pursuant to the Merger Agreement; (iv) any violation of this Section 6 will result in irreparable injury to ABC and the Bank and that damages at law would not be reasonable or adequate compensation to ABC and the Bank for a violation of this Section 6; and (v) that in the course of his employment with the Bank, as contemplated by this Agreement, and as a result of the position of trust that he will hold under this Agreement, he will obtain private and confidential information and proprietary data relating to ABC, the Bank and other affiliates of ABC, including, without limitation, financial information, product information and other data that are valuable assets and property rights of the Bank and ABC and its affiliates (collectively referred to as "Confidential Information"), the Executive hereby agrees as follows:

          (a) The Executive shall not, during the Term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during his employment with the Bank, unless (1) the Confidential Information has been made public through no action or fault of the Executive, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. The Executive further agrees that after the termination of this Agreement, or at such other time as the Bank requests, the Executive will return to the Bank all documents, papers and records constituting Confidential Information, and all copies of same in the Executive's possession and control.

          (b) For a period of two (2) years after termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank at the time of such provision of services or solicitation which the Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which the Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

          (c) While the Executive is employed by the Bank and for a period of two (2) years after termination of the Executive's employment hereunder for any reason, the Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Bank as conducted during the Executive's employment by the flank within a radius of fifty (50) miles of the Bank's main office.

          (d) In addition to all other remedies provided at law or at equity, the Bank may petition and obtain from a court of law or equity both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security to prevent a breach by the Executive of any covenant contained in this Section 6, as well as to an equitable accounting of all earnings and profits and other benefits arising out of any such violations.

      7.  Notices.  Any notice or other communication required or permitted to
          -------
be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.


    If to the Executive:  John E. Meyer, Jr.
                          _______________________
                          Dothan, Alabama 36303
                          Facsimile:  (___) ____-_______

    If to the Bank:       Southland Bank
                          c/o ABC Bancorp
                          310 First Street, S.E.
                          Moultrie, Georgia  31768
                          Facsimile:  (912) 890-2235
                          Attn:  President

or to such other address or fax number as either party may from time to time designate in writing to the other.

      8.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same, including, without limitation, that certain employment agreement by and between the Bank and the Executive dated as of November 17, 1993, as amended, which is hereby terminated and shall be of no further force or effect. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

      9.    Governing Law.    This Agreement and the rights and duties of the
            -------------
parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State Alabama.

      10.  Assignment.  This Agreement shall inure to the benefit of and be
           ----------
binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Bank to a successor of all or substantially all of the business or assets of the Bank. The rights, duties and obligations of the Executive under this Agreement shall not be assignable .

      11.  Survival.  The respective obligations of the parties under Section 6
           --------
hereof shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.


                            SOUTHLAND BANK


                            By:______________________________________
                                Its: ________________________________


                               ______________________________________(SEAL)
                               JOHN E. MEYER, JR.

                                                                       EXHIBIT 5
                                                                       ---------

                              MATTERS AS TO WHICH
                           ROGERS & HARDIN WILL OPINE

[Subject to standard assumptions, limitations, restrictions and matters disclosed in the Agreement and its schedules, including principles of equity and remedies, such as specific performance.]

     1. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the proxy statement used to solicit the approval by the stockholders of Target of the transactions contemplated by the Agreement ("Proxy Statement"), and (b) to own and use its Assets.

     2. Purchaser's authorized shares consist of 10,000,000 shares of Common Stock, no par value, of which __________ shares were outstanding as of _____________, and 5,000,000 shares of Preferred Stock, none of which were outstanding as of ____________. The outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Purchaser to issue equity securities or acquire its equity securities. The shares of Purchaser Common Stock to be issued to the shareholders of Target upon consummation of the Merger have been registered under the Securities Act of 1933, as amended, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     3. The execution and delivery by Purchaser of the Agreement do not, and if Purchaser were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Purchaser is a party or by which Purchaser is bound.

     4. Purchaser has duly authorized the execution and delivery of the Agreement and all performance by Purchaser thereunder and has duly executed and delivered the Agreement.

     5.     The Agreement is enforceable against Purchaser.

                                                                       EXHIBIT 6
                                                                       ---------

                               IRREVOCABLE PROXY
                               -----------------


          This Irrevocable Proxy is given by the undersigned, Winn F. Martin ("Shareholder"), in favor of ABC Bancorp, a Georgia corporation ("ABC"), as of the 18th day of December, 1995.

          WHEREAS, ABC and Southland Bancorporation, an Alabama corporation ("Southland"), have entered into an Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which ABC proposes to acquire the entire equity interest in Southland by means of a merger (the "Merger") of Southland with and into ABC in which (a) each issued and outstanding share of common stock, $.01 par value, of Southland (the "Southland Common Stock"), other than shares of Southland Common Stock with respect to which statutory dissenters' rights have been perfected and shares held by Southland (or any of its subsidiaries) or by ABC (or any of its subsidiaries), in each case other than in a fiduciary capacity or as a result of debt previously contracted, shall automatically be converted into the right to receive cash and whole shares of ABC's common, $1.00 par value, plus cash in lieu of fractional shares, in an amount equal to (i) 1.8 multiplied by the Book Value of Southland (as defined in the Merger Agreement) as of the close of business immediately preceding the consummation of the Merger divided by (ii) the aggregate number of outstanding shares of Southland Common Stock; and (b) each outstanding option to purchase Southland Common Stock not theretofore exercised shall be cancelled;

          WHEREAS, Shareholder owns, as of the date hereof, 225,968 shares of Southland Common Stock (the "Existing Shares", together with any shares of Southland Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

          WHEREAS, ABC has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

          NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with Section (S) 10-2B-7.22 of the Alabama Business Corporation Act, Shareholder hereby irrevocably makes, constitutes and appoints ABC to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, with full power to appoint a substitute or substitutes. Shareholder further directs ABC, and ABC hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Southland (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger as set forth in the Merger Agreement. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to ABC a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in ABC the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which ABC and Shareholder mutually consent in writing to terminate this Irrevocable Proxy,
(ii) the date of the Closing (as defined in the Merger Agreement), or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon ABC (or any substitute or substitutes) may not be exercised prior to the receipt by ABC and Southland of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

            IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date set forth above.


                                           SHAREHOLDER



                                           WINN F. MARTIN
                                           ---------------------------
                                           (Name)



                                           ---------------------------
                                           (Signature)

                               IRREVOCABLE PROXY
                               -----------------


          This Irrevocable Proxy is given by the undersigned, Gail M. Whigham ("Shareholder"), in favor of ABC Bancorp, a Georgia corporation ("ABC"), as of the 18th day of December, 1995.

          WHEREAS, ABC and Southland Bancorporation, an Alabama corporation ("Southland"), have entered into an Agreement and Plan of Merger dated as of December 18, 1995 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which ABC proposes to acquire the entire equity interest in Southland by means of a merger (the "Merger") of Southland with and into ABC in which (a) each issued and outstanding share of common stock, $.01 par value, of Southland (the "Southland Common Stock"), other than shares of Southland Common Stock with respect to which statutory dissenters' rights have been perfected and shares held by Southland (or any of its subsidiaries) or by ABC (or any of its subsidiaries), in each case other than in a fiduciary capacity or as a result of debt previously contracted, shall automatically be converted into the right to receive cash and whole shares of ABC's common, $1.00 par value, plus cash in lieu of fractional shares, in an amount equal to (i) 1.8 multiplied by the Book Value of Southland (as defined in the Merger Agreement) as of the close of business immediately preceding the consummation of the Merger divided by (ii) the aggregate number of outstanding shares of Southland Common Stock; and (b) each outstanding option to purchase Southland Common Stock not theretofore exercised shall be cancelled;

          WHEREAS, Shareholder owns, as of the date hereof, 54,780 shares of Southland Common Stock (the "Existing Shares", together with any shares of Southland Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

          WHEREAS, ABC has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

          NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with Section (S) 10-2B-7.22 of the Alabama Business Corporation Act, Shareholder hereby irrevocably makes, constitutes and appoints ABC to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, with full power to appoint a substitute or substitutes. Shareholder further directs ABC, and ABC hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Southland (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger as set forth in the Merger Agreement. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to ABC a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in ABC the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which ABC and Shareholder mutually consent in writing to terminate this Irrevocable Proxy,
(ii) the date of the Closing (as defined in the Merger Agreement), or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon ABC (or any substitute or substitutes) may not be exercised prior to the receipt by ABC and Southland of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

            IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date set forth above.


                                           SHAREHOLDER



                                           GAIL M. WHIGHAM
                                           --------------------------
                                           (Name)



                                           --------------------------
                                           (Signature)

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

      THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of April 16, 1996, by and among ABC BANCORP, a Georgia corporation, and SOUTHLAND BANCORPORATION, an Alabama corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger (THE "Merger Agreement"), dated as of December 18, 1995; and


      WHEREAS, the parties hereto have determined that it is desirable to amend the Merger Agreement;


      NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, the parties hereto hereby agree as follows:

      Section 1. Amendment of Section 9.1(e). Section 9.1 (e) of the Merger
                 ---------------------------
Agreement is hereby amended to read in its entirety as follows:

              "(e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by August 1, 1996, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e) ; or"

      Section 2.     Ratification.   Except as expressly amended by the terms
                     ------------
hereof, the Merger Agreement is hereby reaffirmed by each of the parties hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.


ATTEST:                              ABC BANCORP

/s/ Sara R Hall                      By: /s/ Kenneth J. Hunnicutt
- ---------------                      ----------------------------
Secretary                            President

(CORPORATE SEAL)


ATTEST:                              SOUTHLAND BANCORPORATION

/s/ Pamela H. Adams                  By: /s/ John E. Meyer, Jr.
- -------------------                  --------------------------
Secretary                            President

(CORPORATE SEAL)

                                                                      Appendix B


                        ALABAMA BUSINESS CORPORATION ACT
                        ARTICLE 13.  DISSENTERS' RIGHTS

          DIVISION A.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

10-2B-13.01  DEFINITIONS.--

     (1) "Corporate action" means the filing of articles of merger or share exchange by the Probate Judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 13.02 and who exercises that right when and in the manner required by Sections 13.20 through 13.28.

     (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

     10-2B-13.02 RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     (1)  Consummation of a plan of merger to which the corporation is a party
          (i) if shareholder approval is required for the merger by
          Section 11.03 or the articles of
          incorporation and the shareholder is entitled to vote on the merger or
          (ii) if the corporation is a subsidiary that is merged with its parent under Section 11.04;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

          (i)   Alters or abolishes a preferential right of the shares;
          (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
          (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
          (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
          (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 6.04; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     10-2B-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

     (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.


     DIVISION B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     10-2B-13.20 NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under Section 13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 13.22.

     10-2B-13.21 NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under Section 13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for his or her shares under this article.

     10-2B-13.22 DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under Section 13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

     (1) State where the payment demand must be sent;
     (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Supply a form for demanding payment;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and
     (5) Be accompanied by a copy of this article.

     10-2B-13.23 DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

     10-2B-13.24 SHARE RESTRICTIONS.--(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for
(1) notation thereon by the corporation that such demand has been made and
(2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     10-2B-13.25 OFFER OF PAYMENT.--(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation's estimate of the fair value of the shares;
     (3) An explanation of how the interest was calculated;
     (4) A statement of the dissenter's right to demand payment under
         Section 13.28; and
     (5) A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

     10-2B-13.26 FAILURE TO TAKE CORPORATE ACTION.--(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 13.22 and repeat the payment demand procedure.

     10-2B-13.28  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT.--
(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 13.25 and demand payment of the fair value of his or her shares and interest due, if:

     (1) The dissenter believes that the amount offered under Section 13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make an offer under Section 13.25 within 60 days after the date set for demanding payment; or

     (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

     DIVISION C.  JUDICIAL APPRAISAL OF SHARES

     10-2B-13.30  COURT ACTION.--(a)  If a demand for payment under
Section 13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

     10-2B-13.31 COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
Section 13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 13.20 through 13.28; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

     10-2B-13.32 STATUS OF SHARES AFTER PAYMENT.-- Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     The Georgia Business Corporation Code (the "Georgia Code") provides that the Articles of Incorporation may include a provision eliminating or limiting the personal liability of a director, other than: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or unlawful violation of laws; (iii) for certain unlawful distributions; and (iv) for any transaction from which the director received an improper personal benefit. The Georgia Code further provides that a corporation may indemnify a director if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, however, in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The Georgia Code provides for mandatory indemnification of a director unless otherwise limited by a corporation's Articles of Incorporation, to the extent of reasonable expenses incurred by the director in connection with a proceeding.

     A further limitation on indemnification imposed by the Georgia Code is that in the case of indemnification in connection with a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.


     Article XI of the Registrant's Amended Articles of Incorporation (the "Articles") provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Georgia Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

Item 21.  Exhibits and Financial Statement Schedules

a.   Exhibits and Exhibit Index

4.1*      Articles of Incorporation of the Registrant, as amended
          (incorporated by reference to Exhibit 2.1 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

- --------
*Incorporated herein by reference as indicated above or previously filed.

4.2* Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-K filed March 28, 1996).

4.3* Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 2.2 to the Company's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1* Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1* 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to the Registrant's Regulation A Offering Statement on Form 1-A
          (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2* Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3* Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4* Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as Exhibit 5.4 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5* Loan Agreement and Master Term Note dated December 30, 1986 (filed as Exhibit 5.5 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6* Executive Salary Continution Agreement dated February 14, 1984 (filed as Exhibit 10.6 to the Registrant's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7* 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to the Registrant's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by referenced.)

10.8* Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).
- --------
*Incorporated herein by reference as indicated above or previously filed.

10.9* Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10* Agreement and Plan of Merger by and between Registrant and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference).

10.11* Agreement and Plan of Merger by and between Registrant and Central Bankshares, Inc. dated as of December 29, 1995 (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference).

10.12 Agreement and Plan of Merger by and between Registrant and First National Financial Corporation dated as of April 15, 1996.
                                                     --------

21.1* Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 22.1 to Registrant's Annual Report on Form 10-KSB (File No. 1-16181) filed with the Commission on March 30,
          1993).


23.1      Consent of Mauldin & Jenkins.

23.2      Consent of KPMG Peat Marwick LLP.

23.3 Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).


23.4      Consent of Francis & Company.

23.5      Consent of Mauldin & Jenkins.

24.1      Powers of attorney (included in the Signature page hereto)

99.1*     Election Form.

99.2*     Letter of Transmittal and Instructions.

99.3* Form of Exchange Agreement by and among Banks, Inc., ABC Bancorp and Southland Bancorporation.

99.4*     Form of proxy card.

b.   Financial Statement Schedules.

     No financial statement schedules are required to be filed with this Registration Statement.

c.   Reports, Opinions or Appraisals.

     None.

Item 22.  Undertakings


        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-
                effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moultrie, State of Georgia, on May 22, 1996.

                                  ABC BANCORP


                                  By: /s/ Kenneth J. Hunnicutt
                                     -----------------------------------
                                      Kenneth J. Hunnicutt, President
                                      and Chief Executive Officer

     In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes Kenneth J. Hunnicutt and W. Edwin Lane, Jr., and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, which amendments may make such changes as any of such persons deems appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf any such amendments to the Registration Statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or come to be done by virtue hereof.



Signature and Title                                                 Date

/s/ Kenneth J. Hunnicutt
- ---------------------------         President, Chief Executive    May 22, 1996
Kenneth J. Hunnicutt                  Officer and Director
                                  (Principal Executive Officer)

                                   Executive Vice President and
                                     Chief Financial Officer
                                   (Principal Financial Officer
/s/ W. Edwin Lane, Jr.              and Principal Accounting
- ---------------------------                 Officer)              May 22, 1996
W. Edwin Lane, Jr.

                *
- ----------------------------------------    Director              May 22, 1996
J. Raymond Fulp

                *                           Chairman of the
- ----------------------------------------    Board and Director    May 22, 1996
Williard E. Lasseter

                *
- ----------------------------------------    Director              May 22, 1996
Bobby B. Lindsey

               *
- -----------------------------------------    Director               May 22, 1996
Hal L. Lynch



- -----------------------------------------    Director               May 22, 1996
Joseph C. Parker


               *
- -----------------------------------------    Director               May 22, 1996
Eugene M. Vereen, Jr.


               *
- -----------------------------------------    Vice Chairman and      May 22, 1996
Doyle Weltzbarker                            Director


               *
- -----------------------------------------    Director               May 22, 1996
Henry C. Wortman


* By:    /s/  W. Edwin Lane,Jr.
      -----------------------------------
           Attorney-in-Fact

                                 EXHIBIT INDEX

4.1* Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 2.1 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2* Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-K filed March 28, 1996).

4.3*  Bylaws of the Registrant, as amended (incorporated by reference to Exhibit
      2.2 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1* Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1* 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to the Registrant's
      Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2* Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October
      17, 1985 (filed as Exhibit 5.2 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3* Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December
      16, 1986 (filed as Exhibit 5.3 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4* Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as
      Exhibit 5.4 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5* Loan Agreement and Master Term Note dated December 30, 1986 (filed as
      Exhibit 5.5 to the Registrant's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6* Executive Salary Continuation Agreement dated February 14, 1984 (filed as
      Exhibit 10.6 to the Registrant's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

- ----------
* Incorporated herein by reference as indicated above or previously filed.

10.7* 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to the Registrant's Annual Report of Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by referenced.)

10.8* Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9* Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10* Agreement and Plan of Merger by and between the Registrant and Southland
       Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference).

10.11* Agreement and Plan of Merger by and between the Registrant and Central
       Bankshares, Inc. dated as of December 29, 1995. (filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K) (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference).

10.12 Agreement and Plan of Merger by and between the Registrant and First National Financial Corporation dated as of April 15, 1996.

21.1* Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 22.1 to the Registrant's Annual Report on Form 10-KSB (File No. 1-16181) filed with the Commission on March 30, 1993).

23.1  Consent of Mauldin & Jenkins.

23.2  Consent of KPMG Peat Marwick LLP.

23.3  Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

23.4  Consent of Francis & Company.

23.5  Consent of Mauldin & Jenkins.

24.1  Powers of attorney (included in the Signature page hereto)

99.1* Election Form.

99.2* Letter of Transmittal and Instructions.

99.3* Form of Exchange Agreement by and among SunTrust Banks, Inc., ABC Bancorp and Southland Bancorporation.

99.4* Form of proxy card.

- -------
* Incorporated herein by reference as indicated above or previously filed.